As filed with the Securities and Exchange Commission on December 18, 2009

Registration Nos. 333-163504 and 333-163504-01 through 333-163504-09

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Delaware	3089	47-0938234
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

SOLO CUP OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3089	34-1342568
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

150 S. Saunders Road, Suite 150

Lake Forest, Illinois 60045

(847) 444-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jan Stern Reed, Esq.

Executive Vice President–HR, General Counsel and Secretary

Solo Cup Company

150 S. Saunders Road, Suite 150

Lake Forest, Illinois 60045

(847) 444-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gregg A. Noel, Esq.

Brian W. Duwe, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, California 90071-3144

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

* If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)	☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
SF Holdings Group, Inc.	Delaware	3089	13-3990796
Lily-Canada Holding Corporation	Delaware	3089	80-0113387
Solo Manufacturing LLC	Delaware	3089	38-3720750
Solo Cup Owings Mills Holdings	Delaware	3089	27-6106313
P. R. SOLO CUP, INC.	Illinois	3089	36-2511159
Solo Cup (UK) Limited	England and Wales	3089	52-2279044
Insulpak Holdings Limited	England and Wales	3089	98-0232976
Solo Cup Europe Limited	England and Wales	3089	52-2270940

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated December 18, 2009.

PRELIMINARY PROSPECTUS

Solo Cup Company

Solo Cup Operating Corporation

OFFER TO EXCHANGE

$300,000,000 aggregate principal amount of 10.5% Senior Secured Notes due 2013 (CUSIP No. 83427B AB2)

that have been registered under the Securities Act of 1933

for

$300,000,000 aggregate principal amount of outstanding

10.5% Senior Secured Notes due 2013 (CUSIP Nos. 83427B AA4 and U83440 AA2)

The exchange offer will expire at 5:00 p.m., Eastern time, on                     , 2009, unless we extend the exchange offer.

We refer to the registered notes offered in the exchange offer as the exchange notes and to the outstanding 10.5% senior secured notes due 2013, which were issued on July 2, 2009, as the original notes. We refer to the original notes and the exchange notes collectively as the notes. We refer to Solo Cup Company and Solo Cup Operating Corporation, the issuers of the notes, as the issuers.

The issuers will exchange a like aggregate principal amount of the exchange notes for all outstanding original notes that are validly tendered pursuant to the exchange offer and not properly withdrawn prior to the expiration of the exchange offer. You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will have been registered under the Securities Act of 1933, the exchange notes will not bear restrictive legends restricting their transfer under the Securities Act of 1933 and holders of exchange notes will not be entitled to registration rights and special interest provisions that apply to the original notes under the registration rights agreement entered into in connection with the issuance of the original notes.

The obligations of the issuers under the original notes are, and their obligations under the exchange notes will be, fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by Solo Cup Company’s domestic subsidiaries other than Solo Cup Operating Corporation (a co-issuer of the notes), an inactive receivables subsidiary and specified immaterial subsidiaries.

The exchange of the original notes for exchange notes will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the heading “Material U.S. Federal Income Tax Considerations” for more information.

We will not receive any cash proceeds from the exchange offer.

The issuers issued the original notes in a transaction not requiring registration under the Securities Act of 1933 and, as a result, transfer of the original notes is restricted. We are making the exchange offer to satisfy your registration rights as a holder of original notes.

The exchange notes are not listed on any national securities exchange.

See “Risk Factors” beginning on page 14 to read about risks you should consider prior to tendering your original notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities.

The date of this prospectus is                     , 2009.

You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is current only as of its date. The distribution of this prospectus and the offer and sale of the exchange notes and related guarantees may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the exchange notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the exchange notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the exchange notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

i

SUMMARY

The following summary is qualified in its entirety by the more detailed information, including the risk factors described under “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, including our consolidated financial statements and related notes, before tendering your original notes for exchange. In this prospectus, unless the context otherwise requires:

•	“Solo” refers only to Solo Cup Company, a Delaware corporation, and not to any of its subsidiaries;

•	“SCOC” refers to Solo Cup Operating Corporation and not to any of its subsidiaries;

•	“issuers” refers to Solo and SCOC, the issuers of the notes; and

•	“we,” “us” and “our” refer to Solo and all of its subsidiaries, including SCOC.

Our Company

We are a leading producer and marketer of single-use products used to serve food and beverages in quick service restaurants, or QSRs, other foodservice settings and homes. We distribute our products globally and have served our industry for more than 70 years. We manufacture and supply a broad portfolio of single-use products, including cups, lids, food containers, plates, bowls, portion cups, cutlery and straws, with products available in plastic, paper, foam, post-consumer recycled content and renewable resources.

We currently operate 15 manufacturing facilities and 13 distribution centers, some of which are combined in one location, in North America, the United Kingdom and Panama. For Fiscal Year 2008, we generated approximately $1.8 billion of net sales and a loss from continuing operations of approximately $12.2 million. Sales in the United States accounted for approximately 82% of our net sales for Fiscal Year 2008.

We serve two primary customer groups: (1) foodservice distributors and operators, referred to collectively in this prospectus as foodservice customers, and (2) retailers of consumer products, referred to in this prospectus as consumer customers. Approximately 83% of our net sales for Fiscal Year 2008 were to foodservice customers. Sales to consumer customers accounted for approximately 17% of our net sales for Fiscal Year 2008.

Refinancing Transactions

On July 2, 2009, we undertook a series of transactions to refinance some of our then-existing debt. These transactions, which we refer to collectively as the refinancing transactions, consisted of

•	the offer and sale of the original notes;

•

the entry into a loan agreement, dated July 2, 2009, providing for revolving credit of up to $200.0 million, subject to borrowing base limitations and other specified terms and conditions, which we refer to as our asset-based revolving credit facility; and

•

the use of the approximately $293.8 million of gross proceeds from the sale of the original notes, together with approximately $28.3 million of borrowings under our asset-based revolving credit facility, to repay all amounts outstanding, consisting of $300.9 million of borrowings and accrued interest, under our credit agreement, dated February 27, 2004, as amended, which we refer to as the first lien credit agreement; to pay $17.3 million of fees, expenses and other costs relating to the offer and sale of the original notes, the entry into our asset-based revolving credit facility and the repayment of all amounts outstanding under the first lien credit agreement; and to provide $3.9 million for operating needs.

Our Structure

The following chart illustrates our corporate structure and certain of our indebtedness as of September 27, 2009:

(1)	Our asset-based revolving credit facility provides for up to $200.0 million of borrowings, subject to borrowing base limitations and other specified terms and conditions. See “Description of Certain Other Indebtedness — Asset-Based Revolving Credit Facility.” As of September 27, 2009, we had $12.4 million of outstanding letters of credit and approximately $109.9 million available for borrowing under our asset-based revolving credit facility, after giving effect to borrowing base limitations.

(2)	The commitment amount for the Canadian revolving credit facility at September 27, 2009 was CAD $16.5 million (approximately $15.1 million; however, unused capacity was CAD $11.9 million (approximately $11.0 million) due to borrowing base limitations. See “Description of Certain Other Indebtedness — Canadian Credit Facility.”

Directors appointed by Vestar Capital Partners IV, L.P. and its affiliates, or Vestar, constitute a majority of the board of directors of each of Solo and Solo Cup Investment Corporation, or SCIC, the 100% owner of Solo. Robert L. Hulseman, Chairman Emeritus of Solo’s board of directors, holds 50% of the voting membership interests of SCC Holding Company LLC, or SCC Holding. His brother, John F. Hulseman, holds the other 50% of the voting membership interests of SCC Holding. See “Risk Factors — Risks Related to Our Business — We are controlled by the stockholders of SCIC, the interests of which may conflict with the interests of holders of the notes” and “Certain Relationships and Related Transactions and Director Independence.”

Vestar Capital Partners

Vestar is a leading international private equity firm that specializes in management buyouts, recapitalizations and growth capital investments. Headquartered in New York, Vestar has offices or affiliates in Denver, Boston, Paris, Milan and Munich. Vestar currently manages funds with committed capital totaling approximately $7 billion and has more than 90 employees.

Since the firm’s founding in 1988, Vestar has completed 65 investments in companies with a total value of over $30 billion. These companies have varied in size and span a broad range of industries. In addition, Vestar’s principals have had meaningful experience in the consumer products industries. Notable and recent investments include, in addition to Solo, AZ Electronic Materials, CCS Corporation, Cesare Fiorucci S.p.A., Consolidated Container Company LLC, MediMedia USA, National Mentor Holdings, Inc., PARIS RE Holdings Limited, Press Ganey Associates, Inc., Radiation Therapy Services, Inc., Seves S.p.A., St. John Knits, Inc. and The Sun Products Corporation.

For information with respect to our relationship with Vestar, see “— Our Structure,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions and Director Independence.”

Address and Telephone Number

Our principal executive offices are located at 150 S. Saunders Road, Suite 150, Lake Forest, Illinois 60045. Our telephone number is (847) 444-5000. Our website address is http://www.solocup.com. Information contained on our website, or on any other website referred to in this prospectus, does not constitute part of this prospectus and is not incorporated by reference in this prospectus.

The Exchange Offer

On July 2, 2009, the issuers completed the private placement of $300,000,000 aggregate principal amount of 10.5% senior secured notes due 2013. As part of that offering, the issuers and the subsidiaries of Solo that guaranteed the original notes entered into a registration rights agreement with the initial purchasers of the original notes, dated as of July 2, 2009, in which they agreed to, among other things, deliver this prospectus to you and to conduct an exchange offer for the original notes. Below is a summary of the exchange offer.

Original Notes	10.5% Senior Secured Notes due 2013, which the issuers issued on July 2, 2009.

Exchange Notes	10.5% Senior Secured Notes due 2013, which have been registered under the Securities Act of 1933, as amended, or the Securities Act. The terms of the exchange notes and those of the original notes are substantially identical, except that the exchange notes will have been registered under the Securities Act, the exchange notes will not bear restrictive legends restricting their transfer under the Securities Act and holders of exchange notes will not be entitled to registration rights and special interest provisions that apply to the original notes under the registration rights agreement.

Exchange Offer	The issuers are offering to issue up to $300,000,000 aggregate principal amount of exchange notes in exchange for a like principal amount of original notes to satisfy their obligations under the registration rights agreement that the issuers and the guarantors entered into when the original notes were issued.

Expiration Time	The exchange offer will expire at 5:00 p.m., Eastern time, on , 2009, which is the twenty-first business day of the offering period, unless we extend the exchange offer. The term “expiration time” means 5:00 p.m., Eastern time, on , 2009, except that, if we have extended the period of time for which the exchange offer is open, that term will mean the latest time and date to which we have extended the exchange offer. In the event of any material change in the exchange offer, we will extend the offering period if necessary so that at least five business days remain in the offering period following notice of the material change.

Withdrawal Rights	Tenders of original notes may be withdrawn at any time at or prior to the expiration time.

Procedures for Tendering Original Notes	A tendering holder must, at or prior to the expiration time:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address listed in this prospectus; or

•	if original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus. See “The Exchange Offer — Procedures for Tendering.”

By tendering your original notes, you represent that:

•	you are not an affiliate, as defined in Rule 405 under the Securities Act, of either of the issuers or any guarantor;

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes;

•	you are acquiring the exchange notes in your ordinary course of business;

•

if you are a broker-dealer that holds original notes that were acquired for your own account as a result of market-making activities or other trading activities (other than original notes acquired from the issuers or any of their affiliates), you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by you in the exchange offer;

•	if you are a broker-dealer, that you did not purchase the original notes from either of the issuers or any of their affiliates; and

•	you are not acting on behalf of any person who could not truthfully and completely make the above representations.

Special Procedures for Beneficial Owners	If you are a beneficial owner of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender on your behalf. See “The Exchange Offer — Procedures for Tendering.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. If we materially change the terms of the exchange offer, we will extend the offering period if necessary so that at least five business days remain in the offering period following notice of any such material change. See “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Accrued Interest on the Exchange Notes and Original Notes	The exchange notes will accrue interest from the most recent date to which interest has been paid on the original notes or, if no such interest has been paid, from July 2, 2009. If your original notes are accepted for exchange, you will receive interest on the exchange notes and not on the original notes. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Material U.S. Federal Income Tax Considerations	Your exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See the discussion below under the caption “Material U.S. Federal Income Tax Considerations” for more information regarding the United States federal income tax consequences to you of the exchange offer.

Appraisal or Dissenters’ Rights	You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Regulatory Requirements	Following the effectiveness of the registration statement covering the exchange offer with the Securities and Exchange Commission, or the SEC, no other material federal regulatory requirement must be complied with in connection with the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Resales	Based on interpretations by the staff of the SEC in several no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

•	you are neither an affiliate of the issuers or the guarantors nor a broker-dealer tendering original notes acquired directly from the issuers for your own account;

and provided that, if you are a broker-dealer that holds original notes that were acquired for your own account as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by you in the exchange offer. See “Plan of Distribution.”

If you are an affiliate of the issuers or are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be able to tender your original notes in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Consequences of Not Exchanging Original Notes	If you do not exchange your original notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your original notes. In general, you may offer or sell your original notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We currently do not intend to register the original notes under the Securities Act. Under some circumstances, holders of the original notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell exchange notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the original notes by these holders. For more information regarding the consequences of not tendering your original notes and our obligations to file a shelf registration statement, see “The Exchange Offer — Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offer — Registration Rights Agreement.”

Summary Description of Exchange Notes

This “Summary Description of Exchange Notes” describes the principal terms of the exchange notes. The terms of the exchange notes and those of the outstanding original notes are substantially identical, except that the exchange notes will have been registered under the Securities Act, the exchange notes will not bear restrictive legends restricting their transfer under the Securities Act and holders of exchange notes will not be entitled to registration rights and special interest provisions that apply to the original notes under the registration rights agreement. We refer to the original notes and the exchange notes collectively as the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of the exchange notes, see “Description of Exchange Notes” in this prospectus.

Co-Issuers	Solo Cup Company and Solo Cup Operating Corporation.

Exchange Notes Offered	$300.0 million in aggregate principal amount of 10.5% senior secured notes due 2013.

Maturity	November 1, 2013.

Interest Rate	The exchange notes will bear interest at a rate of 10.5% per annum. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Interest Payment Dates	Interest on the exchange notes will be payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2009.

Guarantees	The obligations of the issuers under the original notes are, and their obligations under the exchange notes will be, fully and unconditionally guaranteed, jointly and severally, by all of Solo’s current and future domestic subsidiaries, other than SCOC (a co-issuer of the notes), an inactive receivables subsidiary and specified immaterial subsidiaries. See “Description of Exchange Notes.”

The term “domestic subsidiaries,” when used in reference to the notes, our asset-based revolving credit facility or our existing senior subordinated notes, comprises, in addition to U.S. subsidiaries, non-U.S. subsidiaries (including Solo’s current subsidiaries located in the United Kingdom) other than controlled foreign corporations (as such term is defined under the Internal Revenue Code of 1986, as amended) and subsidiaries of controlled foreign corporations and other than any subsidiaries that have been designated as unrestricted subsidiaries in accordance with the indenture governing the notes (none of Solo’s subsidiaries has been so designated to date).

Not all of Solo’s subsidiaries will guarantee the notes. These non-guarantor subsidiaries, other than SCOC (a co-issuer of the notes), which currently comprise an inactive receivables subsidiary and Solo’s non-domestic subsidiaries, generated approximately 11.1% of our consolidated revenues in Fiscal Year 2008, and held approximately 9.8% of our consolidated assets as of September 27, 2009. The notes and the note guarantees will be structurally subordinated to indebtedness and other liabilities of Solo’s non-guarantor subsidiaries, other than SCOC.

Collateral	The exchange notes and the exchange note guarantees will be secured on a senior basis (subject to permitted prior liens), together with any other Priority Lien Obligations (as such term is defined in “Description of Exchange Notes — Certain Definitions”), equally and ratably by security interests granted to the collateral trustee in all Notes Collateral (as such term is defined in “Description of Exchange Notes — Certain Definitions”) from time to time owned by the issuers or the guarantors.

The Notes Collateral will comprise substantially all of the issuers’ and the guarantors’ tangible and intangible assets, other than the ABL Collateral (as such term is defined in “Description of Exchange Notes — Certain Definitions”) and specified excluded assets. The collateral trustee will hold senior liens on the Notes Collateral in trust for the benefit of the noteholders and the holders of any other Priority Lien Obligations. See “Description of Exchange Notes — Security.”

The exchange notes and the exchange note guarantees will also be secured on a junior basis (subject to permitted prior liens) by security interests granted to the collateral trustee in all ABL Collateral from time to time owned by the issuers or the guarantors.

The ABL Collateral comprises substantially all of the issuers’ and the guarantors’ accounts receivable, payment intangibles (other than those constituting identifiable proceeds of Notes Collateral), inventory, deposit accounts, commodity accounts, securities accounts, lock-boxes, instruments, chattel paper, cash and cash equivalents, general intangibles related to any of the foregoing, proceeds and products of the foregoing and certain assets related thereto, other than specified excluded assets. The collateral trustee will hold junior liens on the ABL Collateral in trust for the benefit of the noteholders and the holders of any other Priority Lien Obligations. See “Description of Exchange Notes — Security.”

Assets held by Solo’s non-guarantor subsidiaries will not be part of the collateral securing the notes or our asset-based revolving credit facility.

Ranking	The exchange notes will be the issuers’ general senior secured obligations, ranking pari passu in right of payment with all of the issuers’ existing and future indebtedness that is not subordinated and senior in right of payment to all of the issuers’ existing and future subordinated indebtedness, including our existing senior subordinated notes.

The exchange notes will be effectively junior to our asset-based revolving credit facility to the extent of the value of the ABL Collateral, which secures that credit facility on a senior basis.

The exchange notes will be structurally subordinated to any existing and future indebtedness of any of Solo’s non-guarantor subsidiaries, other than SCOC. These non-guarantor subsidiaries had $0.7 million of indebtedness, including guarantees, as of September 27, 2009.

The exchange note guarantees will be general senior secured obligations of the guarantors, ranking pari passu in right of payment with all existing and future indebtedness that is not subordinated of each guarantor and senior in right of payment to any existing and future subordinated indebtedness of each guarantor, including such guarantor’s guarantee of our existing senior subordinated notes.

The exchange note guarantees will be effectively junior to our asset-based revolving credit facility to the extent of the value of the ABL Collateral, which secures that credit facility on a senior basis.

Intercreditor Agreement	The collateral trustee has entered into an intercreditor agreement with the issuers, the guarantors and Bank of America, N.A., as administrative agent under our asset-based revolving credit facility, that will govern the relationship of noteholders and the lenders under our asset-based revolving credit facility with respect to collateral and certain other matters. See “Description of Exchange Notes — The Intercreditor Agreement.”

Collateral Trust Agreement	The issuers have entered into a collateral trust agreement with the guarantors, the collateral trustee and the trustee under the indenture governing the notes. The collateral trust agreement sets forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the collateral. See “Description of Exchange Notes — The Collateral Trust Agreement.”

Sharing of Liens and Collateral	The issuers and the guarantors may issue additional senior secured indebtedness under the indenture governing the notes. The liens securing the notes may also secure, together on an equal and ratable basis with the exchange notes, other Priority Lien Debt (as such term is defined in “Description of Exchange Notes — Certain Definitions”) permitted to be incurred by the issuers under the indenture governing the notes, including additional notes of the same class under the indenture governing the notes. The issuers and the guarantors may also grant additional liens on the collateral securing the notes on a junior basis to secure Subordinated Lien Debt (as such term is defined in “Description of Exchange Notes — Certain Definitions”) permitted to be incurred under the indenture governing the notes.

Mandatory Redemption	None.

Optional Redemption	On or after May 1, 2011, the issuers may redeem all or a part of the notes at the redemption prices set forth under “Description of Exchange Notes — Optional Redemption,” plus accrued and unpaid interest and special interest, if any, to the applicable redemption date.

In addition, at any time prior to May 1, 2011, the issuers may, on one or more than one occasions, redeem some or all of the notes at any time at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest and special interest, if any, to, the applicable redemption date. At any time prior to May 1, 2011, the issuers may also redeem up to 35% of the aggregate principal amount of the notes, using the proceeds of certain qualified equity offerings, at a redemption price of 110.500% of the principal amount thereof and may, not more than once in any 12-month period, redeem up to 10% of the original aggregate principal amount of the notes at a redemption price of 103%, in each case, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date. See “Description of Exchange Notes — Optional Redemption.”

Change of Control Offer	If Solo experiences certain change of control events, the issuers must offer to repurchase the notes at a repurchase price equal to 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date. See “Description of Exchange Notes — Repurchase at the Option of Holders — Change of Control.”

Asset Sale Offer	If we sell assets under certain circumstances, the issuers must offer to repurchase the notes at a repurchase price equal to 100% of the principal amount of the notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date. See “Description of Exchange Notes — Repurchase at the Option of Holders — Asset Sales.”

Restrictive Covenants	The exchange notes will be issued under the same indenture as the indenture governing the original notes. That indenture contains covenants that, among other things, restrict Solo’s ability and the ability of Solo’s restricted subsidiaries to:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	sell assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of Solo’s or their assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as unrestricted.

These covenants are subject to a number of important limitations and exceptions. See “Description of Exchange Notes — Certain Covenants.”

No Established Trading Market	There is no established trading market for the notes. The exchange notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the exchange notes will develop. If an active or liquid trading market for the exchange notes does not develop, the market price and liquidity of the exchange notes may be adversely affected.

Form and Denominations	The exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange notes will be book-entry only and registered in the name of a nominee of DTC.

Risk Factors

You should carefully consider the information set forth under the caption “Risk Factors” on page 14 of this prospectus before tendering your original notes for exchange.

Ratio of Earnings to Fixed Charges

Earnings were insufficient to cover fixed charges by $38.4 million for the thirty-nine weeks ended September 27, 2009. Earnings were insufficient to cover fixed charges by $12.8 million, $27.2 million, $317.3 million, $41.3 million and $59.2 million for the years ended December 28, 2008, December 30, 2007, December 31, 2006, January 1, 2006 and December 31, 2004, respectively.

For purposes of the ratio of earnings to fixed charges, earnings means income (loss) from continuing operations before income taxes; fixed charges means gross interest expense including capitalized interest plus the amortization of deferred financing fees and the portion of rental expenses considered representative of the interest factor.

Industry Data

The data included in this prospectus regarding industry size and relative industry position are based on a variety of sources, including company research, third party studies and surveys, some of which we have commissioned, industry and general publications and estimates based on our knowledge and experience in the industry in which we operate. Our estimates have been based on information obtained from our customers, suppliers, trade and business organizations and other contacts in the industry, including Technomic, Inc., a consulting firm retained by us from time to time to perform industry studies and analyses, and The Nielsen Company. This information may prove to be inaccurate due to the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

Presentation of Financial and Other Information

We report our financial statements in U.S. dollars and prepare our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or GAAP. In this prospectus, except where otherwise indicated, all references to “$,” “dollars” or “U.S. dollars” are to the lawful currency of the United States and all references to “CAD$” or “Canadian dollars” are to the lawful currency of Canada.

Our fiscal year is the 52- or 53-week period ending on the last Sunday in December. In this prospectus, we refer to the fiscal year ended December 28, 2008 as “Fiscal Year 2008” or “2008,” the fiscal year ended December 30, 2007 as “Fiscal Year 2007” or “2007,” and the fiscal year ended December 31, 2006 as “Fiscal Year 2006” or “2006,” which are all 52-week periods. In a 52-week fiscal year, such as 2009, our fiscal year is divided into four 13-week fiscal periods, each of which is composed of two initial accounting periods of four weeks and a final five-week accounting period.

We own or have rights to various trademarks, copyrights and trade names used in our business, including: Solo®, Sweetheart®, BARETM, Jack Frost®, Trophy®, Jazz®, Galaxy®, Traveler®, Traveler Plus®, SoloGrips®, Go Cup®, Silent Service®, Guildware®, Simple Elegance®, SOLO SQUAREDTM, REVEALTM, DUO SHIELDTM

and ULTRA CLEARTM. Sesame StreetTM is a trademark of Sesame Workshop that is used by us under license. This prospectus may contain additional trade names, trademarks and service marks belonging to us and to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

To track our inventory, we assign unique identifiers, known as SKUs, to products on a location-by-location basis. This means that a single product that is manufactured at a number of our facilities may have that number of separate and distinct SKUs assigned to it.

RISK FACTORS

You should carefully consider the risks described below as well as the other information included in this prospectus before tendering your original notes for exchange. If any of these risks have a material adverse effect on our business, financial condition, results of operations or cash flows, you may lose all or part of your investment in the notes.

Risks Related to Our Business

Our ability to meet our cash requirements and service our debt is impacted by many factors that are outside our control, including the current global recession and restricted credit markets.

Our future operating performance is dependent on many factors, some of which are beyond our control, including prevailing economic, financial and industry conditions. The sales of our products are primarily dependent on discretionary income of consumers. If global economic conditions continue to adversely impact consumer discretionary spending, our sales could continue to decline or become increasingly concentrated in lower-margin products, and our business, financial condition, results of operations or cash flows could be materially adversely affected.

The impact of the global recession and credit crisis on our suppliers and customers is also unpredictable, outside of our control and may create additional risks for us, both directly and indirectly. The inability of suppliers to access financing or the insolvency of one or more of our raw material suppliers could lead to disruptions in our supply chain, which could adversely impact our sales or increase our costs. Our suppliers may require us to pay cash in advance or obtain letters of credit for their benefit as a condition to selling us their products and services. A number of restaurant chains and consumer product retailers have sought bankruptcy protection. If more than one of our principal customers were to file for bankruptcy, our sales could be adversely impacted and our ability to collect outstanding accounts receivable from any such customer could be limited. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our operating performance and ability to comply with covenants under our borrowing arrangements are dependent on our continued ability to access funds under our credit and loan agreements and from cash on hand, maintain sales volumes, drive profitable growth, realize cost savings and generate cash from operations. The financial institutions that fund our asset-based revolving credit facility are also being impacted by the volatility in the credit markets, and if one or more of them cannot fulfill our revolving credit requests then our operations may be adversely impacted. If our revolving credit is unavailable due to a lender not being able to fund requested amounts, or because we have not maintained compliance with our covenants, or we do not meet our costs, sales or growth initiatives within the time frame we expect, our cash flow could be materially adversely impacted. A material decrease in our cash flow could cause us to fail to meet covenants under our credit and loan agreements. A default under our credit or loan agreements could restrict or terminate our access to borrowings and materially impair our ability to meet our obligations as they come due. If we do not comply with any of our covenants and we do not obtain a waiver or amendment that otherwise addresses that non-compliance, our lenders may accelerate payment of all amounts outstanding under the affected borrowing arrangements, which would immediately become due and payable, together with accrued interest. Such an acceleration would cause a default under the indentures governing the notes and our senior subordinated notes and other agreements that provide us with access to funding and under our lease agreement with iStar SCC Financial Distribution Centers LLC covering six of our facilities. Any one or more defaults, or our inability to generate sufficient cash flow from our operations in the future to service our indebtedness and meet our other needs, may require us to refinance all or a portion of our existing indebtedness or obtain additional financing or reduce expenditures that we deem necessary to our business. We cannot assure you that any refinancing of this kind would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on our financial condition and on our ability to meet our obligations to noteholders. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Our significant level of indebtedness could limit cash flow available for our operations, adversely affect our financial health and prevent the issuers from fulfilling their obligations under the notes and the guarantors from fulfilling their obligations under the note guarantees.

We have a significant amount of indebtedness. As of September 27, 2009, we had total indebtedness of $630.9 million, consisting of $294.0 million of the notes (reflecting $300.0 million in aggregate principal amount less $6.0 million of unamortized original issue discount), $325 million of our senior subordinated notes, $9.7 million of borrowings under our asset-based revolving credit facility, $0.7 million of borrowings under our Canadian credit facility and $1.5 million in capital lease obligations, and additional borrowing capacity under our new asset-based revolving credit facility of $177.9 million, subject to borrowing base limitations and other specified terms and conditions.

Our significant level of debt could have important consequences for our business and the holders of our debt securities, including the following:

•

requiring that we use a large portion of our cash flow to pay principal and interest on the notes, our senior subordinated notes, our credit facilities and our other debt, which will reduce the availability of cash to fund working capital, capital expenditures, research and development and other business activities;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restricting us from making strategic acquisitions or exploiting business opportunities;

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	placing us at a competitive disadvantage relative to competitors that have less debt; and

•	limiting our ability to borrow additional monies in the future to fund working capital, capital expenditures and other general corporate purposes.

The instruments governing our outstanding indebtedness contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all or a portion of our outstanding indebtedness.

We may be able to incur substantial additional indebtedness that could further exacerbate the risks associated with our substantial leverage.

We may incur substantial additional indebtedness in the future. Although the indentures governing the notes and our senior subordinated notes and the loan agreement governing our asset-based revolving credit facility contain restrictions on our incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions, and we could incur substantial additional indebtedness, including additional senior indebtedness. As of September 27, 2009, our credit facilities (U.S. and Canadian) had unused capacity of $188.9 million, after taking into account outstanding letters of credit, subject to borrowing base limitations and other specified terms and conditions. If we incur additional debt, the risks described above under “Our significant level of indebtedness could limit cash flow available for our operations, adversely affect our financial health and prevent the issuers from fulfilling their obligations under the notes and the guarantors from fulfilling their obligations under the note guarantees” would intensify.

Covenant restrictions under our indebtedness may limit our ability to operate our business.

The indentures governing the notes and our senior subordinated notes, the loan agreement governing our asset-based revolving credit facility and instruments governing our other existing indebtedness contain, and instruments governing our future indebtedness may contain, covenants that may restrict our ability to finance future operations or capital needs or to engage in other business activities, which restrictions include, among other things, limitations on Solo’s ability and the ability of Solo’s restricted subsidiaries to:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	sell assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of Solo’s or their assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as unrestricted.

Events beyond our control, including changes in general economic and business conditions, may affect our ability to comply with the covenants in the instruments governing our indebtedness. A breach of any of these covenants would result in a default under the loan agreement governing our asset-based revolving credit facility and the indentures governing the notes and our senior subordinated notes. If an event of default under the loan agreement governing our asset-based revolving credit facility occurs, the lenders thereunder could elect to declare all amounts outstanding under such credit facility, together with accrued interest, to be immediately due and payable. If the indebtedness under the loan agreement governing our asset-based revolving credit facility and the indentures governing the notes and our senior subordinated notes is accelerated, we cannot assure you that we would have sufficient assets to pay amounts due under our asset-based revolving credit facility, the notes, our senior subordinated notes or other indebtedness then outstanding. As a result, you may receive less than the full amount you would be otherwise entitled to receive on the notes. See “Description of Certain Other Indebtedness” and “Description of Exchange Notes — Certain Covenants.”

Failure to maintain our credit ratings could limit our access to the capital markets, adversely affect the cost and terms upon which we are able to obtain additional financing and negatively impact our business.

Although we believe existing cash, funds generated by operations and amounts available under our asset-based revolving credit facility will collectively provide adequate resources to fund our ongoing operating requirements, we may be required to seek additional financing to compete effectively in our market. In light of difficulties in the financial markets, there can be no assurance that we will be able to maintain our credit ratings. We have experienced downgrades in the past and may experience further downgrades. Failure to maintain these credit ratings could, among other things, limit our access to the capital markets and adversely affect the cost and terms upon which we are able to obtain additional financing, including any financing from our suppliers, which could negatively impact our business.

A credit rating is not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each credit rating should be evaluated independently of any other credit rating.

We could be adversely affected by raw material availability and pricing or a shortage of supply due to supplier financial difficulties, natural disasters or other causes.

Our principal raw materials include polystyrene, polypropylene, polyethylene terephthalate, or PET, emerging bio-resins such as polylactic acid, or PLA, coated and uncoated paper and renewable resources such as sugarcane. There are currently a limited number of polystyrene suppliers, and periods of short supply may occur if one or more suppliers’ operations are materially impacted due to financial difficulties, natural disasters or other causes. To the extent that our supply of raw materials becomes restricted and we cannot locate or substitute adequate alternative sources, our business, financial condition, results of operations or cash flows may be materially adversely affected.

In addition, prices for our raw materials fluctuate. When raw material prices decrease, we face increased pressure from our customers to reduce our selling prices for products containing such raw material. When raw material prices increase, our selling prices have historically also increased, although often with a time lag. The impact on us of raw material price changes is affected by a number of factors, including the underlying cause of price changes (e.g., natural disasters or general economic conditions), the level of our inventories at the time of price changes, the specific timing and frequency of price changes and the lead and lag time that generally accompanies the implementation of both raw material price changes and subsequent selling price changes. If raw material prices increase and we are unable to pass the price increases on to our customers or there is a significant time lag in any selling price increases we are able to implement, our profitability may be adversely affected, which could have a material adverse effect on our business, financial condition, results of operations or cash flows. We have not historically employed hedging strategies to limit our exposure to fluctuations in raw material prices on any meaningful level.

Our ability to successfully operate is dependent on the availability of energy and fuel at anticipated prices.

Sustained increases in global energy prices, particularly for crude oil and electricity, at prices greater than we have anticipated could have a material adverse impact on our operations if we are unable to pass through such increases to our customers in a timely manner. Increases in crude oil prices particularly impact our transportation and production costs and the price we pay for certain raw materials. Global energy prices are determined by many factors, which are beyond our control and are unpredictable. Consequently, we cannot predict whether global energy prices will remain at their current levels, and we cannot predict the impact that these prices will have on our business, financial condition, results of operations or cash flows.

We operate in a highly competitive environment and may not be able to compete successfully.

The single-use foodservice products industry is extremely competitive and highly fragmented. We compete for customers based on brand reputation, quality, cost, customer service, breadth of product offering, product differentiation, innovation, marketing programs and value. A few of our competitors are integrated in the manufacturing of single-use foodservice products and related raw materials, which reduces their costs for these materials and gives them greater access to these materials in periods of short supply. Our current or potential competitors may offer products at a lower price or products and services that are superior to ours. In addition, our competitors may be more effective and efficient in integrating new technologies or emerging raw materials to meet changing consumer demands. Our success depends upon successful research, development and engineering efforts to utilize emerging and legislatively mandated raw materials, our ability to expand or modify our manufacturing capacity, and the extent to which we are able to convince customers and consumers to accept our new products. If we fail to successfully innovate, introduce, market, manufacture and differentiate our products from those of our competitors, our ability to maintain or expand our net sales and to maintain or enhance our industry position or profit margins could be adversely affected. This, in turn, could materially adversely affect our business, financial condition, results of operations or cash flows.

Our products also compete with products that incorporate metal, glass, reusables and other packaging materials. If we are unable to react timely to changing consumer demands, legislative mandates and competitive conditions that favor those or other competing products, we may experience price reductions, reduced gross margins, decreased sales and reduced ability to attract and retain customers.

Our operations and products are subject to environmental and governmental regulations that could adversely affect our business, financial condition, results of operations or cash flows.

Our operations are subject to comprehensive and frequently changing federal, state, foreign and local environmental and occupational health and safety laws and regulations. These laws and regulations include the Federal Food, Drug and Cosmetic Act, which regulates materials that have direct contact with food, and laws governing the use of certain raw materials in our products, emissions of air pollutants, discharges of waste and storm water, and the handling, use, treatment, storage and disposal of, or exposure to, hazardous substances. We are presently, and may in the future be, subject to liability for the investigation and remediation of environmental contamination, including contamination caused by other parties, at properties that we own or operate or that we formerly owned or operated and at other properties where we or our predecessors have arranged for the disposal of hazardous substances. As a result, we are involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. Any present or future investigations, future clean up costs and remedial efforts relating to environmental matters could entail material costs or otherwise result in material liabilities. Under environmental laws applicable to our operations and our properties, we are required to obtain various environmental permits granted by federal, state, foreign and local authorities. There are various risks associated with noncompliance with these permits, including cessation of our operations at the noncompliant facilities and significant fines and penalties.

We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or affect the use of our products, or what environmental conditions may be found to exist at our facilities or at third party sites for which we are liable. Enactment of stricter laws or regulations, stricter interpretation of existing laws and regulations or the requirement to undertake the investigation or remediation of currently unknown environmental contamination at our own or third party sites may require us to make additional expenditures, some of which could be material.

The single-use foodservice products industry is subject to evolving federal, state, local and foreign legislation and regulations affecting the types of raw materials we may use in our products. The intent of such legislation is to reduce solid waste and litter by requiring, among other things, that manufacturers pay for the disposal of products they create and/or use raw materials that are recyclable, biodegradable or compostable. The legislation passed to date has not had a material adverse effect on our operations. However, if we are unable to procure or substitute raw materials that meet the requirements of future environmental legislation or regulations, our sales may decline in those localities where such laws and regulations have been adopted. Proposed legislation could increase our operating costs as a result of any fees imposed on manufacturers of foodservice products for the disposal of products that are not recyclable or compostable and could increase the cost of our products by prohibiting the use of traditional raw materials and requiring the use of emerging materials that are more expensive.

Our international operations expose us to risks related to conducting business in multiple jurisdictions outside the United States.

Our international operations consist of operating subsidiaries in four countries, as well as international export sales originating both in the United States and at our international facilities. The international scope of our operations may lead to volatile financial results and difficulties in managing our business. We generated approximately 18% of our net sales outside the United States during Fiscal Year 2008. International sales and operations are subject to a number of risks, including the following:

•	exchange rate fluctuations and limitations on currency convertibility;

•	importation limitations and export control restrictions;

•	social and political turmoil, official corruption and civil unrest;

•	restrictive governmental actions, such as the imposition of trade quotas and restrictions on transfers of funds;

•	changes in non-U.S. labor laws and regulations affecting our ability to hire, retain or dismiss employees;

•	violations of U.S. or local laws, including the U.S. Foreign Corrupt Practices Act;

•	compliance with multiple and potentially conflicting laws and regulations;

•	preference for locally branded products, and laws and business practices favoring local competition;

•	less effective protection of intellectual property;

•	difficulties and costs of staffing, managing and accounting for foreign operations; and

•	unfavorable business conditions or economic instability in any particular country or region.

Our exposure to risks associated with currency exchange rate fluctuations results primarily from the translation exposure associated with the preparation of our consolidated financial statements, as well as from transaction exposure associated with generating revenues and incurring expenses in different currencies. While our consolidated financial statements are reported in U.S. dollars, the financial statements of our foreign subsidiaries are measured using the local currency as the functional currency and translated into U.S. dollars by applying an appropriate exchange rate. As a result, fluctuations in the exchange rate of the U.S. dollar relative to the local currencies in which our foreign subsidiaries report could cause significant fluctuations in our consolidated results. We record sales and expenses in a variety of currencies. While our expenses with respect to foreign operations are generally denominated in the same currency as the corresponding sales, we have transaction exposure to the extent our receipts and expenditures are not offsetting in any currency. Moreover, the costs of doing business abroad may increase as a result of adverse exchange rate fluctuations. In addition, we may lose customers if exchange rate fluctuations, currency devaluation or economic crises increase the local currency price of our products or reduce our customers’ ability to purchase our products. If we are unable to manage the operational challenges associated with our international activities, our business, financial condition, results of operations or cash flows could be materially and adversely affected.

In the event of a catastrophic loss of one of our key manufacturing facilities, our business would be adversely affected.

While we manufacture our products in a number of diversified facilities and maintain insurance covering our facilities, including business interruption insurance, a catastrophic loss of the use of all or a portion of one of our key manufacturing facilities due to accident, weather conditions, natural disaster or otherwise, whether short- or long-term, could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We are controlled by the stockholders of SCIC, the interests of which may conflict with the interests of holders of the notes.

All of our outstanding capital stock is owned by our parent company, SCIC. Holders of SCC Holding’s voting interests control 100% of the outstanding common stock of SCIC, and affiliates of Vestar hold 99.9% of SCIC’s outstanding convertible participating preferred stock, or SCIC preferred stock, with the remaining balance of the SCIC preferred stock held by members of our management.

The SCIC preferred stock is currently convertible at any time, at the option of the holders, into 32.71% of the common stock of SCIC. The SCIC preferred stock is entitled to vote on all matters, voting together with the holders of common stock as a single class. Holders of a majority of the outstanding shares of SCIC preferred stock, voting as a separate class, are entitled to elect a majority of individuals to the board of directors of SCIC and Solo. In December 2006, Vestar became entitled to appoint a majority of the director positions of Solo pursuant to a stockholders’ agreement, referred to in this prospectus as the Stockholders’ Agreement, dated as of February 27, 2004, as amended, among Vestar, SCIC, SCC Holding, Solo and certain other parties. If Vestar receives a bona fide offer from a third party to purchase (whether by stock purchase, merger or otherwise) at least 80% of Solo’s common stock, SCC Holding has agreed at Vestar’s request to vote in favor of such offer.

The interests of SCC Holding and the holders of SCIC preferred stock, including Vestar, could conflict with the interests of holders of the notes. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of these indirect equity holders might conflict with the interests of a note holder. SCIC’s stockholders may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though the transactions might involve risks to a holder of the notes. In addition, SCC Holding or its affiliates and Vestar or its affiliates may in the future own businesses that directly compete with ours. While we are subject to certain provisions of the Sarbanes-Oxley Act of 2002, these provisions do not require us to have independent directors.

The loss of one or more of our principal customers could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We have a number of large customers that account for a significant portion of our net sales. For Fiscal Year 2008, our five largest customers represented approximately 32% of net sales, with no one customer accounting for more than 9.6% of net sales. The loss of one or more of our large customers could have a material adverse effect on our business, financial condition, results of operations or cash flows. In line with industry practice, we generally do not enter into long-term sales agreements with customers.

We may undertake acquisitions or divestitures and consequently face potential integration, management diversion and other risks.

We may make acquisitions or divestitures in the future. Any future acquisitions or divestitures could be of significant size and may involve domestic or international parties. To acquire and integrate a separate organization or significant new assets or to divest a portion of our business would divert management attention from other business activities. This diversion, together with other difficulties we may encounter in integrating an acquired business or selling a portion of our business, could have a material adverse effect on our business, financial condition, results of operations or cash flows. In connection with future acquisitions, we may also assume the liabilities of the businesses we acquire. These liabilities could materially adversely affect our business, financial condition, results of operations or cash flows.

We may not be able to adequately protect our intellectual property and other proprietary rights.

We rely on a combination of contractual provisions, confidentiality procedures and agreements, and patent, trademark, copyright, unfair competition, trade secret and other intellectual property laws to protect our intellectual property and other proprietary rights. Such measures may not provide adequate protection and may not prevent our competitors from gaining access to our intellectual property and proprietary information or independently developing technologies that are substantially equivalent or superior to our technology, which could harm our competitive position and could have a material adverse effect on our business, financial condition, results of operations or cash flows. Furthermore, no assurance can be given that any pending patent application or trademark application held by us will result in an issued patent or registered trademark, or that any issued or registered patents or trademarks will not be challenged, invalidated, circumvented or rendered unenforceable.

Litigation may be necessary to enforce our intellectual property rights and protect our proprietary information, or to defend against claims by third parties related to our intellectual property. Any litigation or claims brought by or against us, whether with or without merit, or whether successful or not, could result in substantial costs and diversion of our resources, which could have a material adverse effect on our business, financial condition, results of operations or cash flows. Any intellectual property litigation or claims against us could result in the loss or compromise of our intellectual property and proprietary rights, could subject us to significant liabilities, require us to seek licenses on unfavorable terms, if available at all, prevent us from manufacturing or selling products and require us to redesign, relabel or, in the case of trademark claims, rename our products, any of which could have a material adverse effect on our business, financial condition, results of operations or cash flows. We are currently a defendant in a case involving the patent marking statute as applied to certain patent markings on our products. This case was resolved in our favor on summary judgment, and it is currently on appeal at the U.S. Court of Appeals for the Federal Circuit. We believe that the plaintiff’s claims are without merit and we will continue to vigorously defend ourselves on appeal.

Financial market conditions have had a negative impact on the return of plan assets for our pension plans, which may require additional funding and negatively impact our cash flows.

Certain U.S., Canadian and European hourly and salaried employees are covered by our defined benefit pension plans. Between December 31, 1987 and March 31, 2001, the majority of the U.S. plans were frozen to new participants. Our pension expense and required contributions to our pension plan are directly affected by the value of plan assets, the projected rate of return on plan assets, the actual rate of return on plan assets and the actuarial assumptions we use to measure the defined benefit pension plan obligations. Due to the significant financial market downturn during 2008, the funded status of our pension plans has declined and actual asset returns were below the assumed rate of return used to determine pension expense. Our pension plans were underfunded by approximately $26.1 million and $4.0 million, as of December 28, 2008 and December 30, 2007, respectively. If plan assets continue to perform below expectations, future pension expense and funding obligations will increase, which could have a negative impact on our cash flows from operations, decrease borrowing capacity and increase interest expense. Moreover, under the Pension Protection Act of 2006, it is possible that continued losses to asset values may necessitate accelerated funding of U.S. pension plans in the future to meet minimum federal government requirements.

Risks Related to the Notes

The notes and the note guarantees are structurally subordinated to indebtedness and other liabilities of Solo’s non-guarantor subsidiaries.

Not all of Solo’s subsidiaries guarantee the notes. The notes and the note guarantees are structurally subordinated to the indebtedness and other liabilities of Solo’s non-guarantor subsidiaries, other than SCOC (a co-issuer of the notes), and noteholders do not have any claim as a creditor against any such non-guarantor subsidiary, other than SCOC. In addition, subject to certain limitations, the indentures governing the notes and our senior subordinated notes and the loan agreement governing our asset-based revolving credit facility permit Solo’s non-guarantor subsidiaries to incur additional indebtedness. Solo’s non-guarantor subsidiaries, other than SCOC, generated approximately 11.1% of our consolidated revenues in Fiscal Year 2008 and held approximately 9.8% of our consolidated assets as of September 27, 2009.

We will not have all title insurance policies delivered at closing.

In order to insure the priority of each of the mortgage liens, new title insurance policies insuring the priority of the liens will have to be obtained. These title insurance policies may not be delivered by the closing date and the liens may not be insured at the time of the issuance of the notes. In addition, if a title defect results in a loss, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the notes.

Security over certain collateral may not be in place by closing or may not be perfected by closing.

Certain security interests, including mortgages on certain of our real properties and liens on some of our intellectual property, will not be in place by the closing date of this offering or will not be perfected on the closing date of this offering. To the extent any security interest in the collateral securing the notes cannot be perfected on or prior to the closing date, we will be required to have all such security interests perfected, to the extent required by the indenture governing the notes and the security documents, promptly following closing date. To the extent a security interest in certain collateral is perfected following the closing date, that security interest would remain at risk of having been granted within 90 days of a bankruptcy filing (in which case it might be voided as a preferential transfer by a trustee in bankruptcy) even after the security interests perfected on the closing date were no longer subject to such risk.

The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes.

No appraisal of the fair market value of the collateral securing the notes has been made, and the value of the collateral will depend on market and economic conditions, the availability of buyers and other factors. As a result, liquidating the collateral securing the notes may not produce proceeds in an amount sufficient to pay any amounts due on the notes. We cannot assure you of the value of the collateral or that the net proceeds received upon a sale of the collateral would be sufficient to repay all amounts due on the notes following a foreclosure upon the collateral (and any payments in respect of prior liens) or a liquidation of the issuers’ assets or the assets of the guarantors that grant these security interests.

In the event of a liquidation or foreclosure, the value of the collateral securing the notes is subject to fluctuations based on factors that include general economic conditions, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers and similar factors. In addition, courts could limit recoverability with respect to the collateral if they apply laws of a jurisdiction other than the State of New York to a proceeding and deem a portion of the interest claim usurious in violation of applicable public policy. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. Likewise, we cannot assure you that the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. To the extent that liens, rights and easements granted to third parties encumber assets located on property owned by the issuers or the guarantors or constitute senior, pari passu or subordinate liens on the collateral, those third parties have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the collateral located at a particular site and the ability of the collateral trustee to realize or foreclose on the collateral at that site.

In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations due under the notes.

The lien ranking provisions in the intercreditor agreement limit the ability of noteholders to exercise rights and remedies with respect to the ABL Collateral.

The rights of the noteholders with respect to the ABL Collateral securing the notes on a junior basis are substantially limited by the terms of the lien ranking provisions in the intercreditor agreement. Under the terms of the intercreditor agreement, at any time that any obligations that have the benefit of senior liens on the ABL Collateral are outstanding, almost any action that may be taken in respect of the ABL Collateral, including the rights to exercise remedies with respect to, challenge the liens on, or object to actions taken by the administrative agent under our asset-based revolving credit facility with respect to, the ABL Collateral will be at the direction of the holders of the obligations secured by the senior liens on the ABL Collateral, and the collateral trustee, on behalf of noteholders with junior liens on the ABL Collateral, will not have the ability to control or direct such actions, even if the rights of noteholders are adversely affected.

In addition, the intercreditor agreement contains certain provisions benefiting holders of indebtedness under our asset-based revolving credit facility that prevent the collateral trustee from objecting to a number of important matters regarding the ABL Collateral following the filing of a bankruptcy petition. After such filing, the value of the ABL Collateral could materially deteriorate and noteholders would be unable to raise an objection. See “Description of Exchange Notes — The Intercreditor Agreement.”

The collateral securing the notes may be diluted under certain circumstances.

The indentures governing the notes and our senior subordinated notes and the loan agreement governing our asset-based revolving credit facility permit us to issue additional senior secured indebtedness, including additional notes, subject to our compliance with the restrictive covenants in the indenture governing the notes, the indenture governing our senior subordinated notes and the loan agreement governing our asset-based credit facility at the time we issue such additional senior secured indebtedness.

Any additional notes issued under the indenture governing the notes would be guaranteed by the same guarantors that guarantee the notes and would have the same security interests, with the same priority, as currently secure the notes. As a result, the collateral securing the notes would be shared by any additional notes the issuers may issue under the indenture governing the notes, and an issuance of such additional notes would dilute the value of the collateral compared to the aggregate principal amount of notes issued.

In addition, the indenture and our other security documents permit Solo and certain of its subsidiaries to incur additional priority lien debt and subordinated lien debt up to respective maximum priority lien and subordinated lien debt threshold amounts by issuing additional debt securities under one or more new indentures or by borrowing additional amounts under new credit facilities. Any additional priority lien debt or subordinated lien debt secured by the collateral would dilute the value of the noteholders’ rights to the collateral.

The rights of noteholders in the collateral may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in the collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The senior liens in all Notes Collateral from time to time owned by the issuers or the guarantors and/or the junior liens in all ABL Collateral from time to time owned by the issuers or the guarantors may not be perfected with respect to the notes and the note guarantees if the collateral trustee has not taken the actions necessary to perfect any of those liens upon or prior to the issuance of the notes. The inability or failure of the collateral trustee to take all actions necessary to create properly perfected security interests in the collateral may result in the loss of the priority of the security interest for the benefit of the noteholders to which they would have been entitled as a result of such non-perfection.

In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The issuers and the guarantors will have limited obligations to perfect the security interest of the noteholders in specified collateral. We cannot assure you that the collateral trustee for the notes or the administrative agent under our asset-based revolving credit facility will monitor, or that the issuers or the guarantors will inform such collateral trustee or administrative agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral trustee for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes and the note guarantees against third parties.

The security interest of the collateral trustee will be subject to practical challenges generally associated with the realization of security interests in the collateral. For example, the collateral trustee may need to obtain the consent of a third party to obtain or enforce a security interest in an asset. We cannot assure you that the collateral trustee will be able to obtain any such consent or that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. As a result, the collateral trustee may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

Federal and state laws allow courts, under specific circumstances, to void guarantees and grants of security and require noteholders to return payments received from guarantors.

The issuers’ creditors and the creditors of the guarantors could challenge the note guarantees as fraudulent transfers or on other grounds. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of any note guarantee and the grant of security by the applicable guarantor could be found to be a fraudulent transfer and declared void, or subordinated to all indebtedness and other liabilities of such guarantor, if a court determined that the applicable guarantor, at the time it incurred the indebtedness evidenced by its note guarantee (1) delivered such note guarantee with the intent to hinder, delay or defraud its existing or future creditors or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of such note guarantee and any one of the following three conditions apply:

•	the applicable guarantor was insolvent at the time it delivered the note guarantee or was rendered insolvent as a result of such transaction;

•

the applicable guarantor was engaged in a business or transaction, or was about to engage in a business or transaction, for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	the applicable guarantor intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

A court likely would find that a guarantor did not receive equivalent value or fair consideration for its note guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court declares any note guarantee to be void, or if any note guarantee must be limited or voided in accordance with its terms, any claim noteholders may make against us for amounts payable on the notes would, with respect to amounts claimed against the applicable guarantor, be unenforceable to the extent of any such limitation or voidance. Moreover, the court could order noteholders to return any payments previously made by the applicable guarantor. If the liens were voided, noteholders would not have the benefits of being secured creditors against the applicable guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you what standard a court would apply in making these determinations or, regardless of the standard, that a court would not limit or void any of the note guarantees.

The collateral is subject to casualty risks.

The indenture governing the notes, the loan agreement governing our asset-based revolving credit facility and the security documents require the issuers and the guarantors to maintain adequate insurance or otherwise insure against risks to the extent customary with companies in the same or similar business operating in the same or similar locations. There are, however, certain losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the collateral securing the notes, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the notes.

In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays.

Any future note guarantees or additional liens on collateral provided after the issuances of notes could also be avoided by a trustee in bankruptcy.

The indenture governing the notes provides that certain of Solo’s future subsidiaries will guarantee the notes and secure their note guarantees with liens on their assets. The indenture governing the notes also requires the issuers and the guarantors to grant liens on certain assets that they acquire after the notes are issued. Any future note guarantee or additional lien in favor of the collateral trustee for the benefit of the noteholders might be avoidable by the grantor (as debtor-in-possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting the future note guarantee or additional lien were insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the note guarantee or lien is an “insider” under the U.S. Bankruptcy Code), and the granting of the future note guarantee or additional lien enabled the noteholders to receive more than they would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such note guarantee or lien could be avoided as a preferential transfer.

The value of the collateral securing the notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against the issuers or the guarantors, noteholders will be entitled to post-petition interest under the U.S. Bankruptcy Code only if the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Noteholders may be deemed to have an unsecured claim if the issuers’ obligations under the notes equal or exceed the fair market value of the collateral securing the notes. Noteholders that have a security interest in the collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the U.S. Bankruptcy Code. The bankruptcy trustee, the debtor-in-possession or competing creditors could possibly assert that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes. Upon a finding by a bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of noteholders to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive other “adequate protection” under U.S. federal bankruptcy laws. In addition, if any payments of post-petition interest were made at the time of such a finding of under-collateralization, such payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to notes. No appraisal of the fair market value of the collateral securing the notes has been prepared and, therefore, the value of the collateral trustee’s interest in the collateral may not equal or exceed the principal amount of the notes. We cannot assure you that there will be sufficient collateral to satisfy the issuers’ and the guarantors’ obligations under the notes.

U.S. federal bankruptcy laws and insolvency laws of the United Kingdom may significantly impair noteholders’ ability to realize value from the collateral.

The right of the collateral trustee to repossess and dispose of the collateral securing the notes upon the occurrence of an event of default under the indenture governing the notes, the indenture governing our senior subordinated notes, the loan agreement governing our asset-based revolving credit facility or any instrument governing future indebtedness is likely to be significantly impaired by U.S. federal bankruptcy law if bankruptcy proceedings were to be commenced by or against the issuers or any guarantor prior to or possibly even after the collateral trustee has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy proceeding, or from disposing of security repossessed from such debtor, without the approval of the bankruptcy court. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and to use the collateral, and the proceeds, products, rents or profits of the collateral, even after the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy proceeding. In view of the broad discretionary powers of a bankruptcy court, we cannot predict (1) how long payments on the notes could be delayed following commencement of a bankruptcy proceeding, (2) whether or when the collateral trustee would repossess or dispose of the collateral or (3) whether or to what extent noteholders would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, noteholders would have “undersecured claims.” U.S. federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy proceeding.

Three of the initial guarantors (Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited, which are referred to herein as the UK guarantors) are incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to the UK guarantors will generally be based on English insolvency laws. Under English insolvency laws, if an insolvency event occurred in respect of any of the UK guarantors, it may not be possible to realize the collateral granted by the UK guarantors and/or the value of such collateral may be impaired. In addition, if a UK guarantor was found to have been insolvent at the time of grant of the security interest for the benefit of the notes, then in certain circumstances the security interest could be set aside within a period of up to twelve months following the date it was granted.

The security interest for the benefit of the notes in certain of the collateral of each UK guarantor consists of a floating charge. In certain circumstances under English insolvency laws certain floating charge realizations (including realizations from a fixed charge deemed to take effect as a floating charge) which would otherwise be available to satisfy the claims of the noteholders may also be used to satisfy any claims of unsecured creditors of such guarantors. While certain of the covenants given by the UK guarantors are intended to ensure that they have no significant creditors other than the noteholders, it will be a matter of fact as to whether such guarantors have any other such creditors at any time. There can be no assurance that the noteholders will not be adversely affected by any such reduction in floating charge realizations upon the enforcement of the collateral granted by the UK guarantors.

Liens in the form of fixed charges in the United Kingdom could be recharacterized as floating charges, which could adversely affect the priority of such liens.

Although the security interest for the benefit of the notes in certain of the collateral of each UK guarantor is expressed to take effect as a fixed charge, it may (as a result of, among other things, the substitution of underlying assets and payments made from bank accounts) take effect as a floating charge, which, in particular, would rank after a subsequently-created fixed charge. While the UK guarantors have agreed not to create any such subsequent security interests (other than those expressly permitted in the security documents relating to the notes) without the consent of the collateral trustee, there can be no assurance that such subsequent security interests will not arise, whether by action of the UK guarantors, by law or otherwise.

The issuers may not be able to fulfill their repurchase obligations with respect to the notes upon a change of control or an asset sale.

If Solo experiences certain change of control events, the issuers are required by the indenture governing the notes to offer to repurchase all outstanding notes at a repurchase price equal to 101% of the principal amount of notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date. In addition, if we sell assets under certain circumstances, the issuers must offer to repurchase the notes at a repurchase price equal to 100% of the principal amount of the notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date. The terms of our asset-based revolving credit facility, and the instruments governing our future indebtedness may, also provide that certain change of control events or asset sales will constitute events of default thereunder. Such defaults could result in amounts outstanding under our asset-based revolving credit facility and such other indebtedness becoming immediately due and payable.

If a change of control event or an asset sale were to occur, we cannot assure you that the issuers would have sufficient funds to repay any notes that they would be required to offer to purchase or that would become immediately due and payable as a result of such change of control event or asset sale. We may require additional financing from third parties to fund any such repurchases, and we cannot assure you that we would be able to obtain additional financing on satisfactory terms or at all. The issuers’ failure to repay noteholders who tender notes for repurchase following a change of control event could result in an event of default under the indenture governing the notes. Any future indebtedness to which we become a party may also prohibit the issuers from purchasing notes. If a change of control event or an asset sale occurs at a time when the issuers are prohibited from purchasing notes, we may have to either seek the consent of the applicable lenders to the purchase of notes or attempt to refinance the borrowings that contain such prohibition. Our failure to obtain such a consent or to refinance such borrowings may preclude the issuers from purchasing tendered notes and trigger an event of default under the indenture governing the notes, which may, in turn, constitute a default under our asset-based revolving credit facility and any other indebtedness.

Noteholders may not be able to determine when a change of control giving rise to mandatory repurchase rights has occurred following a sale of “substantially all” of Solo’s and its restricted subsidiaries’ assets.

The definition of change of control in the indenture governing the notes includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of Solo’s and its restricted subsidiaries’ assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a noteholder to require the issuers to repurchase notes as a result of a sale, transfer, conveyance or other disposition of less than all of Solo’s and its restricted subsidiaries’ assets to another individual, group or entity may be uncertain.

No active trading market exists for the exchange notes and, if an active trading market for the exchange notes does not develop, you may not be able to resell them.

The exchange notes are a new issue of securities for which there is currently no public market. We do not intend to file an application to have the exchange notes listed on any securities exchange or included for quotation on any automated dealer quotation system. There is no established public trading market for the exchange notes, and an active trading market may not develop. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all. Future trading prices of the exchange notes will depend on many factors, including, among other things, our ability to effect the exchange offer, prevailing interest rates, our financial condition and results of operations, the volume of noteholders and the market for similar securities.

Recently, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which noteholders may sell their exchange notes.

Noteholders’ claims against non-U.S. guarantors may be more difficult to pursue than claims against the issuers and U.S.-based guarantors.

The UK guarantors are incorporated under the laws of England and Wales, and one of the three directors of each of the UK guarantors is a resident of the United Kingdom. At December 28, 2008, the UK guarantors held approximately 6.5% of our consolidated assets, and for Fiscal Year 2008, the UK guarantors accounted for approximately 5.9% of our consolidated revenues from external customers. See note 19 to our audited consolidated financial statements included elsewhere in this prospectus. It may not be possible for investors to effect service of process within the United States upon the UK guarantors or such director or to enforce against them judgments of U.S. courts predicated upon civil liability provisions of U.S. federal or state securities laws. In addition, there are doubts as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based on U.S. federal or state securities laws.

In the event of a bankruptcy, insolvency or similar event involving one or more of the UK guarantors, proceedings could be initiated in United States or England and Wales. Any multi-jurisdictional proceedings would likely be complex and costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of your rights. Your rights under the UK guarantors’ note guarantees may be subject to the insolvency and administrative laws of more than one jurisdiction, and there can be no assurance that you will be able to effectively enforce your rights in such complex multiple bankruptcy, insolvency or similar proceedings.

The application of bankruptcy, insolvency or other laws of multiple jurisdictions, or any conflict among them, could call into question whether any particular jurisdiction’s laws should apply or otherwise adversely affect your ability to enforce your rights under the notes and the note guarantees in the relevant jurisdictions or limit any amounts that you may receive.

Risks Related to the Exchange Offer

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the original notes under the Securities Act. Consummation of the exchange offer will reduce the amount of original notes outstanding, which may result in less trading activity in, and greater price volatility of, original notes, and you may as a result find it difficult to sell any original notes you continue to hold after the exchange offer.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, a broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it received in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

Late deliveries of original notes or any other failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.

Noteholders are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for original notes will only occur upon proper completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. In particular, statements found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” include forward-looking statements. The words “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “predict,” “potential,” “project,” “could,” “will,” “should,” “may,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All statements in this prospectus, other than statements of historical fact, including statements regarding our business strategy, future operations, financial position, cost savings, prospects, plans and objectives, as well as information concerning industry trends and expected actions of third parties, are forward-looking statements. All forward-looking statements speak only as of the date on which they are made. Such statements reflect our current assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside our control and could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to:

•	the impact of our indebtedness and any new indebtedness, the continuing global recession and restricted credit markets on our cash flow and ability to satisfy our debt service requirements;

•	limitations on our ability to operate our business as a result of covenant restrictions under the instruments governing our indebtedness;

•	the impact of any downgrades in our credit ratings on the cost and terms of credit offered to us by our vendors and the interest rates offered to us if we require additional capital or financing;

•	availability and pricing increases of raw materials, energy and fuel;

•	impact of competitive products and pricing and fluctuations in demand for our products;

•	effect of increased regulation of certain raw materials used in our products and changing federal, state, foreign and local environmental and occupational health and safety laws and regulations;

•	risks associated with conducting business in multiple foreign jurisdictions, including foreign currency exchange rate fluctuations;

•	any event of catastrophic loss of one of our key manufacturing facilities;

•	potential conflicts of interest between our note holders and other creditors and the stockholders of SCIC, the 100% owner of Solo;

•	loss of one or more of our principal customers;

•	diversion of management attention from other business activities in the event we pursue acquisitions or undertake divestitures in the future;

•	our ability to enforce our intellectual property and other proprietary rights; and

•	the impact of financial market conditions on the return of our plan assets for our pension plan and any additional funding requirements.

For a more detailed description of some of these risks and uncertainties and other factors you should consider before tendering your original notes for exchange, see “Risk Factors.” Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. Any original notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

We issued the original notes on July 2, 2009 in an aggregate principal amount of $300.0 million as part of the refinancing transactions. We used the approximately $293.8 million of gross proceeds from the sale of the original notes, together with borrowings under our asset-based revolving credit facility of approximately $28.3 million, to repay all amounts outstanding under the first lien credit agreement and to pay the fees, expenses and other costs relating to the refinancing transactions.

RATIO OF EARNINGS TO FIXED CHARGES

Earnings were insufficient to cover fixed charges by $38.4 million for the thirty-nine weeks ended September 27, 2009. Earnings were insufficient to cover fixed charges by $12.8 million, $27.2 million, $317.3 million, $41.3 million and $59.2 million for the years ended December 28, 2008, December 30, 2007, December 31, 2006, January 1, 2006 and December 31, 2004, respectively.

For purposes of the ratio of earnings to fixed charges, earnings means income (loss) from continuing operations before income taxes; fixed charges means gross interest expense including capitalized interest plus the amortization of deferred financing fees and the portion of rental expenses considered representative of the interest factor.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected historical consolidated financial data.

•

The selected consolidated historical balance sheet data as of September 27, 2009 and September 28, 2008 and the consolidated historical statement of operations and cash flow data for the thirty-nine-week periods then ended have been derived from our unaudited consolidated financial statements and related notes included elsewhere in this prospectus. The historical statement of operations data presented for interim periods is not necessarily indicative of the results for the applicable full fiscal year, but has been prepared in a manner consistent with the accounting policies described in the notes to our audited consolidated financial statements included elsewhere in this prospectus.

•

The selected consolidated historical balance sheet data as of December 28, 2008 and December 30, 2007 and the consolidated historical statement of operations and cash flow data for each of the fiscal years ended December 28, 2008, December 30, 2007 and December 31, 2006 have been derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The selected consolidated historical balance sheet data as of December 31, 2006, January 1, 2006 and December 31, 2004 and the consolidated historical statement of operations and cash flow data for each of the years ended January 1, 2006 and December 31, 2004 have been derived from our audited consolidated financial statements which are not included in this prospectus, as revised to correct for certain immaterial errors. A description of the immaterial errors can be found in note 21 to our audited consolidated financial statements included elsewhere in this prospectus.

The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes included elsewhere in this prospectus.

	Thirty-nine Weeks Ended September 27, 2009	Thirty-nine Weeks Ended September 28, 2008	Year Ended December 28, 2008	Year Ended December 30, 2007	Year Ended December 31, 2006	Year Ended January 1, 2006	Year Ended December 31, 2004(1)
	(unaudited)	(unaudited)
	(in millions)
Statement of Operations Data:
Net sales	$1,115.5	$1,442.7	$1,847.0	$2,110.1	$2,124.0	$2,073.8	$1,797.6
Cost of goods sold	960.0	1,238.5	1,599.2	1,859.7	1,921.4	1,835.5	1,565.7

Gross profit	155.5	204.2	247.8	250.4	202.6	238.3	231.9
Selling, general and administrative expenses	112.7	130.4	159.6	203.6	216.4	219.7	196.2
Impairment of goodwill	17.2	—	—	—	228.5	—	—
Contract dispute resolution	—	—	—	—	—	—	25.4
Loss (gain) on asset disposals	7.4	18.5	22.6	(8.5)	4.4	(6.4)	(7.7)

Operating income (loss)	18.2	55.3	65.6	55.3	(246.7)	25.0	18.0
Interest expense, net	45.4	46.3	61.6	79.8	75.3	61.1	47.7
Prepayment penalties	—	—	—	1.3	—	—	30.7
Loss on debt extinguishment	2.5	—	—	4.0	—	—	0.9
Reclassification of unrealized loss on cash flow hedges to interest expense	9.1	—	—	—	—	—	—
Foreign currency exchange (gain) loss, net	(2.3)	3.2	14.1	(4.1)	(6.9)	4.1	(3.3)
Other (income) expense, net	—	—	—	(0.2)	0.1	—	0.5

	Thirty-nine Weeks Ended September 27, 2009	Thirty-nine Weeks Ended September 28, 2008	Year Ended December 28, 2008	Year Ended December 30, 2007	Year Ended December 31, 2006	Year Ended January 1, 2006	Year Ended December 31, 2004(1)
	(unaudited)	(unaudited)
	(in millions)
(Loss) income from continuing operations before income taxes and minority interest	(36.5)	5.8	(10.1)	(25.5)	(315.2)	(40.2)	(58.5)
Income tax (benefit) provision(2)	(5.4)	4.5	2.1	(19.5)	56.3	(14.8)	2.4
Minority interest	—	—	—	—	—	—	0.1

(Loss) income from continuing operations	(31.1)	1.3	(12.2)	(6.0)	(371.5)	(25.4)	(61.0)
(Loss) income from discontinued operations, net of income tax provision	—	(0.6)	(0.7)	(0.1)	(2.9)	5.6	8.5
Gain on sale of discontinued operations, net of income tax provision	—	—	0.8	77.2	—	—	—

Net (loss) income	$(31.1)	$0.7	$(12.1)	$71.1	$(374.4)	$(19.8)	$(52.5)

Consolidated Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$118.8	$77.5	$131.9	$95.6	$(51.5)	$2.0	$(23.2)
Net cash (used in) provided by investing activities	(48.1)	(41.3)	(68.4)	305.6	(33.8)	(30.2)	(907.1)
Net cash (used in) provided by financing activities	(105.5)	(35.2)	(40.3)	(394.9)	99.8	24.5	944.7
Capital expenditures(3)	52.7	51.8	79.7	49.0	60.5	52.4	42.2
Depreciation and amortization(3)	51.9	59.7	77.7	95.3	101.2	104.5	94.2
Cash dividends declared(4)	—	—	—	—	—	—	13.8

	September 27, 2009	September 28, 2008	December 28, 2008	December 30, 2007	December 31, 2006	January 1, 2006	December 31, 2004(1)
	(unaudited)	(unaudited)	(in millions)
Balance Sheet Data:(3)
Cash and cash equivalents	$23.6	$35.9	$57.5	$33.6	$26.4	$12.1	$15.9
Total assets	987.5	1,141.4	1,073.8	1,203.2	1,556.1	1,857.5	1,902.2
Total debt, including current maturities	630.9	723.6	718.2	759.0	1,150.1	1,043.3	1,018.1
Total shareholder’s equity	20.6	86.9	31.3	88.5	9.2	382.2	409.7

(1)	Amounts for the year ended December 31, 2004 include the results of SF Holdings Group, Inc., or SF Holdings, from February 22, 2004 to January 2, 2005. Solo acquired 100% of the outstanding capital stock of SF Holdings on February 27, 2004, with an effective date of February 22, 2004.

(2)	Solo Cup Company, an Illinois corporation (“Solo Illinois”), which merged with and into SCOC in October 2005, was subject to taxation under subchapter S of the Internal Revenue Code in the United States. Effective January 1, 2004, Solo Illinois became subject to taxation under subchapter C of the Internal Revenue Code in the United States and, consequently, federal income tax liabilities of Solo Illinois that previously flowed through to the shareholders prior to the acquisition of SF Holdings are included as liabilities of Solo Illinois after December 31, 2003.

(3)	Capital expenditures and depreciation and amortization for the years ended December 30, 2007, December 31, 2006, January 1, 2006 and December 31, 2004 include both continuing operations and discontinued operations. There were no capital expenditures or depreciation or amortization for discontinued operations during fiscal periods subsequent to December 30, 2007. Cash and cash equivalents and total debt, including current maturities, at December 31, 2004, January 1, 2006 and December 31, 2006 include both continuing operations and discontinued operations. There were no cash and cash equivalents or debt for discontinued operations as of December 30, 2007 and subsequent periods.

(4)	The cash dividends declared in 2004 represent $13.8 million payable to shareholders of the Class A and Class B common stock of Solo Illinois, which was retired in February 2004.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the “Selected Historical Consolidated Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that are based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. Our actual results could differ materially from those discussed in or implied by forward-looking statements for various reasons including those discussed in “Risk Factors” and “Forward-Looking Statements.” Refer to “Risk Factors” for a further discussion of some of the factors that affect or could affect our business, financial condition, results of operations and cash flows.

Executive Overview

We are a leading producer and marketer of single-use products used to serve food and beverages in the home, quick service restaurants and other foodservice settings. We manufacture one of the broadest product lines of cups, lids, food containers, plates, bowls, portion cups and cutlery, with products available in plastic, paper, foam, post-consumer recycled content and annually renewable resources. We serve two primary customer groups: foodservice and retail. Sales to foodservice customers accounted for approximately 83% of our net sales in 2008. Sales to retail customers accounted for approximately 17% of our net sales in 2008.

Raw materials — In recent years and continuing through the third quarter of 2009, our industry has experienced volatility in certain raw material and energy pricing. Resin prices are influenced by other input prices, such as crude oil, natural gas, benzene, ethylene and paraxylene, as well as availability of supply and changes in demand. The price of benzene rose significantly throughout the first three quarters of 2008, then fell in the fourth quarter of 2008.

The principal raw material used in our paper operations is solid bleached sulfate paperboard. Paper prices are driven by global supply and demand as well as input costs for energy, fiber, chemicals, polyethylene and transportation. Paper prices rose throughout 2008.

Energy prices — The volatility of global energy prices impacted our transportation and production costs throughout 2008. Historically, we have been able to partially mitigate the effect of higher energy-related costs with productivity, utilization of equipment and efficiency improvements.

Economic recession — The economic recession in North America and Europe had a significant impact on our 2008 operating results, particularly in the fourth quarter of 2008, and in our operating results for the thirty-nine weeks ended September 27, 2009. We saw a marked decline in sales volumes, which accelerated in the fourth quarter of 2008 and continued in the thirty-nine weeks ended September 27, 2009. We believe the decline was partially driven by a variety of external factors such as consumers eating out less frequently as well as higher unemployment rates, both of which tend to decrease the market for our foodservice distributors. Lower consumer discretionary spending translated into a contracting market as well as a shift away from national brands towards private label products, which are traditionally offered at lower prices.

Operational improvements — In 2008 and in the thirty-nine weeks ended September 27, 2009, we continued our focus on identifying and implementing operational improvements to reduce our controllable costs. These improvement initiatives included efforts to reduce total delivered cost in manufacturing through structured re-engineering projects and select capital investments as well as our performance initiatives in logistics to improve warehouse layouts and shipping and receiving strategies. Our continued efforts to optimize our supply chain through a consolidated footprint resulted in the relocation and consolidation of several of our production lines and the related manufacturing assets, and the closure and announced closures of several manufacturing facilities and one distribution center. These activities have continued in 2009, with two of the announced plant closures completed during the first half of the year. The consolidation activities had a significant impact on our 2008 financial statements, including approximately $15.0 million of expenses included in cost of goods sold relating to severance costs, equipment transfers, set up expenses at the receiving plants and ramp down costs at the closing plants, as well as approximately $17.0 million of losses on the sale or disposal of obsolete equipment. We continue to evaluate opportunities which may offer further cost structure improvements.

Results of Operations

The following table presents our unaudited results of operations for the thirteen weeks ended September 27, 2009, as compared to the thirteen weeks ended September 28, 2008.

	Thirteen weeks ended September 27, 2009	Thirteen weeks ended September 28, 2008	Favorable (Unfavorable)
	(dollars in millions)
Net sales	$370.1	$462.1	$(92.0)	(19.9)%
Cost of goods sold	316.3	402.1	85.8	21.3

Gross profit	53.8	60.0	(6.2)	(10.3)
Selling, general and administrative expenses	38.6	43.3	4.7	10.9
Impairment of goodwill	17.2	—	(17.2)	*
Loss on asset disposals	5.0	6.5	1.5	23.1

Operating (loss) income	(7.0)	10.2	(17.2)	*
Interest expense, net	17.5	14.8	(2.7)	(18.2)
Loss on debt extinguishment	2.5	—	(2.5)	*
Foreign currency exchange loss, net	0.1	4.4	4.3	97.7

Loss from continuing operations before income taxes	(27.1)	(9.0)	(18.1)	(201.1)
Income tax provision (benefit)	0.8	(1.2)	(2.0)	*

Loss from continuing operations	(27.9)	(7.8)	(20.1)	(257.7)
Loss from discontinued operations, net of tax provision of $0	—	(0.2)	0.2	*

Net loss	$(27.9)	$(8.0)	$(19.9)	(248.8)

*	Not meaningful.

The following table presents our unaudited results of operations for the thirty-nine weeks ended September 27, 2009, as compared to the thirty-nine weeks ended September 28, 2008.

	Thirty-nine weeks ended September 27, 2009	Thirty-nine weeks ended September 28, 2008	Favorable (Unfavorable)
	(dollars in millions)
Net sales	$1,115.5	$1,442.7	$(327.2)	(22.7)%
Cost of goods sold	960.0	1,238.5	278.5	22.5

Gross profit	155.5	204.2	(48.7)	(23.8)
Selling, general and administrative expenses	112.7	130.4	17.7	13.6
Impairment of goodwill	17.2	—	(17.2)	*
Loss on asset disposals	7.4	18.5	11.1	60.0

Operating income	18.2	55.3	(37.1)	(67.1)
Interest expense, net	45.4	46.3	0.9	1.9
Reclassification of unrealized loss on cash flow hedges to interest expense	9.1	—	(9.1)	*
Loss on debt extinguishment	2.5	—	(2.5)	*
Foreign currency exchange (gain) loss, net	(2.3)	3.2	5.5	*

(Loss) income from continuing operations before income taxes	(36.5)	5.8	(42.3)	*
Income tax (benefit) provision	(5.4)	4.5	9.9	*

(Loss) income from continuing operations	(31.1)	1.3	(32.4)	*
Loss from discontinued operations, net of tax provision of $0	—	(0.6)	0.6	*

Net (loss) income	$(31.1)	$0.7	$(31.8)	*

*	Not meaningful.

The following table presents our results of operations for Fiscal Year 2008, Fiscal Year 2007 and Fiscal Year 2006 and the change in such data between those periods.

				2008 vs. 2007		2007 vs. 2006
	Fiscal Year			Favorable (Unfavorable)
(dollars in millions)	2008	2007	2006	$	%	$	%
Net sales	$1,847.0	$2,110.1	$2,124.0	$(263.1)	(12.5)	$(13.9)	(0.7)
Cost of goods sold	1,599.2	1,859.7	1,921.4	260.5	14.0	61.7	3.2

Gross profit	247.8	250.4	202.6	(2.6)	(1.0)	47.8	23.6
Selling, general and administrative expenses	159.6	203.6	216.4	44.0	21.6	12.8	5.9
Impairment of goodwill	—	—	228.5	—	—	228.5	*
Loss (gain) on asset disposals	22.6	(8.5)	4.4	(31.1)	*	12.9	*

Operating income (loss)	65.6	55.3	(246.7)	10.3	18.6	302.0	*
Interest expense, net	61.6	79.8	75.3	18.2	22.8	(4.5)	(6.0)
Prepayment penalty	—	1.3	—	1.3	*	(1.3)	*
Loss on debt extinguishment	—	4.0	—	4.0	*	(4.0)	*
Foreign currency exchange loss (gain), net	14.1	(4.1)	(6.9)	(18.2)	*	(2.8)	(40.6)
Other (income) expense, net	—	(0.2)	0.1	(0.2)	*	0.3	*

Loss from continuing operations before income taxes	(10.1)	(25.5)	(315.2)	15.4	60.4	289.7	91.9
Income tax provision (benefit)	2.1	(19.5)	56.3	(21.6)	*	75.8	*

Loss from continuing operations	(12.2)	(6.0)	(371.5)	(6.2)	(103.3)	365.5	98.4
Loss from discontinued operations, net of income tax provision of $0, $3.0 and $0.2	(0.7)	(0.1)	(2.9)	(0.6)	(600.0)	2.8	96.6
Gain on sale of discontinued operations, net of income tax provision of $0, $17.7 and $0	0.8	77.2	—	(76.4)	(99.0)	77.2	*

Net (loss) income	$(12.1)	$71.1	$374.4	$(83.2)	*	$445.5	*

*	Not meaningful.

Thirteen Weeks Ended September 27, 2009 Compared to the Thirteen Weeks Ended September 28, 2008

Net sales

Net sales decreased $92.0 million, or 19.9%, for the thirteen weeks ended September 27, 2009 compared to the prior year period. The decrease in net sales reflects a 15.8% decrease in sales volume, a 2.0% decrease in average realized sales price and a 2.1% decrease from the impact of foreign currency fluctuations, as compared to the thirteen weeks ended September 28, 2008.

Lower sales volumes are the result of a combination of the continued softness in demand across the industry, a competitive marketplace and our strategic initiatives. Slightly more than half of the decline reflects the continuing global economic recession which resulted in a significant contraction in the market for our products as well as the impact of a competitive marketplace. The remainder of the decrease in sales volume reflects our de-emphasis of certain product categories, such as straws and stirrers which are high volume commodity products, and other strategic decisions made during 2008 and 2007 to improve commercial arrangements.

The decrease in average realized sales price in the third quarter of 2009, compared to the third quarter 2008, reflects lower pricing during the third quarter of 2009, partially offset by a favorable shift in product mix.

Gross profit

For the thirteen weeks ended September 27, 2009, gross profit decreased by $6 million compared to the prior year period. This includes a decline of approximately $18 million as a result of lower sales and production volumes partially offset by lower operating costs of approximately $12 million, primarily driven by the benefit of a consolidated manufacturing footprint (net of related consolidation costs) and lower distribution costs compared to the prior year period.

As a percentage of net sales, gross profit was 14.5% in the third quarter of 2009 versus 13.0% in the third quarter of 2008, primarily driven by the favorable shift in product mix, and to a lesser extent, an increase in the difference between sales prices and raw material costs, compared to the prior year quarter.

As noted above, gross profit was impacted by costs incurred related to the consolidation of our production facilities in the third quarter of 2009 and 2008 of approximately $1.0 million and $4.9 million, respectively. In 2009, these consolidation costs related to equipment transfers. In 2008, these costs included severance, equipment transfers, set-up expenses at the receiving plants and ramp down costs at the closing plants.

Selling, general and administrative expenses

Selling, general and administrative expenses decreased $4.7 million for the thirteen weeks ended September 27, 2009 compared to the thirteen weeks ended September 28, 2008. The decrease primarily reflects lower employee-related costs driven by cost savings measures implemented in December 2008 and continuing through 2009. The decrease also reflects lower incentive-based compensation compared to the prior year period, primarily driven by lower operating results. As a percentage of net sales, selling, general and administrative expenses were 10.4% in the third quarter of 2009 versus 9.4% in the third quarter of 2008.

Impairment of goodwill

We test goodwill for impairment at least annually, as of the end of October, or sooner if a triggering event occurs suggesting possible impairment of the value of the goodwill. Our step-one test performed as of October 2008 resulted in a fair value which exceeded carrying value. During the third quarter of 2009, despite increasing sales in the first and second quarters and the implementation of programs intended to reduce costs and gain manufacturing efficiencies, our Europe reporting unit continued to incur declining margins and lower operating results. These results were in part due to increased competition, a decline in the European economy and higher input costs, such as resin and electricity, which were unable to be passed along through further price increases.

Management considered this combination of factors evidence of a permanent change in the long-term prospects of the European business. As a result, management determined that it was at risk of failing step one of the impairment test such that the reporting unit’s estimated fair value would not be substantially in excess of its carrying value and concluded that there were sufficient indicators to perform an interim goodwill impairment analysis of our Europe reporting unit. Step one of the impairment test was performed as of September 27, 2009. The fair value of the reporting unit was estimated using the present value of expected future cash flows. The discount rate and terminal value growth rate assumptions used for the valuation were 14% and 3%, respectively, and resulted in an estimated fair value less than carrying value. Consequently, step two was performed to calculate the amount of impairment, which concluded that the goodwill was fully impaired. As a result, we recorded a goodwill impairment charge of approximately $17.2 million during the thirteen weeks ended September 27, 2009. After this charge, there is no remaining goodwill on our consolidated balance sheet as of September 27, 2009.

Loss on asset disposals

Loss on asset disposals for the thirteen weeks ended September 27, 2009 was $5.0 million compared to $6.5 million during the thirteen weeks September 28, 2008. The loss during the current period includes the correction of an error representing the retirement of approximately $4.8 million of equipment which should have been recorded in prior periods. We determined this adjustment was immaterial to our current and prior period consolidated financial statements. During the fourth quarter, we continue to refine the controls related to our asset disposal process. The loss during the prior year period primarily reflects the disposal of outdated production equipment retired as a result of plant closures and consolidation.

Interest expense, net

For the thirteen weeks ended September 27, 2009, interest expense, net, increased $2.7 million compared to the prior year period. The increase is primarily attributable to higher average interest rates compared to the prior year period due to the offer and sale of the original notes in July 2009. The impact of the higher average interest rates was partially offset by lower outstanding debt compared to the prior year period, mainly due to prepayments of the term loans under the first lien credit agreement made in the fourth quarter of 2008 and the first half of 2009.

Loss on debt extinguishment

The loss on debt extinguishment of $2.5 million represents the write-off of the unamortized deferred financing fees related to our first lien credit facility extinguished in July 2009 as a result of our refinancing transactions.

Income tax provision (benefit)

During the thirteen weeks ended September 27, 2009, the income tax provision of $0.8 million consists of a minimal domestic and foreign income tax provision. During the thirteen weeks ended September 28, 2008, the income tax benefit of $1.2 million is primarily related to our foreign jurisdictions. In both periods, as the Company is in a net operating loss carry forward position in the United States, any taxes related to domestic earnings are largely offset by valuation allowances.

Thirty-nine Weeks Ended September 27, 2009 Compared to the Thirty-nine Weeks Ended September 28, 2008

Net sales

Net sales decreased $327.2 million, or 22.7%, for the thirty-nine weeks ended September 27, 2009 compared to the prior year period. The decrease in net sales reflects a 20.5% decrease in sales volume and a 2.9% decrease from the impact of foreign currency fluctuations, partially offset by a 0.7% increase in average realized sales price as compared to the prior year period.

Lower sales volumes are the result of a combination of the continued softness in demand across the industry, a competitive marketplace and our strategic initiatives. Approximately half of the decrease in sales volume reflects our de-emphasis of certain product categories, such as straws and stirrers which are high volume commodity products, and other strategic decisions made during 2008 and 2007 to improve commercial arrangements. The other half of the decline reflects the continuing global economic recession which resulted in a significant contraction in the market for our products as well as the impact of a competitive marketplace.

The slight increase in average realized sales price compared to the prior year period reflects the net impact of a shift in product mix offset by lower pricing during 2009.

Gross profit

For the thirty-nine weeks ended September 27, 2009, gross profit decreased by $49 million compared to the prior year period. This includes a reduction of approximately $88 million, as a result of lower sales and production volume, a reduction of $17 million for our international subsidiaries, partially driven by foreign currency fluctuations, and a $4 million charge recognized during the first quarter of 2009 in connection with the resolution of a contractual dispute. These factors were partially offset by (a) lower operating costs of approximately $33 million, driven by the benefit of a consolidated manufacturing footprint (net of related consolidation costs) and lower distribution costs compared to the prior year period and (b) an increase in the difference between sales prices and raw material costs of approximately $27 million. As a percentage of net sales, gross profit was 13.9% in the thirty-nine weeks of 2009 versus 14.2% in the comparable period of 2008.

As noted above, gross profit includes costs related to the consolidation of our production facilities, which were approximately $9.0 million in the thirty-nine weeks ended September 27, 2009 and $10.2 million in the thirty-nine weeks ended September 28, 2008. These consolidation costs included severance, equipment transfers, set-up expenses at the receiving plants and ramp down costs at the closing plants.

Selling, general and administrative expenses

Selling, general and administrative expenses decreased $17.7 million for the thirty-nine weeks ended September 27, 2009 compared to the thirty-nine weeks ended September 28, 2008. The decrease primarily reflects lower employee-related costs driven by cost savings measures implemented in December 2008 and continuing through 2009, and lower incentive-based compensation compared to the prior year period, primarily driven by lower operating results. The decrease also reflects lower intangible asset amortization expense and lower management fees compared to the prior period. These decreases in expenses were partially offset by an increase in advertising and promotional spending in support of new product launches in the second quarter of 2009 as well as an increase in transitional costs relating to the Company’s corporate office consolidation. As a percentage of net sales, selling, general and administrative expenses were 10.1% in the thirty-nine weeks of 2009 versus 9.0% in the comparable period of 2008.

Impairment of goodwill

The impairment of goodwill during the thirty-nine weeks ended September 27, 2009 is discussed above under “Thirteen weeks ended September 27, 2009 compared to the thirteen weeks ended September 28, 2008 — Impairment of goodwill.”

Loss on asset disposals

Loss on asset disposals for the thirty-nine weeks ended September 27, 2009 was $7.4 million compared to $18.5 million during the thirty-nine weeks September 28, 2008. The loss during the current period reflects the disposal of production equipment retired as a result of plant closures and consolidation and also includes the correction of an error during the thirteen weeks ended September 27, 2009 representing the retirement of approximately $4.8 million of equipment which should have been recorded in prior periods. We determined this adjustment was immaterial to our current and prior period consolidated financial statements. During the fourth quarter, we continue to refine the controls related to our asset disposal process. The loss during the prior year period primarily reflects the disposal of non-core assets including the sale of our dairy packaging machinery and equipment in March 2008.

Interest expense, net

For the thirty-nine weeks ended September 27, 2009, interest expense, net, decreased $0.9 million compared to the prior year period. Lower interest expense is primarily attributable to lower outstanding term debt, mainly due to prepayments of the term loan under our first lien credit facility, partially offset by higher average interest rates compared to the prior year period.

Reclassification of unrealized losses on cash flow hedges

The reclassification of unrealized losses on cash flow hedges to interest expense of $9.1 million was a result of the refinancing transactions. These interest rate swaps were accounted for as cash flow hedges of the variable-rate interest payments on the term loan borrowings under the first lien credit agreement. Due to the refinancing transactions, the hedged forecasted payments of variable-rate interest on term loan borrowings under the first lien credit agreement were no longer probable of occurring. Accordingly, we discontinued hedge accounting prospectively, and, as a result, the cumulative mark-to-market loss of $9.1 million associated with these swaps was reclassified from accumulated other comprehensive loss to interest expense in June 2009.

Loss on debt extinguishment

The loss on debt extinguishment of $2.5 million represents the write-off of the unamortized deferred financing fees related to the first lien credit agreement extinguished in July 2009 as a result the our refinancing transactions.

Income tax benefit (provision)

During the thirty-nine weeks ended September 27, 2009, the income tax benefit of $5.4 million included a $5.1 million adjustment made during the thirteen weeks ended March 29, 2009 to correct an error in our previously reported deferred tax liabilities. We determined that this adjustment was immaterial to our current and prior period financial statements. If the adjustment had been recorded to the corresponding prior period financial statements, it would have increased (decreased) income tax provision by approximately $0.7 million, $2.4 million and $(8.0) million in fiscal years 2008, 2007 and 2006, respectively, and increased other comprehensive income by $0.2 million in 2008. Excluding the $5.1 million adjustment, the remaining income tax benefit of approximately $0.3 million primarily relates to losses for our European operations. Income tax expense of $4.5 million for the thirty-nine weeks ended September 28, 2008 is primarily related to foreign jurisdictions. For our domestic operations, the tax expense generated from the taxable income was largely offset by a corresponding decrease in the valuation allowance; therefore, a minimal net domestic tax benefit was recognized.

Fiscal Year 2008 Compared to Fiscal Year 2007

Net sales

Net sales decreased $263.1 million, or 12.5%, to $1,847.0 million for Fiscal Year 2008 compared to $2,110.1 million for Fiscal Year 2007. The decrease in net sales reflects a 22.2% decrease in sales volume partially offset by a 9.7% increase in average realized sales price compared to the prior year. Lower sales volumes were the result of various factors including the divestiture of our uncoated white paper plate product line in September 2007 and our dairy packaging product line in March 2008, as well as our de-emphasis of certain product categories, such as straws and stirrers, all of which are high volume commodity products. In addition, the decline in sales volume reflects our effort to improve commercial arrangements and to exit certain unfavorable relationships. These initiatives collectively contributed to more than half of the volume decline. The remainder of the decline in sales volume reflected the impact of a competitive marketplace and the weakening North American economies.

The increase in average realized sales price reflected the impact of pricing increases we implemented during 2008 in response to higher raw material and energy costs, as well as a shift in product mix.

Gross profit

Gross profit decreased $2.6 million, or 1.0%, to $247.8 million for Fiscal Year 2008 compared to $250.4 million for Fiscal Year 2007. Gross margin, which is gross profit as a percentage of net sales, was 13.4% in 2008 versus 11.9% in 2007.

The decrease in gross profit was primarily driven by higher raw material costs, lower sales volumes, the impact of lower production volumes on our fixed cost absorption, costs incurred during 2008 to consolidate production facilities, including severance costs and equipment transfers, and higher diesel fuel costs compared with the prior year. These factors were partially offset by a higher average realized selling price, partially driven by a shift in product mix, efficiency improvements resulting from ongoing productivity initiatives and, to a lesser extent, lower professional fees, which in 2007 related to our performance improvement plan. The increase in gross margin reflects the impact from the divestiture of non-core product lines, manufacturing efficiency gains, improved commercial arrangements and the de-emphasis of low margin products.

Selling, general and administrative expenses

Selling, general and administrative expenses decreased $44.0 million, or 21.6%, to $159.6 million in Fiscal Year 2008 compared to $203.6 million in Fiscal Year 2007. The decrease primarily reflects (1) $14.9 million of costs incurred during 2007 for professional fees related to our performance improvement plan and the implementation of our order management system, (2) a $12.3 million decrease in incentive-based compensation costs, (3) lower intangible asset amortization expense of $5.0 million, (4) $0.6 million of asset impairment charges in 2008 compared to $5.6 million in 2007, (5) a $3.3 million reduction in management advisory fees, and (6) $3.1 million of earnest money recognized in 2008 income as a result of the termination of a sale of vacant real estate located in Chicago, Illinois. As a percentage of net sales, selling, general and administrative expenses were 8.6% for Fiscal Year 2008 versus 9.6% for Fiscal Year 2007.

Loss (gain) on asset disposals

Loss on asset disposals was $22.6 million in Fiscal Year 2008 compared to a gain on asset disposals of $8.5 million in Fiscal Year 2007. The loss in Fiscal Year 2008 reflects the disposal of production equipment retired as a result of plant closures and consolidation, as well as the disposal of non-core assets, including the sale of our dairy packaging machinery and equipment in March 2008. The gain in 2007 primarily related to the sale of our uncoated white paper plate product line in September 2007.

Interest expense, net

Interest expense, net decreased $18.2 million, or 22.8%, to $61.6 million for Fiscal Year 2008 compared to $79.8 million for Fiscal Year 2007. Lower interest expense was primarily attributable to lower outstanding term debt, mainly due to the June 2007 retirement of the $130.0 million term loan under our second lien facility from the net proceeds of our June 2007 sale-leaseback transaction. In addition, lower interest expense was a result of lower average interest rates compared to the prior year period and decreased utilization of the revolving credit facility under the first lien credit agreement, due to improved operating cash flow and non-core asset sales.

Foreign currency exchange loss (gain), net

Foreign currency exchange loss (gain), net was a loss of $14.1 million for Fiscal Year 2008 compared to a gain of $4.1 million for Fiscal Year 2007. This change was primarily attributable to unfavorable currency fluctuations in 2008 in the United Kingdom pound sterling denominated intercompany debt.

Prepayment penalty and loss on debt extinguishment

During 2007, we incurred a prepayment penalty of $1.3 million and a loss on debt extinguishment of $4.0 million. The prepayment penalty was the result of our early extinguishment of the second lien facility. The loss on debt extinguishment represents the write off of unamortized deferred financing fees resulting from the extinguishment of our second lien facility.

Income tax provision (benefit)

Income tax provision was $2.1 million in Fiscal Year 2008 compared to an income tax benefit of $19.5 million in Fiscal Year 2007. The provision in Fiscal Year 2008 primarily reflects the income tax provision related to our foreign entities. For our domestic operations, the tax benefit generated from operating losses was offset by a corresponding increase in the valuation allowance; therefore, a minimal net domestic tax expense was recognized primarily for state income taxes. The benefit in Fiscal Year 2007 includes a reduction in deferred tax liabilities no longer expected to reverse beyond the carryforward period of the net operating loss, due to the income acceleration from the sale leaseback transaction. This income tax benefit was partially offset by the income tax provision primarily related to our foreign jurisdictions.

Fiscal Year 2007 Compared to Fiscal Year 2006

Net sales

Net sales decreased $13.9 million, or 0.7%, to $2,110.1 million for Fiscal Year 2007 compared to $2,124.0 million for Fiscal Year 2006. The decrease in net sales reflected a 7.2% decrease in sales volume partially offset by a 6.5% increase in average realized sales price compared to the prior year. The increase in average realized sales price reflected both the impact of pricing increases we implemented in response to higher raw material and energy costs as well as a shift in product mix. The decrease in sales volume was a reflection of our strategic initiatives across product categories, including the sale of our uncoated white paper plate product line in September 2007. Lower sales volume was also a result of our effort to improve commercial arrangements, reflecting the impact of our performance improvement program. Finally, lower sales volume was disproportionately impacted as a result of our de-emphasis of certain product categories, such as straws, which are a high volume commodity product.

Gross profit

Gross profit increased $47.8 million, or 23.6%, to $250.4 million for Fiscal Year 2007 compared to $202.6 million for Fiscal Year 2006. As a percentage of net sales, gross profit was 11.9% in 2007 versus 9.5% in 2006. The increase in gross margin reflected a higher average realized selling price, a shift in product mix, cost improvements realized from the implementation of our performance improvement program, a result of greater manufacturing efficiencies, and lower costs for freight and distribution reflecting the benefit of our new information systems. These improvements were partially offset by the impact of higher raw material costs, the impact of lower production volumes on our fixed cost absorption and professional fees related to our performance improvement program.

Selling, general and administrative expenses

Selling, general and administrative expenses decreased $12.8 million, or 5.9%, to $203.6 million in Fiscal Year 2007 compared to $216.4 million in Fiscal Year 2006. As a percentage of net sales, selling, general and administrative expenses were 9.6% for Fiscal Year 2007 versus 10.2% for Fiscal Year 2006. The improvement reflected reduced general and administrative expenses, net of the related professional fees, attributable to cost savings initiatives implemented during 2006 and 2007. These cost savings were a result of our performance improvement program which included reduced headcount and tightened spending controls. Also, the prior year period included approximately $7.3 million of severance costs which were not incurred during 2007. Improvements in selling, general and administrative expenses were partially offset by a significant increase in performance-based compensation expense compared to 2006, due to improved operating results and the introduction of a new long term incentive plan.

Loss (gain) on asset disposals

Gain on asset disposals was $8.5 million in Fiscal Year 2007 compared to a loss on asset disposals of $4.4 million in Fiscal Year 2006. The gain in 2007 primarily related to the sale of our uncoated white paper plate product line in September 2007 while the loss in 2006 relates to the retirement of various machinery and equipment.

Interest expense, net

Interest expense, net increased $4.5 million, or 6.0%, to $79.8 million for Fiscal Year 2007 compared to $75.3 million for Fiscal Year 2006. This increase was primarily attributable to higher outstanding borrowings under our second lien facility during the first half of 2007 in addition to higher interest rates for most of the year compared to the prior year period.

Prepayment penalty and loss on debt extinguishment

During 2007, we incurred a prepayment penalty of $1.3 million and a loss on debt extinguishment of $4.0 million. The prepayment penalty was the result of our early extinguishment of our second lien facility. The loss on debt extinguishment represents the write off of unamortized deferred financing fees resulting from the extinguishment of our second lien facility.

Income tax provision (benefit)

Income tax benefit was $19.5 million in Fiscal Year 2007 compared to a provision of $56.3 million in Fiscal Year 2006. The benefit in Fiscal Year 2007 includes a reduction in deferred tax liabilities no longer expected to reverse beyond the carryforward period of the net operating loss, due to the income acceleration from the sale leaseback transaction. This income tax benefit was partially offset by income tax provision primarily related to our foreign jurisdictions. The provision in Fiscal Year 2006 included a $119.6 million income tax charge to record a valuation allowance for certain deferred tax assets, which was partially offset by the tax benefit generated from domestic operations.

Liquidity and Capital Resources

We rely on cash flows from operations and revolving credit borrowing to finance our working capital requirements and capital expenditures and to service our indebtedness, including the indebtedness incurred in the refinancing transactions. Our ability to meet our cash requirements and service our debt is impacted by many factors that are outside our control, including the current global recession and restricted credit markets. See the risk factors described under “Risk Factors,” including “Risk Factors — Risks Related to Our Business — Our ability to meet our cash requirements and service our debt is impacted by many factors that are outside our control, including the current global recession and restricted credit markets,” for a discussion of certain factors that may affect our liquidity and capital resources.

Operating Cash Flows

Net cash provided by operating activities for continuing operations during the thirty-nine weeks ended September 27, 2009 was $118.8 million compared to $78.1 million during the thirty-nine weeks ended September 28, 2008. The increased cash flow from operations is primarily a result of a reduction in inventory levels in the thirty-nine weeks of 2009 compared to an increase in inventory levels in the thirty-nine weeks of 2008. The increase in cash flow resulting from the reduced inventory levels was partially offset by lower operating results

Net cash provided by operating activities for continuing operations during 2008 was $132.6 million compared to $86.9 million during 2007. The increased cash flow from operations was primarily a result of improved operating results driven by gross margin improvement and reduced interest payments, and a reduction in working capital, reflecting a decrease in accounts receivable as a result of lower sales volume.

Net cash provided by operating activities for continuing operations during 2007 was $86.9 million compared to net cash used in operating activities of $53.0 million during 2006. The improvement was driven by higher profitability, lower inventory balances and a decrease in accounts receivable, due in part to the timing of rebate payments from suppliers. The lower inventory reflects the impact of various targeted initiatives designed to reduce inventory levels, including our order management system.

Working capital decreased $94.5 million to $252.0 million at September 27, 2009, from $346.5 million at December 28, 2008. The decrease reflects lower inventory balances primarily driven by our focus to reduce inventory levels to align more closely with lower forecasted demand, lower accounts receivable as a result of lower sales and an increase in accounts payable.

Working capital decreased $50.3 million to $346.5 million at December 28, 2008 from $396.8 million at December 30, 2007. The decrease in working capital primarily reflected lower accounts receivable and lower inventory balances, in addition to lower deferred tax assets. These decreases were partially offset by higher cash balances and lower accrued payroll and related costs. The decrease in accounts receivable was driven by lower sales. The reduced inventory balances were a result of our focus to lower inventory levels, partially offset by higher inventory prices.

Working capital decreased $48.4 million to $396.8 million at December 30, 2007 from $445.2 million at December 31, 2006. Of the $445.2 million of working capital at December 31, 2006, $84.2 million represents the working capital of discontinued operations that were sold during 2007. Working capital increased by $26.5 million from an increase in assets held for sale, $9.7 million from an increase in deferred tax assets and $5.3 million from a decrease in current maturities of long-term debt.

Investing Cash Flows

Net cash used in investing activities during the thirty-nine weeks ended September 27, 2009 was $48.1 million compared to $41.3 million during the thirty-nine weeks ended September 28, 2008. Capital expenditures during the thirty-nine weeks ended September 27, 2009 were $52.7 million compared to $51.8 million during the prior year period. Capital expenditures were funded by cash provided by operating activities. During the thirty-nine weeks ended September 27, 2009, the sale of property, plant and equipment provided investing cash flows of $16.6 million and was primarily related to the September 2009 sale of a distribution center closed in the fourth quarter of 2008 and the July 2009 sale of a manufacturing plant, closed during the fourth quarter of 2007. During the thirty-nine weeks ended September 28, 2008, the sale of property, plant and equipment provided investing cash flows of $10.5 million and was primarily related to the sale of dairy packaging machinery and equipment and the sale of a manufacturing facility that was closed during the first quarter of 2008. In 2009, the increase in restricted cash of $11.5 million represents collateral which the counterparty to our interest rate swaps required the Company to post against the current market value of the swaps, which will be maintained by the counterparty through the expiration date of the swaps in February 2011. The balance of such collateral will fluctuate based on future changes in the estimated fair value of the swaps.

Net cash used in investing activities for continuing operations during 2008 was $68.4 million compared to net cash provided by investing activities for continuing operations of $306.0 million during 2007. In 2007, the cash provided by investing activities reflected the proceeds from the sale of our Hoffmaster business and Japanese subsidiaries, which totaled approximately $210.0 million, and proceeds from our sale-leaseback transaction of approximately $130.0 million, described below. Capital expenditures for our continuing operations during 2008 were $79.7 million compared to $47.5 million during 2007, an increase of $32.2 million. The higher capital spending in 2008 primarily reflected expenditures for adding new product lines and upgrading the design and/or technology of existing product lines in core product categories. Capital expenditures in both years were primarily funded by cash flow from operations.

Net cash provided by investing activities for continuing operations during 2007 was $306.0 million compared to net cash used in investing activities of $37.5 million during 2006. The increase was primarily driven by the proceeds from the sale of our Hoffmaster division and Japanese subsidiaries, which totaled approximately $210.0 million, and proceeds from our sale-leaseback transaction of approximately $130.0 million, described below. Capital expenditures for our continuing operations during 2007 were $47.5 million compared to $54.9 million during 2006. The higher capital spending in 2006 primarily reflects expenditures for our new order management system. Capital expenditures in 2007 were primarily funded by cash flow from operations.

In June 2007, we entered into a lease agreement in conjunction with the sale of six of our manufacturing facilities. We received proceeds of $130.0 million that were used to retire our second lien facility. Upon the sale of the six properties, we immediately leased them back pursuant to a 20-year term lease (the “Lease”). The Lease contains four five-year renewal term options and is non-cancelable. Rent for the six properties is payable on a quarterly basis, with an annual 2% escalation. Payments during 2008 and 2007 were $11.8 million and $6.0 million, respectively. The Lease provides that in the event of a change in control of Solo, landlord consent is required if the successor tenant does not meet certain credit criteria. The Lease also contains standard default terms and conditions as well as certain cross-default provisions that are triggered upon an acceleration of or, under some circumstances, an uncured payment default on, specified indebtedness of ours.

Financing Cash Flows

Net cash used in financing activities during the thirty-nine weeks ended September 27, 2009 was $105.5 million compared to $35.2 million during the thirty-nine weeks ended September 28, 2008. The cash flows in 2009 primarily represent the prepayment of $105.0 million of principal on the term loan under our first lien credit facility which was made from cash flow generated from operations.

Net cash used in financing activities for continuing operations during 2008 was $40.3 million compared to net cash used in financing activities of $394.9 million during 2007 and net cash provided by financing activities of $99.8 million during 2006. In 2008, our use of cash included term loan repayments of $38.1 million and a $2.1 million net reduction of the outstanding borrowings under our revolving credit facility. In 2007, our use of cash included our term loan repayments of $369.7 million, of which approximately $233.5 million reflected prepayments and scheduled repayments of the term loan under the first lien credit agreement and $130.0 million represents the extinguishment of our term loan under our second lien facility. The reduction in the term loan under the first lien credit agreement was primarily funded by the net proceeds from our sales of discontinued operations during the fourth quarter of 2007. The proceeds received from our sale-leaseback transaction were used to extinguish the term loan under our second lien facility. For additional information regarding our second lien facility and the first lien credit agreement, see note 9 to our audited consolidated financial statements included elsewhere in this prospectus.

The following is a summary of our committed revolving credit facilities at September 27, 2009 (in thousands):

	Commitment Amount	Amounts Outstanding	Letters of Credit(1)	Unused Capacity
Asset-based revolving credit facility(2)	$200,000	$9,700	$12,370	$109,932
Canadian credit facility(3)	15,129	—	—	10,950

	$215,129	$9,700	$12,370	$120,882

(1)	Availability of the credit facilities is reduced by letters of credit issued under the facilities.

(2)	The commitment amount for the asset-based revolving credit facility (“ABL Facility”) is $200.0 million; however, unused capacity is $109.9 million due to borrowing base limitations.

(3)	The commitment amount for our Canadian credit facility is CAD $16.5 million (approximately $15.1 million); however, unused capacity was CAD $11.9 million (approximately $11.0 million) due to the borrowing base limitations.

For a description of our Canadian credit facility, see “Description of Certain Other Indebtedness — Canadian Credit Facility.”

On July 2, 2009, we consummated the refinancing transactions, which consisted of:

•	the offer and sale of the original notes;

•	the entry into our asset-based revolving credit facility, providing for revolving credit of up to $200.0 million, subject to borrowing base limitations and other specified terms and conditions; and

•

the use of the approximately $293.8 million of gross proceeds from the sale of the original notes, together with approximately $28.3 million of borrowings under our asset-based revolving credit facility, to repay all amounts outstanding, consisting of $300.9 million of borrowings and accrued interest, under the first lien credit agreement; to pay $17.3 million of fees, expenses and other costs relating to the offer and sale of the original notes, the entry into our asset-based revolving credit facility and the repayment of all amounts outstanding under the first lien credit agreement; and to provide $3.9 million for operating needs.

The debt issuance costs were deferred and will be amortized through 2013, when the notes and asset-based revolving credit facility mature. During the third quarter of 2009, we incurred additional debt issuance costs and as of September 27, 2009, the total amount of unamortized debt issuance costs related to the refinancing transactions of $17.5 million are included in other assets on our consolidated balance sheet as of September 27, 2009 included elsewhere in this prospectus.

In connection with the refinancing transactions, we reclassified $9.1 million of unrealized losses associated with existing interest rate swap agreements from accumulated other comprehensive income to interest expense during the thirteen weeks ended June 28, 2009. In addition, the unamortized balance of debt issuance costs related to the first lien credit agreement of $2.5 million was written off during July 2009 as a result of the refinancing transactions.

The following is a summary of our long-term indebtedness at September 27, 2009 (in thousands):

As of September 27, 2009 (unaudited)
Long-term debt:
Asset-based revolving credit facility(1)	$9,700
10.5% senior secured notes(2)	294,009
8.5% senior subordinated notes(3)	325,000
Canadian credit facility — term loan	720
Canadian credit facility — revolving credit facility(4)	—
Capital lease obligations	1,488

Total long-term debt	630,917
Less — current maturities of long-term debt	1,096

Long-term debt, net of current maturities	$629,821

(1)	Our asset-based revolving credit facility provides for up to $200.0 million of borrowings, subject to borrowing base limitations and other specified terms and conditions. See “Description of Certain Other Indebtedness — Asset-Based Revolving Credit Facility.” As of September 27, 2009, we had $12.4 million of outstanding letters of credit and $109.9 million available for borrowing under our asset-based revolving credit facility.

(2)	Reflects $300.0 million in aggregate principal amount of original notes less approximately $6.0 million of unamortized original issue discount.

(3)	For a description of our senior subordinated notes, see “Description of Certain Other Indebtedness — Senior Subordinated Notes.”

(4)	As of September 27, 2009, CAD $11.9 million (approximately $11.0 million) was available for borrowings under this revolving credit facility, taking into account borrowing base limitations.

We have the right to increase the aggregate principal size of the commitments under the ABL Facility from time to time, in an aggregate amount not to exceed $100.0 million, without the consent of any lender thereto (other than the lenders participating in such increase), so long as any such increase is at least $25.0 million, subject to borrowing base limitations and other specified terms and conditions. For additional information regarding the terms of our asset-based revolving credit facility, see “Description of Certain Other Indebtedness — Asset-Based Revolving Credit Facility.”

The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes will have been registered under the Securities Act, the exchange notes will not bear restrictive legends restricting their transfer under the Securities Act and holders of exchange notes will not be entitled to registration rights and special interest provisions that apply to the original notes under the registration rights agreement entered into in connection with the issuance of the original notes. For information regarding the terms of the notes, see “Description of the Exchange Notes.”

From time to time, and in accordance with any applicable securities laws, we or our principal shareholders or their affiliates may enter the market to purchase or sell notes or senior subordinated notes.

Interest Rate Derivatives

As of September 27, 2009, we have three forward-starting receive-variable, pay-fixed interest rate swap agreements with a total notional amount of $150.0 million that were entered into to hedge a portion of our exposure to interest rate risk under our variable-rate borrowings under the first lien credit agreement. The variable rate of interest received is the Eurodollar rate. The fixed rate of interest paid is 5.3765%. The swap agreements are effective from August 28, 2007 through February 28, 2011.

The interest rate swaps were designated and qualified as highly effective cash flow hedges. As long as these swaps had been designated as cash flow hedges, the mark-to-market changes on these interest rate swaps had been reported as a component of accumulated other comprehensive income. As a result of the refinancing transactions, the hedged forecasted payments of variable-rate interest for borrowings under the first lien credit agreement were no longer probable. Accordingly, we discontinued hedge accounting prospectively, and, as a result, the cumulative mark-to-market loss of $9.1 million associated with these swaps was reclassified from accumulated other comprehensive loss to interest expense in June 2009. In periods subsequent to June 2009 through February 28, 2011, the expiration date of these interest rate swaps, we will be exposed to future variations in the fair value of the swaps as 3-month LIBOR fluctuates.

In connection with the refinancing transactions in July 2009, the counterparty to our interest rate swaps required us to post collateral against the current market value of the swaps. This amount, which was $11.5 million as of September 27, 2009, is reflected as restricted cash on our consolidated balance sheet. The collateral will be maintained by the counterparty through the expiration date of the swaps in February 2011 and the balance will fluctuate based on future changes in the estimated fair value of the swaps.

Contractual Obligations

The following table summarizes our contractual obligations at December 28, 2008, and the effect such obligations are expected to have on our liquidity and cash flows in future periods (in thousands):

		Payments due in fiscal year
	Total	2009(1)	2010	2011	2012	2013	Thereafter
Long-term debt obligations(2)	$716,486	$1,185	$30,277	$360,024	$—	$—	$325,000
Capital lease obligations(3)	1,965	421	342	331	316	316	239
Non-cancelable operating leases	583,581	38,997	40,440	39,502	39,323	38,414	386,905
Interest payments(4)	195,983	47,970	47,919	31,031	27,625	27,625	13,813

Total	$1,498,015	$88,573	$118,978	$430,888	$67,264	$66,355	$725,957

(1)	We expect that our contributions in 2009 to our defined benefit plans will be approximately $5.0 million, which are not included in the contractual obligations table above.

(2)	The payment amount in 2011 represents term loans that were outstanding under the first lien credit agreement at December 28, 2008. We repaid all amounts outstanding under the first lien credit agreement on July 2, 2009.

(3)	We have capital leases of approximately £1.2 million (approximately $1.7 million). Amounts in the table above also include the interest obligation on these leases.

(4)	In estimating future interest payments, we used interest rates in effect as of December 28, 2008 and used our average outstanding borrowings under revolving credit facilities during 2008 as the estimate of future years’ average outstanding borrowings.

The above table excludes the liability for unrecognized tax benefits as these are not contractual obligations by nature. We cannot determine with any degree of reliability the years in which these liabilities might ultimately settle.

Except for the refinancing transactions, there have been no material changes outside the normal course of business in our contractual obligations disclosed in the above table. The following table summarizes our long-term obligations and interest payments, as of September 27, 2009 (in thousands):

	Total	Payments due in fiscal year
		Remainder of 2009	2010	2011	2012	2013	Thereafter
Senior Secured Notes due 2013	$300,000	$—	$—	$—	$—	$300,000	$—
Senior Subordinated Notes due 2014	325,000	—	—	—	—	—	325,000
Asset-based revolving credit facility(1)	9,700	—	—	—	—	9,700	—
Canadian credit facility — term loan	720	—	—	720	—	—	—

Long-term obligations	$635,420	$—	$—	$720	$—	$309,700	$325,000

Interest payments(2)	$271,134	$16,149	$60,617	$60,617	$60,572	$59,366	$13,813

(1)	The amount for our asset-based revolving credit facility represents our outstanding borrowings as of September 27, 2009.

(2)	In estimating future interest payments, we used interest rates in effect as of September 27, 2009 and used our average outstanding borrowings under revolving credit facilities during 2008 as the estimate of future years’ average outstanding borrowings.

Government Obligations

We are subject to agreements with the City of Chicago (“City”) and the State of Illinois (“State”) relating to our 2001 acquisition of certain property located in Chicago, Illinois. Pursuant to these agreements, the City paid a portion of the 2001 purchase price on behalf of Solo in the form of cash and the issuance of a note. The State also provided a grant to Solo. Under these agreements, we are required to fulfill certain obligations relating to development of the property and retention of a certain number of employees. Our intention is no longer to develop the property, but rather sell the property and we expect that these obligations will either transfer to a new owner or be repaid from the proceeds of a sale. The obligations total approximately $16.2 million, of which approximately $3.0 million is interest bearing, and are included in other current liabilities in our consolidated balance sheets included elsewhere in this prospectus.

Outlook

Management believes that cash generated by operations and amounts available under our credit facilities should be sufficient to meet our expected operating needs, planned capital expenditures, payments in conjunction with our lease commitments and debt service requirements for the next twelve months. We expect that our total 2009 capital expenditures will be approximately $80 million. In addition, for 2009, we expect contributions to our defined benefit plans will be approximately $5 million.

Off-Balance Sheet Arrangements

We have letters of credit that are obtained to ensure performance and payment to third parties in accordance with specified terms and conditions. Under our asset-based revolving credit facility, we have the ability to issue up to $40.0 million in letters of credit. As of September 27, 2009, we had approximately $12.4 million of standby letters of credit outstanding under our asset-based revolving credit facility. These standby letters of credit are used to support our workers’ compensation insurance programs. We are not required to provide cash collateral for letters of credit issued under our asset-based revolving credit facility.

In June 2007, we entered into a 20-year term lease (the “Lease”) in conjunction with the sale and leaseback of six of our manufacturing facilities. The Lease contains four five-year renewal term options and is non-cancelable. Rent for the six properties is payable on a quarterly basis, with an annual 2% escalation. Annual rent expense of $14.2 million is recognized on a straight-line basis over the 20-year term of the Lease. Payments during Fiscal Years 2008 and 2007 were $11.8 million and $6.0 million, respectively. The Lease is classified as an operating lease in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 840, Leases.

Net Operating Loss Carryforwards

As of December 28, 2008, we had approximately $227.5 million of U.S. federal tax net operating loss carryforwards that expire between 2024 and 2026. As of September 27, 2009, we had approximately $250.4 million of U.S. federal tax net operating loss carryforwards which expire between 2024 and 2028, and there are no carryforwards that are subject to the provisions of Internal Revenue Code Section 382.

We establish a valuation allowance for deferred tax assets, including our net operating loss carryforwards, when the amount of expected future taxable income is not likely to support the use of the deduction or credit. During 2006, we assessed the realizability of deferred tax assets, including our net operating loss carryforwards, and concluded that it was more likely than not that we would not fully realize the benefits of our existing deferred tax assets and increased our valuation allowance by $119.6 million. During 2007, the valuation allowance decreased by $33.4 million, of which $16.7 million is related to activity from continuing operations. During 2008, the valuation allowance increased by $14.8 million, all of which was related to activity from continuing operations. During the thirty-nine weeks ended September 27, 2009, our valuation allowance on all tax attributes increased by $7.3 million, to $109.8 million. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Critical Accounting Estimates

In preparing our consolidated financial statements in conformity with GAAP, we must make decisions that impact the reported amounts of assets, liabilities, revenues and expenses, and related disclosures. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. In reaching such decisions, we apply judgments based on our understanding and analysis of the relevant circumstances, current developments and historical experience. Actual amounts could differ from those estimated at the time our consolidated financial statements are prepared. Management has discussed the development and selection of these critical accounting estimates with the audit committee of our board of directors and the audit committee has reviewed this disclosure.

Our significant accounting policies are described in note 2 to our audited consolidated financial statements included elsewhere in this prospectus. Some of these significant accounting policies require us to make difficult, subjective or complex judgments or estimates. An accounting estimate is considered to be critical if it meets both of the following criteria: (1) the estimate requires assumptions about matters that are highly uncertain at the time the accounting estimate is made and (2) different estimates reasonably could have been used or changes in the estimate that are reasonably likely to occur from period to period would have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. Our critical accounting estimates include the following:

Accounts receivable valuation. We value accounts receivable, net of an allowance for doubtful accounts. Each quarter, we estimate our ability to collect outstanding receivables and establish an allowance for doubtful accounts that reflects our best estimate of the amount of probable credit losses in our existing accounts receivable. In doing so, we evaluate the age of our receivables, past collection history, current financial condition of key customers and economic conditions. Based on this evaluation, we establish a reserve for specific accounts receivable that we believe are uncollectible, as well as an estimate of uncollectible receivables not specifically known. Our estimate of the allowance for doubtful accounts is a critical accounting estimate because it is highly susceptible to change from period to period. In addition, it requires management to make judgments about the future financial condition of our customers.

Deterioration in the financial condition of any key customer or a significant slowdown in the economy could have a material negative impact on our ability to collect a portion or all of the accounts receivable. We believe that analysis of historical trends and current knowledge of potential collection problems provides us with sufficient information to establish a reasonable estimate of an allowance for doubtful accounts. However, since we cannot predict with certainty future changes in the financial stability of our customers, our actual future losses from uncollectible accounts may differ from our estimates. In the event we determine that a smaller or larger balance of the allowance for uncollectible accounts was appropriate, we would record a credit or charge to selling, general and administrative expenses in the period in which we made such a determination.

Customer discounts and allowances. We provide allowances for estimated returns and customer incentive programs when the revenue is recognized, based on historical experience, current trends and any notification of pending returns. The customer allowances are, in many instances, subjective and are determined with significant management judgment and are reviewed regularly to determine the adequacy of the amounts. Changes in economic conditions, markets and customer relationships may require adjustments to these allowances from period to period. In the event that future trends vary significantly from past or expected trends, our reported net sales may increase or decrease by a material amount.

Certain customer discounts and allowances are earned and payable to customers if a specified level of sales volume is met. We record such customer discounts and allowances based on the estimated and probable allowances for the period. The amounts are recorded as a reduction of net sales based on the actual customers’ sales volume during the period. If actual allowances differ from management estimates, gross margin and operating income could be affected. The most significant allowance reflects our estimates of discounts that certain foodservice customers are entitled to claim based on their distribution activities. Our calculation is based on historical trends of both the discount amounts claimed and length of time between our sale of the product and the customer’s claim.

Vendor incentives. Certain vendor incentives are earned only if a specified level of annual purchases is achieved. We record such incentives during the interim periods based on the actual results achieved on a year-to-date basis compared to targets or specified levels of purchases. The amounts are recorded as a reduction of cost of goods sold based on the purchase volume during the interim period. If actual purchase volume differs from management estimates, gross margin and operating income could be affected.

Inventory reserves. We establish reserves for our inventory to reflect those conditions when the cost of the inventory is not expected to be recovered. We review such circumstances when products are not expected to be saleable based on criteria established by our supply chain organization and estimates based on historical experience. The reserve for these products is equal to all or a portion of the cost of the inventory based on the specific facts and circumstances. We monitor inventory levels on a regular basis and record changes in inventory reserves as part of cost of goods sold.

Income taxes. We account for income taxes in accordance with the asset and liability method under the FASB ASC Topic 740, Income Taxes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement and income tax bases of assets and liabilities and tax credit and operating loss carryforwards using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The recoverability of deferred tax assets is dependent upon our assessment of whether it is more likely than not that sufficient future taxable income will be generated in the relevant tax jurisdiction to utilize the deferred tax asset. In evaluating our ability to recover our deferred tax assets, in full or in part, we consider all available positive and negative evidence including our past operating results, the existence of cumulative losses in the most recent fiscal years, and our forecast of future taxable income on a jurisdiction by jurisdiction basis. In determining future taxable income, we review the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. In the event we determine that our future taxable income will not be sufficient to utilize the deferred tax asset, a valuation allowance is recorded. If that assessment changes, a charge or a benefit would be recorded in our statement of operations. We currently do not believe that we will fully realize the benefit of our deferred tax assets in the United States, except for the reversal of deferred tax liabilities, and therefore we have a full valuation allowance against these deferred tax assets.

Impact of Recently Issued Accounting Standards

In July 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162. Pursuant to the statement, the FASB Accounting Standards Codification (“ASC”) officially became the single source of authoritative nongovernmental GAAP, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature. After July 1, 2009, only one level of authoritative GAAP exists. All other accounting literature is considered non-authoritative. The FASB ASC reorganizes the thousands of GAAP pronouncements into approximately 90 accounting topics and displays them using a consistent structure. Also included in the FASB ASC is relevant SEC guidance organized using the same topical structure in separate sections. The statement is effective for interim and annual periods ending after September 15, 2009. This has an impact to our financial statement disclosures since all references to authoritative accounting literature are references in accordance with the FASB ASC.

FSP No. FAS 107-1 and APB 28-1 — On April 9, 2009, the FASB issued FASB Staff Position (“FSP”) No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. This FSP requires disclosures of fair value for any financial instruments not currently reflected at fair value on the balance sheet for all interim periods. This FSP is effective for interim and annual periods ending after June 15, 2009 and should be applied prospectively. We do not expect any material financial statement implications relating to the adoption of this FSP. The transition and effective date of information related to FSP 107-1 and APB 28-1 are included in the FASB ASC under Topic 825, Financial Instruments.

SFAS No. 161 — In March 2008, the FASB issued SFAS No. 161, Disclosures About Derivative Instruments and Hedging Activities. SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 161 was effective for Solo as of the first quarter in 2009. In accordance with the new requirements, we have expanded our disclosures to explain why we use derivative instruments, how derivative instruments and related hedged items are accounted for, and the impact of derivative instruments and related hedged items on our financial statements. The provisions of SFAS No. 161 are included in the FASB ASC under Topic 815, Derivatives and Hedging.

FSP No. FAS 157-2 — In February 2008, FASB issued FSP No. FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”). FSP 157-2 defers the effective date of SFAS No. 157, Fair Value Measurements to fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Examples of items within the scope of FSP 157-2 are nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods), and long-lived assets, such as property, plant and equipment and intangible assets measured at fair value for an impairment assessment under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

In September 2006, the FASB issued SFAS No. 157 which clarifies the definition of fair value whenever another standard requires or permits assets or liabilities to be measured at fair value. Specifically, the standard clarifies that fair value should be based on the assumptions market participants would use when pricing the asset or liability, and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 does not expand the use of fair value to any new circumstances, and must be applied on a prospective basis except in certain cases.

The partial adoption of SFAS No. 157 in the first quarter of 2008 with respect to financial assets and financial liabilities recognized or disclosed at fair value in the financial statements on a recurring basis did not have a material impact on our consolidated financial statements, but resulted in additional disclosures contained in note 11 to our consolidated financial statements included elsewhere in this prospectus. As of September 27, 2009 and December 28, 2008, the expanded disclosure provisions of SFAS No. 157 were applied to the Company’s derivative instruments recorded as financial liabilities, as described in Note 9 to our consolidated financial statements included elsewhere in this prospectus. In addition, as of the first quarter in 2009, the Company adopted the provisions of SFAS No. 157 with respect to its non-financial assets and non-financial liabilities, which had been deferred under FSP FAS 157-2.

The provisions of SFAS No. 157 are included in the FASB ASC under Topic 820, Fair Value Measurements and Disclosures. As of September 27, 2009, these disclosure provisions are applied to assets held for sale, as described in Note 3 to our consolidated financial statements included elsewhere in this prospectus, because these non-financial assets are required to be measured at the lower of carrying value or fair value less costs to sell in accordance with the provisions of FASB ASC Topic 360, Property, Plant and Equipment.

SFAS No. 141R — In December 2007, the FASB issued SFAS No. 141 (revised 2007), a revision of SFAS No. 141, Business Combinations. SFAS No. 141R establishes requirements for the recognition and measurement of acquired assets, liabilities, goodwill and non-controlling interests. SFAS No. 141 R also provides disclosure requirements related to business combinations. SFAS No. 141 R is effective for fiscal years beginning after December 15, 2008. SFAS No. 141R will be applied prospectively to business combinations with an acquisition date on or after the effective date. The provisions of SFAS No. 141R are included in the FASB ASC under Topic 805, Business Combinations.

SFAS No. 160 — In December 2007, the FASB issued SFAS No. 160, Non-Controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. SFAS No. 160 establishes new standards for the accounting for and reporting of non-controlling interests (formerly minority interests) and for the loss of control of partially owned and consolidated subsidiaries. SFAS No. 160 does not change the criteria for consolidating a partially owned entity. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 160 did not have a material impact on our consolidated financial statements. The provisions of SFAS No. 160 are included in the FASB ASC Topic 810, Consolidation.

SFAS No. 159 — In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to elect to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected would be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We adopted SFAS No. 159 in the first quarter of 2008 and elected not to apply the fair value option to any of our financial instruments. The provisions of SFAS No. 159 are included in the FASB ASC under Topic 820, Fair Value Measurements and Disclosures.

Quantitative and Qualitative Disclosures About Market Risk

In the ordinary course of business, we are exposed to market risk-sensitive instruments, which consist primarily of interest rate risk associated with our variable rate debt. As of December 28, 2008, the first lien credit agreement and our Canadian credit facility both included a revolving and term credit facility bearing interest at variable rates. In connection with the refinancing transactions we extinguished the first lien credit agreement.

We enter into derivative instruments as part of our risk management strategy. In September 2007, we entered into a forward-starting receive-variable, pay-fixed interest rate swap with a notional amount of $50.0 million. The variable rate of interest received was the Eurodollar rate. The fixed rate of interest paid was 4.6475%. The swap agreement was effective from October 2, 2007 through April 2, 2009, the expiration date of the swap agreement.

As of December 28, 2008 and September 27, 2009, we also had three forward-starting receive-variable, pay-fixed interest rate swap agreements with a total notional amount of $150.0 million that were entered into to hedge a portion of our exposure to interest rate risk under our variable-rate borrowings under the first lien credit agreement. The variable rate of interest received is the Eurodollar rate. The fixed rate of interest paid is 5.3765%. These swap agreements are effective from August 28, 2007 through February 28, 2011. Prior to the refinancing transactions, these interest rate swaps had been designated and qualified as highly effective cash flow hedges. As long as these swaps were designated as cash flow hedges, the mark-to-market changes on these interest rate swaps were reported as a component of accumulated other comprehensive income. As a result of the refinancing transactions, the hedged forecasted payments of variable-rate interest for borrowings under the first lien credit agreement were no longer probable. Accordingly, we discontinued hedge accounting prospectively, and, as a result, the cumulative mark-to-market loss of $9.1 million associated with these swaps was reclassified from accumulated other comprehensive loss to interest expense in June 2009. In periods subsequent to June 2009 through the expiration of these interest rate swaps, we are exposed to variations in the fair value of the swaps as 3-month LIBOR fluctuates.

Interest accrues on outstanding borrowings under our asset-based revolving credit facility at a rate of either LIBOR (as defined in the loan agreement governing our asset-based revolving credit facility plus a margin of 4% per annum or a specified base rate plus a margin of 3% per annum, at our option. These interest rate margins are subject to adjustment after July 2, 2010 based on borrowing base availability. As of September 27, 2009, the variable interest rate on borrowings under our asset-based revolving credit facility was 6.25%.

The interest rate on borrowings under the first lien credit agreement was either a Eurodollar rate (1, 2, 3 or 6 months) plus a margin or the bank’s base rate plus a margin, whichever we selected. For the revolving credit facility under the first lien credit agreement, the margin varied from 2.75% to 3.50% on Eurodollar rate borrowings and from 1.75% to 2.50% on base rate borrowings depending on our most recent consolidated leverage ratio (as defined in the first lien credit agreement). For the term loan under the first lien credit agreement, the margin was 3.50% on Eurodollar rate borrowings and 2.50% on base rate borrowings. At December 28, 2008, the variable interest rate on term loan borrowings was 5.28% and the variable interest rate on borrowings under the revolving credit facility was 5.00%.

The revolving and term loans under our Canadian credit facility bear interest at the Canadian prime rate plus 0.25% or the Canadian bankers’ acceptance rate plus 1.50%, at our option. As of September 27, 2009 and December 28, 2008, outstanding borrowings under the term loan carried an effective interest rate of 1.90% and 3.81%, respectively.

As of September 27, 2009, the outstanding indebtedness under our asset-based revolving credit facility was $9.7 million and $109.9 million was available under our asset-based revolving credit facility, after giving effect to borrowing base limitations and outstanding letters of credit. As of September 27, 2009, the outstanding indebtedness under our Canadian credit facility was CAD$0.8 million (approximately $0.7 million) and CAD$11.9 million (approximately $11.0 million) was available under the revolving credit facility.

As of September 27, 2009, based upon the information above, our annual pre-tax income would increase by approximately $1.4 million or decrease by approximately $0.3 million for each one-percentage point increase or decrease, respectively, in the interest rates applicable to our variable rate debt and interest rate swap agreements. The level of the exposure to interest rate movements may fluctuate significantly as a result of changes in the amount of indebtedness outstanding under our revolving credit facilities.

As of December 28, 2008, the outstanding indebtedness under the first lien credit agreement was $362.0 million, and the outstanding indebtedness under our Canadian credit facility was CAD$1.9 million (approximately $1.5 million). Based upon the information above, our 2008 pre-tax loss would have increased or decreased by approximately $1.9 million for each one-percentage-point decrease or increase in the interest rates applicable to the variable rate debt.

BUSINESS

Overview

We are a leading producer and marketer of single-use products used to serve food and beverages in QSRs, other foodservice settings and homes. We distribute our products globally and have served our industry for more than 70 years. We manufacture and supply a broad portfolio of single-use products, including cups, lids, food containers, plates, bowls, portion cups, cutlery and straws, with products available in plastic, paper, foam, post-consumer recycled content and renewable resources. We are recognized for our customer service, and our products are known for their quality, reliability and consistency. Our products are marketed primarily under the Solo® and Sweetheart® brands, as well as Bare™ by Solo®, Trophy® and Jack Frost®. In addition to being a leading supplier of branded single-use cups, plates and bowls in the United States, we also manufacture and supply a line of private label products to select customers.

We currently operate 15 manufacturing facilities and 13 distribution centers, some of which are combined in one location, in North America, the United Kingdom and Panama. For Fiscal Year 2008, we generated approximately $1.8 billion of net sales and a loss from continuing operations of approximately $12.2 million. Sales in the United States accounted for approximately 82% of our net sales for Fiscal Year 2008.

Solo was incorporated in Delaware in January 2004 to be the holding company for Solo Illinois and its subsidiaries, and for SF Holdings and its subsidiaries, which included Sweetheart Cup Company Inc., or Sweetheart. Effective February 22, 2004, Solo Illinois became a wholly owned subsidiary of Solo. On February 27, 2004, with an effective date of February 22, 2004, Solo acquired 100% of the outstanding capital stock of SF Holdings. Prior to those transactions, Solo had no operations other than in connection with its formation and the authorization of those transactions.

In September 2005, Sweetheart changed its name to Solo Cup Operating Corporation. In October 2005, Solo Illinois merged with and into SCOC, and SCOC was the surviving entity. Solo is a holding company, the material assets of which are 100% of the capital stock of SF Holdings. SF Holdings owns 100% of the capital stock of SCOC.

Solo is a wholly-owned subsidiary of SCIC. SCC Holding and Vestar own 67.25% and 32.71%, respectively, of SCIC. Members of our management hold the remaining 0.04% of SCIC.

Solo Illinois was established in 1936. SCOC’s operating history dates from the founding of a predecessor company in 1911.

Financial information about our business segments, which are combined geographically, is disclosed in note 19 to our consolidated financial statements included in elsewhere in this prospectus.

Customers; Sales and Marketing

We serve two primary customer groups: (1) foodservice distributors and operators, referred to collectively in this prospectus as foodservice customers, and (2) retailers of consumer products, referred to in this prospectus as consumer customers.

Foodservice

Approximately 83% of our net sales for Fiscal Year 2008 were to foodservice customers, including:

•

foodservice distributors, including broadline distributors, such as Sysco Corporation, U.S. Foodservice, Inc., and Foodservices of America Inc., and specialty distributors, such as Bunzl plc, Network Services Company and UniPro Foodservice, Inc.; and

•	large foodservice operators, such as Starbucks Corporation, Dunkin’ Donuts, McDonald’s Corporation, YUM! Brands, Inc. and Panera Bread Company.

We believe we have strong relationships with our foodservice customers due to our broad array of product offerings, longstanding leadership in the industry and demonstrated capability in product quality, innovation, graphics and customer service.

We sell our products to foodservice customers through our regionally organized, in-house direct sales force, national account direct sales force and, to a lesser extent, select broker networks. We also maintain direct selling relationships with several of our major national accounts for which we provide direct customer service and tailored products for specific customer requirements. Our distributor customers’ stocking decisions are based on demand from foodservice operators. Consequently, our direct and national account sales force focuses on maintaining both a service-oriented supplier relationship with distributors and on driving end-market demand from foodservice operators by offering a breadth of high quality products. Our sales force works closely with the distributors and their customers to develop unique product offerings and promotional programs.

Consumer

Sales to consumer customers accounted for approximately 17% of our net sales for Fiscal Year 2008 and are made through various outlets, including:

•	grocery stores, such as Publix Super Markets, Inc., The Kroger Co. and Albertson’s, Inc.;

•	mass merchandisers, such as Target Corporation and Wal-Mart Stores, Inc.;

•	warehouse clubs, such as Costco Wholesale Corporation and BJ’s Wholesale Club, Inc.;

•	value channel stores, such as Dollar General Corporation, Family Dollar Stores Inc., ALDI Inc. and Sav-A-Lot Foods Inc.; and

•	other retail outlets, such as drug and party stores.

We sell to a diverse group of consumer customers primarily through regional broker networks. In the case of some of our larger consumer customers, such as Costco Wholesale Corporation, we maintain a direct supplier relationship through our in-house direct sales force. Our sales and marketing strategy for consumer customers is designed to support our strong brand names and private label product offerings and includes integrated marketing programs that consist of a combination of in-store and select radio, television, print and product-placement brand enhancement activities.

Any backlog of orders we may have with our foodservice or retail customers is not material.

Industry

We compete in the single-use foodservice products industry. The industry encompasses a wide variety of products, including single-use cups, lids, plates, bowls, containers, cutlery and straws. These products are manufactured from plastic and paper raw materials, such as coated and uncoated paper, polystyrene, polypropylene, PET; emerging bio-resins, such as PLA; and renewable resources, such as sugarcane. Single-use foodservice products are used primarily in QSRs, as well as in healthcare, education, hospitality, convenience store and office locations and in the home. These products generally reach the market through broadline, specialty or non-food distributors and through retail grocers, mass merchandisers, drug stores and value retailers.

The single-use foodservice products industry, in which we were an early participant, has benefited from increased food consumption away from home which, as a percentage of total food purchases, has grown from 41% in 1982 to 48% in 2008, according to data from the U.S. Bureau of the Census and Technomic, Inc. In addition, the industry has grown through a combination of an increase in the consumption of already-prepared foods and restaurants changing their menus to include items that require additional on-the-go foodservice products to service the expanded drive-through and take-out meal market.

The single-use foodservice products industry is highly fragmented and competitive, with manufacturers competing on the basis of brand reputation, product quality and price, breadth of product offering and customer service. Our competitors range from large multi-national, vertically-integrated companies to local manufacturers having a specific product or end-market focus. We believe that our combination of breadth of product offerings and exclusive focus on single-use foodservice products distinguishes us from our competitors.

Seasonality

Historically, we have experienced fluctuations in sales by season as more of our products are sold in the warmer months with the majority of our net cash flows from operations realized during the last nine months of the year. Typically, during the first quarter we build inventory to meet demand in the warmer months. Sales for such periods reflect the high seasonal demands of the summer months when outdoor and away-from-home consumption increases.

Raw Materials

In recent years, our industry experienced volatility in raw material and energy pricing. The principal raw materials we use for our plastic operations are various types of resins and for our paper operations it is primarily paperboard. The resins include polystyrene, polypropylene and APET. We purchase resins from large petrochemical and resin producers. Resin prices are influenced by other input prices such as crude oil, natural gas, benzene, ethylene and paraxylene, as well as availability of supply and changes in demand.

The principal raw material used in our paper operations is solid bleached sulfate paperboard. We purchase board from a variety of large and small paperboard manufacturers. Paper prices are driven by global supply and demand as well as input costs for energy, fiber, chemicals, polyethylene and transportation.

We believe we have good relationships with our major raw material suppliers. For 2008, our overall supply of raw materials was adequate and for 2009, we believe they will remain adequate.

Our raw material costs make up a significant portion of our cost of goods sold. Although we generally enter into one to three year term supply contracts with a number of our raw material suppliers, we continue to have exposure to changes in raw material prices. Historically, we have not hedged our exposure to fluctuations in raw material prices.

Manufacturing

Our manufacturing strategy is to reduce costs through continuous process improvements and innovation, while meeting our customers’ needs and maintaining our standard for quality. We employ many different technologies and strategies to supply a wide product line including working with other third parties to supply manufacturing capability in instances where expertise or economies of scale are not available in-house. We manufacture and supply various products in plastic, paper and foam. Our flexibility and expertise in these technologies enable us to respond quickly to customer needs.

The primary processes employed in manufacturing our products are as follows:

•

Plastic Cups, Lids, Plates, Bowls, Foam Cups and Plates. Plastic extrusion is used to convert plastic resin from pellets to a flat extruded sheet. Using a thermoforming process, we convert the extruded sheet into the final product and graphics are added based on customer specifications. The product is packaged in various quantities depending on customer requirements. We have the capability to use a large variety of resins, including polystyrene, polypropylene and APET.

•

Paper Cups, Plates, and Food Containers. Paperboard is embossed or printed with graphics according to customer requirements and fed through machines that cut, form and/or fold the material into the final product.

•

Plastic Cutlery. We utilize injection molding machines to manufacture plastic cutlery. The plastic pellets are melted, and the molten resin is injected into the mold. The parts are automatically cooled, trimmed and ejected from the machine. The product is then either packaged in bulk or individually wrapped. Products can be made using polypropylene or polystyrene.

Distribution

Our self-managed distribution centers in North America are located in proximity to major population centers, generally consolidating the output of our manufacturing operations. This design allows us to deliver over 85% of our product by the following business day. As a result of this strategy, we are able to offer a broad range of products from our distribution centers and provide value to our customers as they can carry less inventory and we can react to their demand more rapidly. Our foreign subsidiaries operate out of owned or leased warehouses and manage the related distribution and transportation networks.

Competition

The single-use foodservice products industry is extremely competitive and highly fragmented. We compete for customers based on brand reputation, quality, cost, customer service, breadth of product offering, product differentiation, innovation, marketing programs and value. Our competitors include large multinational companies as well as regional manufacturers. Some of our competitors compete across many of our product lines, while most compete with only some of our products. A few of our competitors are integrated in the manufacturing of single-use foodservice products and related raw materials which reduces their costs for these materials and gives them greater access to these materials in periods of short supply. Our products also compete with metal, glass and other packaging materials, as well as plastic packaging materials made through different manufacturing processes. We also face competition from foreign competitors who are entering regional U.S. markets in certain product categories and are aggressively trying to differentiate their product offerings based on price.

Intellectual Property

We rely on a combination of trade secrets, confidentiality agreements, patent, trademark, copyright, licenses, contractual provisions, unfair competition and other intellectual property laws to protect our intellectual property and other proprietary rights. We own a number of patents and trademarks, which vary in duration, depending upon when the application was filed or granted. We believe that, in the aggregate, the rights under our patents and trademarks are generally important to our business; however, no single one of them is material to our business. Litigation may be necessary to enforce our intellectual property rights and protect our proprietary information, or to defend against claims by third parties related to our intellectual property and could result in substantial costs and diversion of our resources. Even if our proprietary rights are held enforceable, others may be able to design around our patents or independently develop products and processes equivalent to our proprietary and confidential information.

Research and Development

Our research and development strategy has three goals: (1) to create innovative, value-added products and packaging that target both new and existing customers, (2) to differentiate our products in the marketplace and (3) to explore the use of alternative substrates to create new products and market opportunities and enhance our overall market position. We continue to develop, test and sample new and recycled raw materials for use in paper and plastic products including those derived from renewable resources. In 2008, we made significant investments in the addition of a manufacturing line that will allow us to manufacture cups and lids made from polypropylene, a material that offers the potential to use less material and emit less green house gas in its manufacture. We also expanded the product offering in our Eco-Forward line, known as Bare by Solo, with the addition of products made from annually renewable resources, post consumer recycled PET and cups made with polylactic acid (PLA), a plant based material, that allows the opportunity for composting in commercial composting centers, where available.

International

Our international operations consist of operating subsidiaries in the United Kingdom, Canada, Panama and Mexico as well as international export sales originating in the U.S. and our international subsidiaries. Approximately 18% of our net sales for Fiscal Year 2008 were generated outside the United States. International operations are subject to certain additional risks inherent in conducting business outside the United States, such as changes in currency exchange rates, price and currency exchange controls, import restrictions, nationalization, and other restrictive governmental action, as well as volatile economic, social and political conditions in certain countries.

Employees

As of December 28, 2008, we had approximately 7,100 employees worldwide, including approximately 5,900 in the United States (including U.S. territories); approximately 5,600 or 79%, of total employees worldwide were hourly workers. As of December 28, 2008, approximately 800 or 14%, of our hourly employees were covered by collective bargaining agreements. We currently have collective bargaining agreements in effect at our facilities in Augusta, Georgia; Springfield, Missouri; Scarborough, Ontario, Canada; Cuautitlan, Mexico; and Juan Diaz, Panama. These agreements cover all hourly-paid production, maintenance and distribution employees at each facility and contain standard provisions relating to, among other things, management rights, grievance procedures, strikes and lockouts, seniority and union rights. The current expiration dates of the Augusta, Springfield, Scarborough, Cuautitlan and Juan Diaz agreements are March 31, 2012, February 28, 2011, November 30, 2010, December 31, 2009 and June 30, 2013, respectively. Other than the agreements described above, no employees are currently covered by collective bargaining agreements. We believe that we have good relationships with our employees.

Environmental Regulation

In the normal course of business, we are required to comply with federal, state, foreign and local environmental and occupational health and safety laws and regulations, including those governing emissions of air pollutants, discharges of waste and storm water and the handling, use, treatment, storage and disposal of, or exposure to, hazardous substances. Historical capital and operating expenditures deemed necessary to remain in compliance have not had a material impact on our financial position. We believe that we are in material compliance with applicable standards and regulations of the various regulatory agencies.

The Clean Air Act requires the phase out of certain refrigerant compounds. Although we are grandfathered in, we must upgrade or retrofit air conditioning and chilling systems we use during the next few years. We have decided to replace units as they become inefficient or unserviceable. We expect to complete the replacement of all such units within the next five to nine years and we do not believe that the costs associated with such replacement will be material to our business, financial condition, results of operations or cash flows.

Some of our facilities contain asbestos. We monitor such asbestos on an ongoing basis and maintain and/or remove it as appropriate to prevent the release of friable asbestos. We do not believe the costs associated with this program will be material to our business, financial condition, results of operations or cash flows.

We have received a number of requests for information or notifications of potential liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 regarding the investigation or cleanup of environmental contamination at third party sites. We have no reason to believe that the final outcome with respect to these matters will have a material adverse effect on our business, financial condition, results of operations or cash flows. However, no assurance can be given about the ultimate effect, if any, of such matters on us.

Legal Proceedings

We are involved in various claims and legal actions arising from time to time in the ordinary course of business. We establish reserves for claims and actions when it is probable that we will incur a loss and such loss is capable of being estimated. While we cannot predict the outcome of these claims and actions with certainty, management believes that based on our current assessment of the facts and circumstances we are not a party to any pending legal proceedings, the ultimate disposition of which would have a material adverse effect on the our business, financial position, results of operations or cash flows.

Properties

We own, lease and operate manufacturing and distribution facilities throughout North America, Panama and the United Kingdom. The table below provides summary information regarding our material manufacturing, distribution and office properties that are currently in operation. We believe these properties are being used for, and are adequate for, their intended purposes and are well maintained. A number of our owned properties are mortgaged as collateral under the indenture governing the notes and our asset-based revolving credit facility. The table below does not reflect our manufacturing facilities located in Belen, New Mexico or Highland Park, Illinois, each of which was closed in 2008 or 2009 and is currently either under contract for sale or being actively marketed for sale. The table also does not reflect our vacant real estate in Chicago, Illinois, which is also being actively marketed for sale. In December 2009, our executive offices moved from Highland Park, Illinois to a new leased facility in Lake Forest, Illinois, and the table reflects this leased facility.

Facilities
Location		Function	Owned/Leased	Size (Approximate Square Footage)
California	Rialto	Distribution Center	Leased	882,230
Georgia	Augusta	Manufacture	Leased	369,000
	Conyers	Manufacture	Leased	367,000
	Social Circle	Distribution Center	Leased	1,300,718
Idaho	Twin Falls	Manufacture	Owned	130,000
Illinois	Chicago	Manufacture	Leased	839,000
	Lake Forest	Executive Office	Leased	133,218
	University Park	Distribution Center	Leased	1,555,720
	Urbana	Manufacture	Leased	269,000
Maryland	Federalsburg	Manufacture	Leased	405,000
	Hampstead	Distribution Center	Leased	1,034,032
	Owings Mills (2 facilities)	Manufacture/Distribution Center	Owned	1,703,292
Massachusetts	North Andover	Manufacture	Leased	248,500
Missouri	Springfield	Manufacture	Owned	941,000
Oklahoma	Ada	Manufacture	Owned	267,000
Texas	Dallas	Manufacture/Distribution Center	Leased	1,220,000
	Grand Prairie	Distribution Center	Leased	603,354
Washington	Sumner	Distribution Center	Leased	401,076
Non-US	Mississauga, Ontario, Canada	Distribution Center/Office	Leased	262,087
	Toronto, Ontario, Canada	Manufacture/Distribution Center	Owned	285,000
	Cuautitlan, Mexico (4 facilities)	Manufacture/Distribution Center	1 Owned/ 3 Leased	105,500
	Panama (2 facilities)	Manufacture/Distribution Center	1 Owned/ 1 Leased	359,773
	United Kingdom (5 facilities)	Manufacture/Distribution Center	Leased(1)	287,000

(1)	At one of these facilities we own a building on leased land.

We also utilize a small number of third party warehouses on a pay for use basis.

MANAGEMENT

The following table sets forth the name, age and current position of Solo’s executive officers and directors as of December 1, 2009.

Name	Age	Position(1)(2)	Date First Elected
Kevin A. Mundt	55	Chairman of the Board, Chairman of the Audit Committee, Member of the Compensation Committee	12/15/06(1)

Robert L. Hulseman	77	Chairman Emeritus of the Board	1/29/04(2)

Robert M. Korzenski	55	Chief Executive Officer, President and Director	4/15/04(2)

Robert D. Koney, Jr.	53	Chief Financial Officer and Executive Vice President	4/2/07

George F. Chappelle, Jr.	48	Chief Operating Officer and Executive Vice President	10/2/09

Thomas A. Pasqualini	52	Executive Vice President — Supply Chain and Logistics	4/15/04(2)

Jan Stern Reed	50	Executive Vice President — HR, General Counsel and Secretary	11/30/04(2)

Steven J. Jungmann	47	Senior Vice President — Consumer Sales and Marketing	4/10/07

Peter J. Mendola	53	Senior Vice President — Operations	4/2/07

Malcolm S. Simmonds	48	Senior Vice President — Foodservice Sales and Marketing	4/2/07

Neil Harrison	56	Director, Member of the Audit Committee	4/2/07

James R. Hulseman	54	Director	8/3/07

John D. Hulseman	53	Director	8/3/07

Sheila M. Hulseman	74	Director	1/29/04

Jeffrey W. Long	53	Director, Chair of the Compensation Committee	12/15/06(1)

Daniel S. O’Connell	55	Director, Member of the Compensation Committee	2/28/04(1)

Brian P. O’Connor	34	Director, Member of the Audit Committee	4/3/08(1)

(1)	Messrs. Long, Mundt, O’Connell and O’Connor are each employees and equity owners of Vestar, an affiliate of Solo due to its ownership of 32.71% of the voting stock of SCIC, Solo’s parent.

(2)	Please refer to the identified individual’s biography set forth below for information concerning additional director or executive positions held with us.

Kevin A. Mundt is a director and has served as Chairman of the Board since December 2006. Mr. Mundt is a managing director of Vestar, which he joined in 2004. He was a Managing Director of Mercer Oliver Wyman, the financial consulting arm of Marsh and McLennan, from 1998 to 2003. Prior to that, beginning in 1983, he was one of the founders of Corporate Decisions, Inc., which was acquired by Marsh and McLennan. Mr. Mundt is also currently a director of Birds Eye Foods, Sunrise Medical, MediMedia, Fiorucci, SpA, National Mentor and Sun Products Corporation.

Robert L. Hulseman is a director and has served as Chairman Emeritus since December 2006. He served as Chairman and Chief Executive Officer of Solo from January 2004 until December 2006. Mr. Hulseman served as Chairman and Chief Executive Officer of Solo Illinois from January 1998 to October 2005 and served as a director of Solo Illinois from April 1956 to June 2005. He began his career in the single-use foodservice and food packaging products industry with Solo Illinois in 1950. Mr. Hulseman is the husband of Solo director Sheila M. Hulseman and the uncle of Solo directors James R. and John D. Hulseman.

Robert M. Korzenski is a director and Chief Executive Officers and President of Solo having served as director and President since April 2006 and as the Chief Executive Officer since August 2006. Prior to that, he served as Executive Vice President — Sales and Marketing of Solo from February 2005 until April 2006, as Senior Vice President — Integration; Hoffmaster-Fonda Brands of Solo and Solo Illinois from February 2004 to February 2005 and as President of the Hoffmaster brand of Sweetheart from March 2002 until February 2004. Mr. Korzenski served at The Fonda Group, Inc. from March 1995 until March 2002, where he was President and Chief Operating Officer from March 1998 to March 2002.

Robert D. Koney, Jr. is Chief Financial Officer and Executive Vice President of Solo, having served in that capacity since April 2007. Prior to joining Solo, Mr. Koney was Chief Financial Officer and Senior Vice President of Russell Corporation, an athletic and sporting goods company, from September 2004 to December 2006. Mr. Koney also served at Goodrich Corporation (NYSE: GR), a global supplier of systems and services to the aerospace and defense markets, from 1986 to 2004, where he was Vice President, Corporate Controller and Principal Accounting Officer from 1998 to 2004.

George F. Chappelle, Jr. is Chief Operating Officer and Executive Vice President of Solo, having served in that capacity since October 2009. Prior to joining Solo, Mr. Chappelle was Senior Vice President, Chief Supply Chain Officer and Senior Corporate Officer of Sara Lee Corporation (NYSE: SLE), a global consumer goods company, from June 2005 to February 2008. Prior to his tenure at Sara Lee, Mr. Chappelle served as Vice President, Chief Information Officer and Corporate Officer of H.J. Heinz Company (NYSE: HNZ), a global marketer and producer of foods, from August 2002 to June 2005. During such time, Mr. Chappelle also served as H.J. Heinz Company’s Vice President of Business Transformation from March 2003 to June 2005.

Thomas A. Pasqualini is Executive Vice President — Supply Chain and Logistics of Solo, having served in that capacity since June 2005, and served as Executive Vice President — Operations from April 2006 to April 2007. Mr. Pasqualini served as Senior Vice President — Global Supply Chain from July 2004 to June 2005, as Senior Vice President — Integration: Sweetheart Brands of Solo and of Solo Illinois from February 2004 to July 2004 and as Senior Vice President — Manufacturing and Logistics of Sweetheart from August 2002 to February 2004. For five years prior to that, he was Vice President of Logistics and Distribution and director of Distribution at Sweetheart.

Jan Stern Reed is Executive Vice President — HR, General Counsel and Secretary of Solo, having served in that capacity since April 2006. Prior to that, Ms. Reed served as Executive Vice President, General Counsel and Secretary of Solo from June 2005 to April 2006. From December 2004 to June 2005, she served as Senior Vice President, General Counsel and Secretary of Solo. Prior to joining Solo, Ms. Reed served as Associate General Counsel and Corporate Secretary for Baxter International Inc., a global developer and manufacturer of products used in the health care field, from February 1998 to November 2004, and also served as its Chief Governance Officer from March 2003 to November 2004.

Steven J. Jungmann is Senior Vice President — Consumer Sales and Marketing of Solo, having served in that capacity since April 2007. Prior to joining Solo, Mr. Jungmann was Senior Vice President of Sales for Spectrum Brands, a global consumer products company with a diverse portfolio including Rayovac and Remington, from January 2006 to April 2007. Mr. Jungmann also served at Kraft Foods Inc., a global food and beverage company, as Vice President — Category Sales from February 2003 to December 2005, as Vice President — Strategy from August 2002 to January 2003 and as Senior Director — Strategy from January 2002 to December 2002.

Peter J. Mendola is Senior Vice President — Operations of Solo, having served in that capacity since April 2007. Prior to joining Solo, Mr. Mendola spent 19 years at Georgia Pacific/Dixie, a world-wide manufacturer and marketer of tissue, packaging, paper, pulp and building products, most recently as Vice President — Paper Operations from 2004 until 2007 and as Vice President — Supply Chain and Technical Services from 2001 to 2004.

Malcolm S. Simmonds is Senior Vice President — Foodservice Sales and Marketing of Solo, having served in that capacity since April 2007. Prior to joining Solo, Mr. Simmonds was Senior Vice President and General Manager — Foodservice Bakery of The Schwann Food Company, a multi-billion dollar private company selling fine frozen foods world-wide, from August 2005 to April 2007. From July 1998 to August 2005 Mr. Simmonds held the positions of Director — Marketing and Vice President — Marketing for the Foodservice and Specialty Brands division of Sara Lee Corporation.

Neil Harrison is a director of Solo, having served in that capacity since April 2007. Mr. Harrison has served as the Chairman, President and Chief Executive Officer of Birds Eye Foods, an international producer of canned, bottled and frozen products, since September 2005 and was Chairman, President and Chief Executive Officer of Atkins Nutritionals Inc. from February 2005 to June 2005. Prior to his employment with Atkins Nutritionals, Mr. Harrison was with the H.J. Heinz Company, where he served as an Executive Vice President — H. J. Heinz and President and Chief Executive Officer — Heinz North America from 2002 to 2004 and as President and Chief Executive Officer — Heinz Frozen Food Company from 1999 to 2002.

James R. Hulseman is a director of Solo, having served in that capacity since August 2007. Mr. Hulseman is currently Vice President — Special Projects of SCOC. He previously held the position of Vice President — Global Quality Initiatives from 2002 to 2007 and prior to that served as Vice President — Quality from October 2000. James R. Hulseman is the brother of Solo director John D. Hulseman and the nephew of Solo’s Chairman Emeritus Robert L. Hulseman and Solo director Sheila M. Hulseman.

John D. Hulseman is a director of Solo, having served in that capacity since August 2007. Mr. Hulseman has held the position of Energy Manager of SCOC since 2006. From 2001 until 2006 he was a Production Manager. John D. Hulseman is the brother of Solo director James R. Hulseman and the nephew of Solo’s Chairman Emeritus Robert L. Hulseman and Solo director Sheila M. Hulseman.

Sheila M. Hulseman is a director of Solo, having served in that capacity since January 2004. Ms. Hulseman served as a director of Solo Illinois from April 1989 to June 2005. Ms. Hulseman is the wife of Solo director Robert L. Hulseman and the aunt of Solo directors James R. and John D. Hulseman.

Jeffrey W. Long is a director of Solo, having served in that capacity since December 2006. Mr. Long has been a managing director of Vestar since September 2005. Before that, Mr. Long was a Principal at McKinsey and Company, Inc. from June 1999 to August 2005. Mr. Long is currently a director of St. John Knits International, Inc. and Consolidated Container Company, LLC.

Daniel S. O’Connell is a director of Solo, having served in that capacity since February 2004. Mr. O’Connell is the Chief Executive Officer and founder of Vestar. Prior to founding Vestar in 1998, Mr. O’Connell was a Managing Director and Co-Head of the Management Buyout Group at The First Boston Corporation. Mr. O’Connell is currently a director of Birds Eye Foods, Inc., Sun Products Corporation, Sunrise Medical, Inc., St. John Knits International, Inc., National Mentor and Radiation Therapy Services, Inc.

Brian P. O’Connor is a director of Solo, having served in that capacity since April 2008. Mr. O’Connor joined Vestar in August 2000 and has served as a Principal since January 2009. Prior to January 2009 he served Vestar in other capacities, including as Vice President from December 2006 to December 2008. Prior to joining Vestar, Mr. O’Connor was a member of the Merchant Banking group at Donaldson, Lufkin & Jenrette from August 1998 to June 2000.

Pursuant to the Stockholders’ Agreement, Messrs. Mundt, Harrison, Long, O’Connell and O’Connor serve on Solo’s board of directors as designees of Vestar; Messrs. Korzenski, Robert L. Hulseman, James R. Hulseman, James D. Hulseman and Ms. Sheila M. Hulseman serve on Solo’s board of directors as designees of SCC Holding; and Mr. Mundt serves as Chairman of the board of Solo as Vestar’s designee to that position. There are no other arrangements or understandings between any member of the board of directors or executive officer and any other person pursuant to which that person was elected or appointed to his or her position.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion is provided to give an understanding of our compensation policies and decisions regarding the named executive officers.

Background. Our board of directors’ compensation committee, which was established in 2007, oversees our executive compensation. Since its inception, the compensation committee has made significant changes to our compensation philosophy, and our policies have changed accordingly. Specifically, prior to 2007 our compensation policies and philosophy were primarily an extension of long-standing practices that had been in effect for many years as Solo Illinois before Vestar acquired an ownership interest in Solo. These practices included the provision of significant perquisites to senior management that have since been eliminated. The discussion in this section does not apply to the Hulseman family members who are identified in “Certain Relationships and Related Transactions and Director Independence” below, as their compensation is determined by the terms of the Stockholders Agreement and the Transition Agreement dated December 14, 2006 and entered into among Solo, Vestar, Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding and SCIC (the “Transition Agreement”).

Compensation Philosophy. The objectives of our compensation programs are to (i) drive our financial performance through incentives and rewards designed to direct individual performance toward achieving our common goals; (ii) align the executive officers and senior management with the entire employee team; (iii) attract and retain executive talent at compensation levels that are market competitive; and (iv) reflect the value of each officer’s position. Our compensation philosophy is to provide a competitive total rewards program comprised of four components: compensation; benefits; development; and work environment. The compensation portion of our total rewards program seeks to equitably and consistently recognize and compensate employees for superior performance. The short-term aspect of our program primarily focuses on competitive compensation consisting of both fixed and variable pay in the form of cash. These incentives are provided in the form of base compensation and an annual bonus plan. Because we do not have publicly-traded equity, we do not have the ability to utilize stock-based incentives as a component of our at-risk compensation; however, we have implemented a long-term incentive plan that is designed to align the senior management team with our long-term future financial success. Our total rewards approach is also geared towards supporting the overall business objectives by driving and maintaining a performance-driven culture, offering competitive benefits, encouraging and rewarding individual career development and providing a balance between work and family life.

Process for Determining Executive Compensation. The compensation committee determines annual cash compensation for each executive based on a number of factors, including their individual performance contributions during the year, any additional roles and responsibilities assumed, the ability of the executive to effect favorable change within the organization, our financial performance and the achievement of goals and objectives. Prior to recruiting for any open executive officer positions, each position is analyzed based on the specific job criteria, relocation considerations and the median market compensation for that position. After candidates are identified and selected, the compensation committee and management work together to develop a compensation package that we believe is market competitive and sufficiently rewarding to attract talent to us, taking into account the candidate’s current compensation, current position and overall experience.

Compensation Components. Our executive compensation includes a base salary, an annual cash incentive opportunity, traditional benefits, a long term incentive cash award opportunity and minimal perquisites. We do not have any formal or informal policy or target for the percentage of compensation that is allocated between annual and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, we have determined subjectively on a case-by-case basis — albeit within a range based on job description and level — the appropriate amount and mix of the various compensation components.

Base Salaries. Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries for our executives, together with other components of compensation, are evaluated for adjustment annually by the CEO based on an assessment of the executive’s performance utilizing the criteria set forth above under “— Process for Determining Executive Compensation,” as well as the executive’s contribution to achieving our goals and objectives, his or her leadership skills, economic market conditions and compensation trends in our industry, after which a recommendation by the CEO is presented to the compensation committee for ultimate approval by the board of directors.

Cash Bonuses. In addition to base salaries, our executives are eligible to receive an incentive cash payment based primarily on our financial performance measured on an annual basis and, to a lesser degree, individual objectives. This variable portion of our cash incentive program provides an opportunity for the executive to receive remuneration in direct proportion to the extent to which we have achieved our strategic, operational and financial goals. Our annual bonuses are paid under our annual management incentive plan (known as the “Management Incentive Plan” or “MIP”) which provides for a cash payment, dependent upon our obtaining specified earnings before interest, taxes, depreciation and amortization adjusted for certain items, such as non-cash charges and restructuring charges (known as “Adjusted EBITDA”), calculated as a percentage of the executive’s base salary. If we do not meet a certain percentage of the targeted annual Adjusted EBITDA amount (90% in 2008), there is no payout under the MIP. The target cash payment percent for each executive officer is between 55% and 65% of that executive’s base salary. If corporate financial performance measures are exceeded, executives may receive up to 200% of their target MIP payment that is based on the corporate financial performance measure. Actual awards under MIP are based upon our financial performance, and also each individual’s performance for the year. The percent allocated between Adjusted EBITDA achievement and individual performance varies under the MIP, depending upon the participant’s position. Since 2007, the total pool of employees eligible to participate in the MIP includes all managers and above.

The threshold, target and maximum annual Adjusted EBITDA amounts are set by the compensation committee and Solo’s board of directors each year. The compensation committee recommends to Solo’s board for approval the annual incentive target award and payout for each of the named executive officers, with the CEO providing recommendations to the compensation committee for each named executive officer other than himself. The CEO, the compensation committee and Solo’s board of directors followed this practice with regard to the 2008 MIP. For 2008, it was determined that we did not meet the threshold annual Adjusted EBITDA amount required to fund the plan that had been established by Solo’s board, and accordingly, no awards were granted to any participants in the MIP, including the executive officers.

At its March 2009 meeting, the compensation committee established the threshold, target and maximum annual Adjusted EBITDA amounts under the MIP. In addition, it recommended, and the full board approved, the target bonus award percentages set forth in the table below for Solo’s Chief Executive Officer, its Chief Financial Officer, and each of the three other most highly compensated executive officers who were serving as an executive officer as of the end of Fiscal Year 2008. The individuals identified in the table below are referred to in this prospectus as the named executive officers or NEOs. In addition, the full board approved the compensation committee’s recommendation that the named executive officers’ salaries remain at 2008 levels for the near-term, as set forth in the table below, with the understanding that such decision could be revisited later in the year depending upon our performance and general economic conditions.

Name	2009 Salary*	2009 MIP Target Award
Mr. Korzenski	$735,000	65%
Mr. Koney	$385,000	65%
Mr. Pasqualini	$410,000	65%
Ms. Reed	$450,000	65%
Mr. Simmonds	$325,000	55%

*	Base salaries for all salaried employees, including all executive officers, were reduced by ten percent for the first quarter of 2009 as part of our efforts to control costs in light of economic conditions. Salaries listed for the NEOs do not reflect this reduction nor does Mr. Koney’s salary reflect an increase to $425,000 effective October 2, 2009.

Stock Options. We do not offer any stock options. In 2007, Solo’s board of directors cancelled all outstanding vested and unvested options awarded under SCIC’s Management Investment and Incentive Compensation Plan and the plan was terminated.

Benefits and Perquisites. Prior to 2007, we maintained certain benefit plans only for and provided certain perquisites only to executive officers, certain other management members and the Hulseman family members. In 2007, the executive officers and all other participants in these plans were transitioned to the same medical, dental, life, disability, vision, and insurance benefit plans as those which are provided to all other employees in Solo on the same basis, terms and conditions. In addition, perquisites that were only offered to named executive officers were terminated. The NEOs currently receive substantially the same perquisites as those available to all employees. Mr. Korzenski, Ms. Reed and Mr. Pasqualini continue to receive a whole life insurance policy in the amount of $250,000 or a comparable annuity payment.

Long Term Incentive Plan. See the discussion below under the heading “Long Term Incentive Plan.” The compensation committee believes that this plan will provide a significant long term incentive for key senior management team members and continue to promote our performance-based philosophy.

Retirement Benefits. Executive officers also participate in our 401(k) plan, a tax-qualified retirement savings plan available to all employees, pursuant to which employees are permitted to defer a portion of their income under the 401(k) plan. Our matching contribution of 75% on the first 2% contributed by the employee and 50% on the next 4% contributed by the employee up to a maximum of $15,000 on a before tax basis was suspended for 2009. We do not maintain any defined benefit plans in which our NEOs participate. We offer a deferred compensation plan; none of our current NEOs participated in this plan during 2008 or 2009.

Severance Payments. Each of our NEOs is entitled to receive severance benefits upon certain qualifying terminations of employment, based upon either an applicable provision in such executive’s employment agreement or pursuant to the terms of our Severance Policy. These severance arrangements are intended to retain executives and provide continuity of management in connection with a threatened or actual change in control transaction. Certain terms of the employment agreements are described below under the caption “Executive Employment Agreements.”

Summary Compensation Information for Named Executive Officers

The following tables, narrative and footnotes summarize the compensation earned by Solo’s named executive officers for all services rendered in all capacities to us.

Summary Compensation Table — Fiscal Year 2008

Name and Principal Position(1)	Year		Salary($)	Bonus($)		Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)(4)	Total($)
Robert M. Korzenski	2008		735,010	—		—	—	16,706	751,716
Chief Executive Officer and President	2007		725,584	375,000	(5)	716,625	—	52,885	1,870,094
	2006		611,250	—		—	(4,000)	86,808	698,058

Robert D. Koney, Jr.	2008		382,506	—		—	—	9,456	391,962
Chief Financial Officer and EVP	2007	(6)	281,249	15,000	(7)	341,250	—	223,434	860,933
	2006	(6)	—	—		—	—	—	—

Thomas A. Pasqualini	2008		410,010	—		—	—	46,747	456,757
EVP — Supply Chain and Logistics	2007		404,622	—		399,750	—	99,211	903,583
	2006		368,125	97,500	(8)	—	—	153,907	619,532

Jan Stern Reed	2008		450,008	—		—	—	12,845	462,853
EVP — HR, General Counsel and Secretary	2007		443,275	—		438,750	—	65,768	947,793
	2006		372,062	170,000	(8)	—	—	72,481	614,543

Malcolm S. Simmonds	2008		320,000	—		—	—	8,893	328,893
SVP — Foodservice Sales and Marketing	2007	(6)	209,808	25,000	(7)	228,750	—	280,173	743,731
	2006	(6)	—	—		—	—	—	—

(1)	Eric A. Simonsen served as Solo’s Interim Chief Financial Officer from July 27, 2006 to January 12, 2007. Mr. Simonsen was a managing director of AlixPartners, LLC, and Solo did not directly pay him any salary or benefits.

(2)	Amounts for 2007 represent the annual incentive awards issued under the 2007 Management Incentive Plan but paid in 2008. No amounts were awarded under the 2008 Management Incentive Plan which is discussed above under “— Compensation Discussion and Analysis.”

(3)	For 2006, Solo sponsored the Fonda Group Inc. Retirement Plan for Salaried Continuing Employees, a frozen plan. This plan was transferred to the buyer of the assets of Solo’s Hoffmaster business in October 2007 and is no longer a plan sponsored by Solo. The amount reflected is the change in pension value from December 31, 2005 to December 31, 2006, assumes a discount rate of 5.75% and is not included in the total compensation column.

(4)	Amounts in this column consist of those items identified in the table “All Other Compensation” immediately following the Summary Compensation Table.

(5)	Transaction bonus received in connection with the sale of Solo’s Hoffmaster business in October 2007 as previously disclosed in Solo’s Form 8-K filed with the SEC on October 17, 2007.

(6)	Mr. Koney and Mr. Simmonds joined Solo in April 2007.

(7)	Represents amounts paid for a sign-on bonus.

(8)	Represents a discretionary bonus awarded in 2007 by the compensation committee in recognition of additional responsibilities undertaken in 2006 by an understaffed management team.

All Other Compensation

Name	Year	Perquisites and Other Personal Benefits($)(1)		Tax Reimbursements($)		Insurance Premiums and Health Care Expenses($)		Company Contributions to Retirement and 401(k) Plans($)	Total All Other Compensation($)
Robert M. Korzenski,	2008	—		2,926	(3)	5,888	(4)	7,892	16,706
CEO & President	2007	21,565	(2)	16,235	(3)	7,253	(4)	7,832	52,885
	2006	43,348	(2)	21,701	(3)	14,178	(4)	7,581	86,808

Robert D. Koney, Jr.,	2008	—		—		—		9,456	9,456
CFO and EVP(5)	2007	141,744	(6)	78,548	(7)	—		3,142	223,434
	2006	—		—		—		—	—

Thomas A. Pasqualini,	2008	—		11,483	(9)	27,509	(4)	7,755	46,747
EVP — Supply Chain and Logistics	2007	30,440	(8)	31,538	(9)	28,903	(4)	8,330	99,211
	2006	87,343	(8)	16,826	(3)	42,157	(4)	7,581	153,907

Jan Stern Reed,	2008	—		1,475	(3)	3,533	(4)	7,837	12,845
EVP — HR, General Counsel & Secretary	2007	34,625	(10)	17,645	(3)	4,898	(4)	8,600	65,768
	2006	36,516	(10)	11,239	(3)	17,145	(4)	7,581	72,481

Malcolm S. Simmonds,	2008	—		—		—		8,893	8,893
SVP — Foodservice Sales and Marketing(5)	2007	160,171	(6)	117,330	(7)	—		2,672	280,173
	2006	—		—		—		—	—

(1)	The amounts represented reflect the aggregate incremental cost to Solo for providing the perquisite to the named executive officer.

(2)	Amount for 2007 represents the fair market value of a Solo owned vehicle transferred to Mr. Korzenski. Amount for 2006 represents $25,000 for reimbursement of vacation expenses and $18,348 for use of a Solo owned vehicle.

(3)	Amount for 2008 represents tax reimbursement on income imputed to the named executive officer for payments made by Solo for a whole life insurance premium. Amounts for 2007 represent tax reimbursements on income imputed to the named executive officer for payments made by Solo for the fair market value of a Solo owned vehicle transferred to the officer, whole life insurance premium, and health insurance premiums through March 2007 when the named executive officer was transferred to the same health insurance plans offered to all other employees at Solo. Amounts for 2006 represent tax reimbursements on income imputed to the named executive officer for payments made by Solo for life insurance premiums or annuities, excess liability insurance premiums, vacation expenses and also for Mr. Pasqualini, relocation expenses.

(4)	Amounts for 2008 represent whole life insurance premium or annuity for the named executive officer and also for Mr. Pasqualini, $15,709 for certain medical expenses paid by Solo. Amounts for 2007 represent a whole life insurance premium or annuity and health insurance premium through March 2007, when the named executive officer was transferred to the same health insurance plan offered to all other employees at Solo, and also for Mr. Pasqualini, $15,738 for certain medical expenses paid by Solo. Amounts for 2006, represent whole life insurance, health insurance and excess liability insurance premiums, annuities and other health care expenses paid on behalf of the named executive officer.

(5)	Mr. Koney and Mr. Simmonds joined Solo in April 2007.

(6)	Amount represents relocation allowances and expense reimbursements paid to or on behalf of the named executive officer. Portions of these amounts were incurred in 2007 but paid in 2008. In 2007, Mr. Simmonds also received a six-month interest-free loan from Solo in the amount of $200,000 to allow him to purchase a home in Illinois prior to selling his Georgia home. Such amount was fully repaid by Mr. Simmonds in January 2008 and no amount has been reflected in the column.

(7)	Amount represents tax reimbursements on income imputed to the named executive officer for payments made by Solo for a sign-on bonus and relocation allowances and expenses.

(8)	Amounts for 2007 represent the fair market value of a Solo owned vehicle transferred to Mr. Pasqualini. Amount for 2006 represents $10,575 for reimbursement of vacation expenses, $61,255 for relocation expenses and $15,513 for use of a Solo owned vehicle.

(9)	Amounts for 2008 and 2007 represent tax reimbursements on income imputed to the named executive officer for payments made by Solo for an annuity and certain medical expenses, and also for 2007, the fair market value of a Solo owned vehicle transferred to the officer and premium on a health insurance policy.

(10)	Amount for 2007 represents the fair market value of a Solo owned vehicle transferred to Ms. Reed. Amount for 2006 represents $19,824 for reimbursement of vacation expenses and $16,692 for use of a Solo owned vehicle.

Long Term Incentive Plan

In October 2007, Solo’s board of directors approved a new Long Term Incentive Plan (the “LTIP” or the “Plan”), a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. The purpose of the LTIP is to provide long term incentives to selected key management employees of Solo and its affiliates, including the NEOs. The principal terms and conditions of the LTIP are as follows:

•

Awards under the Plan represent the opportunity to receive a cash bonus payment upon the occurrence of any sale, redemption, transfer or other disposition by Vestar of all or a portion of its equity interest in SCIC for cash or marketable securities (a “Liquidity Event”). Vestar currently controls Solo’s board of directors and owns approximately 33 percent of SCIC’s common stock on an as-converted basis.

•

The aggregate of all awards available under the Plan (the “LTIP Award Pool”) will be determined based on a sliding percentage of the equity value of SCIC (the “Equity Value”), as determined by the board of directors, in accordance with the existing Stockholder Agreement of SCIC, upon the occurrence of the earlier of a Liquidity Event or the Plan Termination Date, which is the seventh anniversary of the plan’s effective date, as follows:

Equity Value of SCIC	Percentage Used for LTIP Award Pool
First $240 million	2.5%
Next $240 million	7.5%
Over $480 million	15.0%

•	Individual awards under the Plan (the “Awards”) will be determined by the compensation committee in consultation with Solo’s CEO and will represent a percentage interest in the LTIP Award Pool.

•

If Vestar sells, redeems, transfers or otherwise disposes of less than 100% of its equity interest in SCIC for cash or marketable securities (a “Partial Liquidity Event”), the Solo board of directors will determine the Equity Value of SCIC as of the date of such a sale and will calculate the LTIP Award Pool with respect to such Equity Value of SCIC. The resulting LTIP Award Pool will be multiplied by the percentage of Vestar’s aggregate equity interest in SCIC, measured as of the effective date of the Plan, that is sold or disposed of in the transaction.

•

If there are a series of Partial Liquidity Events, the LTIP Award Pool for each such event will take into account the value of SCIC as determined for each previous event, in order to provide participants with the benefits intended under the Plan and to avoid the duplication of benefits.

•

If there has not been a Liquidity Event prior to the Plan Termination Date, Solo’s board of directors will determine the Equity Value of SCIC as of such date and will establish the LTIP Award Pool based on such valuation, calculated by using half of each applicable percentage amount shown in the table above.

•

If a participant’s employment with Solo is terminated by Solo for Cause (as defined in the Plan) or he or she resigns from Solo prior to a Liquidity Event, or if no Liquidity Event occurs, prior to the LTIP Termination Date, the participant will forfeit his or her Award and immediately cease to participate in the Plan.

•

If a participant’s employment with Solo is terminated (i) by Solo without Cause or (ii) as a result of death or Disability (as defined in the Plan), the participant will vest in his or her award based on the number of full years that have elapsed between the date of the Award (the “Grant Date”) and the termination date, as set forth below:

Date of Termination	Percentage Vested
Prior to the 1st anniversary of Grant Date	0%
On or after the 1st anniversary of Grant Date and prior to the 2nd anniversary of Grant Date	20%
On or after the 2nd anniversary of Grant Date and prior to the 3rd anniversary of Grant Date	40%
On or after the 3rd anniversary of Grant Date and prior to the 4th anniversary of Grant Date	60%
On or after the 4th anniversary of Grant Date and prior to the 5th anniversary of Grant Date	80%
On or after the 5th anniversary of Grant Date	100%

•

Generally, awards will not be paid until the earliest to occur of (x) a Change in Control (as defined in the Plan) or (y) the LTIP Termination Date. If there is a Partial Liquidity Event or a Liquidity Event that does not result in a Change in Control prior to the date of a Change in Control or the Plan Termination Date, Award payments will be credited to a Solo bookkeeping account that will earn interest at a rate equal to that of the 10-year Treasury Note as in effect as of the last day of the previous calendar quarter plus two percentage points, compounded quarterly.

In October 2007, Solo’s board of directors granted ten percent of the LTIP Award Pool to the President and CEO, and five percent of the LTIP Award Pool to the CFO and each other NEO. No additional grants were made to such individuals in 2008. Total grants of 65% (including those to the President and CEO, CFO and other NEOs) of the LTIP Award Pool were outstanding as of December 28, 2008.

Director Compensation

Solo pays annual compensation of $50,000 to each director who is appointed by Vestar but is not employed by Vestar. For 2008, Mr. Harrison and Mr. Macadam (who resigned as a director March 10, 2009) each received $50,000 for their services as a director. Solo also reimburses all directors for reasonable expenses for attending board meetings.

Executive Employment Agreements

The agreements described under this heading “Executive Employment Agreements” and amendments to such agreements are filed as exhibits to the registration statement of which this prospectus is a part.

SCIC and SCOC have employment agreements, as amended, with Messrs. Korzenski and Pasqualini and Ms. Reed. The agreements commenced on April 14, 2004 for Messrs. Korzenski and Pasqualini and November 30, 2004 for Ms. Reed. The agreements automatically renew for one year periods unless the executive or Solo provides the other with notice of termination at least ninety (90) days prior to its expiration. No notification of termination has been provided and Messrs. Korzenski and Pasqualini and Ms. Reed’s agreements each expire on April 14, 2010. In addition to base salary (which is reviewed annually and can be increased but not decreased), each executive is eligible to receive an annual bonus equal to a percentage of annual salary of 65% based on the achievement of a target Adjusted EBITDA level pursuant to the Management Incentive Plan. Upon termination of employment due to death or disability, the employment agreements provide that the executive will be paid all accrued and unpaid base salary and bonus and a pro rated annual bonus for the year in which the termination occurs.

If the executive terminates his or her employment for “good reason” or SCIC terminates the executive’s employment without “cause,” as such terms are defined in the employment agreements, SCIC will pay to the executive all accrued and unpaid base salary and bonus, and a severance amount equal to the greater of (A) the amount of base salary that would have been paid over the remainder of the then current agreement term and (B) one and one-half times annual base salary for Mr. Pasqualini and two and one-half times annual base salary for Mr. Korzenski and Ms. Reed, each payable in accordance with the normal payroll practices of SCIC.

Additionally, SCIC will provide the executive with continued coverage under the welfare benefit programs covering the executive at the time of termination for the above-described severance period or until the executive obtains similar coverage by a new employer.

Upon termination of an employment agreement following a change-in-control, Mr. Korzenski, Ms. Reed and Mr. Pasqualini are not entitled to any additional payments or benefits beyond those described above.

In the event of a termination of employment not for cause, Mr. Koney and Mr. Simmonds are entitled to receive a severance amount equal to their annual base salary.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 28, 2008, the compensation committee of the board of directors of Solo determined executive compensation. None of our executive officers served as a director or member of the compensation committee or other board committee performing equivalent functions of another corporation. Mr. Long, a director and member of the compensation committee of Solo is also a member of the audit and compensation committees of Argo-Tech.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of Solo’s outstanding capital stock is owned by its parent company, SCIC. Solo does not maintain any compensation plan under which equity securities of Solo are authorized for issuance. The following table presents the beneficial ownership of SCIC’s voting stock as of December 1, 2009 (i) by Solo’s directors and named executive officers, (ii) by Solo’s current directors and executive officers as a group, and (iii) by other persons that beneficially own in excess of 5% of SCIC’s voting stock. As of December 1, 2009, 10,425,100 shares of SCIC common stock and 240,300 shares of SCIC convertible participating preferred stock (“CPPS”) were outstanding.

All persons listed in the table below have sole voting and investment power with respect to their shares, except as indicated otherwise. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Solo Cup Company, 150 S. Saunders Road, Suite 150, Lake Forest, Illinois 60045. Beneficial ownership is determined in accordance with the rules of the SEC under which, in general, persons having voting or investment power with respect to a security are beneficial owners of that security. Shares of capital stock issuable pursuant to options or convertible securities, to the extent those options or convertible securities are exercisable or convertible, as applicable, within 60 days as of December 1, 2009, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option or convertible security, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Common Stock				Convertible Participating Preferred Stock
Name of Beneficial Owner	Shares Beneficially Owned		Percent of Class Beneficially Owned		Shares Beneficially Owned	Percent of Class Beneficially Owned	Stock Options Exercisable Within 60 Days
SCC Holding Company LLC(1)	10,425,100		100.0	%(2)	—	—	—
Vestar Capital Partners IV, L.P. and affiliates(3)	5,071,200	(4)	32.7	%(4)	240,000	99.6%	—
Robert L. Hulseman(5)	10,425,100		100.0	%(2)	—	—	—
Robert M. Korzenski	2,113	(4)	*		100	*	—
Robert D. Koney, Jr.	—		—		—	—	—
Thomas A. Pasqualini	2,113	(4)	*		100	*	—
Jan Stern Reed	2,113	(4)	*		100	*	—
Malcolm S. Simmonds	—		—		—	—	—
Neil Harrison	—		—		—	—	—
Sheila M. Hulseman(6)	10,425,100		100.0	%(2)	—	—	—
James R. Hulseman(1)	—		—		—	—	—
John D. Hulseman(1)	—		—		—	—	—
Jeffrey W. Long(3)	5,071,200	(4)	32.7	%(4)	240,000	99.6%	—
Kevin A. Mundt(3)	5,071,200	(4)	32.7	%(4)	240,000	99.6%	—
Daniel S. O’Connell(3)	5,071,200	(4)	32.7	%(4)	240,000	99.6%	—
Brian P. O’Connor(3)	5,071,200	(5)	32.7	%(5)	240,000	99.6%	—
All directors and executive officers as a group (17 persons) (3)(4)(5)(6)	15,502,639	(7)	100.0%		240,300	100.0%	—

*	Indicates less than 1% ownership.

(1)	Robert L. Hulseman holds 50% of the voting membership interests of SCC Holding Company LLC. His brother John F. Hulseman, a former Director of Solo, holds the other 50% of the voting membership of SCC Holding Company LLC. James R. Hulseman and John D. Hulseman, sons of John F. Hulseman and Directors of Solo do not hold any voting membership interests in SCC Holding Company LLC.

(2)	If the issued and outstanding shares of CPPS convert into shares of common stock, this percentage would decrease to approximately 67.2%.

(3)	Vestar Capital Partners IV, L.P. (“Vestar IV”) owns 216,071 shares of CPPS, Vestar Cup Investment, LLC (“Vestar I”) owns 18,929 shares of CPPS and Vestar Cup Investment II, LLC (“Vestar II”) owns 5,000 shares of CPPS. Vestar IV is the managing member of both Vestar I and Vestar II. Vestar IV is a Delaware limited partnership, the general partner of which is Vestar Associates IV, L.P., a Delaware limited partnership. The general partner of Vestar Associates IV, L.P. is Vestar Associates Corporation IV, a Delaware corporation. The board of directors of Vestar Associates Corporation IV consists solely of Daniel S. O’Connell, who also serves as its President and Chief Executive Officer. Messrs. Alpert, Mundt and Long are managing directors of Vestar IV and Mr. O’Connor is Vice President of Vestar IV. In their roles as directors and/or officers of these entities, Messrs. Long, O’Connell, O’Connor and Mundt may be deemed to share beneficial ownership of Vestar IV’s shares of SCIC common stock and CPPS. Each of Messrs. Long, O’Connor and Mundt disclaims beneficial ownership of those shares except to the extent of his pecuniary interest therein. The address of Vestar IV is 245 Park Avenue, 41st Floor, New York, New York 10167.

(4)	Represents beneficial ownership of shares of common stock issuable upon conversion of the CPPS.

(5)	Robert L. Hulseman holds 50% of the voting membership interests of SCC Holding Company LLC and, as a result, may be deemed to beneficially own the shares of SCIC common stock held by SCC Holding Company LLC. Robert L. Hulseman disclaims beneficial ownership of those shares except to the extent of his pecuniary interest therein.

(6)	Consists of shares owned by Robert L. Hulseman, Sheila M. Hulseman’s husband, which may be deemed to be beneficially owned by her. Sheila M. Hulseman disclaims beneficial ownership of those shares except to the extent of her pecuniary interest therein.

(7)	Includes 5,077,539 shares of common stock issuable upon conversion of the CPPS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Robert L. Hulseman, who is the uncle of James R. and John D. Hulseman and the husband of Sheila M. Hulseman, is the Chairman Emeritus of Solo. Robert L. Hulseman holds 50% of the voting membership interests of SCC Holding, which owns 67.25% of the voting stock of SCIC, Solo’s parent. In addition, Robert L., Sheila M., James R. and John D. Hulseman are directors of Solo.

SCC Holding’s ownership structure includes ownership interests of 9,867,626 Units of Class A Non-Voting Common Units, 57,474 Class B Voting Common Units, and 500,000 Class A Non-Voting Preferred Units (“Preferred Units”). The Preferred Units require an annual preferred return to each Preferred Unit holder in the amount of $4.30 per Unit; the Preferred Units also have a preference upon the liquidation of SCC Holding in the amount of $43.00 per Unit. The Class A and Class B Common Units are identical, except that the Class B Common Units are voting Units, and Class A and Class B Common Units constitute 100% of the total Common Units in SCC Holding (“Common Units”). Robert L. Hulseman, as a result of his ownership of Class B Voting Common Units, has an economic interest of 0.28954% of SCC Holding’s value allocable to the Common Units and 0.27565% of SCC Holding’s total value allocable to all Preferred and Common Units.

Robert L. Hulseman and Sheila M. Hulseman, indirectly as beneficiaries of trusts, each have an economic interest of approximately 5.75% of SCC Holding’s value allocable to the Common Units and approximately 5.72% of SCC Holding’s total value allocable to all Preferred Units and Common Units. The ten children of Robert L. Hulseman and Sheila M. Hulseman each have an economic interest in SCC Holding, either directly or indirectly as beneficiaries of trusts, of 3.98% of the Preferred Units and approximately 3.83% of the Common Units. James R. and John D. Hulseman, together with four other siblings each have an economic interest in SCC Holding, either directly or indirectly as beneficiaries of trusts, of 3.76% of the Preferred Units and approximately 6.19% of the Common Units.

In connection with Solo’s acquisition of SF Holdings, in February 2004, Vestar purchased for cash $240.0 million in SCIC preferred stock. As a result of Vestar’s ownership of the SCIC preferred stock, which is convertible into SCIC common stock, Vestar controls 32.71% of SCIC’s voting stock.

Also in connection with the SF Holdings acquisition, Vestar and SCC Holding entered into several agreements, including a preferred stock purchase agreement, management agreements, the Stockholders’ Agreement and a registration rights agreement relating to, among other things, ownership of, and registration rights with respect to, voting stock in SCIC.

In connection with our February 2004 acquisition of SF Holdings, Solo and SCIC entered into two management agreements: one with SCC Holding and one with Vestar. The Vestar management agreement provides for, among other things, the payment by SCIC to Vestar of an annual management fee of $800,000. The management agreement with SCC Holding provided for, among other things, the payment by SCIC to SCC Holding or an affiliate or successor of SCC Holding of an annual management fee of $2.5 million. The payment of these management fees was subject to terms contained in the first lien credit agreement as well as amendments made to the agreements in December 2008. These amendments provided that neither SCC Holding nor Vestar would earn or be paid management fees for Fiscal Year 2008. Pursuant to the Vestar management agreement, Vestar was paid $216,950 for out-of-pocket expenses during Fiscal Year 2008. The management agreement with SCC Holding was further amended in connection with the refinancing transactions, and pursuant to that amendment, the amount of the annual management fee was reduced from $2.5 million to $800,000 annually. The SCC Holding management agreement and the Vestar management agreement each respectively terminate when either SCC Holding or Vestar cease to beneficially own at least 10% of the outstanding common stock of SCIC.

In December 2006, in connection with the transition of control of Solo’s and SCIC’s board of directors, Solo entered into a transition agreement with Vestar, SCC Holding and SCIC (the “Transition Agreement”). Among

other things, the Transition Agreement determines the compensation of “Solo Family Members” (defined as any individual who held beneficial interests in units of SCC Holding on the date of the closing of the acquisition of SF Holdings and any immediate family member thereof).

Solo currently employs Robert L. and Sheila M. Hulseman’s son, Paul J. Hulseman, as Senior Vice President, Highland Park facility. In this capacity, he received salary and benefits of approximately $278,880 in 2008. Solo currently employs Robert L. and Sheila M. Hulseman’s son, Thomas J. Hulseman, as a Director of International Marketing. In this capacity, he received salary and benefits of approximately $161,539 in 2008. Solo currently employs Robert L. and Sheila M. Hulseman’s son in law, Joseph P. Kovach, as a Vice President — Operations. In this capacity, he received salary and benefits of approximately $255,501 in 2008. James R. Hulseman, a Director of Solo is also Vice President, Special Projects. As Vice President, he received salary and benefits of approximately $247,951 in 2008. Solo also employs John D. Hulseman, a Director of Solo, as Energy Manager for which he received salary and benefits of approximately $47,000 in 2008. Richard L. Hulseman, the son of Robert L. and Sheila M. Hulseman, was the former Vice President — US exports and Latin America, and received approximately $55,692 in 2008 as severance. James R. and John D. Hulseman are brothers as well as nephews of Robert L. and Sheila M. Hulseman. Solo also paid John F. Hulseman $114,001 pursuant to the Stockholders’ Agreement and the Transition Agreement.

Pursuant to the Transition Agreement, the salary paid to each Solo Family Member employed by Solo (other than Robert L. Hulseman who was paid $239,308 for his role as Chairman Emeritus in 2008) is commensurate with salaries being paid to employees holding similar positions with Solo. Aggregate annual amounts paid to all Solo Family Members cannot exceed $1.5 million, excluding any management fees paid to SCC Holding. The Solo Family Members who are employees of Solo also receive health and life insurance benefits and reimbursement of personal expenses commensurate with those being provided to executive officers of Solo. The Solo Family Members are also subject to the same employee policies as all other employees of Solo.

In the event that any Solo Family Member is terminated by Solo with or without cause, such Solo Family Member shall be provided with severance benefits as applicable under Solo’s then existing policy, provided however, that the severance benefits shall not be for less than six months. For 2008 and 2007, Robert L. Hulseman was provided with office space and secretarial services, and until the termination of the Transition Agreement, Solo provides him with an automobile consistent with terms of Solo’s policies related thereto as of the date of the Transition Agreement, subject to the terms therein.

As provided for in the Stockholders’ Agreement and in accordance with the Transition Agreement, as of December 2006, the size of the board of directors of Solo and SCIC increased by four members to a total of eleven directors and Vestar appointed four additional directors. Following these appointments on December 15, 2006, directors appointed by Vestar constitute a majority of each of Solo’s and SCIC’s board of directors. The directors currently appointed by Vestar are Neil Harrison, Kevin A. Mundt, Daniel S. O’Connell, Brian P. O’Connor and Jeffrey W. Long. Currently, Vestar has the right to appoint one additional director to the board of directors of each of Solo and SCIC to fill a vacancy on the board of directors of each company. Directors appointed by Vestar who are neither employees nor equity owners of Vestar receive $50,000 annually as compensation for director services. Currently, only Mr. Harrison receives director compensation. In August 2007, Solo extended an interest-free loan of $200,000 to Malcolm S. Simmonds, its Senior Vice President of Foodservice and Marketing and a NEO to allow him to purchase a home in Illinois prior to selling his home in Georgia. The loan was fully repaid by Mr. Simmonds in January 2008. In July 2008, Solo extended an interest-free loan of $200,000 to one of its senior executive officers, who is not a named executive officer, to assist with his relocation. The loan was fully repaid in July 2009.

In February 2009, SCOC entered into a real estate lease agreement with Sun Products Corporation (“Sun”) for a warehouse located in Havre de Grace, Maryland which was closed in December 2008. Mr. Mundt, Chairman of Solo’s board of directors, and Mr. O’Connell, a director of Solo, are also directors of Sun, and one or more Vestar entities have an equity interest in Sun. During September 2009, solo sold Havre de Grace property and simultaneously assigned the lease to the new owner. One of the contractual terms of the purchase agreement requires Solo to lease the property from the new owner for years 8-15 beginning in 2016 in the event Sun does not renew the lease. The board of directors of Solo has not yet adopted formal written policies and procedures regarding related person transactions. Solo took initial steps to evaluate a number of the related person transactions through its entry into the Transition Agreement. None of the directors of Solo are “independent” under standards established by the New York Stock Exchange.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Asset-Based Revolving Credit Facility

On July 2, 2009, Solo, SCOC and certain subsidiary guarantors entered into the loan agreement providing for our asset-based revolving credit facility. A copy of the loan agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Solo and its subsidiaries that are party to the loan agreement are borrowers and/or guarantors under our asset-based revolving credit facility. The initial borrowers under our asset-based revolving credit facility were Solo and SCOC. With respect to amounts borrowed under our asset-based revolving credit facility from time to time after July 2, 2009, SCOC will be the borrower and any one or more of Solo’s other domestic subsidiaries may be approved as additional borrowers from time to time by the administrative agent under the loan agreement. Subject to specified exceptions, newly-created or acquired direct and indirect domestic subsidiaries of Solo will be required to become guarantors under the loan agreement.

The borrowers’ ability to borrow under our asset-based revolving credit facility is limited to a borrowing base equal to 85% of eligible accounts receivable plus the lower of (1) 65% of eligible inventory and (2) 85% of the net orderly liquidation value of eligible inventory minus availability reserves, and is subject to other conditions, limitations and reserve requirements.

The borrowers are jointly and severally liable for all obligations under our asset-based revolving credit facility and under certain hedging arrangements and bank product and cash management services provided by the lenders or their affiliates to Solo and its subsidiaries, and such obligations are guaranteed by the direct and indirect domestic subsidiaries of Solo that are not borrowers, subject to specified exceptions. These obligations are secured by

•

senior liens on the following assets of the borrowers and such subsidiaries: accounts receivable, payment intangibles (other than those constituting identifiable proceeds of assets that are subject to senior liens in favor of holders of the notes), inventory, deposit accounts, commodity accounts, securities accounts, lock-boxes, instruments, chattel paper, cash and cash equivalents, general intangibles related to any of the foregoing and proceeds and products of the foregoing and certain assets related thereto, subject to specified exceptions; and

•	junior liens on the assets of the borrowers and such subsidiaries other than the assets described in the immediately preceding bullet point and specified excluded assets.

Under the loan agreement, the borrowers have the right to increase the aggregate principal amount of the commitments from time to time, in an aggregate amount not to exceed $100.0 million, without the consent of any lender (other than the lenders participating in such increase), so long as any such increase is at least $25.0 million, subject to borrowing base limitations and other specified terms and conditions.

Interest accrues on outstanding borrowings under our asset-based revolving credit facility at a rate of either LIBOR (as defined in the loan agreement) plus a margin of 4% per annum or a specified base rate plus a margin of 3% per annum, at the option of the borrowers. These interest rate margins are subject to adjustment, beginning July 2, 2010, based on borrowing base availability. Letters of credit issued and outstanding under our asset-based revolving credit facility accrue fees at a per annum rate equal to the LIBOR interest rate margin described above plus a 0.125% per annum fronting fee to the issuing bank on the face amount thereof, in addition to the issuing bank’s customary fees and charges in connection with the issuance, amendment, negotiation, payment, processing, transfer and administration of such letters of credit. An unused line fee of 0.75% per annum accrues on an amount equal to (1) the aggregate lending commitments under our asset-based revolving credit facility, less (2) the average daily amount of our outstanding borrowings thereunder, plus the face amount of any outstanding letters of credit.

The loan agreement contains a springing covenant (activated during any period in which excess borrowing availability drops below a specified threshold) to maintain a minimum fixed charge coverage ratio, defined as the ratio of (1) EBITDA (as defined in the loan agreement), minus capital expenditures and taxes paid in cash, to (2) cash interest expense net of interest income, plus scheduled principal payments of debt made in cash plus cash dividends and other cash distributions. In addition, the loan agreement contains certain customary affirmative and negative covenants, including covenants that restrict the ability of each borrower, each guarantor and each subsidiary of the foregoing to, among other things:

•	incur, assume, guarantee or suffer to exist additional indebtedness or liens;

•	make investments or loans or acquire any person or entity;

•	enter into transactions with affiliates;

•	enter into certain restrictive agreements;

•	engage in mergers, acquisitions, consolidations and asset sales;

•	prepay, redeem, purchase, defease or otherwise satisfy specified types of indebtedness, including the notes;

•	modify the terms of other indebtedness, including the notes; and

•	declare, pay or make distributions or dividends.

These covenants are subject to a number of important limitations and exceptions.

The loan agreement contains customary events of default, including, but not limited to, cross defaults to specified other debt of Solo and its subsidiaries and specified change of control events. If an event of default occurs and is continuing under the loan agreement, the lenders may, among other things, terminate their commitments and require immediate repayment of all amounts owed by the borrowers and the guarantors under our asset-based revolving credit facility.

Senior Subordinated Notes

On February 27, 2004, Solo issued $325.0 million of senior subordinated notes with interest paid semi-annually every February 15 and August 15. Solo has made all scheduled interest payments to date. Solo’s obligations under the senior subordinated notes are guaranteed by its existing direct and indirect domestic subsidiaries, subject to certain exceptions, and will be guaranteed by any of its future direct and indirect domestic subsidiaries, subject to certain exceptions. Under the indenture governing the senior subordinated notes, subject to exceptions, Solo must meet a minimum fixed charge coverage ratio to incur additional indebtedness. The senior subordinated notes were not redeemable until February 15, 2009. Starting on that date, Solo has the option to redeem all or a portion of the senior subordinated notes at a redemption price equal to a percentage of the principal amount thereof, plus accrued interest as follows:

Period	Redemption Price
For the twelve-month period beginning February 15, 2009	104.250%
For the twelve-month period beginning February 15, 2010	102.833%
For the twelve-month period beginning February 15, 2011	101.417%
February 16, 2012 and thereafter	100.000%

The senior subordinated notes provide that upon the occurrence of a change in control, as defined in the indenture governing the senior subordinated notes, the holders will have an option to require the redemption of the senior subordinated notes at a redemption price equal to 101.0% of the principal amount thereof plus accrued and unpaid interest. The indenture governing the senior subordinated notes contains various covenants applicable to Solo and its restricted subsidiaries which, subject to exception, prohibit, or limit, among other things:

•	asset sales;

•	changes of control;

•	dividend payments;

•	equity repurchases or redemptions;

•	the incurrence of additional indebtedness;

•	the issuance of disqualified stock;

•	certain transactions with affiliates;

•	the creation of additional liens; and

•	certain other business activities.

Canadian Credit Facility

On September 24, 2004, Solo Cup Canada Inc. (“Solo Canada”), a Canadian subsidiary of Solo, entered into a Credit Agreement with GE Canada Finance Holding Company, as subsequently amended by a first amendment agreement, dated as of October 19, 2006, a second amendment agreement, dated as of November 16, 2007, and a third amendment agreement, dated as of March 2, 2009 (collectively, the “Canadian credit facility”). The Canadian credit facility expires September 29, 2011. The maximum amount available, subject to borrowing base limitations, is CAD$30.0 million, with a term loan facility maximum of CAD$17.5 million and a revolving credit facility maximum of CAD$12.5 million that increases to CAD$16.5 million, on a dollar for dollar basis, as the term loan’s outstanding balance is reduced. At September 27, 2009, the commitment amount for the revolving credit facility under the Canadian credit facility was CAD$16.5 million (approximately $15.1 million); however, unused capacity was CAD$11.9 million (approximately $11.0 million) due to borrowing base limitations.

Applicable interest rates under the Canadian credit facility are the Canadian prime rate, plus 0.25%, or the Canadian bankers’ acceptance rate, plus 1.50%, at Solo Canada’s option. At September 27, 2009, there was no balance outstanding on the revolving credit facility and the term loan balance was CAD$0.8 million (approximately $0.7 million) and carried an effective interest rate of 2.35%.

The Canadian credit facility contains certain customary affirmative and negative covenants, including covenants that restrict the ability of Solo Canada to do certain things, subject to certain exceptions, including but not limited to:

•	incur additional indebtedness, including guarantees;

•	create, incur, assume or permit to exist liens on property and assets;

•	make loans and investments and enter into acquisitions;

•	engage in sales, transfers and other dispositions of Solo Canada’s property or assets;

•	prepay, redeem or repurchase Solo Canada’s debt, or amend or modify the terms of subordinated debt; and

•	pay dividends to, make distributions to, or make redemptions and repurchases from, equity holders.

The first amendment agreement provided, among other things, that Solo Canada may, subject to certain conditions, use the proceeds from the Canadian credit facility or cash on hand to make investments in its affiliates or in businesses that are substantially similar to Solo Canada up to a maximum of CAD$10.0 million. Solo Canada may, subject to certain conditions, also make a one time capital expenditure of CAD$6.0 million to provide for increased manufacturing capacity.

The second amendment agreement provided, among other things, that Solo Canada may issue letters of credit, subject to certain conditions, for up to CAD$11.0 million and that up to CAD$10.0 million of such limit may be issued on Solo Canada’s account on behalf of Solo to beneficiaries identified by Solo. The availability of revolving credit facility under the Canadian credit facility is reduced by letters of credit issued under the facilities.

The third amendment agreement further provided, among other things, that the minimum fixed charge coverage ratio and minimum EBITDA covenants (as such terms are set forth in the third amendment agreement) will only be in effect during those periods when the sum of net borrowing availability, together with cash on hand and cash equivalents (as such terms are defined in the third amendment agreement), is less than or equal to CAD$10.0 million for any fiscal quarter.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the issuance of the original notes, the issuers and the guarantors entered into a registration rights agreement with the initial purchasers of the original notes. Under the registration rights agreement, the issuers and the guarantors agreed, among other things, to file a registration statement with the SEC relating to the exchange offer on or prior to 180 days following the closing of the offering of the original notes, to use commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 270 days after the closing of the offering of the original notes and, unless the exchange offer would not be permitted by applicable law or SEC policy, to commence the exchange offer promptly following such effectiveness and issue exchange notes in exchange for all original notes that are properly tendered and not validly withdrawn in the exchange offer. The issuers and the guarantors are conducting the exchange offer to satisfy these obligations under the registration rights agreement. The registration rights agreement provides that if the issuers and the guarantors default on specified registration obligations under the registration rights agreement, the issuers will be required to pay special interest to holders of original notes. See “— Registration Rights Agreement” below.

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange original notes that are properly tendered at or prior to the expiration time and not withdrawn as permitted below. The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction.

As of the date of this prospectus, $300,000,000 aggregate principal amount of the original notes is outstanding. The original notes were issued on July 2, 2009 under an indenture dated July 2, 2009, and the exchange notes will be issued under the same indenture. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under “— Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the exchange offer is open. We may elect to extend the exchange offering period if less than 100% of the original notes are tendered or if any condition to consummation of the exchange offer has not been satisfied at the expiration time and it is likely that such condition will be satisfied after such time. In addition, in the event of any material change in the exchange offer, we will extend the offering period if necessary so that at least five business days remain in the offering period following notice of the material change. In the event of such extension and only in such event, we may delay acceptance for exchange of any original notes by giving oral or written notice of the extension to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the exchange offer.

Original notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. No dissenter’s rights of appraisal exist with respect to the exchange offer.

We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under “— Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration time.

Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Procedures for Tendering

A tendering holder must, at or prior to the expiration time:

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transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to U.S. Bank National Association, as the exchange agent, at the address provided below under the heading “— Exchange Agent;” or

•

if original notes are tendered in accordance with the book-entry procedures described below, the tendering holder must cause DTC, referred to herein as the book-entry transfer facility, to transmit an agent’s message to the exchange agent at the address provided below under the heading “— Exchange Agent.”

In addition to the letter of transmittal or agent’s message, as applicable, the exchange agent must receive:

•	at or prior to the expiration time, certificates for the original notes; or

•	timely confirmation, referred to as a book-entry confirmation, of book-entry transfer of the original notes into the exchange agent’s account at the book-entry transfer facility.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against that holder.

The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or original notes to us.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any participant in the book-entry transfer facility’s system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account in accordance with the book-entry procedures described below.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered:

•	by a registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will reasonably determine all questions as to the validity, form and eligibility of original notes tendered for exchange and all questions concerning the timing of receipt and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular original note not properly tendered and, in the case of any tender, to refrain from any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular original note at or prior to the expiration time. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Neither we, the exchange agent nor any other person will incur any liability for failing to give notification of any such defect or irregularity.

If a letter of transmittal is signed by a person other than the registered holder of the original notes to which such letter of transmittal relates, such original notes must be endorsed or accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder, exactly as the name of the registered holder appears on the original notes, with the signature guaranteed by an eligible institution.

If any letter of transmittal, certificate, endorsement, bond power or other instrument of transfer or exchange, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must indicate such capacity when signing. Unless waived by us, such person must submit to us proper evidence satisfactory to us of such person’s authority to so act.

By tendering, each holder will represent to us that, among other things:

•	such holder is not an affiliate (as defined in Rule 405 under the Securities Act) of either of the issuers or any guarantor;

•	such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes;

•	such holder is acquiring the exchange notes in its ordinary course of business;

•

if such holder is a broker-dealer that holds original notes that were acquired for its own account as a result of market-making activities or other trading activities (other than original notes acquired from the issuers or any of their affiliates), such holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by such holder in the exchange offer; and

•	if you are a broker-dealer, that you did not purchase the original notes from either of the issuers or any of their affiliates; and

•	such holder is not acting on behalf of any person who could not truthfully and completely make the above representations.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. However, a broker-dealer may be a statutory underwriter. See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to the exchange offer, we will accept, promptly after the expiration time, all original notes properly tendered, unless we terminate the exchange offer because of the non-satisfaction of conditions. We will issue the exchange notes promptly after acceptance of the original notes. See “— Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. The exchange notes will accrue interest from the most recent date to which interest has been paid on the original notes or, if no such interest has been paid, from July 2, 2009. If a holder’s original notes are accepted for exchange, such holder will receive interest on the exchange notes and not on the original notes. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of:

•	certificates for the original notes, or a timely book-entry confirmation of transfer of the original notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or, in the case of original notes delivered to the exchange agent by book-entry transfer, an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes. In the case of original notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original notes will be returned or recredited promptly.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the original notes at DTC, the book-entry transfer facility, for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility’s system may tender original notes in the exchange offer by book-entry delivery by causing the book-entry transfer facility to transfer those original notes into the exchange agent’s account at the book-entry transfer facility in accordance with the book-entry transfer facility’s procedure for transfer. The exchange agent and the book-entry transfer facility have confirmed that any such participant may utilize DTC’s Automated Tender Offer Program, or ATOP, procedures to tender original notes by book-entry transfer. Accordingly, such participants may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer those original notes into the exchange agent’s account at the book-entry transfer facility in accordance with DTC’s ATOP procedures. Notwithstanding the ability of holders of original notes to effect delivery of original notes through book-entry transfer, either the letter of transmittal or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents, if applicable, must be transmitted to and received by the exchange agent prior to the expiration time at the address provided below under “— Exchange Agent.”

Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at the book-entry transfer facility. However, the letter of transmittal or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address listed below under “— Exchange Agent” at or prior to the expiration time. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time at or prior to the expiration time.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under “— Exchange Agent” at or prior to the expiration time. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of the original notes;

•

in the case of original notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the original notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes and otherwise comply with the procedures of the book-entry transfer facility;

•	contain a statement that the holder is withdrawing his election to have the original notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender; and

•	specify the name in which the original notes are registered, if different from that of the depositor.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued in exchange for original notes that have been tendered and withdrawn unless the original notes so withdrawn are validly re-tendered. Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. In the case of original notes tendered by book-entry transfer, the original notes will be credited to an account maintained with the book-entry transfer facility for the original notes. Properly withdrawn original notes may be re-tendered by following the procedures described under “— Procedures for Tendering” above at any time at or prior to the expiration time.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time at or prior to the expiration time:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with the exchange offer;

•	we determine that the exchange offer violates any applicable law or SEC policy or staff interpretation; or

•	a governmental approval that we deem necessary for the consummation of the exchange offer as contemplated hereby has not been obtained.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion.

Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus is a part or the qualification under the Trust Indenture Act of 1939, as amended, which is referred to in this prospectus as the Trust Indenture Act, or TIA, of the indenture governing the notes. We are required to use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest practicable date.

Exchange Agent

The issuers have appointed U.S. Bank National Association as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent and should direct questions and requests for assistance or additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

By Registered or Certified Mail or Overnight Courier:	By Hand:
U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance	U.S. Bank National Association 60 Livingston Avenue 1st Floor – Bond Drop Window St. Paul, MN 55107 Attn: Specialized Finance

For Information Call: (800) 934-6802

By Facsimile Transmission (for Eligible Institutions Only):

Attn: Specialized Finance (651) 495-8158 Confirm by Telephone: (800) 934-6802

All other questions should be addressed to Solo Cup Company, 150 S. Saunders Road, Suite 150, Lake Forest, Illinois, 60045, Attention: Corporate Communications. If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal or such instructions.

Fees and Expenses

The registration rights agreement provides that the issuers will bear all expenses in connection with the performance of the obligations of the issuers and the guarantors relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. The issuers will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of original notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of original notes pursuant to the exchange offer.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of original notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer are amortized over the term of the original notes.

Consequences of Exchanging or Failing to Exchange the Original Notes

If you do not exchange your original notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your original notes. In general, you may offer or sell your original notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We currently do not intend to register the original notes under the Securities Act. Under some circumstances, holders of the original notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell exchange notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the original notes by these holders. See “— Registration Rights Agreement.”

Consummation of the exchange offer will reduce the amount of original notes outstanding, which may result in less trading activity in, and greater price volatility of, original notes, and you may as a result find it difficult to sell any original notes you continue to hold after the exchange offer. See “Risk Factors — Risks Related to the Exchange Offer — You may have difficulty selling the original notes that you do not exchange.”

Resale of Exchange Notes

Based on interpretations by the staff of the SEC contained in several no-action letters issued to third parties in transactions similar to the exchange offer, we believe that a holder of original notes that acquires exchange notes in the exchange offer would generally be able to offer for resale, resell or otherwise transfer such exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act as long as the holder:

•	acquires the exchange notes in the ordinary course of its business;

•	is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

•

is neither an affiliate (as defined in Rule 405 under the Securities Act) of the issuers or the guarantors nor a broker-dealer tendering original notes acquired directly from the issuers for such holder’s own account.

If the holder of original notes is an affiliate of the issuers or the guarantors or is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes, the holder

•	will not be able to rely on the applicable interpretations of the SEC staff;

•	will not be able to tender its original notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek our own interpretation from the SEC staff regarding the exchange offer, and there can be no assurance that the SEC staff would take the same position with respect to the exchange offer as it did in the no-action letters issued to third parties in similar transactions.

Each broker-dealer that holds original notes that were acquired for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by it in the exchange offer. See “— Procedures for Tendering” and “Plan of Distribution.”

Registration Rights Agreement

The following description is a summary of the material provisions of the registration rights agreement, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part. Anyone who receives this prospectus may obtain a copy of the registration rights agreement without charge upon request. See “Available Information.”

On July 2, 2009, the issuers, the guarantors and the initial purchasers entered into the registration rights agreement. Pursuant to the registration rights agreement, the issuers and the guarantors agreed to file with the SEC an exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the exchange offer registration statement, the issuers and the guarantors will offer to the holders of original notes pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their original notes for exchange notes.

If: (1) the issuers and the guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or (2) any holder of original notes notifies the issuers prior to the 20th day following consummation of the exchange offer that: (a) it is prohibited by law or SEC policy from participating in the exchange offer; or (b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or (c) it is a broker-dealer and owns original notes acquired directly from the issuers or an affiliate of the issuers, then the issuers and the guarantors will file with the SEC a shelf registration statement to cover resales of the original notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

The issuers and the guarantors agreed to use their commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

The issuers and the guarantors agreed to use their commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 270 days after the closing of the offering of the original notes. Unless the exchange offer would not be permitted by applicable law or SEC policy, the issuers and the guarantors agreed to commence the exchange offer and issue exchange notes in exchange for all original notes tendered prior thereto in the exchange offer. If obligated to file the shelf registration statement, the issuers and the guarantors agreed to file the shelf registration statement with the SEC on or prior to 180 days after such filing obligation arises and use their commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC on or prior to 270 days after such obligation arises (but in no event earlier than the issuers’ and the guarantors’ obligation with respect to the exchange offer registration statement).

If (1) the issuers and the guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “registration deadline”); or (3) the issuers and the guarantors fail to consummate the exchange offer within 30 business days of the registration deadline with respect to the exchange offer registration statement; or (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of original notes during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “registration default”), then special interest on the principal amount of the applicable notes will be payable in the amount of 0.25% per annum for the first 90-day period immediately after the occurrence of the first registration default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of special interest for all registration defaults of 1.0% per annum.

Holders of original notes are required to make certain representations to the issuers (as described elsewhere in this prospectus) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their original notes included in the shelf registration statement and benefit from the provisions regarding special interest described above. By acquiring the original notes, a holder is deemed to have agreed to indemnify the issuers and the guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of original notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from the issuers.

DESCRIPTION OF EXCHANGE NOTES

The issuers issued the original notes, and will issue the exchange notes, under an indenture (the “indenture”) among the issuers, the Guarantors and U.S. Bank National Association, as trustee (the “trustee”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the TIA. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will have been registered under the Securities Act, the exchange notes will not bear restrictive legends restricting their transfer under the Securities Act and holders of exchange notes will not be entitled to registration rights and special interest provisions that apply to the original notes under the registration rights agreement.
You can find the definitions of certain terms used in this description under “— Certain Definitions.” Certain defined terms used in this description but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the indenture, the collateral trust agreement and/or the intercreditor agreement. In this description, the term “Solo” refers only to Solo Cup Company, a Delaware corporation, and not to any of its subsidiaries, the term “SCOC” refers only to Solo Cup Operating Corporation, a Delaware corporation and a Wholly Owned Restricted Subsidiary of Solo, and not to any of its subsidiaries, the term “issuers” refers collectively to Solo and SCOC and, except as the context otherwise requires, the term “notes” refers collectively to the original notes and the exchange notes.

The following description is a summary of the material provisions of the indenture, the collateral trust agreement and the intercreditor agreement. We urge you to read the indenture, the collateral trust agreement and the intercreditor agreement because they, and not this description, define your rights as a holder of the notes. Copies of these documents are included as exhibits to the registration statement of which this prospectus is a part. Anyone who receives this prospectus may obtain a copy of the indenture, the collateral trust agreement and the intercreditor agreement without charge upon request. See “Available Information.”

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Exchange Notes and the Note Guarantees

The Exchange Notes

Except as described in the first paragraph under “Description of Exchange Notes,” the terms of the exchange notes will be substantially identical to the terms of the original notes. The exchange notes:

•	will be jointly and severally issued by the issuers;

•	will be general senior secured obligations of the issuers;

•

will share, equally and ratably with all obligations of the issuers under any other Priority Lien Debt, in the benefits of Liens held by the collateral trustee on all Notes Collateral from time to time owned by the issuers, which Liens will be junior to all Permitted Prior Liens on the Notes Collateral and senior to the Liens on the Notes Collateral securing the ABL Debt Obligations and any future Subordinated Lien Obligations;

•

will share, equally and ratably with all obligations of the issuers under any other Priority Lien Debt, in the benefits of the Liens held by the collateral trustee on the ABL Collateral, which Liens will be junior to all Permitted Prior Liens on the ABL Collateral, including Liens securing the ABL Debt Obligations, and, consequently, the exchange notes will be effectively junior to all ABL Debt Obligations to the extent of the value of the ABL Collateral;

•	will be structurally subordinated to any existing and future Indebtedness and other liabilities of Solo’s non-Guarantor Subsidiaries;

•	will be pari passu in right of payment with all existing and future Indebtedness of the issuers that is not subordinated;

•	will be senior in right of payment to any existing and future subordinated Indebtedness of the issuers, including the Senior Subordinated Notes; and

•	will be guaranteed on a senior secured basis by the Guarantors as described under the caption “— The Note Guarantees.”

As of September 27, 2009, the issuers had outstanding $300.0 million in aggregate principal amount of Priority Lien Debt, consisting solely of the original notes, approximately $9.7 million in aggregate principal amount of ABL Debt and no Subordinated Lien Debt. Pursuant to the indenture, the issuers are permitted to incur additional Indebtedness as Priority Lien Debt in an amount not to exceed the Priority Lien Cap. The issuers are also permitted to incur additional ABL Debt in an amount not to exceed the ABL Lien Cap and additional Subordinated Lien Debt in an amount not to exceed the Subordinated Lien Cap. Any future incurrence of Priority Lien Debt, ABL Debt or Subordinated Lien Debt will be subject to all of the covenants described below, including the covenants described under the captions “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Certain Covenants — Liens.”

The Note Guarantees

The original notes are, and the exchange notes will be, guaranteed by all of the current and future Domestic Subsidiaries of Solo other than SCOC and Excluded Subsidiaries.

Each Note Guarantee of a Guarantor:

•	will be a general senior secured obligation of that Guarantor;

•

will share, equally and ratably with all obligations of that Guarantor under any other Priority Lien Debt, in the benefit of Liens on all Notes Collateral from time to time owned by that Guarantor, which Liens will be junior to all Permitted Prior Liens on the Notes Collateral and senior to the Liens on the Notes Collateral securing the ABL Debt Obligations and any future Subordinated Lien Obligations;

•

will share, equally and ratably with all obligations of the issuers under any other Priority Lien Debt, in the benefits of the Liens held by the collateral trustee on the ABL Collateral of that Guarantor, which Liens will be junior to all Permitted Prior Liens on the ABL Collateral, including Liens securing the ABL Debt Obligations, and, consequently, the Note Guarantees will be effectively junior to all ABL Debt Obligations to the extent of the value of the ABL Collateral of that Guarantor;

•	will be pari passu in right of payment with all existing and future Indebtedness of that Guarantor that is not subordinated; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor, including that Guarantor’s guarantee of the Senior Subordinated Notes.

Not all of Solo’s Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuers. These non-Guarantor Subsidiaries generated approximately 11.1% of our consolidated revenues in Fiscal Year 2008 and held approximately 9.8% of our consolidated assets as of September 27, 2009. See “Risk Factors — Risks Related to the Notes — The notes and the note guarantees will be structurally subordinated to indebtedness and other liabilities of Solo’s non-guarantor subsidiaries.”

If Solo or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than any Excluded Subsidiary), then that newly acquired or created Domestic Subsidiary must become a Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the trustee. In addition, any Restricted

Subsidiary of Solo (other than SCOC or a Guarantor) that guarantees any Indebtedness of the issuers or any Guarantor must become a Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the trustee.

The Note Guarantee of a Guarantor will be released under specified circumstances, including in connection with a disposition of the Guarantor’s Capital Stock if various conditions are satisfied. See “— Certain Covenants — Guarantees.”

As of the date of the indenture, all of Solo’s Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” Solo is permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the covenants in the indenture and will not guarantee the notes.

Principal, Maturity and Interest

The indenture provides for the issuance by the issuers of notes with an unlimited principal amount. The issuers issued the original notes in an aggregate principal amount of $300.0 million on July 2, 2009 and will issue up to the same principal amount of exchange notes, in exchange for a like principal amount of original notes, in the exchange offer. The indenture allows the issuers to issue additional notes (the “additional notes”), including the exchange notes, from time to time. Any offering of additional notes is subject to the covenants described below under the captions “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Certain Covenants — Liens.” The original notes, the exchange notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Subsequently-issued additional notes may not be fungible with the original notes and the exchange notes for U.S. federal income tax purposes. The issuers may issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on November 1, 2013.

Interest on the notes accrues at the rate of 10.5% per annum and is payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2009. The issuers will make each interest payment to the holders of record on the immediately preceding April 15 and October 15. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months. The exchange notes will accrue interest from the most recent date to which interest has been paid on the original notes or, if no such interest has been paid, from July 2, 2009. If your original notes are accepted for exchange in the exchange offer, you will receive interest on the exchange notes and not on the original notes.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the issuers, the issuers will pay all principal, interest, premium and Special Interest, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The issuers may change the paying agent or registrar without prior notice to the holders, and the issuers or any of their Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange the exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the issuers may require a holder to pay any taxes and fees required by law or permitted by the indenture. The issuers are not required to transfer or exchange any note selected for redemption. Also, the issuers are not required to transfer or exchange any note (1) for a period of 15 days before a selection of notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

Security

The obligations of the issuers with respect to the exchange notes, the obligations of the Guarantors under the Note Guarantees, any other future Priority Lien Obligations and the performance of all other obligations of the issuers and the Guarantors under the note documents will be secured by Liens held by the collateral trustee on the Notes Collateral and the ABL Collateral. The Liens on the Notes Collateral securing the exchange notes will be senior to the Liens on the Notes Collateral securing the ABL Debt Obligations and any future Subordinated Lien Obligations. The Liens on the ABL Collateral securing the exchange notes will be junior to the Liens on the ABL Collateral securing the ABL Debt Obligations, but senior to the Liens on the ABL Collateral securing any future Subordinated Lien Obligations. All such Liens will be subject to Permitted Prior Liens.

On the date of the indenture, the issuers and the Guarantors entered into a collateral trust agreement with the collateral trustee and the trustee. The collateral trust agreement sets forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon all Collateral owned by either of the issuers or any Guarantor for the benefit of all present and future holders of Priority Lien Obligations and all future holders of Subordinated Lien Obligations (if any). The Priority Lien Obligations and the Subordinated Lien Obligations are collectively referred to as the “Secured Obligations.”

Collateral Trustee

The collateral trustee acts for the benefit of the holders of:

•	the notes;

•	all other Priority Lien Obligations outstanding from time to time; and

•	all Subordinated Lien Obligations outstanding from time to time, if any.

U.S. Bank National Association is acting as collateral trustee under the collateral trust agreement. Neither the issuers nor any of their Affiliates may act as collateral trustee. No Secured Debt Representative may serve as collateral trustee; provided that the trustee may serve as collateral trustee if the notes are the only Priority Lien Obligations or Subordinated Lien Obligations outstanding (other than Hedging Obligations).

The collateral trustee holds (directly or through co-trustees or agents), and is entitled to enforce on behalf of the holders of Priority Lien Obligations, and Subordinated Lien Obligations, if any, all Liens on the Collateral created by the security documents for their benefit, subject to the provisions of the intercreditor agreement described below.

Except as provided in the collateral trust agreement or as directed by an Act of Required Debtholders in accordance with the collateral trust agreement, the collateral trustee is not be obligated:

(1)	to act upon directions purported to be delivered to it by any Person;

(2)	to foreclose upon or otherwise enforce any Lien; or

(3)	to take any other action whatsoever with regard to any or all of the security documents, the Liens created thereby or the Collateral.

The issuers will deliver to each Secured Debt Representative copies of all security documents delivered to the collateral trustee.

On the date of the indenture, the collateral trustee entered into an intercreditor agreement (the “intercreditor agreement”) with the issuers, the Guarantors and Bank of America, N.A., as agent under the ABL Credit Facility (in such capacity, and together with any other collateral agent, collateral trustee or other representative of lenders or holders of ABL Debt Obligations that becomes party to the intercreditor agreement upon the refinancing or replacement of the ABL Credit Facility, or any successor representative acting in such capacity, the “ABL Collateral Agent”), providing for, among other things, the junior nature of the Liens on the ABL Collateral securing the Priority Lien Obligations and the junior nature of the Liens on the Notes Collateral securing the ABL Debt Obligations. The Liens held by the collateral trustee on the Notes Collateral securing Priority Lien Obligations are senior to the Liens held by the ABL Collateral Agent on the Notes Collateral securing the ABL Debt Obligations and to the Liens on the Notes Collateral securing any future Subordinated Lien Obligations. The Liens held by the collateral trustee on the ABL Collateral securing Priority Lien Obligations are junior to the Liens held by the ABL Collateral Agent on the ABL Collateral securing the ABL Debt Obligations, but senior to the Liens on the ABL Collateral securing any future Subordinated Lien Obligations. All such Liens are subject to Permitted Prior Liens.

Collateral

The Notes Collateral comprises substantially all of the tangible and intangible assets of the issuers and the Guarantors, other than the ABL Collateral and Excluded Assets.

The ABL Collateral comprises substantially all of the accounts receivable, payment intangibles (other than those constituting identifiable proceeds of Notes Collateral), inventory, deposit accounts, commodity accounts, securities accounts, lock-boxes, instruments, chattel paper, cash and cash equivalents, general intangibles related to any of the foregoing, proceeds and products of the foregoing and certain assets related thereto, in each case held by the issuers and the Guarantors, other than Excluded Assets and other than any Net Proceeds from a Sale of Notes Collateral that have been deposited in the Collateral Proceeds Account in accordance with the provisions described below under the caption “— Repurchase at the Option of Holders — Asset Sales” until such time as such Net Proceeds are released therefrom in accordance with the terms of the indenture.

ABL Debt

As of September 27, 2009, the issuers had outstanding approximately $9.7 million in aggregate principal amount of ABL Debt, all of which consisted of borrowings under the ABL Credit Facility. As of September 27, 2009, the issuers had approximately $12.4 million of outstanding letters of credit and approximately $177.9 million available for borrowing under the ABL Credit Facility, subject to borrowing base limitations and other specified terms and conditions. The indenture and the security documents provide that the issuers and the Guarantors may incur additional ABL Debt, in an amount not to exceed the ABL Lien Cap. Any additional ABL Debt would be secured by Liens on the ABL Collateral that would be effectively senior to the Liens on the ABL Collateral securing the notes and other Priority Lien Debt. Additional ABL Debt will only be permitted if such Indebtedness and the related Liens are permitted to be incurred under the covenants described below under the captions “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Certain Covenants — Liens.”

Additional Priority Lien Debt

The indenture and the security documents provide that the issuers may incur additional Priority Lien Debt, in an amount not to exceed the Priority Lien Cap, by issuing additional notes under the indenture or under one or more additional indentures, incurring additional Indebtedness under Credit Facilities (other than the ABL Credit Facility) or otherwise issuing or increasing a new Series of Secured Debt secured by Priority Liens on the Notes

Collateral and junior Liens on the ABL Collateral. All additional Priority Lien Debt will be pari passu in right of payment with the notes, will be guaranteed on a pari passu basis by each Guarantor and will be secured equally and ratably with the notes by Liens on the Collateral held by the collateral trustee for as long as the notes and the Note Guarantees are secured by the Collateral, subject to the covenants contained in the indenture. The collateral trustee under the collateral trust agreement will hold all Priority Liens in trust for the benefit of the holders of the notes, any future Priority Lien Debt and all other Priority Lien Obligations. Additional Priority Lien Debt will only be permitted to be secured by the Collateral if such Indebtedness and the related Liens are permitted to be incurred under the covenants described below under the captions “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Certain Covenants — Liens.”

Future Subordinated Lien Debt

The indenture and the security documents provide that the issuers and the Guarantors may incur Subordinated Lien Debt in the future, in an amount not to exceed the Subordinated Lien Cap, by issuing notes under one or more new indentures, incurring additional Indebtedness under other Credit Facilities (other than the ABL Credit Facility) or otherwise issuing or increasing a new Series of Secured Debt secured by Subordinated Liens on the Collateral. Subordinated Lien Debt is permitted to be secured by the Collateral only if such Subordinated Lien Debt and the related Subordinated Liens are permitted to be incurred under the covenants described below under the captions “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Certain Covenants — Liens.” The collateral trustee under the collateral trust agreement will hold all Subordinated Liens in trust for the benefit of the holders of any future Subordinated Lien Debt and all other Subordinated Lien Obligations. The Liens on the Notes Collateral securing any future Subordinated Lien Obligations will be junior to the Liens on the Notes Collateral held by the collateral trustee securing the Priority Lien Obligations and the Liens on the Notes Collateral held by the ABL Collateral Agent securing the ABL Debt Obligations. The Liens on the ABL Collateral securing any future Subordinated Lien Obligations will be junior to the Liens on the ABL Collateral securing the ABL Debt Obligations and the Liens securing the Priority Lien Obligations. All such Liens will be subject to Permitted Prior Liens.

The Intercreditor Agreement

On the date of the indenture, the collateral trustee, on behalf of all current and future holders of Priority Lien Obligations and all future holders of Subordinated Lien Obligations, entered into the intercreditor agreement with the issuers, the Guarantors and the ABL Collateral Agent, providing for, among other things, the junior nature of the Liens on the ABL Collateral securing the Priority Lien Obligations and the junior nature of the Liens on the Notes Collateral securing the ABL Debt Obligations. The intercreditor agreement includes certain intercreditor arrangements relating to the rights of the collateral trustee in the ABL Collateral and the rights of the ABL Collateral Agent in the Notes Collateral.

The intercreditor agreement permits the ABL Debt Obligations and the Priority Lien Obligations to be refunded, refinanced or replaced by certain permitted replacement facilities without affecting the lien priorities set forth in the intercreditor agreement, in each case without the consent of any holder of ABL Debt Obligations, Priority Lien Obligations (including holders of the notes) or Subordinated Lien Obligations.

Limitation on Enforcement of Remedies

The intercreditor agreement provides that, except as provided below in this paragraph, neither the collateral trustee nor any holder of Priority Lien Obligations nor any holder of Subordinated Lien Obligations may commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the ABL Collateral under any security document, applicable law or otherwise, at any time prior to the Discharge of ABL Debt Obligations. Only the ABL Collateral Agent is entitled to take any such actions or exercise any such remedies prior to the Discharge of ABL Debt Obligations.

The intercreditor agreement provides that, notwithstanding the foregoing, the collateral trustee may, but has no obligation to, on behalf of the holders of Priority Lien Obligations or any Subordinated Lien Obligations, take all such actions it deems necessary to perfect or continue the perfection of their junior security interests in the ABL Collateral or to create, preserve or protect (but not enforce) their junior security interests in the ABL Collateral. In addition, whether before or after the Discharge of ABL Debt Obligations, the collateral trustee and the holders of Priority Lien Obligations or Subordinated Lien Obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against either or both of the issuers or any Guarantor in accordance with applicable law; provided, that the collateral trustee and such holders of Priority Lien Obligations and Subordinated Lien Obligations may not take any of the actions described below under clauses (1) through (7) of the first paragraph under the caption “— No Interference; Payment Over; Reinstatement” or prohibited by the provisions described in the first two paragraphs under the caption “— Agreements with Respect to Insolvency or Liquidation Proceedings”; provided further that in the event that the collateral trustee or the holders of Priority Lien Obligations or Subordinated Lien Obligations becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Priority Lien Obligations or the Subordinated Lien Obligations, such judgment lien shall be subject to the terms of the intercreditor agreement for all purposes (including in relation to the ABL Debt Obligations) as the other liens securing the Priority Lien Obligations or the Subordinated Lien Obligations are subject to the intercreditor agreement. The ABL Collateral Agent is subject to reciprocal limitations with respect to its ability to enforce the junior security interest in the Notes Collateral.

ABL Collateral Agent

The intercreditor agreement provides that neither the ABL Collateral Agent nor any holder of any ABL Debt Obligations will have any duties or other obligations to any holder of Priority Lien Obligations or Subordinated Lien Obligations with respect to the ABL Collateral, other than to transfer to the collateral trustee any remaining ABL Collateral and the proceeds of the sale or other disposition of any ABL Collateral remaining in its possession following the Discharge of ABL Debt Obligations, in each case, without representation or warranty on the part of the ABL Collateral Agent or any holder of ABL Debt Obligations.

In addition, the intercreditor agreement provides that, until the Discharge of ABL Debt Obligations, the ABL Collateral Agent will be entitled, for the benefit of the holders of the ABL Debt Obligations, to sell, transfer or otherwise dispose of or deal with the ABL Collateral without regard to any junior security interest therein granted to the holders of Priority Lien Obligations or Subordinated Lien Obligations or any rights to which the collateral trustee or any holder of Priority Lien Obligations or Subordinated Lien Obligations would otherwise be entitled as a result of such junior security interest. Without limiting the foregoing, the intercreditor agreement provides that neither the ABL Collateral Agent nor any holder of any ABL Debt Obligations will have any duty or obligation first to marshal or realize upon the ABL Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the ABL Collateral, in any manner that would maximize the return to the holders of Priority Lien Obligations or Subordinated Lien Obligations, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the holders of Priority Lien Obligations or Subordinated Lien Obligations from such realization, sale, disposition or liquidation. Following the Discharge of ABL Debt Obligations, the collateral trustee and the holders of Priority Lien Obligations or Subordinated Lien Obligations may, subject to any other agreements binding on the collateral trustee and the holders of Priority Lien Obligations or Subordinated Lien Obligations, assert their rights, under the New York Uniform Commercial Code or otherwise, to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of, the holders of Priority Lien Obligations or Subordinated Lien Obligations. The intercreditor agreement contains reciprocal provisions regarding the lack of duties owed to the ABL Collateral Agent by the collateral trustee and the holders of Priority Lien Obligations with respect to the Notes Collateral.

The intercreditor agreement additionally provides that the collateral trustee and each holder of Priority Lien Obligations or Subordinated Lien Obligations will waive any claim that may be had against the ABL Collateral Agent or any holder of any ABL Debt Obligations arising out of any actions which the ABL Collateral Agent or such holder of ABL Debt Obligations takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or any part of the ABL Debt Obligations from any account debtor, guarantor or any other party) in accordance with the intercreditor agreement and the ABL Debt Documents or the valuation, use, protection or release of any security for such ABL Debt Obligations. The intercreditor agreement also provides for a reciprocal waiver by the ABL Collateral Agent and each holder of ABL Debt Obligations with respect to the actions of the collateral trustee or any holder of Priority Lien Obligations.

No Interference; Payment Over; Reinstatement

The intercreditor agreement provides that the collateral trustee and each holder of Priority Lien Obligations or Subordinated Lien Obligations:

(1)	will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien that the holders of Priority Lien Obligations or Subordinated Lien Obligations have on the ABL Collateral pari passu with, or to give the collateral trustee or any holder of Priority Lien Obligations or Subordinated Lien Obligations any preference or priority relative to, any Lien that the ABL Collateral Agent holds on behalf of the holders of any ABL Debt Obligations secured by any ABL Collateral or any part thereof;

(2)	will not challenge or question in any proceeding the validity or enforceability of any ABL Debt Obligations or ABL Debt Documents or the validity, attachment, perfection or priority of any Lien held by the ABL Collateral Agent on behalf of the holders of any ABL Debt Obligations, or the validity or enforceability of the priorities, rights or duties established by the provisions of the intercreditor agreement;

(3)	will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the ABL Collateral by the ABL Collateral Agent or the holders of any ABL Debt Obligations;

(4)	will have no right to (A) direct the ABL Collateral Agent or any holder of any ABL Debt Obligations to exercise any right, remedy or power with respect to any ABL Collateral or (B) consent to the exercise by the ABL Collateral Agent or any holder of any ABL Debt Obligations of any right, remedy or power with respect to any ABL Collateral;

(5)	will not institute any suit or assert in any suit or in any Insolvency or Liquidation Proceeding, any claim against the ABL Collateral Agent or any holder of any ABL Debt Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the ABL Collateral Agent nor any holders of any ABL Debt Obligations will be liable for, any action taken or omitted to be taken by the ABL Collateral Agent or such holders of ABL Debt Obligations with respect to any ABL Collateral securing such ABL Debt Obligations;

(6)	will not seek, and will waive any right, to have any ABL Collateral or any part thereof marshaled upon any foreclosure or other disposition of such ABL Collateral; and

(7)	will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the intercreditor agreement.

The intercreditor agreement provides that, notwithstanding the foregoing, both before and during any Insolvency or Liquidation Proceeding, the collateral trustee and the holders of Priority Lien Obligations or Subordinated Lien Obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against either or both of the issuers or any Guarantor in accordance with applicable law; provided, that the collateral trustee and such holders of Priority Lien Obligations or Subordinated Lien Obligations may not take any of the actions described under clauses (1) through (7) above or prohibited by the provisions described in the first two paragraphs under the caption “— Agreements with Respect to Insolvency or Liquidation Proceedings”; provided that in the event that the collateral trustee or the holders of Priority Lien Obligations or Subordinated Lien Obligations becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Priority Lien Obligations or the Subordinated Lien Obligations, such judgment lien shall be subject to the terms of the intercreditor agreement for all purposes (including in relation to the ABL Debt Obligations) as the other liens securing the Priority Lien Obligations or the Subordinated Lien Obligations are subject to the intercreditor agreement.

The intercreditor agreement provides that the ABL Collateral Agent and each holder of ABL Debt Obligations will be subject to reciprocal provisions with respect to its rights in the Notes Collateral and its ability to bring a suit against the collateral trustee or the holders of Priority Lien Obligations as set forth in the two preceding paragraphs.

The intercreditor agreement provides that if the collateral trustee or any holder of Priority Lien Obligations or Subordinated Lien Obligations obtains possession of any ABL Collateral or realizes any proceeds or payment in respect of any ABL Collateral, pursuant to any security document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the Discharge of ABL Debt Obligations secured, or intended to be secured, by such ABL Collateral, then it will hold such ABL Collateral, proceeds or payment in trust for the ABL Collateral Agent and the holders of ABL Debt Obligations and transfer such ABL Collateral, proceeds or payment, as the case may be, to the ABL Collateral Agent reasonably promptly after obtaining actual knowledge or notice from the ABL Collateral Agent or any holder of ABL Debt Obligations that it has possession of such ABL Collateral, or proceeds or payment in respect thereof. The collateral trustee and each holder of Priority Lien Obligations and Subordinated Lien Obligations have further agreed that if, at any time, it obtains actual knowledge or receives notice that all or part of any payment with respect to any ABL Debt Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the ABL Collateral Agent any payment received by it and then in its possession or under its control in respect of any such ABL Collateral and shall promptly turn any such ABL Collateral then held by it over to the ABL Collateral Agent, and the provisions set forth in the intercreditor agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such ABL Debt Obligations. All junior priority Liens will remain attached to and enforceable against all proceeds so held or remitted. The intercreditor agreement provides that the provisions described in this paragraph will not apply to any proceeds of ABL Collateral realized in a transaction not prohibited by the ABL Debt Documents, the Priority Lien Documents and the Subordinated Lien Documents and as to which the possession or receipt thereof by the collateral trustee or other holder of Priority Lien Obligations or Subordinated Lien Obligations is otherwise permitted by the ABL Debt Documents, the Priority Lien Documents and the Subordinated Lien Documents. The intercreditor agreement provides that the ABL Collateral Agent is subject to reciprocal limitations with respect to the Notes Collateral and any proceeds or payments in respect of any Notes Collateral.

Release of Liens

Under the intercreditor agreement, the collateral trustee and each holder of Priority Lien Obligations and Subordinated Lien Obligations have agreed that:

(1)

if the ABL Collateral Agent or the holders of ABL Debt Obligations release their Lien on any ABL Collateral (other than a release of Liens governed by the provisions described in clause (2) below), the junior priority Lien on such ABL Collateral securing the Priority Lien Obligations and any Subordinated Lien Obligations will terminate and be released automatically and without further action unless, at the time of such release, an Event of Default shall then have occurred and be continuing under the Priority Lien Documents or Subordinated Lien Documents; provided that any junior priority Lien on such ABL Collateral securing the Priority Lien Obligations and any Subordinated Lien Obligations that would have otherwise been released and terminated pursuant to the provisions described in this clause (1) in the absence of an Event of Default will terminate and be released automatically and without further action when such Event of Default (and all other Events of Default under the Priority Lien Documents or Subordinated Lien Documents) cease to exist; and

(2)	in the event of a sale, transfer or other disposition of the ABL Collateral (regardless of whether or not an Event of Default has occurred and is continuing under the Priority Lien Documents or Subordinated Lien Documents at the time of such sale, transfer or other disposition), the junior Liens on such ABL Collateral securing the Priority Lien Obligations and any Subordinated Lien Obligations will terminate and be released automatically and without further action if the senior Liens securing the ABL Debt Obligations on such ABL Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Priority Lien Documents or Subordinated Lien Documents, or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such ABL Collateral; provided that such junior Liens on such ABL Collateral securing the Priority Lien Obligations and any Subordinated Lien Obligations shall remain in place with respect to any proceeds of a sale, transfer or other disposition under the provisions described in this clause (2) that remain after the Discharge of ABL Debt Obligations.

Notwithstanding the forgoing, in the event of the release of the ABL Collateral Agent’s Liens on all or substantially all of the ABL Collateral (other than when such release occurs in connection with the ABL Collateral Agent’s foreclosure upon, or other exercise of rights and remedies with respect to, such ABL Collateral), no release of the junior Liens on such ABL Collateral securing the Priority Lien Obligations or the Subordinated Lien Obligations will be made unless (A) consent to release of such junior Liens has been given by the requisite percentage or number of the holders of Priority Lien Obligations and Subordinated Lien Obligations at the time outstanding, as provided for in the applicable Secured Debt Documents, and (B) the issuers have delivered an Officers’ Certificate to the ABL Collateral Agent and the collateral trustee certifying that all such consents have been obtained.

The intercreditor agreement provides that the ABL Collateral Agent is subject to reciprocal provisions with respect to the release of Liens on Notes Collateral securing ABL Debt Obligations.

Entry Upon Premises

The intercreditor agreement provides that, if the ABL Collateral Agent takes any enforcement action with respect to the ABL Collateral, the collateral trustee and each holder of Priority Lien Obligations and Subordinated Lien Obligations will:

(1)	reasonably cooperate with, and will not take any action designed to hinder or restrict in any respect, the ABL Collateral Agent in its efforts to enforce its security interest in the ABL Collateral and to finish any work-in-process and assemble the ABL Collateral; and

(2)	permit the ABL Collateral Agent, its employees, agents, advisers and representatives to enter upon and use the Notes Collateral for a period not to exceed 180 days after the taking of such enforcement action for purposes specified in the intercreditor agreement.

Notwithstanding the foregoing, nothing contained in the intercreditor agreement will restrict the rights of the collateral trustee from selling, assigning or otherwise transferring any Notes Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by these provisions of the intercreditor agreement. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Collateral is entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the ABL Collateral Agent conducts a public auction or private sale of the ABL Collateral at any of the real property included in the Notes Collateral, the ABL Collateral Agent will provide the collateral trustee with reasonable notice and will use reasonable efforts to hold such auction or sale in a manner that would not unduly disrupt the collateral trustee’s use of such real property.

Agreements With Respect to Insolvency or Liquidation Proceedings

If Solo or any of its Subsidiaries becomes subject to any Insolvency or Liquidation Proceedings and, as debtor(s)-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the intercreditor agreement provides that neither the collateral trustee nor any holder of Priority Lien Obligations or Subordinated Lien Obligations will raise any objection, and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the ABL Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes ABL Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (1) the ABL Collateral Agent or the holders of any ABL Debt Obligations oppose or object to such DIP Financing, such DIP Financing Liens or such use of cash collateral or (2) such DIP Financing Liens are neither senior to, nor pari passu with, the Liens on ABL Collateral securing ABL Debt Obligations. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Liens on ABL Collateral securing ABL Debt Obligations and the Subordinated Lien Obligations, the collateral trustee will, for itself and on behalf of holders of the Priority Lien Obligations and the Subordinated Lien Obligations, subordinate the Liens on the ABL Collateral that secure the Priority Lien Obligations and the Subordinated Lien Obligations to the Liens on the ABL Collateral that secure ABL Debt Obligations and to such DIP Financing Liens, so long as the collateral trustee, on behalf of holders of the Priority Lien Obligations and the Subordinated Lien Obligations, retain Liens on all the Notes Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code. The intercreditor agreement provides for reciprocal provisions with respect to any DIP Financing in respect of the Notes Collateral.

The intercreditor agreement provides that the collateral trustee and each holder of Priority Lien Obligations or Subordinated Lien Obligations will not object to or oppose a sale or other disposition of any ABL Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (1) the ABL Collateral Agent or the requisite holders of ABL Debt Obligations shall have consented to such sale or disposition of such ABL Collateral and (2) all junior Liens on the ABL Collateral securing the Priority Lien Obligations and the Subordinated Lien Obligations shall attach to the proceeds of such sale in the same respective priorities as set forth in the intercreditor agreement with respect to the ABL Collateral. The intercreditor agreement further provides that the collateral trustee and the holders of Priority Lien Obligations and Subordinated Lien Obligations will waive any claim that may be had against the ABL Collateral Agent or any holder of ABL Debt Obligations arising out of any DIP Financing Liens (granted in a manner that is consistent with the intercreditor agreement) or administrative expense priority under Section 364 of the Bankruptcy Code. The intercreditor agreement further provides that the collateral trustee and the holders of Priority Lien Obligations or Subordinated Lien Obligations will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the ABL Collateral, and will not object to or contest (a) any request by the ABL Collateral Agent or any holder of ABL Debt Obligations for adequate protection or (b) any objection by the ABL Collateral Agent or any holder of ABL Debt Obligations to any motion, relief, action or proceeding based on the ABL Collateral Agent or any holder of ABL Debt Obligations claiming a lack of adequate protection, except that the collateral trustee and the holders of Priority Lien Obligations and Subordinated Lien Obligations:

(1)	may freely seek and obtain relief granting a junior Lien on ABL Collateral co-extensive in all respects with, but subordinated to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of the ABL Debt Obligations;

(2)	may freely vote on any plan of reorganization or similar dispositive restructuring plan; and

(3)	may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of ABL Debt Obligations.

The intercreditor agreement provides for reciprocal limitations with respect to the rights of the ABL Collateral Agent and holders of ABL Debt Obligations to object to any sale or other disposition of any Notes Collateral or to seek adequate protection based upon any interest in the Notes Collateral.

The intercreditor agreement additionally provides that the collateral trustee and each holder of Priority Lien Obligations or Subordinated Lien Obligations will waive any claim that may be had against the ABL Collateral Agent or any holder of any ABL Debt Obligations arising out of any election by the ABL Collateral Agent or any holder of ABL Debt Obligations in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

Notwithstanding the foregoing, during an Insolvency or Liquidation Proceeding, the collateral trustee and the holders of Priority Lien Obligations and Subordinated Lien Obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, that the collateral trustee and the holders of Priority Lien Obligations and Subordinated Lien Obligations may not take any of the actions specifically prohibited by the provisions described in the two immediately preceding paragraphs or by clauses (1) through (7) under the caption “— No Interference; Payment Over; Reinstatement;” provided that in the event that the collateral trustee or any holder of Priority Lien Obligations or Subordinated Lien Obligations becomes a judgment lien creditor in respect of the ABL Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Priority Lien Obligations or Subordinated Lien Obligations, such judgment lien shall be subject to the terms of the intercreditor agreement for all purposes (including in relation to the ABL Debt Obligations) as the other Liens securing the Priority Lien Obligations or Subordinated Lien Obligations are subject to the intercreditor agreement.

If the collateral trustee seeks to commence out of court process administration proceedings (in its capacity as a holder of a qualifying floating charge) with respect to any of the Guarantors incorporated under the laws of England and Wales, to the extent permitted under the intercreditor agreement and the Priority Lien Documents or Subordinated Lien Documents, as applicable, the collateral trustee will be entitled to commence such administration proceedings in accordance with the UK Insolvency Act 1986 (as amended) but may not appoint any administrator who is not a qualified insolvency practitioner employed by one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte (or any amalgamation of the same or their successors) or such other independent public accountants of international standing as is agreed between the collateral trustee and the ABL Collateral Agent. In the event that the collateral trustee appoints such an administrator, there shall be no objection by the ABL Collateral Agent to such appointment or (other than in the case of any misfeasance by such appointee, but subject in such case to prior consultation with the collateral trustee) attempt to replace such appointee.

Certain Intercreditor Agreement Definitions

Solely for purposes of the provisions set forth in this Description of Exchange Notes described under the caption “The Intercreditor Agreement,” the terms set forth below have the meanings set forth below.

“ABL Debt” means principal amount of indebtedness for borrowed money and letters of credit incurred under the ABL Debt Documents in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Solo and its Restricted Subsidiaries thereunder) not to exceed, as of any date of incurrence, the ABL Debt Cap as of such date of incurrence; provided that Banking Product Obligations and Hedging Obligations will not be treated as ABL Debt.

“ABL Debt Cap” means, as of any date of incurrence of any ABL Debt, an aggregate principal amount not to exceed the greatest of (i) $275.0 million, (ii) the amount of the Borrowing Base as of such date of incurrence, and (iii) the maximum aggregate principal amount of ABL Debt permitted to be incurred under all Secured Debt Documents and ABL Debt Documents as of such date; provided that the ABL Debt Cap may be reduced at any time by an amendment to the intercreditor agreement executed by the ABL Collateral Agent and the issuers without the consent of the collateral trustee.

The intercreditor agreement also provides for various advance notice requirements and other procedural provisions typical for agreements of this type, including procedural provisions to allow any successor ABL Collateral Agent or other Secured Debt Representative to become a party to the intercreditor agreement (without the consent of any holder of ABL Debt Obligations, Priority Lien Obligations (including holders of the notes) or Subordinated Lien Obligations) upon the refinancing or replacement of the ABL Debt Obligations, Priority Lien Debt Obligations or any Subordinated Lien Debt Obligations as permitted by the applicable Secured Debt Documents.

The Collateral Trust Agreement

On the date of the indenture, the issuers and the Guarantors entered into a collateral trust agreement with the collateral trustee and the trustee. The collateral trust agreement sets forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens on all Collateral owned by either of the issuers or any Guarantor for the benefit of all present and future holders of Priority Lien Obligations and all future holders of Subordinated Lien Obligations (if any).

Enforcement of Liens

If the collateral trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the collateral trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the collateral trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the collateral trustee’s interests, rights, powers and remedies in respect of the Collateral or under the security documents or applicable law and, following the initiation of such exercise of remedies, the collateral trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders, subject to the limitations set forth in the intercreditor agreement with respect to the rights of the collateral trustee in the ABL Collateral. Unless it has been directed to the contrary by an Act of Required Debtholders, the collateral trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations, subject in all cases to the limitations in the intercreditor agreement.

Until the Discharge of Senior Obligations, the holders of the notes and the holders of other future Priority Lien Obligations will have, subject to the intercreditor agreement and the exceptions set forth below in clauses (1) through (4) and the provisions described below under the caption “— Provisions of the Indenture Relating to Security — Relative Rights,” and subject to the rights of the holders of Permitted Prior Liens, the exclusive right to authorize and direct the collateral trustee with respect to the Collateral (including, without limitation, the exclusive right to authorize or direct the collateral trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and the provisions of the security documents relating thereto, and no Subordinated Lien Representative or holder of Subordinated Lien Obligations may authorize or direct the collateral trustee with respect to such matters. Notwithstanding the foregoing, the holders of Subordinated Lien Obligations may, subject to the rights of the holders of other Permitted Prior Liens and subject to the limitations set forth in the intercreditor agreement, direct the collateral trustee with respect to Collateral:

(1)	without any condition or restriction whatsoever, at any time after the Discharge of Senior Obligations;

(2)

as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Senior Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Senior Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

(3)	as necessary to perfect or establish the priority (subject to the priority of the Liens securing Priority Lien Obligations, Liens securing ABL Debt Obligations and Permitted Prior Liens) of the Subordinated Liens upon any Collateral; provided that, unless otherwise agreed to by the collateral trustee in the security documents, the holders of Subordinated Lien Obligations may not require the collateral trustee to take any action to perfect any Subordinated Liens on any Collateral through possession or control; or

(4)	as necessary to create, prove, preserve or protect (but not enforce) the Subordinated Liens upon any Collateral.

Subject to the intercreditor agreement and the provisions described below under the caption “— Provisions of the Indenture Relating to Security — Relative Rights,” both before and during an Insolvency or Liquidation Proceeding until the Discharge of Senior Obligations, none of the holders of Subordinated Lien Obligations, the collateral trustee (unless acting pursuant to an Act of Required Debtholders) or any Subordinated Lien Representative will be permitted to:

(1)	request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or to the holders of ABL Debt Obligations in respect of their Liens securing ABL Debt Obligations or that would limit, invalidate, avoid or set aside any Priority Lien or Lien securing ABL Debt Obligations or subordinate the Priority Liens or Liens securing ABL Debt Obligations to the Subordinated Liens or grant the Subordinated Liens equal ranking to the Priority Liens or Liens securing ABL Debt Obligations;

(2)	oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens or Liens securing ABL Debt Obligations made by any holder of Priority Lien Obligations, any Priority Lien Representative, any holder of ABL Debt Obligations or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations in any Insolvency or Liquidation Proceeding;

(3)	oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations, any holder of ABL Debt Obligations, any Priority Lien Representative or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations of the right to credit bid Priority Lien Debt or ABL Debt at any sale of Collateral in foreclosure of Priority Liens or Liens securing ABL Debt Obligations;

(4)	oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations, any holder of ABL Debt Obligations, any Priority Lien Representative or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations or any Lien securing ABL Debt Obligations relating to the lawful enforcement of any Priority Lien; or

(5)	challenge the validity, enforceability, perfection or priority of the Priority Liens or Liens securing ABL Debt Obligations.

Notwithstanding the foregoing and subject to the terms of the intercreditor agreement, both before and during an Insolvency or Liquidation Proceeding, the holders of Subordinated Lien Obligations or Subordinated Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against either of the issuers or any Guarantor in accordance with applicable law; provided that no holder of Subordinated Lien Obligations or Subordinated Lien Representative will be permitted to take any action prohibited by the intercreditor agreement or any of the actions prohibited by the provisions described in clauses (1) through (5) of the immediately preceding paragraph or oppose or contest any order that it has agreed not to oppose or contest under the provisions described below under the caption “— Insolvency or Liquidation Proceedings.”

The collateral trust agreement provides that, at any time prior to the Discharge of Senior Obligations and after:

(1)	the commencement of any Insolvency or Liquidation Proceeding in respect of either of the issuers or any Guarantor or

(2)	the collateral trustee and each Subordinated Lien Representative have received written notice from any Priority Lien Representative or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations that:

(a)	any Series of Senior Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise), or

(b)	(i) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Document to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, or (ii) the holders of Liens securing one or more Series of ABL Debt have become entitled under any ABL Debt Document to and desire to enforce any or all of the Liens securing ABL Debt Obligations by reason of a default under such ABL Debt Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by either of the issuers or any Guarantor to the collateral trustee (other than distributions to the collateral trustee for the benefit of the holders of Priority Lien Obligations or ABL Debt Obligations), any Subordinated Lien Representative or any holder of Subordinated Lien Obligations (including, without limitation, payments and prepayments made for application to Subordinated Lien Obligations).

All proceeds of Notes Collateral received by the collateral trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations in violation of the provisions described in the immediately preceding paragraph will be held by such Person for the account of (1) prior to the Discharge of Priority Lien Obligations, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative, and (2) thereafter, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations and remitted to the ABL Collateral Agent or other representative upon demand. All proceeds of ABL Collateral received by the collateral trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations in violation of the provisions described in the immediately preceding paragraph will be held by such Person for the account of (1) prior to the Discharge of ABL Debt Obligations, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations and remitted to the ABL Collateral Agent or other representative upon demand by the ABL Collateral Agent or other representative and (2) thereafter, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative. The Subordinated Liens will remain attached to and, subject to the provisions described under the caption “— Provisions of the Indenture Relating to Security — Ranking of Priority Liens,” enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the collateral trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations not in violation of the immediately preceding paragraph will be received by such Person free from the Priority Liens, Liens securing ABL Debt Obligations and all other Liens except Subordinated Liens and Permitted Prior Liens, subject to the provisions of the intercreditor agreement.

Waiver of Right of Marshalling

The collateral trust agreement provides that, prior to the Discharge of Senior Obligations, the holders of Subordinated Lien Obligations, each Subordinated Lien Representative and the collateral trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations, the Priority Lien Representatives (in their capacity as priority lienholders), the holders of ABL Debt Obligations or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations (in their capacity as priority lienholders) with respect to Collateral. Following the Discharge of Senior Obligations,

the holders of Subordinated Lien Obligations and any Subordinated Lien Representative may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations and ABL Debt Obligations.

Insolvency or Liquidation Proceedings

The collateral trust agreement provides that, if in any Insolvency or Liquidation Proceeding and prior to the Discharge of Senior Obligations, the holders of Priority Lien Obligations or the holders of ABL Debt Obligations by an Act of Required Debtholders consent to any order:

(1)	for use of cash collateral;

(2)	approving a debtor-in-possession financing secured by a Lien that is (A) if prior to the Discharge of Priority Lien Obligations, senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding, and (B) if prior to the Discharge of ABL Debt Obligations, senior to or on a parity with all Liens securing ABL Debt Obligations upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3)	granting any relief on account of Priority Lien Obligations or ABL Debt Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations or ABL Debt Obligations in the Collateral; or

(4)	relating to a sale of assets of either of the issuers or any Guarantor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Priority Liens, Liens securing ABL Debt Obligations and Subordinated Liens will attach to the proceeds of the sale;

then, the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations, any Priority Lien Representative, the holders of ABL Debt Obligations or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations in any respect opposes or otherwise contests any request made by the holders of Subordinated Lien Obligations or a Subordinated Lien Representative for the grant to the collateral trustee, for the benefit of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations or ABL Debt Obligations, co-extensive in all respects with, but subordinated to, such Lien and all Priority Liens and Liens securing ABL Debt Obligations on such property.

Notwithstanding the foregoing and subject to the terms of the intercreditor agreement, both before and during an Insolvency or Liquidation Proceeding, the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against either of the issuers or any Guarantor in accordance with applicable law; provided that no holder of Subordinated Lien Obligations or Subordinated Lien Representative will be permitted to take any action prohibited by the intercreditor agreement or any of the actions prohibited by the provisions described in clauses (1) through (5) of the third paragraph under the caption “— Enforcement of Liens,” or oppose or contest any order that it has agreed not to oppose or contest under the provisions described in clauses (1) through (4) of the immediately preceding paragraph.

The holders of Subordinated Lien Obligations or any Subordinated Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Subordinated Liens, except that, subject to the provisions of the intercreditor agreement:

(1)	they may freely seek and obtain relief: (a) granting a junior Lien co-extensive in all respects with, but subordinated to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations or the holders of ABL Debt Obligations; or (b) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2)	they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Senior Obligations.

Order of Application

The collateral trust agreement provides that if any Collateral is sold or otherwise realized upon by the collateral trustee in connection with any foreclosure, collection or other enforcement of Priority Liens granted to the collateral trustee in the security documents, the proceeds received by the collateral trustee from such foreclosure, collection or other enforcement will be distributed by the collateral trustee, subject to the provisions of the intercreditor agreement, in the following order of application:

FIRST, to the payment of all amounts payable under the collateral trust agreement on account of the collateral trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the collateral trustee or any co-trustee or agent of the collateral trustee in connection with any security document;

SECOND, to the repayment of Indebtedness and other obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon, to the extent that such other Indebtedness or obligation is to be discharged in connection with such sale or other realization;

THIRD, to the respective Priority Lien Representatives for application to the payment of all outstanding notes and other Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding notes and other Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

FOURTH, to the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations for the application to the payment of all outstanding ABL Debt Obligations that are then due and payable in an amount sufficient to pay in full in cash all outstanding ABL Debt and all other ABL Debt Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the ABL Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable ABL Debt Document) of all outstanding letters of credit constituting ABL Debt);

FIFTH, to the respective Subordinated Lien Representatives for application to the payment of all outstanding Subordinated Lien Debt and any other Subordinated Lien Obligations that are then due and payable in such order as may be provided in the Subordinated Lien Documents in an amount sufficient to pay in full in cash all outstanding Subordinated Lien Debt and all other Subordinated Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Subordinated Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Subordinated Lien Document) of all outstanding letters of credit, if any, constituting Subordinated Lien Debt); and

SIXTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the issuers or the applicable Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

If any Subordinated Lien Representative or any holder of a Subordinated Lien Obligation collects or receives any proceeds with respect to Subordinated Lien Obligations of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations or ABL Debt Obligations in accordance with the provisions described in the immediately preceding paragraph, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Subordinated Lien Representative or such holder of a Subordinated Lien Obligation, as the case may be, will forthwith deliver the same to the collateral trustee, for the account of the holders of the Priority Lien Obligations, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations for the account of the holders of ABL Debt Obligations or other obligations secured by a Permitted Prior Lien, to be applied in accordance with the provisions described in the immediately preceding paragraph. Until so delivered, such proceeds will be held by that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations for the account of the holders of ABL Debt Obligations and other obligations secured by a Permitted Prior Lien. These provisions will not apply to payments received by any holder of Subordinated Lien Obligations if such payments are not proceeds of realization upon Collateral.

The provisions described above under the caption “— Order of Application” are intended for the benefit of, and will be enforceable by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the collateral trustee, as holder of Priority Liens and Subordinated Liens, and each present and future ABL Collateral Agent or other representative in connection with any ABL Debt Obligations, in each case, as a third party beneficiary. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

The Collateral has not been appraised. The fair market value of the Collateral is subject to fluctuations, based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the issuers cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay their obligations under the notes. If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the issuers and the Guarantors. See “Risk Factors — Risks Related to the Notes — The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes.”

Release of Liens on Collateral

The collateral trust agreement provides that the collateral trustee’s Liens on the Collateral will be released:

(1)	in whole, upon (a) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2)	as to any Collateral that is sold, transferred or otherwise disposed of by either of the issuers or any Guarantor (including indirectly, by way of a sale or other disposition of Capital Stock of SCOC or a Guarantor) to a Person that is not (either before or after such sale, transfer or disposition) Solo or a Restricted Subsidiary of Solo in a transaction or other circumstance that is not prohibited by either the “Asset Sale” provisions of the indenture or by the terms of any applicable Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the collateral trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption “ — Certain Covenants — Merger, Consolidation or Sale of Assets;”

(3)	upon completion of any Asset Sale Offer conducted in compliance with the provision of the indenture described below under the caption “— Repurchase at the Option of Holders — Asset Sales,” to the extent any Net Proceeds constituted Excess Proceeds with respect to such Asset Sale Offer and remain unexpended following the consummation of such Asset Sale Offer;

(4)	as to less than all or substantially all of the Collateral, if consent to the release of all Priority Liens (or, at any time after the Discharge of Priority Lien Obligations, consent to the release of all Subordinated Liens) on such Collateral has been given by an Act of Required Debtholders;

(5)	as to all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (b) Solo has delivered an Officers’ Certificate to the collateral trustee certifying that all such necessary consents have been obtained; or

(6)	if and to the extent required by the provisions of the intercreditor agreement described above under the caption “— The Intercreditor Agreement — Release of Liens,”

and, in each such case, upon request of Solo, the collateral trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to Solo; provided, however, to the extent Solo requests the collateral trustee to deliver evidence of the release of Collateral in accordance with this paragraph, Solo will deliver to the collateral trustee an Officers’ Certificate to the effect that such release of Collateral pursuant to the provisions described in this paragraph did not violate the terms of any applicable Secured Debt Document.

The security documents will provide that the Liens securing the Secured Debt will extend to the proceeds of any sale of Collateral. As a result, the collateral trustee’s Liens will apply to the proceeds of any such Collateral received in connection with any sale or other disposition of assets described in the immediately preceding paragraph, subject to the provisions of the intercreditor agreement.

Release of Liens in Respect of Notes

The indenture and the collateral trust agreement provide that the collateral trustee’s Liens upon the Collateral will no longer secure the notes outstanding under the indenture or any other Obligations under the indenture, and the right of the holders of the notes and such Obligations to the benefits and proceeds of the collateral trustee’s Liens on the Collateral will terminate and be discharged:

(1)	upon satisfaction and discharge of the indenture as described under the caption “— Satisfaction and Discharge;”

(2)	upon a Legal Defeasance or Covenant Defeasance of the notes as described under the caption “— Legal Defeasance and Covenant Defeasance;”

(3)	upon payment in full and discharge of all notes outstanding under the indenture and all Obligations that are outstanding, due and payable under the indenture at the time the notes are paid in full and discharged;

(4)	in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with the provisions described below under the caption “— Amendment, Supplement and Waiver;” or

(5)	if and to the extent required by the provisions of the intercreditor agreement described above under the caption “— The Intercreditor Agreement — Release of Liens.”

Amendment of Security Documents

The collateral trust agreement provides that:

(1)	no amendment or supplement to the provisions of any security document will be effective without the approval of the collateral trustee acting as directed by an Act of Required Debtholders, except that any amendment or supplement that has the effect solely of (a) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the collateral trustee therein; (b) curing any ambiguity, defect or inconsistency; (c) providing for the assumption of an issuer’s or any Guarantor’s obligations under any security document in the case of a merger or consolidation or sale of all or substantially all of the assets of such issuer or such Guarantor, as applicable; or (d) making any change that would provide any additional rights or benefits to the secured parties or the collateral trustee or that does not adversely affect the legal rights under the indenture or any other Secured Debt Document of any holder of notes, any other secured party or the collateral trustee, will, in each case, become effective when executed and delivered by the issuers and any applicable Guarantor party thereto and the collateral trustee;

(2)	no amendment or supplement to the provisions of any security document that

(a)	reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(i)	to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Priority Lien Debtholders,

(ii)	to share in the order of application described above under “— Order of Application” in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described above under “— Release of Liens on Collateral,” or

(iii)	to require that Liens securing Secured Obligations be released only as set forth in the provisions described above under the caption “— Release of Liens on Collateral,” or

(b)	amends the provisions described in this clause (2) or the definition of “Act of Required Debtholders,” “Required Priority Lien Debtholders” or “Required Subordinated Lien Debtholders,” will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

(3)	no amendment or supplement to the provisions of any security document that imposes any obligation upon the collateral trustee or any Secured Debt Representative or adversely affects the rights of the collateral trustee or any Secured Debt Representative, in its individual capacity as such will become effective without the consent of the collateral trustee or such Secured Debt Representative, as applicable.

Any amendment or supplement to the provisions of the security documents that releases Collateral will be effective only if consent to such release is granted in accordance with the applicable Secured Debt Document for each Series of Secured Debt that is required to consent to the release of the collateral trustee’s liens on such Collateral as described above under the caption “— Release of Liens on Collateral.” Any amendment or supplement that results in the collateral trustee’s Liens upon the Collateral no longer securing the notes and all related note Obligations under the indenture may only be effected in accordance with the provisions described above under the caption “— Release of Liens in Respect of Notes.”

The collateral trust agreement provides that, notwithstanding anything to the contrary in the provisions described under the caption “— Amendment of Security Documents,” but subject to the provisions described in clauses (2) and (3) of the first paragraph under that caption, any amendment or waiver of, or any consent under, any provision of the collateral trust agreement or any other security document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Subordinated Lien Document without the consent of or notice to any holder of Subordinated Lien Obligations and without any action by either of the issuers or any Guarantor or any holder of notes or other Priority Lien Obligations or other Subordinated Lien Obligations.

Voting

In connection with any matter under the collateral trust agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each applicable Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under the collateral trust agreement.

Provisions of the Indenture Relating to Security

Equal and Ratable Sharing of Collateral by Holders of Priority Lien Debt

The indenture provides that, notwithstanding:

(1)	anything to the contrary contained in the security documents;

(2)	the time of incurrence of any Series of Priority Lien Debt;

(3)	the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt;

(4)	the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Liens securing any Series of Priority Lien Debt;

(5)	the time of taking possession or control over any Liens securing any Series of Priority Lien Debt;

(6)	that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)	the rules for determining priority under any law governing relative priorities of Liens,

all Priority Liens granted at any time by either of the issuers or any Guarantor will secure, equally and ratably, all present and future Priority Lien Obligations.

The provisions described in the immediately preceding paragraph are intended for the benefit of, and will be enforceable by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the collateral trustee, as holder of Priority Liens, in each case, as a third party beneficiary. The Priority Lien Representative of each future Series of Priority Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee and the trustee at the time of incurrence of such Series of Priority Lien Debt.

Ranking of Priority Liens

The indenture requires the Subordinated Lien Documents, if any, to provide that, notwithstanding:

(1)	anything to the contrary contained in the security documents;

(2)	the time of incurrence of any Series of Secured Debt;

(3)	the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(4)	the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)	the time of taking possession or control over any Collateral;

(6)	that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)	the rules for determining priority under any law governing relative priorities of Liens,

all Subordinated Liens at any time granted by either of the issuers or any Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations and all Liens securing ABL Debt Obligations.

The indenture also requires the Subordinated Lien Documents, if any, to provide that the provisions described in the foregoing clauses (1) through (7) are intended for the benefit of, and will be enforceable by, each present and future holder of Priority Lien Obligations and ABL Debt Obligations, each present and future Priority Lien Representative, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations and the collateral trustee as holder of Priority Liens, in each case, as a third party beneficiary. The Subordinated Lien Representative of each future Series of Subordinated Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations and each Priority Lien Representative at the time of incurrence of such Series of Subordinated Lien Debt.

Relative Rights

Nothing in the note documents will:

(1)	impair, as between the issuers and the holders of the notes, the obligation of the issuers to pay principal, interest, premium, if any, or Special Interest, if any, on the notes in accordance with their terms or any other obligation of the issuers or any Guarantor under the note documents;

(2)	affect the relative rights of holders of notes as against any other creditors of the issuers or any Guarantor (other than holders of Subordinated Liens, Liens securing ABL Debt Obligations, Permitted Prior Liens or other Priority Liens);

(3)

restrict the right of any holder of notes to sue for payments that are then due and owing (but not the right to enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described above under the captions (a) “— The Intercreditor Agreement — Limitation on Enforcement of Remedies,” (b) “— The Intercreditor Agreement — No Interference; Payment Over; Reinstatement,” (c) “— The Intercreditor Agreement — Agreements With Respect to Insolvency or Liquidation Proceedings,” (d) “— The Collateral Trust Agreement — Enforcement of Liens” or (e) “— The Collateral Trust Agreement — Insolvency or Liquidation Proceedings”);

(4)	restrict or prevent any holder of notes or other Priority Lien Obligations, the collateral trustee or any other person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions described above under the captions (a) “— The Intercreditor Agreement — Limitation on Enforcement of Remedies,” (b) “— The Intercreditor Agreement — No Interference; Payment Over; Reinstatement,” (c) “— The Intercreditor Agreement — Agreements With Respect to Insolvency or Liquidation Proceedings,” (d) “— The Collateral Trust Agreement — Enforcement of Liens” or (e) “— The Collateral Trust Agreement — Insolvency or Liquidation Proceedings;” or

(5)	restrict or prevent any holder of notes or other Priority Lien Obligations, the trustee, the collateral trustee or any other person from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by the provisions described above under the captions (a) “— The Intercreditor Agreement — Agreements With Respect to Insolvency or Liquidation Proceedings,” (b) “— The Collateral Trust Agreement — Enforcement of Liens” or (c) “— The Collateral Trust Agreement — Insolvency or Liquidation Proceedings.”

Further Assurances; Insurance

The indenture and the security documents will provide that each of the issuers and each of the Guarantors will do or cause to be done all acts and things that may be reasonably required, or that the collateral trustee from time to time may reasonably request, to assure and confirm that the collateral trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Upon the reasonable request of the collateral trustee or any Secured Debt Representative at any time and from time to time, the issuers and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the collateral trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations.

The indenture and the security documents require that the issuers and the Guarantors:

(1)	keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)	maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)	maintain such other insurance as may be required by law; and

(4)	maintain such other insurance as may be required by the security documents.

Upon the request of the collateral trustee, the issuers and the Guarantors will furnish to the collateral trustee full information as to their property and liability insurance carriers. Holders of Secured Obligations, as a class, will be named as additional insureds on all insurance policies of the issuers and the Guarantors, and the collateral trustee will be named as loss payee as its interests may appear, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of the issuers and the Guarantors.

Compliance with the Trust Indenture Act

The indenture requires the issuers to comply with the provisions of TIA §314. To the extent applicable, the issuers will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the security documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the issuers except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee.

Notwithstanding anything to the contrary in the preceding paragraph, the issuers will not be required to comply with all or any portion of TIA §314(d) if the issuers determine, in good faith, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to released Collateral. The issuers and the Guarantors may, subject to the provisions of the indenture, among other things, without any release or consent by the collateral trustee or any holder of Priority Lien Obligations, conduct ordinary course activities with respect to the Collateral.

Mandatory Redemption

The issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Optional Redemption

At any time prior to May 1, 2011, the issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including any additional notes) at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) thereon to the applicable redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of notes issued under the indenture (including any additional notes) remains outstanding immediately after the occurrence of such redemption (excluding notes held by Solo and its Subsidiaries); and

(2)	the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

At any time prior to May 1, 2011, the issuers may, on any one or more occasions, redeem all or a part of the notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest (if any) to, the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

In addition, at any time and from time to time prior to May 1, 2011, but not more than once in any twelve-month period, the issuers may redeem, in the aggregate, up to 10% of the original aggregate principal amount of notes issued under the indenture at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) to the applicable redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the three preceding paragraphs, the notes will not be redeemable at the issuers’ option prior to May 1, 2011.

On or after May 1, 2011, the issuers may redeem all or a part of the notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on May 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2011	105.250%
2012 and thereafter	100.000%

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “— Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the issuers default in the payment of the redemption price, interest ceases to accrue on notes or portions of them called for redemption.

The issuers may acquire notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the indenture.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Special Interest (if any) thereon, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the issuers will, to the extent lawful:

(1)	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes so accepted together with an Officers’ Certificate of Solo stating the aggregate principal amount of notes or portions thereof being purchased by the issuers.

The paying agent will promptly mail or wire transfer to each holder of notes properly tendered and so accepted the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

The provisions described above that require the issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the issuers and purchases all notes properly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given for all of the notes pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The ABL Credit Facility provides that certain change of control events will constitute a default under the ABL Credit Facility. Credit agreements that the issuers enter into in the future may contain similar provisions. Such defaults could result in amounts outstanding under the ABL Credit Facility and such other agreements being declared immediately due and payable or lending commitments being terminated. Additionally, the issuers’ ability to pay cash to holders of notes following the occurrence of a Change of Control may be limited by their then existing financial resources; sufficient funds may not be available to the issuers when necessary to make any required repurchases of notes. See “Risk Factors — Risks Related to the Notes — The issuers may not be able to fulfill their repurchase obligations with respect to the notes upon a change of control or an asset sale.”

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Solo and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the issuers to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Solo and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Solo will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Solo (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	such fair market value is determined in accordance with the provisions of the definition of fair market value;

(3)	at least 75% of the consideration therefor received by Solo or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of cash, Cash Equivalents or Replacement Assets; provided that, for purposes of this provision, each of the following shall be deemed to be cash:

(a)	any liabilities (as shown on Solo’s or such Restricted Subsidiary’s most recent balance sheet), of Solo or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms contractually subordinated in right of payment to the notes or any Note Guarantee and liabilities to the extent owed to Solo or any Restricted Subsidiary of Solo) that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases Solo or such Restricted Subsidiary, as the case may be, from further liability; and

(b)	any securities, notes or other obligations received by Solo or any such Restricted Subsidiary, as the case may be, from such transferee that are converted by Solo or such Restricted Subsidiary into Cash Equivalents within 180 days (to the extent of the Cash Equivalents received in that conversion); and

(4)	in the case of an Asset Sale that constitutes a Sale of Notes Collateral or a Sale of a Guarantor, Solo (or the applicable Guarantor, as the case may be) deposits the Net Proceeds therefrom as collateral in a segregated account or accounts (each, a “Collateral Proceeds Account”) held by or under the control of (for purposes of the Uniform Commercial Code) the collateral trustee or its agent to secure all Secured Obligations pursuant to arrangements reasonably satisfactory to the collateral trustee; provided that no such deposit will be required except to the extent the aggregate Net Proceeds from all Sales of Notes Collateral and Sales of a Guarantor that are not held in a Collateral Proceeds Account and have not previously been applied in accordance with the provisions described in the next succeeding paragraph exceeds $5.0 million.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale other than a Sale of Notes Collateral or a Sale of a Guarantor, Solo or such Restricted Subsidiary may apply such Net Proceeds at its option and to the extent it so elects:

(1)	to repay, repurchase or redeem Priority Lien Obligations (including Obligations under the notes) or ABL Debt Obligations;

(2)	to repay any Indebtedness secured by a Permitted Prior Lien;

(3)	to repay Indebtedness and other obligations of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to Solo or another Restricted Subsidiary;

(4)	to repay other Indebtedness of either of the issuers or any Guarantor (other than any Disqualified Stock or any Indebtedness that is contractually subordinated in right of payment to the notes), other than Indebtedness owed to Solo or a Restricted Subsidiary of Solo; provided that the issuers shall equally and ratably redeem or repurchase the notes as described under the caption “— Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase the notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid;

(5)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Solo;

(6)	to purchase Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business; or

(7)	any combination of the foregoing;

provided that Solo will be deemed to have complied with the provision described in clauses (5) and (6) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, Solo has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, purchase Replacement Assets or make a capital expenditure in compliance with the provision described in clauses (5) and (6) of this paragraph, and that acquisition, purchase or capital expenditure is thereafter completed within 90 days after the end of such 365-day period. Pending the final application of any such Net Proceeds, Solo may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Notes Collateral or a Sale of a Guarantor, Solo (or the applicable Restricted Subsidiary, as the case may be) may apply an amount equal to such Net Proceeds:

(1)	to purchase other assets that would constitute Notes Collateral;

(2)	to purchase Capital Stock of another Permitted Business if, after giving effect to such purchase, the Permitted Business becomes a Guarantor or is merged into or consolidated with either of the issuers or any Guarantor;

(3)	to make a capital expenditure with respect to assets that constitute Notes Collateral;

(4)	to repay Indebtedness secured by a Permitted Prior Lien on any Notes Collateral that was sold in such Asset Sale; or

(5)	any combination of the foregoing;

provided that Solo will be deemed to have complied with the provision described in clauses (1), (2) and (3) of this paragraph if, and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, Solo has entered into and not abandoned or rejected a binding agreement to purchase assets that constitute Notes Collateral or Capital Stock of another Permitted Business or to make a capital expenditure with respect to assets that constitute Notes Collateral in compliance with the provisions described in clauses (1), (2) and (3) of this paragraph, and that purchase or capital expenditure is thereafter completed within 90 days after the end of such 365-day period.

Any Net Proceeds from Asset Sales that are not applied or invested as described in the two preceding paragraphs will constitute “Excess Proceeds.” Within 10 days after the aggregate amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account) exceeds $10.0 million, the issuers will make an Asset Sale Offer to all holders of notes and all holders of other Priority Lien Debt containing provisions similar to those set forth in the indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other Priority Lien Debt that may be purchased out of the Excess Proceeds. The offer price for the notes and any other Priority Lien Debt in any Asset Sale Offer will be equal to 100% of the principal amount of the notes and such other Priority Lien Debt purchased, plus accrued and unpaid interest and Special Interest (if any) on the notes and any other Priority Lien Debt to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the issuers may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other Priority Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account), the notes and such other Priority Lien Debt shall be purchased on a pro rata basis based on the principal amount of notes and such other Priority Lien Debt tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The ABL Credit Facility provides that certain asset sales will constitute a default under the ABL Credit Facility. Credit agreements that the issuers enter into in the future may contain similar provisions. Such defaults could result in amounts outstanding under the ABL Credit Facility and such other agreements being declared immediately due and payable or lending commitments being terminated. Additionally, the issuers’ ability to pay cash to holders of notes following the occurrence of an Asset Sale may be limited by their then existing financial resources; sufficient funds may not be available to the issuers when necessary to make any required repurchases of notes. See “Risk Factors — Risks Related to the Notes — The issuers may not be able to fulfill their repurchase obligations with respect to the notes upon a change of control or an asset sale.”

The issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Certain Covenants

Restricted Payments

(A)	Solo will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Solo’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Solo or any of its Restricted Subsidiaries) or to the direct or indirect holders of Solo’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of Solo or to Solo or a Restricted Subsidiary of Solo);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Solo) any Equity Interests of Solo or any Restricted Subsidiary of Solo held by Persons other than Solo or any Restricted Subsidiary of Solo;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Lien Debt or any Indebtedness of the issuers or any Guarantor that is unsecured or contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Solo and any of its Restricted Subsidiaries), except payments of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment

(all such restricted payments and other restricted actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)

Solo would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed

Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Solo and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by the provisions described in clauses (2), (3), (5) and (6) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of Solo for the period (taken as one accounting period) from the date of the indenture to the end of Solo’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of the aggregate net cash proceeds and the fair market value of assets other than cash received by Solo since the date of the indenture as a contribution to its equity capital or from the issue or sale of Equity Interests of Solo (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Solo that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of Solo), plus

(c)	the lesser of (i) the net cash proceeds and the fair market value of assets other than cash, net of disposition costs, received by Solo or any Restricted Subsidiary of Solo from the disposition, sale, liquidation, retirement or redemption of all or any portion of any Restricted Investment made after the date of the indenture and (ii) the original value of Solo’s or such Restricted Subsidiary’s Investment in such Restricted Investment that was previously treated as a Restricted Payment, plus if (i) exceeds (ii), 50% of the amount by which (i) exceeds (ii), except, in each case, to the extent that any such proceeds or such fair market value of assets other than cash are included in the calculation of Consolidated Net Income, plus

(d)	without duplication, (i) to the extent that any Unrestricted Subsidiary of Solo that was designated as such after the date of the indenture is redesignated as a Restricted Subsidiary, the lesser of (A) the fair market value of Solo’s direct or indirect Investment in such Subsidiary as of the date of such redesignation and (B) the original value of the Investment in such Subsidiary that was previously treated as a Restricted Payment, plus, if (A) exceeds (B), 50% of the amount by which (A) exceeds (B), plus (ii) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets from Unrestricted Subsidiaries of Solo to Solo or any Restricted Subsidiary of Solo after the date of the indenture, except, in each case, to the extent that any such Investment or net reduction in Investment is included in the calculation of Consolidated Net Income, plus

(e)	without duplication, in the event Solo or any Restricted Subsidiary of Solo makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of Solo, an amount equal to the lesser of (i) the fair market value of the existing Investment in such Person that was previously treated as a Restricted Payment and (ii) Solo’s or any such Restricted Subsidiary’s existing Investment in such Person that was previously treated as a Restricted Payment, plus, if (i) exceeds (ii), 50% of the amount by which (i) exceeds (ii).

(B) The preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of contributions to the equity capital of Solo or a substantially concurrent sale (other than to a

Restricted Subsidiary of Solo) of, Equity Interests of Solo (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such payment, redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from the amount described in clause (3)(b) of the preceding paragraph (A);

(3)	the payment, defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness of the issuers or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee or any Subordinated Lien Debt or any Indebtedness of the issuers or any Guarantor that is unsecured or Disqualified Stock of the issuers or any Restricted Subsidiary thereof in exchange for, or out of the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend by a Restricted Subsidiary of Solo to the holders of its common Equity Interests on a pro rata basis;

(5)	Restricted Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of contributions to the equity capital of Solo or a substantially concurrent sale (other than to a Restricted Subsidiary of Solo) of, Equity Interests of Solo (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such acquisition and the fair market value of any assets so acquired or exchanged shall be excluded from the amount described in clause (3)(b) of the preceding paragraph (A);

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants if such Equity Interests represents all or a portion of the exercise price thereof;

(7)	in the event that, and for each taxable year in which, the Parent is treated as an association taxable as a corporation for Federal, state or local income tax purposes and Solo and its Subsidiaries are included in a consolidated or combined tax group with the Parent or Solo or its Subsidiaries are treated as pass-through entities for income tax purposes, the payment of dividends or distributions by Solo to the Parent in an amount equal to the share of the consolidated, combined or other income tax liability allocable to Solo and its Subsidiaries; provided that any refunds received by the Parent attributable to Solo and its Subsidiaries shall promptly be paid by the Parent to Solo;

(8)	dividends, distributions or loans from Solo or any Restricted Subsidiary of Solo to the Parent to satisfy the Parent’s payment obligations under the Vestar Management Agreement and the SCC Holding Management Agreement, in each case, as in effect on the date of the indenture, or any amendments, modifications or supplements thereto or replacements thereof, so long as such agreements, as so amended, modified, supplemented or replaced, taken as a whole, are not materially more disadvantageous to Solo and its Restricted Subsidiaries than such original agreements as in effect on the date of the indenture; provided that the aggregate amount of all such dividends, distributions or loans, together with all other direct or indirect payments by Solo or any of its Restricted Subsidiaries on account of such agreements (as they may be so amended, modified, supplemented or replaced), in any calendar year shall not exceed $3.3 million plus expenses in accordance with the terms of such agreements (as they may be so amended, modified, supplemented or replaced);

(9)	the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Solo or the Parent held by any current or former director, officer, consultant or employee of Solo, the Parent or any Restricted Subsidiary of Solo, or their estates or the beneficiaries of such estates, in an amount not to exceed $3.0 million in any calendar year; provided that Solo may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of purchases, redemptions, acquisitions or retirements for value permitted to have been but not made in any preceding calendar year up to a maximum of $9.0 million in any calendar year;

(10)	the distribution, as a dividend or otherwise, of Equity Interests of, or Indebtedness owed to Solo or a Restricted Subsidiary thereof by, any Unrestricted Subsidiary;

(11)	upon the occurrence of a Change of Control and within 90 days after completion of the offer to repurchase notes pursuant to the covenant described above under the caption “— Repurchase at the Option of Holders — Change of Control” (including the purchase of all notes tendered), any purchase or redemption of any Subordinated Lien Debt or any Indebtedness of the issuers or any Guarantor that is unsecured or contractually subordinated to the notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any);

(12)	within 90 days after completion of any offer to repurchase notes pursuant to the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales” (including the purchase of all notes tendered), any purchase or redemption of any Subordinated Lien Debt or any Indebtedness of the issuers or any Guarantor that is unsecured or contractually subordinated to the notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any);

(13)	payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of Solo;

(14)	the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of Solo;

(15)	dividends, distributions or loans from Solo or any Restricted Subsidiary thereof to the Parent in amounts sufficient to pay the Parent’s actual out-of-pocket administrative and operating expenses so long as the Parent has no operations and no Investments other than its ownership of Equity Interests of Solo and cash or Cash Equivalents; provided that the aggregate amount of all such dividends, distributions or loans in any calendar year shall not exceed $1.0 million; or

(16)	other Restricted Payments in an amount which, taken together with all other Restricted Payments made pursuant to the provision described in this clause (16), do not exceed $15.0 million;

provided that, in the case of clauses (4), (8) through (12) and (16) above, no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Solo or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment that, together with any Restricted Payments not previously reported hereunder, exceeds $10.0 million, Solo shall deliver to the trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any opinion or appraisal required by the indenture. In determining whether any Restricted Payment is permitted by the covenant described under the caption “— Restricted Payments,” Solo and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (16) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph under “— Restricted Payments;” provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the covenant described under the caption “— Restricted Payments.”

Incurrence of Indebtedness and Issuance of Preferred Stock

Solo will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and Solo will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that either of the issuers or any Guarantor may incur Indebtedness, including

Acquired Debt, and SCOC and any Guarantor may issue preferred stock, if the Fixed Charge Coverage Ratio for Solo’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The covenant described by the first paragraph under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” will not prohibit the incurrence or issuance of any of the following (collectively, “Permitted Debt”):

(1)	Indebtedness of either of the issuers or any Guarantor under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding under the provision described in this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Solo and its Restricted Subsidiaries thereunder) not to exceed (as of any date of incurrence of Indebtedness under the provision described in this clause (1) and after giving pro forma effect to such incurrence and the application of the net proceeds therefrom) the greater of (a) $275.0 million and (b) the amount of the Borrowing Base as of the date of such incurrence;

(2)	Priority Lien Debt of either of the issuers or any Guarantor under letters of credit or any one or more indentures or other Credit Facilities in an aggregate principal amount at any one time outstanding under the provision described in this clause (2) not to exceed (as of any date of incurrence of Indebtedness under the provision described in this clause (2) and after giving pro forma effect to such incurrence and the application of the net proceeds therefrom) the Priority Lien Cap;

(3)	Existing Indebtedness;

(4)	Indebtedness of Solo or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Solo or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision described in this clause (4), not to exceed as of any date of incurrence the greater of (a) 3% of Consolidated Net Tangible Assets of Solo and (b) $35.0 million;

(5)	Permitted Refinancing Indebtedness incurred by Solo or any of its Restricted Subsidiaries in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the provisions described in first paragraph under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or clauses (3), (4), (5), or (12) of this paragraph;

(6)	intercompany Indebtedness incurred by Solo or any of its Restricted Subsidiaries and owing to and held by Solo or any of its Restricted Subsidiaries; provided, however, that:

(a)	if either of the issuers or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of either of the issuers, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Solo or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Solo or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Solo or such Restricted Subsidiary, as the case may be, that was not permitted by the provision described in this clause (6);

(7)	the Guarantee by either of the issuers or any of the Guarantors of Indebtedness of Solo or a Restricted Subsidiary of Solo that was permitted to be incurred by another provision of the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	Indebtedness of Solo or any Restricted Subsidiary thereof, to the extent the net proceeds thereof are promptly used to purchase notes tendered pursuant to a Change of Control Offer;

(9)	Acquired Debt; provided that, after giving effect to the transactions that result in the incurrence or issuance thereof, the Fixed Charge Coverage Ratio for Solo’s four-quarter period immediately preceding such incurrence would not be less than immediately prior to such transactions;

(10)	preferred stock of a Restricted Subsidiary of Solo issued to Solo or another Restricted Subsidiary of Solo; provided that (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Solo or a Restricted Subsidiary thereof and (b) any sale or other transfer of any such preferred stock to a Person that is not either Solo or a Restricted Subsidiary thereof will be deemed, in each case, to constitute an issuance of such preferred stock that was not permitted by the provision described in this clause (10);

(11)	Indebtedness under the Canadian Credit Facility in aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) not to exceed CAD$20.0 million; and

(12)	additional Indebtedness of Solo or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision described in this clause (12), not to exceed as of any date of incurrence the greater of (a) 3.0% of the Consolidated Net Tangible Assets of Solo and (b) $35.0 million.

For purposes of determining compliance with the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” in the event that any proposed Indebtedness or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred or issued pursuant to the first paragraph of the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” the issuers, in their sole discretion, will be permitted to divide and classify at the time of its incurrence or issuance, and may from time to time divide or reclassify, all or a portion of such item of Indebtedness or preferred stock in any manner that complies with the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock.” Indebtedness under the ABL Credit Facility outstanding on the date of the indenture will be deemed to have been incurred on that date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and the notes issued on the date of the indenture (and any related exchange notes) will be deemed to have been incurred in reliance on the exception provided by clause (2) of the definition of Permitted Debt.

Notwithstanding any other provision of the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” the maximum amount of Indebtedness that may be incurred pursuant to the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

The issuers will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the issuers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the issuers solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Liens

Solo will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Solo will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Solo or any of its Restricted Subsidiaries or pay any liabilities owed to Solo or any of its Restricted Subsidiaries;

(2)	make loans or advances to Solo or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to Solo or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1)	existing under, by reason of or with respect to the ABL Credit Facility, Existing Indebtedness, the Stockholders’ Agreement or any other agreements in effect on the date of the indenture and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the indenture;

(2)	existing under, by reason of or with respect to any other Credit Facility of the issuers permitted under the indenture; provided that the applicable encumbrances and restrictions contained in the agreement or agreements governing the other Credit Facility are not materially more restrictive, taken as a whole, than those contained in the ABL Credit Facility, as in effect on the date of the indenture;

(3)	existing under, by reason of or with respect to applicable law, rule, regulation or administrative or court order;

(4)	with respect to any Person or the property or assets of a Person acquired by Solo or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those contained in the ABL Credit Facility, Existing Indebtedness or such other agreements as in effect on the date of the acquisition;

(5)	in the case of the provision described in clause (3) of the first paragraph under the caption “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”:

(a)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Solo or any Restricted Subsidiary thereof not otherwise prohibited by the indenture,

(c)	existing under, by reason of or with respect to purchase money obligations for property acquired in the ordinary course of business, or

(d)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Solo or any Restricted Subsidiary thereof in any manner material to Solo or any Restricted Subsidiary thereof;

(6)	existing under, by reason of or with respect to customary provisions with respect to the disposition or distribution of assets or property contained in joint venture and similar agreements entered into in the ordinary course of business;

(7)	existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restricted distributions by that Restricted Subsidiary pending such sale or other disposition;

(8)	existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10)	existing under, by reason of or with respect to the indenture, the notes and the Note Guarantees; and

(11)	existing under, by reason of or with respect to, Indebtedness of a Restricted Subsidiary not prohibited to be incurred under the indenture; provided that (a) such encumbrances or restrictions are ordinary and customary in light of the type of Indebtedness being incurred and the jurisdiction of the obligor and (b) such encumbrances or restrictions will not affect the issuers’ or any Guarantor’s ability to make principal and interest payments on the notes, as determined in good faith by the Board of Directors of the issuers.

Merger, Consolidation or Sale of Assets

The issuers will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the applicable issuer is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Solo and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1)	either: (a) the applicable issuer is the surviving corporation; or (b) the Person formed by or surviving such consolidation or merger (if other than the applicable issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that if such Person is a limited liability company or partnership (A) a corporate Wholly Owned Restricted Subsidiary of such Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, or (B) a corporation of which such Person is a Wholly Owned Restricted Subsidiary organized or existing under the laws of the United States, any state thereof or the District of Columbia, is a co-issuer of the notes or becomes a co-issuer of the notes in connection therewith) and (ii) assumes all the obligations of applicable issuer under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(2)	immediately after giving effect to such transaction no Event of Default exists;

(3)

immediately after giving effect to such transaction on a pro forma basis, the applicable issuer or the Person formed by or surviving any such consolidation or merger (if other than the applicable issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(4)	each Guarantor, unless such Guarantor is the Person with which the applicable issuer has entered into a transaction under the covenant described under the caption “— Merger, Consolidation or Sale of Assets,” shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the issuers or the surviving Person in accordance with the notes and the indenture.

In addition, neither Solo nor any Restricted Subsidiary of Solo may, directly or indirectly, lease all or substantially all of the properties or assets of Solo and its Restricted Subsidiaries, considered as one entity, in one or more related transactions, to any other Person. The provision described in clause (3) of the immediately preceding paragraph will not apply to any merger, consolidation or sale, assignment, lease, transfer, conveyance or other disposition of assets between or among Solo and any of its Restricted Subsidiaries.

Transactions with Affiliates

Solo will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to Solo or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by Solo or such Restricted Subsidiary with a Person that is not an Affiliate of Solo; and

(2)	the issuers deliver to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of Solo set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with the covenant described under the caption “— Transactions with Affiliates” and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of Solo’s Board of Directors; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the issuers of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	transactions between or among Solo and/or its Restricted Subsidiaries;

(2)	payment of reasonable fees to, and reasonable indemnification and similar payments on behalf of, directors of the Parent, Solo or any Restricted Subsidiary of Solo;

(3)	Restricted Payments that are permitted by the provisions of the indenture described above under the caption “— Restricted Payments” and the definition of Permitted Investments;

(4)	any sale of Equity Interests (other than Disqualified Stock) of Solo;

(5)	loans and advances to officers and employees of Solo or any of its Restricted Subsidiaries for bona fide business purposes in the ordinary course of business;

(6)	any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by Solo or any of its Restricted Subsidiaries with officers and employees of Solo or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of Solo or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(7)	transactions with a Person that is an Affiliate of Solo solely because Solo, directly or indirectly, owns Equity Interests in, or controls, such Person;

(8)	payments by Solo or any of its Restricted Subsidiaries to Vestar Capital Partners IV, L.P. and its Affiliates made for any financial advisory services, financing, underwriting or placement services or in respect of other investment banking services, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors of Solo in good faith;

(9)	transactions pursuant to the Vestar Management Agreement, the SCC Holding Management Agreement, the Stockholders’ Agreement, the Stockholders’ Registration Rights Agreement and other agreements or arrangements in each case as in effect on the date of the indenture, or any amendment, modification or supplement thereto or any replacement thereof, as long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to Solo and its Restricted Subsidiaries than the original agreement or arrangement as in effect on the date of the indenture; and

(10)	any other agreements or arrangements in effect on the date of the indenture, or any amendment, modification or supplement thereto, in an aggregate amount not to exceed $250,000 in any calendar year.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Solo may designate any Restricted Subsidiary (other than SCOC or any successor of SCOC as an issuer of the notes) to be an Unrestricted Subsidiary; provided that:

(1)	any Guarantee by Solo or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by Solo or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(2)	the aggregate fair market value of all outstanding Investments owned by Solo and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by Solo or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(3)	such Subsidiary does not own any Equity Interests of, or hold any Liens on any property of, Solo or any Restricted Subsidiary;

(4)	the Subsidiary being so designated:

(a)	is not party to any agreement, contract, arrangement or understanding with Solo or any Restricted Subsidiary of Solo unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Solo or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Solo;

(b)	is a Person with respect to which neither Solo nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Solo or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(5)	no Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of Solo as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of Solo giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness, Investments or Liens on the property of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary of Solo as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under the indenture, the issuers shall be in default under the indenture.

The Board of Directors of Solo may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)	such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Solo of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2)	all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(3)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “— Certain Covenants — Liens;” and

(4)	no Default or Event of Default would be in existence following such designation.

Guarantees

If Solo or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than an Excluded Subsidiary) on or after the date of the indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the trustee within 30 days of the date of such acquisition or creation.

Solo will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the issuers or any Guarantor (including, but not limited to, any Indebtedness under any Credit Facility) unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee shall be senior in right of payment to or pari passu in right of payment with such Subsidiary’s Guarantee of such other Indebtedness. In addition, in the event that any Restricted Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, then such Restricted Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the trustee within 30 days of the date of such event. The form of the Note Guarantee will be attached as an exhibit to the indenture.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the issuers or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that the provisions described in this clause (i) shall not apply if such Guarantor is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia) and (ii) assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b)	such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Solo, such that, immediately after giving effect to such transaction, such Guarantor would no longer constitute a Subsidiary of Solo, if the sale of such Capital Stock of that Guarantor complies with the covenants described above under the caption “— Repurchase at the Option of Holders — Asset Sales” and “— Certain Covenants — Restricted Payments;”

(2)	if Solo properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the indenture; or

(3)	solely in the case of a Note Guarantee created pursuant to the provision described in the second paragraph under the caption “— Guarantees,” upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to the covenant described under the caption “— Guarantees,” except a discharge or release by or as a result of payment under such Guarantee.

Business Activities

Solo will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Solo and its Restricted Subsidiaries taken as a whole.

Payments for Consent

Solo will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, Solo will prepare and post on its web site, within the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Solo were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Solo’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if Solo were required to file such reports.

In addition, whether or not required by the Commission, Solo will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. If, notwithstanding the foregoing, the Commission will not accept Solo’s filings for any reason, Solo will post the reports referred to in the preceding paragraph on its web site within the time periods that would apply if Solo were required to file those reports with the Commission. In addition, the issuers and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the holders and to prospective investors, upon their request, such information as may be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If Solo has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the covenant described under the caption “— Reports” shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Solo and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Solo.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 consecutive days in the payment when due of interest on, or Special Interest with respect to, the notes;

(2)	default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the notes;

(3)	failure by Solo or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales,” or “— Certain Covenants — Merger, Consolidation or Sale of Assets” or the provisions described in the third paragraph under the caption “— Certain Covenants — Guarantees;”

(4)	failure by Solo or any of its Restricted Subsidiaries for 60 days after written notice by the trustee or holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with any of the other agreements in the indenture;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by SCOC, Solo or any of Solo’s Significant Subsidiaries (or any group of Restricted Subsidiaries of Solo that together would constitute a Significant Subsidiary of Solo), or the payment of which is guaranteed by SCOC, Solo or any of Solo’s Significant Subsidiaries (or any group of Restricted Subsidiaries of Solo that together would constitute a Significant Subsidiary of Solo), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6)	failure by SCOC, Solo or any of Solo’s Significant Subsidiaries (or any group of Restricted Subsidiaries of Solo that together would constitute a Significant Subsidiary of Solo) to pay final judgments aggregating in excess of $15.0 million (excluding amounts covered by insurance provided by a carrier that has acknowledged coverage in writing and has the ability to perform), which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	the occurrence of any of the following:

(a)	any Secured Debt Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant Secured Debt Document and the indenture; provided that it will not be an Event of Default under the provisions described in this clause (7)(a) if the sole result of the failure of one or more security documents to be fully enforceable is that any Subordinated Lien purported to be granted under such security documents on Collateral ceases to be enforceable and perfected; or

(b)	except as permitted by the indenture, any Priority Lien purported to be granted under any security document on Collateral, individually or in the aggregate, having a fair market value in excess of $15.0 million ceases to be an enforceable and perfected first-priority Lien, subject only to Permitted Prior Liens; or

(c)	the issuers or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the issuers or any Guarantor set forth in or arising under any Secured Debt Document;

(8)	except as permitted by the indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(9)	certain events of bankruptcy or insolvency with respect to SCOC, Solo, any Guarantor or any Significant Subsidiary of Solo (or any Restricted Subsidiaries of Solo that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to SCOC, Solo, any Guarantor or any Significant Subsidiary of Solo (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of Solo), all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the ABL Credit Facility shall be outstanding, that acceleration shall not be effective until the earlier of:

(1)	an acceleration of Indebtedness under the ABL Credit Facility; or

(2)	five business days after receipt by the issuers and the agent under the ABL Credit Facility of written notice of such acceleration.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any, or Special Interest, if any) if it determines that withholding notice is in their interest.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or

Special Interest, if any, on, premium, if any, on, or the principal of, the notes. The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

(1)	the holder gives the trustee written notice of a continuing Event of Default;

(2)	the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or Special Interest, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

The issuers are required to deliver to the trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of either of the issuers or any Guarantor, as such, shall have any liability for any obligations of the issuers or the Guarantors under the notes, the indenture, the Note Guarantees or the note documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting an note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such notes when such payments are due from the trust referred to below;

(2)	the issuers’ obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the issuers’ and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

(5)	In addition, the issuers may, at their option and at any time, elect to have the obligations of the issuers and the Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute Events of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the issuers shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) the issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the issuers shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which Solo or any of its Subsidiaries is a party or by which Solo or any of its Subsidiaries is bound;

(6)	the issuers must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by the issuers with the intent of preferring the holders of notes over the other creditors of the issuers with the intent of defeating, hindering, delaying or defrauding creditors of the issuers or others;

(7)	if the notes are to be redeemed prior to their Stated Maturity, the issuers must deliver to the trustee irrevocable instructions to redeem all of the notes on the specified redemption date; and

(8)	the issuers must deliver to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the notes, as provided under the caption “— The Collateral Trust Agreement — Release of Liens in Respect of Notes,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the Stated Maturity of any note or alter the provisions, or waive any payment, with respect to the redemption of the notes, other than provisions relating to the covenants described under “— Repurchase at the Option of Holders” (except to the extent provided in clause (9) below);

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, or Special Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than U.S. dollars;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, or Special Interest, if any, on the notes;

(7)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

(8)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9)	amend, change or modify the obligation of the issuers to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption “— Repurchase at the Option of Holders — Asset Sales” after the obligation to make such Asset Sale Offer has arisen, or the obligation of the issuers to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption “— Repurchase at the Option of Holders — Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10)	except as otherwise permitted under the covenants described under the captions “Merger, Consolidation or Sale of Assets” and “— Certain Covenants — Guarantees,” consent to the assignment or transfer by the issuers or any Guarantor of any of their rights or obligations under the indenture; or

(11)	make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the indenture or any security document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the notes will require the consent of the holders of at least 662/3% in aggregate principal amount of the notes then outstanding (but only to the extent any such consent is required under the Collateral Trust Agreement).

Notwithstanding the preceding, without the consent of any holder of notes, the issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of either of the issuers’ or any Guarantor’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of such issuer’s or Guarantor’s assets;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to comply with the provision described under “— Certain Covenants — Guarantees;”

(7)	to conform the text of the indenture, the notes or the Note Guarantees to any provision of this Description of Exchange Notes to the extent that such provision in this Description of Exchange Notes was intended to be a verbatim recitation of a provision of the indenture, the notes, the Note Guarantees or the security documents;

(8)	to evidence and provide for the acceptance of appointment by a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture or to provide for a successor or replacement collateral trustee under the security documents;

(9)	to provide for the issuance of additional notes in accordance with the limitations in the indenture as set forth in the indenture;

(10)	to make, complete or confirm any grant of Collateral permitted or required by the indenture or any of the security documents or any release, termination or discharge of Collateral that becomes effective as set forth in the indenture or any of the security documents; or

(11)	to grant any Lien for the benefit of the holders of the notes.

In addition, the collateral trustee and the trustee are authorized to amend the security documents to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under the indenture and that after so securing any such additional secured parties, the amount of Priority Lien Debt does not exceed the Priority Lien Cap and the amount of Subordinated Lien Debt does not exceed the Subordinated Lien Cap.

The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the issuers) have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and Special Interest, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the issuers or any Guarantor is a party or by which the issuers or any Guarantor is bound;

(3)	either of the issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	the issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the notes, as provided under the caption “— The Collateral Trust Agreement — Release of Liens in Respect of Notes,” upon a satisfaction and discharge in accordance with the provisions described above.

Concerning the Trustee

If the trustee becomes a creditor of the issuers or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

U.S. Bank National Association serves as trustee under the Senior Subordinated Notes indenture.

Book-Entry, Delivery and Form

Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange notes will be issued at the closing of the exchange offer only against surrender of the original notes.

The exchange notes initially will be represented by one or more exchange notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Unless definitive exchange notes are issued, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive exchange notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of exchange notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change. The issuers take no responsibility for these operations and procedures and urges investors to contact DTC or its participating organizations (collectively, the “Participants”) directly to discuss these matters.

DTC has advised the issuers that DTC is a limited-purpose trust company created to hold securities for the Participants and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants pursuant to the corresponding letters of transmittal with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the issuers and the trustee will treat the Persons in whose names the exchange notes, including the Global Notes, are registered as the owners of the exchange notes for the purpose of receiving payments and for all other purposes. Consequently, neither the issuers, the trustee nor any agent of the issuers or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the issuers that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the issuers. Neither the issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the exchange notes, and the issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised the issuers that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the exchange notes, DTC reserves the right to exchange the Global Notes for exchange notes in certificated form, and to distribute such exchange notes to its Participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among the Participants, DTC is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC or the Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the issuers fail to appoint a successor depositary;

(2)	the issuers, at their option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the exchange notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated

Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same-Day Settlement and Payment

The issuers will make payments in respect of the exchange notes represented by the Global Notes, including principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The exchange notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. The issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“ABL Collateral” means all present and future right, title and interest of the issuers and the Guarantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

(a)	“accounts” and “payment intangibles,” including tax refunds, but excluding “payment intangibles” (in each case, as defined in Article 9 of the New York Uniform Commercial Code) that constitute identifiable proceeds of Notes Collateral;

(b)	“inventory” (as defined in Article 9 of the New York Uniform Commercial Code) and indebtedness owed to Solo or any of its Subsidiaries that arises from cash advances to enable the obligor thereof to acquire “inventory” (as defined in Article 9 of the New York Uniform Commercial Code);

(c)	“deposit accounts” (as defined in Article 9 of the New York Uniform Commercial Code), “commodity accounts” (as defined in Article 9 of the New York Uniform Commercial Code), “securities accounts” (as defined in Article 8 of the New York Uniform Commercial Code) and lock-boxes, including all “money” (as defined in Article 1 of the New York Uniform Commercial Code) and “certificated securities,” “uncertificated securities,” “securities entitlements” and “investment property” (as defined in Article 8 or Article 9 of the New York Uniform Commercial Code) credited thereto or deposited therein (including all cash, marketable securities and other funds held in or on deposit in any such deposit account, commodity account or securities account); “instruments” (as defined in Article 9 of the New York Uniform Commercial Code), including intercompany notes; “chattel paper” (as defined in Article 9 of the New York Uniform Commercial Code); and all cash and cash equivalents, including cash and cash equivalents securing reimbursement obligations in respect of letters of credit or other ABL Debt Obligations;

(d)	“general intangibles” (as defined in Article 9 of the New York Uniform Commercial Code) pertaining to the other items of property included within clauses (a), (b), (c), (e) and (f) of this definition;

(e)	books and “records” (as defined in Article 9 of the New York Uniform Commercial Code), “supporting obligations” (as defined in Article 9 of the New York Uniform Commercial Code), “documents” (as defined in Article 9 of the New York Uniform Commercial Code) and related “letters of credit” (as defined in Article 5 of the New York Uniform Commercial Code), and “commercial tort claims” (as defined in Article 9 of the New York Uniform Commercial Code) or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

(f)	all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing;

except to the extent that any item of property included in clauses (a) through (f) constitutes an Excluded Asset; provided that in no case shall ABL Collateral include any identifiable cash proceeds from a Sale of Notes Collateral that have been deposited in the Collateral Proceeds Account in accordance with the provisions set forth under the caption “ — Repurchase at the Option of Holders — Asset Sales” until such time as such net cash proceeds are released therefrom in accordance with the terms of the indenture; provided further that in the case of any Guarantor that is organized under the laws of any part of the United Kingdom, the description of items of property referred to in clauses (a) through (f) above shall be subject to adjustment to reflect the classification of assets used under the laws of the applicable part of the United Kingdom and to reflect the categories of assets that are subject to the security documents governing such Guarantors.

“ABL Credit Facility” means that certain Loan Agreement, to be dated as of the date of the indenture, by and among the issuers, the Guarantors party thereto, Bank of America, N.A., as administrative agent and the other agents and lenders party thereto from time to time, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, adjusted, waived, renewed, modified, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, adjustment, waiver, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise.

“ABL Debt” means

(1)	Indebtedness outstanding under the ABL Credit Facility on the date of the indenture or incurred from time to time after the date of the indenture under the ABL Credit Facility; and

(2)	additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of either of the issuers or any Guarantor secured by Liens on ABL Collateral; provided, in the case of any additional Indebtedness referred to in this clause (2), that:

(a)	on or before the date on which such additional Indebtedness is incurred by the issuers or such Guarantor, as applicable, such additional Indebtedness is designated by Solo, in an Officers’ Certificate delivered to the collateral trustee, as “ABL Debt” for purposes of the Secured Debt Documents; provided, that such Indebtedness may not be designated as both ABL Debt and Priority Lien Debt, or designated as both ABL Debt and Subordinated Lien Debt; and

(b)	the collateral agent or other representative with respect to such Indebtedness, the ABL Collateral Agent, the collateral trustee, the issuers and each applicable Guarantor have duly executed and delivered the intercreditor agreement (or a joinder to the intercreditor agreement or a new intercreditor agreement substantially similar to the intercreditor agreement, as in effect on the date of the indenture, and in a form reasonably acceptable to each of the parties thereto).

“ABL Debt Documents” means the ABL Credit Facility, any additional credit agreement or indenture related thereto and all other loan documents, security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Facility.

“ABL Debt Obligations” means ABL Debt incurred or arising under the ABL Debt Documents and all other Obligations (excluding any Obligations that would constitute ABL Debt), together with (1) Banking Product Obligations of either of the issuers or any Guarantor relating to services provided to either of the issuers or any Guarantor that are secured, or intended to be secured, by the ABL Debt Documents if the provider of such Banking Product Obligations has agreed to be bound by the terms of the intercreditor agreement or such provider’s interest in the ABL Collateral is subject to the terms of the intercreditor agreement; and (2) Hedging Obligations that are secured, or intended to be secured, under the ABL Debt Documents if the provider of such Hedging Obligations has agreed to be bound by the terms of the intercreditor agreement or such provider’s interest in the ABL Collateral is subject to the terms of the intercreditor agreement.

“ABL Lien Cap” means, as of any date of determination, the greater of (1) $275.0 million and (2) the amount of the Borrowing Base as of such date, after giving pro forma effect to the incurrence of any ABL Debt and the application of the net proceeds therefrom.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by the specified Person, to the extent of the fair market value of the asset where the Indebtedness so secured is not the Indebtedness of the specified Person.

“Act of Required Debtholders” means, as to any matter at any time:

(1)	prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the collateral trustee by or with the written consent of the holders of at least 50.1% of the sum of:

(a)	the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then drawn); and

(b)	other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

(2)	at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the collateral trustee by or with the written consent of the holders of Subordinated Lien Debt representing the Required Subordinated Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the issuers or any Affiliate of the issuers will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described above under the caption “— The Collateral Trust Agreement — Voting.”

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” shall have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at May 1, 2011 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”), plus (ii) all required interest payments due on the note through May 1, 2011 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any property or assets, other than Equity Interests of Solo; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the issuers and Solo’s Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described under the caption “— Repurchase at the Option of Holders — Asset Sales;” and

(2)	the issuance of Equity Interests by any of Solo’s Restricted Subsidiaries or the sale by Solo or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)	any single transaction or series of related transactions that involves property or assets having a fair market value of less than $2.0 million;

(2)	a transfer of property or assets between or among Solo and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of Solo to Solo or to another Restricted Subsidiary thereof;

(4)	the sale, lease, assignment, license or sublease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;

(7)	any sale, exchange or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of Solo or its Restricted Subsidiaries;

(8)	the licensing of intellectual property in the ordinary course of business;

(9)	any sale or other disposition deemed to occur with creating or granting a Lien not otherwise prohibited by the indenture or the note documents;

(10)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11)	the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business; and

(12)

sales, conveyances or other transfers of accounts receivable and related assets, or fractional undivided interests therein, by a Foreign Subsidiary in connection with factoring or other receivables financing transactions by such Foreign Subsidiary in conjunction with an incurrence of Indebtedness permitted by clause (12) of the second paragraph of the covenant described above under the caption “— Certain

Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that each such sale, conveyance or other transfer shall be subject to clause (1) of the first paragraph of the covenant described above under the caption “ — Repurchase at the Option of Holders — Asset Sales.”

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Banking Product Obligations” means, with respect to either of the issuers or any Guarantor, any obligations of such issuer or Guarantor owed to any Person in respect of treasury management services (including, without limitation, services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored valued card services, other cash management services, or lock-box leases and other banking products or services related to any of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1)	85% of the face amount of all accounts receivable owned by Solo and its Restricted Subsidiaries as of the end of the most recent month preceding such date for which internal financial statements are available that were not more than 180 days past due; plus

(2)	65% of the book value of all inventory owned by Solo and its Restricted Subsidiaries as of the end of the most recent fiscal month preceding such date for which internal financial statements are available.

“business day” means any day other than a Legal Holiday.

“Canadian Credit Facility” means the Credit Agreement dated as of September 24, 2004 between Solo Cup Canada Inc. (under its former name, Lily Cups Inc.) as Borrower and GE Canada Finance Holding Company as agent and lender, as amended as of the date of the indenture, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, adjusted, waived, renewed, modified, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, adjustment, waiver, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3)	time deposits, demand deposits, money market deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition;

(6)	securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services;

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)	in the case of any Foreign Subsidiary:

(a)	local currency held by such Foreign Subsidiary from time to time in the ordinary course of business;

(b)	securities issued or directly and fully guaranteed by the sovereign nation or any agency thereof (provided that the full faith and credit of such sovereign nation is pledged in support thereof) in which such Foreign Subsidiary is organized and is conducting business having maturities of not more than one year from the date of acquisition; and

(c)	investments of the type and maturity described in clauses (3) through (5) above of foreign obligors, which investments or obligors satisfy the requirements and have ratings described in such clauses;

(d)	provided that the aggregate amount of any obligations and investments that are at any time outstanding pursuant to subclauses (b) and (c) of this clause (8) may not exceed the U.S. dollar equivalent of $15.0 million.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Solo and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more of the Principals and their Related Parties;

(2)	the adoption of a plan relating to the liquidation or dissolution of Solo;

(3)	prior to the first public offering of common stock of the issuers or the Parent, the Principals and their Related Parties cease to be the ultimate Beneficial Owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Solo, on a fully diluted basis, whether as a result of issuance of securities of Solo or the Parent, any merger, consolidation, liquidation or dissolution of Solo or the Parent, or any direct or indirect transfer of securities by Solo or the Parent, or otherwise;

(4)	on and following the first public offering of common stock of the issuers or the Parent, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Principals and their Related Parties, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of Solo;

(5)	the first day on which a majority of the members of the Board of Directors of Solo or the Parent are not Continuing Directors; or

(6)	Solo or the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Solo or the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Solo, the Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the issuers or the Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) (i) prior to the first public offering of common stock of the issuers or the Parent, immediately after such transaction, the Principals and their Related Parties are the Beneficial Owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of such surviving or transferee Person and (ii) on and following the first public offering of common stock of Solo or the Parent, immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than one or more of the Principals and their Related Parties becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of such surviving or transferee Person.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Class” means (1) in the case of Subordinated Lien Debt, every Series of Subordinated Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Collateral” means the Notes Collateral and the ABL Collateral.

“collateral trustee” means U.S. Bank National Association, in its capacity as collateral trustee under the collateral trust agreement, together with its successors in such capacity.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization or impairment write-offs of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense or charge to the extent that it represents an accrual of or reserve for cash expenses or charges in any future period or amortization of a prepaid cash expense or charge that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(4)	the amount of fees and related expenses paid pursuant to the Vestar Management Agreement and the SCC Holding Management Agreement as in effect on the date of the indenture during such period, in an aggregate amount in any calendar year not to exceed $3.3 million plus expenses paid pursuant to the terms of such agreements as in effect on the date of the indenture or, in each case, pursuant to any amendment, modifications or supplements thereto or replacements thereof, so long as such agreements, as so amended, modified, supplemented or replaced, taken as a whole, are not materially more disadvantageous to Solo and its Restricted Subsidiaries than such original agreements as in effect on the date of the indenture, to the extent that such fees and related expenses were deducted in computing Consolidated Net Income; minus

(5)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses or charges of, a Restricted Subsidiary of Solo shall be added to, and the non-cash items of a Restricted Subsidiary increasing Consolidated Net Income shall be subtracted from, Consolidated Net Income to compute Consolidated Cash Flow of Solo (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of Solo and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to Solo by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income of any Person, other than the specified Person, that is not a Restricted Subsidiary of the specified Person or that is accounted for by the equity method of accounting shall not be included, except (a) if the Net Income of such Person for such period is greater than zero, to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof during such period, and (b) if the Net Income of such Person for such period is less than zero, to the extent of the amount of Investments made by the specified Person or any Restricted Subsidiary thereof in such Person during such period;

(2)	the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period;

(3)	the cumulative effect of a change in accounting principles shall be excluded;

(4)	any amortization of fees or expenses that have been capitalized shall be excluded;

(5)	non-cash charges relating to employee benefit or management compensation plans of Solo or any Restricted Subsidiary thereof or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards for the benefit of the members of the Board of Directors of Solo or employees of Solo and its Restricted Subsidiaries shall be excluded (other than in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period);

(6)	any one-time charges incurred in connection with the refinancing transactions described in this prospectus under the caption “Summary — Refinancing Transactions,” including any one-time charges incurred in connection with the write-off of unamortized debt issuance costs relating to Indebtedness retired in the refinancing transactions described in this prospectus under the caption “Summary — Refinancing Transactions,” shall be excluded;

(7)	any non-cash restructuring charges, plus up to an aggregate of $15.0 million of other restructuring charges since the date of the indenture shall be excluded; and

(8)	any goodwill impairment charges shall be excluded.

“Consolidated Net Tangible Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less (1) all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs and (2) current liabilities.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Solo or the Parent, as the case may be, who:

(1)	was a member of such Board of Directors on the date of the indenture;

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3)	was nominated for election or elected to that Board of Directors by the Principals or their Related Parties.

“Credit Facilities” means one or more debt facilities (including, without limitation, the ABL Credit Facility), commercial paper facilities, note purchase agreements or indentures, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Discharge of ABL Debt Obligations” means the occurrence of all of the following:

(1)	termination or expiration of all commitments to extend credit that would constitute ABL Debt;

(2)	payment in full in cash of the principal of, and interest and premium, if any, on all ABL Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of ABL Debt;

(3)	discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable ABL Debt Document) of all outstanding letters of credit constituting ABL Debt; and

(4)	payment in full in cash of all other ABL Debt Obligations that are outstanding and unpaid at the time the ABL Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)	termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)	payment in full in cash of the principal of, and interest and premium, if any, and Special Interest, if any, on, all Priority Lien Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of Priority Lien Debt;

(3)	discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

(4)	payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Senior Obligations” means the Discharge of ABL Debt Obligations and the Discharge of Priority Lien Obligations.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the notes mature; provided, however, that only the portion of the Capital Stock which so matures, is mandatorily redeemable or is redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuers to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of Solo other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

(1)	will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of such Series of Priority Lien Debt or Subordinated Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and Special Interest (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on, each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class when the allocation or distribution is made, and thereafter; and

(2)	will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the collateral trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excluded Assets” means each of the following:

(1)	all interests in real property other than fee interests and other interests appurtenant thereto;

(2)	fee interests in real property if the greater of the cost or the book value of such fee interest is less than $1.0 million;

(3)	any property or asset to the extent that the grant of a Lien under the security documents in such property or asset is prohibited by applicable law or requires any consent of any governmental authority not obtained pursuant to applicable law; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as such consequences will no longer result;

(4)	any lease, license, contract, property right or agreement to which either of the issuers or any Guarantor is a party or any of its rights or interests thereunder only to the extent and only for so long as the grant of a Lien under the security documents will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, agreement or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as such consequences will no longer result;

(5)	any motor vehicles, vessels and aircraft, or other property subject to a certificate of title statute of any jurisdiction;

(6)	cash or Cash Equivalents, or deposit or securities accounts that solely contain such cash or Cash Equivalents, (a) securing reimbursement obligations under letters of credit or surety bonds (other than, in the case of ABL Collateral, reimbursement obligations in respect of letters of credit securing or constituting ABL Debt Obligations), (b) solely consisting of earnest money deposits made or received in connection with any disposition of property or assets or in connection with any Investment or (c) securing Hedging Obligations, in each case to the extent permitted under the Secured Debt Documents and ABL Debt Documents;

(7)	assets or property subject to purchase money liens or capital leases permitted to be incurred under the Secured Debt Documents and ABL Debt Documents, to the extent a lien on such assets or property is not permitted under the terms of the documents governing such purchase money liens, purchase money indebtedness or capital leases to be created to secure any Secured Obligations;

(8)	all “securities” of any of the issuers’ “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act);

(9)	Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents governing such joint venture;

(10)	the real property located at 1951 Highway 304, Belen, New Mexico, the real property located at 177 Florence Street, Leominster, Massachusetts, and the real property located at 1900 S. Clark Road, Havre de Grace, Maryland, in each case, including all fixtures and improvements located thereon; and

(11)	the real property located at 3333 East 87th Street, Chicago, Illinois (formerly known as the USX South Works site), including all fixtures and improvements located thereon.

“Excluded Subsidiary” means:

(1)	S Credit Corporation, so long as such entity is a Receivables Subsidiary;

(2)	any Foreign Subsidiary; and

(3)	any Restricted Subsidiary of Solo that is organized or existing under any laws other than the laws of the United States, any state thereof or the District of Columbia; provided that the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (3), as reflected on their respective most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $1.0 million.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Solo and its Subsidiaries (other than Indebtedness under the ABL Credit Facility) in existence on the date of the indenture, until such amounts are repaid.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair market value will be determined (1) if with respect to a security registered under the Exchange Act, based on the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the acquisition or sale of such security, (2) if such Person or assets, other than cash and Cash Equivalents, have a fair market value equal to or in excess $5.0 million, by Solo’s Board of Directors and evidenced by a resolution of Solo’s Board of Directors and set forth in an Officers’ Certificate, dated within 30 days of the relevant transaction, and (3) if such Person or assets (other than cash and Cash Equivalents) have a fair market value equal to or in excess of $15.0 million, by an independent accounting, appraisal, financial advisory or investment banking firm of national standing and set forth in a written opinion of such firm which shall be delivered to the trustee.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions and dispositions of business entities or property and assets constituting facilities or a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis, including Pro forma Cost Savings; if since the beginning of such period any Person that subsequently becomes a Restricted Subsidiary of Solo or was merged with or into Solo or any Restricted Subsidiary thereof since the beginning of such period shall have made any acquisition or disposition of business entities or property and assets constituting facilities or a division or line of business, including through mergers or consolidations that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such transaction had occurred at the beginning of the applicable four-quarter period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis, including Pro forma Cost Savings;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4)	consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the issuers (other than Disqualified Stock) or to Solo or a Restricted Subsidiary of Solo, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of Solo other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1)	each direct or indirect Domestic Subsidiary of Solo on the date of the indenture (other than SCOC and any Excluded Subsidiary); and

(2)	any other Restricted Subsidiary of Solo that executes a Note Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the indenture in accordance with the terms of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“holder” means a Person in whose name a note is registered.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of Solo will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of Solo and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges of Solo or its Restricted Subsidiary as accrued and the amount of any such accretion or payment of interest in the form of additional Indebtedness or additional shares of Disqualified Stock is for all purposes included in the Indebtedness of Solo or its Restricted Subsidiary as accreted or paid.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments;

(3)	evidenced by letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or clause (4), (5), (6), (7) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

(4)	in respect of banker’s acceptances;

(5)	in respect of Capital Lease Obligations and Attributable Debt;

(6)	in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(7)	representing Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(8)	representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price.

In addition, the term “Indebtedness” includes (1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness, and (2) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

(i)	any liability for federal, state, local or other taxes,

(ii)	performance, bid, surety, appeal and similar bonds and completion of performance guarantees provided by Solo or any Restricted Subsidiary thereof in the ordinary course of business,

(iii)	any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such liability is extinguished within five business days of its incurrence,

(iv)	any liability owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business,

(v)	any indebtedness existing on the date of the indenture that has been satisfied and discharged or defeased by legal defeasance,

(vi)	agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Solo or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by Solo or any Restricted Subsidiary in connection with such disposition, or

(vii)	indebtedness under leases that exists solely as a result of the implementation of the proposed revisions to lease accounting standards by the Financial Accounting Standards Board and the International Accounting Standards Board, as described in the discussion paper “Leases: Preliminary Views” dated March 2009.

No Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

“Insolvency or Liquidation Proceeding” means:

(1)	any case commenced by or against the issuers or any Guarantor under the Bankruptcy Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the issuers or any Guarantor, any receivership or assignment for the benefit of creditors relating to the issuers or any Guarantor or any similar case or proceeding relative to the issuers or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)	any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the issuers or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by the indenture and the security documents;

(3)	any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to the issuers or any Guarantor or any of their assets;

(4)	any other proceeding of any type or nature in which substantially all claims of creditors of the issuers or any Guarantor are determined and any payment or distribution is or may be made on account of such claims; or

(5)	any analogous procedure or step in any jurisdiction.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Solo or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, payroll, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If Solo or any Restricted Subsidiary of Solo sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Solo such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Solo, Solo shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by Solo or any Restricted Subsidiary of Solo of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Solo or such Restricted Subsidiary in such third Person only if such Investment was made in contemplation of, or in connection with, the acquisition of such Person by Solo or such Restricted Subsidiary and the amount of any such Investment shall be determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing, authorized by or on behalf of the issuers, of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means:

(1)	as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

(a)	that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the issuers or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the collateral trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b)	that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the collateral trust agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c)	consenting to the terms of the collateral trust agreement and the intercreditor agreement and the collateral trustee’s performance of, and directing the collateral trustee to perform, its obligations under the collateral trust agreement, the intercreditor agreement;

(2)	as to any Series of ABL Debt, the written agreement of the holders of such Series of ABL Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of ABL Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative, that the holders of Obligations in respect of such Series of ABL Debt are bound by the provisions of the intercreditor agreement; and

(3)	as to any Series of Subordinated Lien Debt, the written agreement of the holders of such Series of Subordinated Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

(a)	that all Subordinated Lien Obligations will be and are secured equally and ratably by all Subordinated Liens at any time granted by the issuers or any Guarantor to secure any Obligations in respect of such Series of Subordinated Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Subordinated Lien Debt, and that all such Subordinated Liens will be enforceable by the collateral trustee for the benefit of all holders of Subordinated Lien Obligations equally and ratably;

(b)	that the holders of Obligations in respect of such Series of Subordinated Lien Debt are bound by the provisions of the collateral trust agreement and the intercreditor agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and

(c)	consenting to the terms of the collateral trust agreement and the intercreditor agreement and the collateral trustee’s performance of, and directing the collateral trustee to perform, its obligations under the collateral trust agreement and the intercreditor agreement.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by Solo or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, and (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided that, in the case of a Sale of a Guarantor, any Net Proceeds received in such Sale of a Guarantor in respect of ABL Collateral will constitute Net Proceeds from an Asset Sale other than a Sale of a Guarantor and will not constitute Net Proceeds from an Asset Sale that constitutes a Sale of a Guarantor.

“New York Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“note documents” means the indenture, the notes and the security documents.

“Note Guarantee” means a Guarantee of the notes pursuant to the indenture.

“Notes Collateral” means all of the tangible and intangible properties and assets at any time owned or acquired by the issuers or any Guarantor, except:

(1)	Excluded Assets; and

(2)	ABL Collateral.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest, Special Interest (if any), fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) under any Secured Debt Documents or ABL Debt Documents, as the case may be.

“Offering Circular” means the offering circular, dated June 24, 2009, relating to the offering of the original notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the applicable issuer by at least two Officers of such issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such issuer that meets the requirements of the indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the trustee (who may be counsel to or an employee of the issuers) that meets the requirements of the indenture.

“Parent” means Solo Cup Investment Corporation, a Delaware corporation.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Circular) by Solo and its Restricted Subsidiaries on the date of the indenture and other businesses reasonably related, complementary or ancillary thereto and reasonable expansions or extensions thereof.

“Permitted Investments” means:

(1)	any Investment in Solo or in a Restricted Subsidiary of Solo;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Solo or any Restricted Subsidiary of Solo in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Solo; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Solo or a Restricted Subsidiary of Solo;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5)	Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the issuers;

(6)	Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)	Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(8)	loans or advances to employees of Solo or any of its Restricted Subsidiaries that are approved by a majority of the disinterested members of the Board of Directors of the issuers, in an aggregate principal amount of $2.0 million at any one time outstanding;

(9)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

(10)	other Investments in any Person that is not an Affiliate of the issuers (other than a Restricted Subsidiary or any Person that is an Affiliate of the issuers solely because the issuers, directly or indirectly, own Equity Interests in or controls such Person) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the date of the indenture, not to exceed $40.0 million.

“Permitted Liens” means:

(1)	Liens on ABL Collateral securing (a) ABL Debt in an aggregate principal amount (as of the date of incurrence of any ABL Debt and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit issued under the ABL Credit Facility being deemed to have a principal amount equal to the face amount thereof), not exceeding the ABL Lien Cap, and (b) all other ABL Debt Obligations;

(2)	Liens on Notes Collateral securing (a) ABL Debt in an aggregate principal amount (as of the date of incurrence of any ABL Debt and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit being deemed to have a principal amount equal to the face amount thereof), not exceeding the ABL Lien Cap, and (b) all other ABL Debt Obligations, which Liens are made junior to Priority Lien Obligations pursuant to the terms of the intercreditor agreement (or a joinder to the intercreditor agreement or a new intercreditor agreement substantially similar to the intercreditor agreement, as in effect on the date of the indenture, and in a form reasonably acceptable to each of the parties thereto);

(3)	Priority Liens securing (a) Priority Lien Debt in an aggregate principal amount (as of the date of incurrence of any Priority Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Priority Lien Cap, and (b) all other Priority Lien Obligations;

(4)	Subordinated Liens securing (a) Subordinated Lien Debt in an aggregate principal amount (as of the date of incurrence of any Subordinated Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Subordinated Lien Cap and (b) all other Subordinated Lien Obligations, which Liens are made junior to the Priority Lien Obligations and ABL Debt Obligations pursuant to the collateral trust agreement and the intercreditor agreement;

(5)	Liens in favor of Solo or any Restricted Subsidiary;

(6)

Liens on property of a Person existing at the time such Person is acquired by, merged with or into or consolidated, combined or amalgamated with Solo or any Restricted Subsidiary of Solo; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such merger, acquisition, consolidation, combination or amalgamation and do not extend to any assets other than those of the Person acquired by or merged into or consolidated, combined or amalgamated with Solo or the Restricted Subsidiary;

(7)	Liens on property existing at the time of acquisition thereof by Solo or any Restricted Subsidiary of Solo; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by Solo or the Restricted Subsidiary;

(8)	Liens existing on the date of the indenture, other than liens to secure the notes issued on the date of the indenture or to secure Obligations under the ABL Credit Facility outstanding on the date of the indenture;

(9)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture (other than ABL Debt, Priority Lien Debt or Subordinated Lien Debt); provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien, and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(10)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by the provision described in clause (4) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

(11)	Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits;

(12)	Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety or appeal bonds, bid leases, performance bonds, reimbursement obligations under letters of credit that do not constitute Indebtedness or other obligations of a like nature incurred in the ordinary course of business;

(13)	Liens for taxes, assessments or governmental charges or claims that are not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision required under GAAP has been made therefor;

(14)	Liens imposed by law, such as carriers’ warehousemen’s, landlords’ mechanics’, suppliers’, materialmen’s and repairmen’s Liens, or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case incurred in the ordinary course of business;

(15)	licenses, entitlements, servitudes, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, minor imperfections of title, minor survey defects or other similar restrictions on the use of any real property that were not incurred in connection with Indebtedness and do not, in the aggregate, materially diminish the value of said properties or materially interfere with their use in the operation of the business of Solo or any of its Restricted Subsidiaries;

(16)	leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary course of business of Solo or any of its Restricted Subsidiaries;

(17)	with respect to any leasehold interest where Solo or any Restricted Subsidiary of Solo is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;

(18)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Solo or any of its Restricted Subsidiaries granted in the ordinary course of business;

(19)	Liens of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry;

(20)	Liens securing judgments for the payment of money not constituting an Event of Default under the indenture, so long as such Liens are adequately bonded;

(21)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(22)	Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by Solo or any of its Restricted Subsidiaries in the ordinary course of business;

(23)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under the indenture;

(24)	any extension, renewal or replacement, in whole or in part of any Lien described in clauses (6), (7), (8), (10), (15), (16), (17), (20) and (24) of this definition of “Permitted Liens;” provided that any such extension, renewal or replacement is no more restrictive in any material respect than any Lien so extended, renewed or replaced and does not extend to any additional property or assets;

(25)	Liens on cash or cash equivalents securing Hedging Obligations in existence on the date of the indenture, or permitted to be incurred under, the indenture;

(26)	Liens securing Indebtedness under the Canadian Credit Facility;

(27)	Liens other than any of the foregoing incurred by Solo or any Restricted Subsidiary of Solo with respect to Indebtedness or other obligations that do not, in the aggregate, exceed $25.0 million at any one time outstanding; and

(28)	Liens on Capital Stock issued by, or any property or assets of, any Foreign Subsidiary securing Indebtedness incurred by a Foreign Subsidiary under the provisions described in clause (12) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Permitted Prior Liens” means:

(1)	Liens described in clauses (1), (6), (7), (8) and (10) of the definition of “Permitted Liens;” and

(2)	Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the security documents.

“Permitted Refinancing Indebtedness” means:

(A)	any Indebtedness of Solo or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Solo or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is contractually subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the notes or such Note Guarantees; and

(5)	such Indebtedness is incurred either by Solo or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(B)	any Disqualified Stock of Solo or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund other Disqualified Stock of Solo or any of its Restricted Subsidiaries (other than Disqualified Stock held by Solo or any of its Restricted Subsidiaries); provided that:

(1)	the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the liquidation or face value of the Disqualified Stock so extended, refinanced, renewed, replaced or refunded (plus all accrued dividends thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final redemption date later than the final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(3)	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity date of, and is contractually subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(4)	such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

(5)	such Disqualified Stock is issued either by Solo or by the Restricted Subsidiary that is the issuer of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“preferred stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Principals” means (1) John F. Hulseman, (2) Robert L. Hulseman and (3) Vestar Capital Partners IV, L.P., a Delaware limited partnership.

“Priority Lien” means a Lien granted by a security document to the collateral trustee, at any time, upon any property of the issuers or any Guarantor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date of determination, the amount of Priority Lien Debt that may be incurred by the issuers such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Priority Lien Debt Ratio would not exceed 2.75 to 1.0.

“Priority Lien Debt” means:

(1)	the notes initially issued by the issuers under the indenture; and

(2)	additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the issuers that is secured equally and ratably with the notes by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any additional notes or other Indebtedness referred to in this clause (2), that:

(a)	on or before the date on which such additional notes were issued or Indebtedness is incurred by such issuer, such additional notes or other Indebtedness, as applicable, is designated by Solo, in an Officers’ Certificate delivered to each Priority Lien Representative and the collateral trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt and no Series of Secured Debt may be designated as both ABL Debt and Priority Lien Debt;

(b)	such additional notes or such Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)	all requirements set forth in the collateral trust agreement as to the confirmation, grant or perfection of the collateral trustee’s Lien to secure such additional notes or such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if Solo delivers to the collateral trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is “Priority Lien Debt”).

“Priority Lien Debt Ratio” means, as of any date of determination, the ratio of Priority Lien Debt of Solo and its Restricted Subsidiaries as of that date to Solo’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments to the amount of Priority Lien Debt and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Priority Lien Documents” means the indenture and any additional indenture, credit facility or other agreement pursuant to which any Priority Lien Debt is incurred and the security documents related thereto (other than any security documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means Priority Lien Debt and all other Obligations in respect thereof.

“Priority Lien Representative” means (1) the collateral trustee, in the case of the notes, or (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of such Series of Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (1) were directly attributable to an acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of the indenture, (2) were actually implemented with respect to the subject acquisition within six months after the date of the acquisition and prior to the Calculation Date that are supportable and quantifiable by underlying accounting records or (3) relate to the acquisition and that Solo reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in the case of each of (1), (2) and (3), are described, as provided below, in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be established by a certificate delivered to the trustee from Solo’s Chief Financial Officer that outlines the specific actions taken or to be taken and the net cost savings achieved or to be achieved from each such action and, in the case of clause (3) above, that states such savings have been determined to be probable.

“Qualified Equity Offering” means (1) any public or private placement of Capital Stock (other than Disqualified Stock) of Solo or the Parent (other than Capital Stock sold to Solo or a Subsidiary of Solo); provided that if such public offering or private placement is of Capital Stock of the Parent, 100% of the net cash proceeds therefrom has been contributed to the equity of Solo or (2) the contribution of cash to Solo as an equity capital contribution.

“Receivables Subsidiary” means a Subsidiary of Solo which engages in no activities and which is designated by the Board of Directors of Solo, as described below, as a Receivables Subsidiary and (1) no portion of the Indebtedness or any other obligations, contingent or otherwise, of which (a) is guaranteed by Solo or any Restricted Subsidiary of Solo, (b) is recourse to or obligates Solo or any Restricted Subsidiary of Solo in any way other or (c) subjects any property or asset of Solo or any Restricted Subsidiary of Solo, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (2) with which neither Solo nor any Restricted Subsidiary of Solo has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to Solo or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of either of the issuers, and (3) with which neither Solo nor any Restricted Subsidiary of Solo has any obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve specified levels of operating results. Any such designation by the Board of Directors of Solo must be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of Solo giving effect to that designation.

“registration rights agreement” means the registration rights agreement, to be dated the date of the indenture, among the issuers, the Guarantors, Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets, LLC.

“Related Party” means

(1)	with respect to John F. Hulseman or Robert L. Hulseman (a) his spouse, (b) his descendants and any member of his immediate family, including in each case stepchildren and family members by adoption, (c) his heirs at law and his estate and the beneficiaries thereof, (d) any charitable foundation created by John F. Hulseman or Robert L. Hulseman, as applicable, and (e) any trust, corporation, limited liability company, partnership or other entity, the beneficiaries, stockholders, members, general partners, owners or Persons Beneficially Owning a majority of the interests of which consist of John F. Hulseman or Robert L. Hulseman, as applicable, and/or one or more of the Persons referred to in the immediately preceding clauses (a) through (d); provided that any Person in the immediately preceding clauses (a) through (e) shall only be deemed to be a Related Party to the extent that such Person’s Voting Stock of Solo or the Parent was received from John F. Hulseman, Robert L. Hulseman or any Person referred to in the immediately preceding clauses (a), (b) or (c); and

(2)	with respect to Vestar Capital Partners IV, L.P., (a) any investment fund under common control or management with Vestar Capital Partners IV, L.P., (b) any controlling stockholder, general partner or member of Vestar Capital Partners IV, L.P. and (c) any trust, corporation, limited liability company or other entity, the beneficiaries, stockholders, members, general partners or Persons Beneficially Owning an 80% or more interest of which consist of Vestar Capital Partners IV, L.P. and/or the Persons referred to in the immediately preceding clauses (a) and (b).

“Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Required Priority Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Priority Lien Debt then outstanding, calculated in accordance with the provisions described in “— The Collateral Trust Agreement — Voting.” For purposes of this definition, Priority Lien Debt registered in the name of, or beneficially owned by, any issuer, any Guarantor or any Affiliate of any issuer or any Guarantor will be deemed not to be outstanding.

“Required Subordinated Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Subordinated Lien Debt then outstanding, calculated in accordance with the provisions described in “— The Collateral Trust Agreement — Voting.” For purposes of this definition, Subordinated Lien Debt registered in the name of, or beneficially owned by, any issuer, any Guarantor or any Affiliate of any issuer or any Guarantor will be deemed not to be outstanding.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“sale and leaseback transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof.

“Sale of a Guarantor” means (1) any Asset Sale to the extent involving a sale, lease, conveyance or other disposition of the Capital Stock of a Guarantor or (2) the issuance of Equity Interests by a Guarantor, other than (a) an issuance of Equity Interests by a Guarantor to either of the issuers or another Restricted Subsidiary of Solo, and (b) directors’ qualifying shares.

“Sale of Notes Collateral” means any Asset Sale to the extent involving a sale, lease, conveyance or other disposition of Notes Collateral.

“SCC Holding” means SCC Holding Company LLC, a Delaware limited liability company.

“SCC Holding Management Agreement” means the Management Agreement, dated as of February 27, 2004, as amended as of the date of the indenture, among the Parent, Solo and SCC Holding.

“Secured Debt” means Priority Lien Debt and Subordinated Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents and the Subordinated Lien Documents.

“Secured Debt Representative” means each Priority Lien Representative, collateral agent or other representative in respect of any ABL Debt Obligations and Subordinated Lien Representative.

“security documents” means the collateral trust agreement, the intercreditor agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the issuers or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the collateral trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described above under the caption “— The Collateral Trust Agreement — Amendment of Security Documents.”

“Senior Subordinated Notes” means the $325,000,000 in aggregate principal amount of Solo’s outstanding senior subordinated notes due 2014.

“Series of ABL Debt” means, severally, the ABL Credit Facility and any Credit Facility and other Indebtedness that constitutes ABL Debt Obligations.

“Series of Priority Lien Debt” means, severally, the original notes and any additional notes, any Credit Facility (other than the ABL Credit Facility) and other Indebtedness that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Subordinated Lien Debt and each Series of Senior Debt.

“Series of Senior Debt” means each Series of ABL Debt and each Series of Priority Lien Debt.

“Series of Subordinated Lien Debt” means, severally, each issue or series of Subordinated Lien Debt for which a single transfer register is maintained.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X under the Securities Act.

“Special Interest” means all special interest then owing pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of February 27, 2004, as amended as of the date of the indenture, among the Parent, Vestar Capital Partners IV, L.P., a Delaware limited partnership, Vestar Cup Investment, LLC, a Delaware limited liability company, Vestar Cup Investment II, LLC, a Delaware limited liability company, members of management of the Parent that own shares of common stock, par value $.01 per share, of the Parent and SCC Holding.

“Stockholders’ Registration Rights Agreement” means the registration rights agreement, dated as of February 27, 2004, as amended as of the date of the indenture, among SCC Holding, Vestar Capital Partners, IV, L.P., a Delaware limited partnership, Vestar Cup Investment, LLC, a Delaware limited liability company, Vestar Cup Investment II, LLC, a Delaware limited liability company, the Parent and the other parties thereto.

“Subordinated Lien” means a Lien granted by a security document to the collateral trustee, at any time, upon any Collateral of either of the issuers or any Guarantor to secure Subordinated Lien Obligations.

“Subordinated Lien Cap” means, as of any date of determination, the amount of Subordinated Lien Debt that may be incurred by either of the issuers or any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Subordinated Lien Debt Ratio would not exceed 3.25 to 1.0.

“Subordinated Lien Debt” means any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of either of the issuers or any Guarantor that is secured on a subordinated basis to the Priority Lien Debt by a Subordinated Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(1)	on or before the date on which such Indebtedness is incurred by such issuer or Guarantor, such Indebtedness is designated by Solo and such issuer or Guarantor, as applicable, in an Officers’ Certificate delivered to each Subordinated Lien Representative and the collateral trustee, as “Subordinated Lien Debt” for the purposes of the indenture or Credit Facility and the collateral trust agreement; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt;

(2)	such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(3)	all requirements set forth in the collateral trust agreement as to the confirmation, grant or perfection of the collateral trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (3) will be conclusively established if Solo delivers to the collateral trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Subordinated Lien Debt”).

“Subordinated Lien Debt Ratio” means, as of any date of determination, the ratio of (1) Priority Lien Debt, plus (2) Subordinated Lien Debt of Solo and its Restricted Subsidiaries as of that date to Solo’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments to the amount of Priority Lien Debt, the amount of Subordinated Lien Debt and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Subordinated Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Series of Subordinated Lien Debt and the security documents related thereto (other than any security documents that do not secure Subordinated Lien Obligations).

“Subordinated Lien Obligations” means Subordinated Lien Debt and all other Obligations in respect thereof.

“Subordinated Lien Representative” means, in the case of any future Series of Subordinated Lien Debt, the trustee, agent or representative of the holders of such Series of Subordinated Lien Debt who maintains the transfer register for such Series of Subordinated Lien Debt and (1) is appointed as a Subordinated Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, together with its successors in such capacity, and (2) has become a party to the collateral trust agreement by executing a joinder in the form required under the collateral trust agreement.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2011; provided, however, that if the period from the redemption date to May 1, 2011, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of Solo (other than SCOC or any successor to SCOC) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of Solo’s Board of Directors in compliance with the covenant described under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Vestar Management Agreement” means the Management Agreement, dated as of February 27, 2004, as amended as of the date of the indenture, among the Parent, Solo and Vestar Capital Partners.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation or face value, including payment at final maturity or redemption, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal or liquidation or face value amount of such Indebtedness or Disqualified Stock.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the anticipated material United States federal income tax consequences to a holder of original notes relating to the exchange of original notes for exchange notes pursuant to the exchange offer. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. The summary does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, traders in securities who elect to apply a mark-to-market method of accounting, persons that have a functional currency other than the U.S. dollar, expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the consequences of the alternative minimum tax, or any state, local or foreign tax consequences or any tax consequences other than U.S. federal income tax consequences. Each prospective investor is urged to consult his tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences of the acquisition, ownership, and disposition of the exchange notes.

An exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. Consequently, a holder of original notes generally will not recognize gain or loss, for U.S. federal income tax purposes, as a result of exchanging original notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes generally will be the same as the holding period of the original notes and the tax basis in the exchange notes generally will be the same as the adjusted tax basis in the original notes as determined immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. The issuers and the guarantors have agreed that, for a period of 180 days after the completion of the exchange offer, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The issuers and the guarantors have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, or contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

Certain legal matters with respect to the exchange offer will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and affiliates.

EXPERTS

The consolidated financial statements of Solo and its subsidiaries as of December 28, 2008 and December 30, 2007 and for the years ended December 28, 2008, December 30, 2007 and December 31, 2006, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC, under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the exchange notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which are included as exhibits to the registration statement.

Solo files annual, quarterly and special reports and other information with the SEC in accordance with the terms of the indentures governing the notes and the senior subordinated notes. In addition, upon the effectiveness of the registration statement, Solo will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended. Under the indenture, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Solo is required to make available and file with the SEC (if the SEC will accept such filings) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms and all current reports that would be required to be filed with the SEC on Form 8-K if Solo were required to file such reports.

You may read and copy any materials Solo files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Information relating to the operation of the SEC’s Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains Solo’s annual, quarterly and current reports, and other information that Solo files electronically with the SEC. Solo’s SEC filings are also available on our web site at http://www.solocup.com. However, the information on our web site does not constitute a part of this prospectus. You also can obtain reports and other information Solo has filed with the SEC free of charge by writing to:

Corporate Communications

Solo Cup Company

150 S. Saunders Road, Suite 150

Lake Forest, Illinois 60045

(847) 444-5000

The issuers and the guarantors have agreed that, for so long as any original notes remain outstanding, they will furnish to the holders and to prospective investors, upon their request, such information as may be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Financial Statements of Solo Cup Company and its Subsidiaries

Unaudited Consolidated Financial Statements as of September 27, 2009 and December 28, 2008, for the thirteen weeks ended September 27, 2009 and September 28, 2008 and for the thirty-nine weeks ended September 27, 2009 and September 28, 2008

Unaudited Consolidated Balance Sheets	F-2
Unaudited Consolidated Statements of Operations	F-3
Unaudited Consolidated Statement of Shareholder’s Equity	F-4
Unaudited Consolidated Statements of Cash Flows	F-5
Notes to Unaudited Consolidated Financial Statements	F-6
Report of Independent Registered Public Accounting Firm	F-24
Consolidated Financial Statements as of December 28, 2008 and December 30, 2007 and for each of the fiscal years ended December 28, 2008, December 30, 2007 and December 31, 2006
Consolidated Balance Sheets as of December 28, 2008 and December 30, 2007	F-25
Consolidated Statements of Operations for the fiscal years ended December 28, 2008, December 30, 2007 and December 31, 2006	F-26
Consolidated Statements of Shareholder’s Equity and Comprehensive Income (Loss) for the fiscal years ended December 28, 2008, December 30, 2007 and December 31, 2006	F-27
Consolidated Statements of Cash Flows for the fiscal years ended December 28, 2008, December 30, 2007 and December 31, 2006	F-29
Notes to Consolidated Financial Statements	F-31

PART I - FINANCIAL INFORMATION

Item 1.	Financial Statements.

SOLO CUP COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 27, 2009	December 28, 2008
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$23,596	$57,504
Cash in escrow	470	50
Accounts receivable:
Trade, less allowance for doubtful accounts of $1,071 and $1,453	104,549	121,002
Other	4,609	3,039
Inventories	255,842	283,261
Deferred income taxes	20,236	21,882
Prepaid expenses	7,415	5,664
Assets held for sale	2,825	9,832
Other current assets	21,272	23,376

Total current assets	440,814	525,610
Property, plant and equipment, less accumulated depreciation and amortization of $514,238 and $657,222	501,242	511,129
Goodwill	—	15,459
Restricted cash	11,540	—
Other assets	33,935	21,597

Total assets	$987,531	$1,073,795

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$85,810	$74,759
Accrued payroll and related costs	32,968	31,155
Accrued customer allowances	26,305	26,322
Current maturities of long-term debt	1,096	1,368
Other current liabilities	42,645	45,548

Total current liabilities	188,824	179,152
Long-term debt, net of current maturities	629,821	716,822
Deferred income taxes	23,843	30,850
Pensions and other postretirement benefits	35,872	36,021
Deferred gain on sale-leaseback	44,199	46,178
Other liabilities	44,414	33,480

Total liabilities	966,973	1,042,503
Shareholder’s equity:
Common stock - Par value $0.01 per share; 1,000 shares authorized; 100 shares issued and outstanding	—	—
Additional paid-in capital	254,995	254,995
Accumulated deficit	(222,372)	(191,247)
Accumulated other comprehensive loss	(12,065)	(32,456)

Total shareholder’s equity	20,558	31,292

Total liabilities and shareholder’s equity	$987,531	$1,073,795

See accompanying Notes to Consolidated Financial Statements.

SOLO CUP COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Thirteen weeks ended September 27, 2009	Thirteen weeks ended September 28, 2008	Thirty-nine weeks ended September 27, 2009	Thirty-nine weeks ended September 28, 2008
Net sales	$370,058	$462,158	$1,115,516	$1,442,748
Cost of goods sold	316,266	402,149	960,035	1,238,539

Gross profit	53,792	60,009	155,481	204,209
Selling, general and administrative expenses	38,557	43,318	112,644	130,368
Impairment of goodwill	17,210	—	17,210	—
Loss on asset disposals	5,024	6,497	7,447	18,535

Operating (loss) income	(6,999)	10,194	18,180	55,306
Interest expense, net of interest income of $242, $286, $501 and $888	17,498	14,798	45,399	46,344
Reclassification of unrealized loss on cash flow hedges to interest expense	—	—	9,108	—
Loss on debt extinguishment	2,520	—	2,520	—
Foreign currency exchange loss (gain), net	98	4,406	(2,372)	3,160

(Loss) income from continuing operations before income taxes	(27,115)	(9,010)	(36,475)	5,802
Income tax provision (benefit)	763	(1,196)	(5,350)	4,500

(Loss) income from continuing operations	(27,878)	(7,814)	(31,125)	1,302
Loss from discontinued operations, net of income taxes of $0	—	(181)	—	(610)

Net (loss) income	$(27,878)	$(7,995)	$(31,125)	$692

See accompanying Notes to Consolidated Financial Statements.

SOLO CUP COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY

(Unaudited, in thousands)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total shareholder’s equity
Balance at December 28, 2008	$—	$254,995	$(191,247)	$(32,456)	$31,292
Net loss	—	—	(31,125)	—	(31,125)
Foreign currency translation adjustment	—	—	—	7,854	7,854
Pension liability adjustments, net of tax of $98	—	—	—	1,569	1,569
Unrealized investment loss, net of tax of $0	—	—	—	12	12
Recognition of realized gain on cash flow hedge, net of tax of $215	—	—	—	(150)	(150)
Unrealized loss on cash flow hedges, net of tax of $0	—	—	—	(1,514)	(1,514)
Reclassification of realized loss on cash flow hedges to interest expense, net of tax of $0	—	—	—	3,512	3,512
Reclassification of unrealized loss on cash flow hedges to interest expense upon termination of hedge accounting, net of tax of $0	—	—	—	9,108	9,108

Balance at September 27, 2009	$—	$254,995	$(222,372)	$(12,065)	$20,558

See accompanying Notes to Consolidated Financial Statements.

SOLO CUP COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Thirty-nine weeks ended September 27, 2009	Thirty-nine weeks ended September 28, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(31,125)	$692
Loss from discontinued operations, net of income taxes	—	(610)

(Loss) income from continuing operations	(31,125)	1,302
Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	51,868	59,731
Deferred financing fee amortization	4,332	3,212
Impairment of goodwill	17,210	—
Loss on asset disposals	7,447	18,535
Loss on debt extinguishment	2,520	—
Reclassification of unrealized loss on cash flow hedges to interest expense	9,108	—
Deferred income taxes	(5,208)	(250)
Foreign currency exchange (gain) loss, net	(2,372)	3,160
Changes in operating assets and liabilities:
Accounts receivable, net	16,470	31,756
Inventories	30,322	(29,490)
Prepaid expenses and other current assets	3,639	(213)
Other assets	(1,037)	72
Accounts payable	10,830	5,893
Accrued expenses and other current liabilities	(1,397)	(16,768)
Other liabilities	4,435	1,734
Other, net	1,735	(531)

Net cash provided by operating activities-continuing operations	118,777	78,143
Net cash provided by operating activities-discontinued operations	—	(594)

Net cash provided by operating activities	118,777	77,549

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(52,741)	(51,753)
Proceeds from sale of property, plant and equipment	16,584	10,485
Increase in restricted cash	(11,540)	—
Increase in cash in escrow	(420)	(50)

Net cash used in investing activities	(48,117)	(41,318)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments under revolving credit facilities	(18,300)	(24,700)
Borrowings under the 10.5% Senior Secured Notes	293,784	—
Repayments of term notes	(362,861)	(9,957)
Repayments of other debt	(275)	(584)
Debt issuance costs	(17,818)	—

Net cash used in financing activities	(105,470)	(35,241)

Effect of exchange rate changes on cash	902	1,302

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(33,908)	2,292
CASH AND CASH EQUIVALENTS, beginning of period	57,504	33,583

CASH AND CASH EQUIVALENTS, end of period	$23,596	$35,875

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid, net of capitalized interest	$41,296	$50,803

Income taxes paid, net of income tax refunds	$688	$5,537

See accompanying Notes to Consolidated Financial Statements.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1) BASIS OF PRESENTATION

Organization - Solo Cup Company, a Delaware corporation (“Solo Delaware”) is the holding company for Solo Cup Operating Corporation, a Delaware corporation (“SCOC”). Solo Delaware is a wholly owned subsidiary of Solo Cup Investment Corporation, a Delaware corporation (“SCIC”). SCC Holding Company LLC, a Delaware limited liability company (“SCC Holding”) and Vestar Capital Partners (“Vestar”) own 67.2% and 32.7% of SCIC, respectively. Company management holds the remaining 0.1% of SCIC.

Principles of consolidation - These unaudited condensed consolidated financial statements include the accounts of Solo Cup Company and its subsidiaries (the “Company”). All material intercompany accounts, transactions and profits are eliminated in consolidation. The information included in the accompanying interim consolidated financial statements of the Company is unaudited but, in the opinion of management, includes all adjustments (consisting only of normal recurring adjustments and accruals unless otherwise indicated) which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. Results for the interim periods are not necessarily indicative of results expected for the entire year. These interim consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the fiscal year ended December 28, 2008, included in its 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.

Estimates - These interim consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles, using management’s best estimates and judgments where appropriate. These estimates and judgments affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates and judgments.

Subsequent events - Management has evaluated subsequent events after the balance sheet date through November 12, 2009 (the financial statement issuance date) for appropriate accounting and disclosure.

(2) RECENTLY ADOPTED ACCOUNTING STANDARDS

In July 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162. Pursuant to the statement, the FASB Accounting Standards Codification (“ASC”) officially became the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature. After July 1, 2009, only one level of authoritative GAAP will exist. All other accounting literature will be considered non-authoritative. The Codification reorganizes the thousands of GAAP pronouncements into approximately 90 accounting topics and displays them using a consistent structure. Also included in the Codification is relevant SEC guidance organized using the same topical structure in separate sections within the Codification. The statement is effective for interim and annual periods ending after September 15, 2009; therefore, the Company’s disclosures included in these financial statements which refer to authoritative accounting literature are references in accordance with the Codification. This accounting standard is included in the FASB ASC under Topic 105, Generally Accepted Accounting Principles.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events. SFAS No. 165 does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition. SFAS No. 165 is effective for financial statements issued after June 15, 2009; therefore, the Company has included the additional disclosure in Note 1 above. This accounting standard is included in the FASB ASC under Topic 855, Subsequent Events.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

In April 2009, the FASB issued FASB Staff Position (“FSP”) No. 107-1 and Accounting Principles Board (“APB”) Opinion No. 28-1 (FSP 107-1 and APB 28-1), Interim Disclosures about Fair Value of Financial Instruments. This FSP requires disclosures of fair value for any financial instruments not currently reflected at fair value on the balance sheet for all interim periods. This FSP is effective for interim and annual periods ending after June 15, 2009; therefore, the Company has included the required additional disclosure in Note 8. The transition and effective date of information related to FSP 107-1 and APB 28-1 are included in the FASB ASC under Topic 825, Financial Instruments.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities which amends and expands the disclosure requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities SFAS No. 161 was effective for the Company as of the first quarter in 2009. In accordance with the new requirements, the Company expanded its disclosures to explain why it uses derivative instruments, how derivative instruments and related hedged items are accounted for, and the impact of derivative instruments and related hedged items on the Company’s financial statements. The disclosures required by SFAS No. 161 are included in Note 9. The provisions of SFAS No. 161 are included in the FASB ASC under Topic 815, Derivatives and Hedging.

SFAS No. 157, Fair Value Measurements, issued by the FASB in September 2006, defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosure about fair value measurements. In February 2008, the FASB issued FSP No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually.

In 2008, the Company adopted the provisions of SFAS No. 157 with respect to its financial assets and financial liabilities that are measured at fair value within the financial statements. As of September 27, 2009 and December 28, 2008 the expanded disclosure provisions of SFAS No. 157 were applied to the Company’s derivative instruments recorded as financial liabilities, as described in Note 9. In addition, as of the first quarter in 2009, the Company adopted the provisions of SFAS No. 157 with respect to its non-financial assets and non-financial liabilities, which had been deferred under FSP FAS 157-2. The provisions of SFAS No. 157 are included in the FASB ASC under Topic 820, Fair Value Measurements and Disclosures. As of September 27, 2009, these disclosure provisions are applied to assets held for sale, as described in Note 3, because these non-financial assets are required to be measured at the lower of carrying value or fair value less costs to sell in accordance with the provisions of FASB ASC Topic 360, Property, Plant and Equipment.

(3) ASSETS HELD FOR SALE

Assets held for sale as of September 27, 2009 and December 28, 2008, included within the Company’s North America operating segment, includes properties that the Company intends to sell and that meet the criteria for held for sale as defined by FASB ASC Topic 360, Property, Plant and Equipment. Assets held for sale are recorded at the lower of the assets’ carrying value or fair value less costs to sell. The fair values of the properties were determined using the market approach which includes an analysis of sales prices for similar properties in similar locations. These are considered Level 2 inputs in the fair value hierarchy described in FASB ASC Topic 820, Fair Value Measurements and Disclosures.

As of September 27, 2009, assets held for sale includes a manufacturing facility in Belen, New Mexico which was closed and subsequently reclassified to assets held for sale during the first quarter of 2009. The facility’s carrying value has not been adjusted as its estimated fair value less costs to sell exceeds carrying value.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

As of December 28, 2008, assets held for sale included a distribution center in Havre de Grace, Maryland closed in December 2008 as well as a manufacturing facility in Leominster, Massachusetts closed during the first quarter of 2008. In February 2009, the Company leased the Havre de Grace property to a related party (Note 12) and in September 2009, the Company completed the sale of the property and simultaneously assigned the lease to the new owner. The property sold for an amount in excess of its carrying value. One of the contractual terms of the purchase agreement requires the Company to lease the property from the new owner for years 8-15 beginning in 2016 in the event the tenant does not renew the lease. The Company recorded a liability equal to the estimated fair value of this guarantee, in accordance with FASB ASC Topic 460, Guarantees, and, due to the continuing involvement in the property, deferred the gain on the sale. During the fourth quarter of 2008, the carrying value of the Leominster property was reduced by an impairment loss of $0.6 million to adjust the carrying value to approximately $0.5 million, representing its estimated fair value less costs to sell. The Leominster property was sold in July 2009 for an amount in excess of its carrying value.

(4) INVENTORIES

The components of inventories are as follows (in thousands):

	September 27, 2009	December 28, 2008
Finished goods	$183,770	$202,458
Work in process	10,656	10,269
Raw materials and supplies	61,416	70,534

Total inventories	$255,842	$283,261

(5) GOODWILL

The Company tests goodwill for impairment at least annually, as of the end of October, or sooner if a triggering event occurs suggesting possible impairment of the value of the goodwill. The Company’s step-one test performed as of October 2008 resulted in a fair value which exceeded carrying value.

During the third quarter of 2009, despite increasing sales in the first and second quarters and the implementation of programs intended to reduce costs and gain manufacturing efficiencies, the Company’s Europe reporting unit continued to incur declining margins and lower operating results. These results were in part due to increased competition, a decline in the European economy and higher input costs, such as resin and electricity, which were unable to be passed along through further price increases. Management considered this combination of factors evidence of a permanent change in the long-term prospects of the European business. As a result, management determined that it was at risk of failing step one of the impairment test such that the reporting unit’s estimated fair value would not be in excess of its carrying value and concluded that there were sufficient indicators to perform an interim goodwill impairment analysis of the Company’s Europe reporting unit. Step one of the impairment test was performed as of September 27, 2009. Fair value was estimated using a discounted cash flow valuation model. The key assumptions used in the model include the discount rate, terminal growth rate, and cash flow projections. These key assumptions represent significant unobservable inputs, which are considered Level 3 inputs as defined by FASB ASC Topic 820, Fair Value Measurements and Disclosures. The discount rate is set by using the Weighted Average Cost of Capital (WACC) methodology, which considers market and industry data. The discount rate utilized is indicative of the return an investor would expect to receive for investing in such a business and was 14% for this test. The determination of projected cash flows is based on the business’ strategic plans and long-range planning forecasts and represent management’s best estimates based on current and forecasted market conditions, and the profit margin assumptions are projected based on the

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

current cost structure and anticipated net cost increases and/or reductions. The terminal business value is determined using a common methodology of capturing the present value of perpetual cash flow estimates beyond the last projected period assuming a constant WACC and terminal growth rate of 3%. Step one of the impairment test resulted in an estimated fair value less than carrying value. Consequently, step two was performed to calculate the amount of impairment, which concluded that the goodwill was fully impaired. As a result, the Company recorded a goodwill impairment charge of approximately $17.2 million during the thirteen weeks ended September 27, 2009. After this charge, there is no remaining goodwill on the Company’s Consolidated Balance Sheet.

For the third quarter of 2009, an impairment analysis of long-lived assets, excluding goodwill, was performed in conjunction with the interim goodwill impairment test for the Company’s Europe reporting unit. The analysis did not indicate any impairment of these assets.

(6) INCOME TAXES

During the first quarter of fiscal year 2009, the Company recorded an adjustment to correct an error in its previously reported deferred tax liabilities. The adjustment increased its income tax benefit and decreased its deferred tax liabilities (noncurrent) by $5.1 million. The Company determined that this adjustment was immaterial to its current and prior period financial statements. If the adjustment had been recorded to the corresponding prior period financial statements, it would have increased (decreased) income tax provision by approximately $0.7 million, $2.4 million and $(8.0) million in fiscal years 2008, 2007 and 2006, respectively, and increased other comprehensive income by $0.2 million in 2008.

(7) DEBT

A summary of long-term debt at September 27, 2009 and December 28, 2008, including amounts payable within one year, is as follows (in thousands):

	September 27, 2009	December 28, 2008
Long-term debt:
10.5% Senior Secured Notes due 2013	$300,000	$—
Unamortized discount	(5,991)	—

10.5% Senior Secured Notes due 2013, net	294,009	—
8.5% Senior Subordinated Notes due 2014	325,000	325,000
Asset-based Revolving Credit Facility	9,700	—
First Lien Credit Facility – Term Loan	—	361,954
First Lien Credit Facility – Revolver	—	28,000
Canadian Credit Facility – Term Loan	720	1,532
Capital lease obligations	1,488	1,704

Total long-term debt	630,917	718,190
Less: Current maturities of long-term debt	1,096	1,368

Long-term debt, net of current maturities	$629,821	$716,822

On July 2, 2009, the Company and its wholly owned subsidiary SCOC, as co-Issuers, issued $300.0 million of 10.5% Senior Secured Notes due 2013 (the “Secured Notes”) and entered into a new asset-based revolving credit facility providing for borrowings of up to $200.0 million subject to borrowing base limitations (“ABL

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Facility”). Initial borrowings under the ABL Facility were $28.3 million. These funds together with the $293.8 million in net proceeds the Company received from the issuance of the Secured Notes were used to repay the $300.9 million of borrowings outstanding and accrued interest on the Company’s first lien credit facility, to pay $17.3 million of debt issuance costs relating to the Secured Notes and the ABL Facility, and to provide $3.9 million for operating needs. These debt issuance costs were deferred and will be amortized through 2013, when the Secured Notes and ABL Facility mature. During the third quarter of 2009, the Company incurred additional debt issuance costs and as of September 27, 2009, the total amount of unamortized debt issuance costs related to the refinancing of $17.5 million are included in other assets on the Company’s Consolidated Balance Sheet.

In connection with these refinancing transactions, the Company reclassified $9.1 million of unrealized losses associated with existing interest rate swap agreements from accumulated other comprehensive income to interest expense during the thirteen weeks ended June 28, 2009. See further description in Note 9. In addition, the unamortized balance of debt issuance costs related to the first lien credit facility of $2.5 million was written off during July 2009 as a result of the refinancing.

Senior Secured Notes

The Secured Notes were issued pursuant to an indenture, dated as of July 2, 2009 (the “Indenture”), among the Company and SCOC (the “Issuers”) and the following Company subsidiaries, as guarantors: SF Holdings Group, Inc., Solo Manufacturing LLC, P. R. Solo Cup, Inc., Solo Cup Owings Mills Holdings, Lily-Canada Holding Corporation, Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited (collectively, “Guarantors”) and U.S. Bank National Association, as trustee.

The Secured Notes mature on November 1, 2013 and bear interest at a rate of 10.5% per annum. Interest on the Secured Notes is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2009. The Secured Notes were issued at 97.928% of the aggregate principal amount for gross proceeds of $293.8 million, representing a yield to maturity of 11.125%.

Asset-Based Revolving Credit Facility

The ABL Facility provides for revolving credit financing of up to $200.0 million, including a $40.0 million sub-limit for letters of credit, and has a maturity date of July 2, 2013.

The Company’s ability to borrow under the ABL Facility is limited to a borrowing base equal to 85% of eligible accounts receivable plus the lower of (1) 65% of eligible inventory and (2) 85% of the net orderly liquidation value of eligible inventory minus availability reserves, and is subject to other conditions, limitations and reserve requirements.

Under the ABL Facility, the Company has the right to increase the aggregate principal amount of the commitments from time to time, in an aggregate amount not to exceed $100.0 million, without the consent of any lender (other than the lenders participating in such increase), so long as any such increase is at least $25.0 million, subject to borrowing base limitations and other specified terms and conditions.

Interest accrues on outstanding borrowings under the ABL Facility at a rate of either LIBOR (as defined in the ABL Facility) plus a margin of 4% per annum or a specified base rate plus a margin of 3% per annum, at the option of the Company. These interest rate margins are subject to adjustment after July 2, 2010 based on borrowing base availability.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

(8) FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist primarily of cash equivalents, accounts receivable, accounts payable, derivative financial instruments (Note 9), and debt (Note 7), including obligations under capital leases. The carrying values of financial instruments other than fixed rate debt approximate their fair values at September 27, 2009 and December 28, 2008, due to their short-term maturities or market rates of interest. The fair value of the Company’s floating rate debt at September 27, 2009 and December 28, 2008 approximated its carrying value due to the Company’s ability to borrow at comparable terms in the open market.

The Company’s 8.5% Senior Subordinated Notes had a carrying value of $325.0 million and an estimated fair value of $314.4 million and $219.1 million at September 27, 2009 and December 28, 2008, respectively. The fair value of these notes was determined based on the price of the last trade of the debt on September 25, 2009 and December 26, 2008, the last business day of each respective fiscal period. The Company’s 10.5% Senior Secured Notes, issued on July 2, 2009, had a carrying value of $294.0 million and an estimated fair value of $313.9 million at September 27, 2009. The fair value of these notes was determined based on the average of the bid price (low) and the ask price (high) as of September 25, 2009, the last business day of the fiscal period.

(9) DERIVATIVE INSTRUMENTS

As of September 27, 2009, the Company had outstanding interest rate swap agreements with a notional amount of $150 million that were originally entered into to hedge a portion of the Company’s exposure to interest rate risk under its variable-rate first lien facility term loan borrowings. The interest rate swaps were designated and qualified as highly effective cash flow hedges. As of June 28, 2009, these swaps no longer qualified for hedge accounting because the Company’s first lien facility was extinguished in conjunction with the Company’s refinancing transactions in July 2009, as further described in Note 7. As a result of the refinancing transactions, the counterparty to these interest rate swaps required the Company to post a specified amount of collateral against the current market value of the swaps, to be maintained by the counterparty through the expiration date of the swaps in February 2011. The balance of such collateral at September 27, 2009 of $11.5 million is included in restricted cash on the Company’s Consolidated Balance Sheet, and will fluctuate based on future changes in the estimated fair value of the swaps.

As long as these swaps had been designated as cash flow hedges, following the guidance of FASB ASC Topic 815, Derivatives, the mark-to-market changes on these interest rate swaps had been reported as a component of accumulated other comprehensive income. As a result of the refinancing, the hedged forecasted payments of variable-rate interest under the first lien borrowings were no longer probable of occurring. Accordingly, the Company discontinued hedge accounting prospectively, and, as a result, the cumulative mark-to-market loss of $9.1 million associated with these swaps was reclassified from accumulated other comprehensive loss to interest expense in June 2009. Because the swaps no longer qualified for hedge accounting, the mark-to-market impact of these interest rate swaps is included in interest expense for the thirteen weeks ended September 27, 2009.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

The location and amount of all losses recognized in income on the interest rate swaps, including the reclassification from accumulated other comprehensive loss to interest expense, for the thirteen week and thirty-nine week periods ended September 27, 2009 and September 28, 2008 are as follows (in millions):

		Amount of Loss Recognized during the
		Thirteen weeks ended		Thirty-nine weeks ended
Derivative Instruments	Location in Consolidated Statement of Operations	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Interest rate swaps	Interest expense, net	$(1.3)	$(1.3)	$(4.7)	$(2.9)
Interest rate swaps	Reclassification of unrealized loss on cash flow hedges to interest expense	—	—	(9.1)	—

The interest rate swaps are reported as current or non-current liabilities at fair value on the Company’s consolidated balance sheets based on their expiration dates as shown in the table below:

Location in Consolidated Balance Sheet and Description of Derivative Instrument	Effective Date	Expiration Date	Fixed Rate Paid	Notional Amount (millions)	Fair Value at September 27, 2009 (millions)	Fair Value at December 28, 2008 (millions)
Other current liabilities -
Receive-variable (Eurodollar) pay-fixed interest rate swap	10/02/07	04/02/09	4.6475%	$50.0	$—	$(0.5)
Other liabilities -
Receive-variable (Eurodollar) pay-fixed interest rate swaps	08/28/07	02/28/11	5.3765%	150.0	(8.6)	(10.6)

				$200.0	$(8.6)	$(11.1)

The Company’s interest rate swaps are measured at fair value on a recurring basis using Level 2 inputs in the fair value hierarchy described in FASB ASC Topic 820, Fair Value Measurements and Disclosures. The fair values were determined using the income approach based on a discounted cash flow model to determine the present value of future cash flows over the remaining terms of the contracts incorporating observable market inputs such as prevailing interest rates as of the reporting date. Both the counterparty credit risk and the Company’s credit risk were considered in the fair value determination.

In March 2004, June 2005 and March 2006, the Company entered into receive-variable, pay-fixed interest rate swaps with a total notional amount of $300.0 million. In September 2006, the Company terminated these agreements prior to their stated expirations. Through the termination date, these interest rate swap agreements were accounted for as cash flow hedges and their fair values were included in other current assets and other assets on the Company’s Consolidated Balance Sheets. Included in accumulated other comprehensive income was a deferred gain on the qualified hedged transactions of $0.2 million, net of tax, as of December 28, 2008. The deferred gain was being amortized over the remaining term of the underlying debt increasing interest income and income tax expense. The remaining deferred gain of $0.1 million, as of June 28, 2009, was fully amortized in July 2009 as a result of the extinguishment of the underlying debt.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

(10) PENSIONS AND OTHER POSTRETIREMENT BENEFITS

Net periodic benefit cost for the Company’s pension and other postretirement benefit plans consists of the following (in thousands):

	Thirteen weeks ended September 27, 2009	Thirteen weeks ended September 28, 2008	Thirty-nine weeks ended September 27, 2009	Thirty-nine weeks ended September 28, 2008
Pension Benefits
Service cost	$256	$313	$711	$953
Interest cost	1,872	1,804	5,381	5,456
Expected return on plan assets	(1,571)	(2,219)	(4,480)	(6,715)
Amortization of prior service cost	573	51	1,670	153
Amortization of net loss	51	—	153	—

Net periodic benefit cost (income)	$1,181	$(51)	$3,435	$(153)

Other Postretirement Benefits
Service cost	$10	$14	$28	$43
Interest cost	197	171	582	514
Amortization of prior service benefit	(109)	(109)	(326)	(326)
Amortization of net loss	84	77	256	231

Net periodic benefit cost	$182	$153	$540	$462

During the thirty-nine weeks ended September 27, 2009, $3.0 million of contributions had been made by the Company to its pension and other postretirement benefit plans. The Company presently anticipates contributing an additional $2.4 million to fund its pension and other postretirement benefit plans in 2009 for a total of approximately $5.4 million.

On January 1, 2009, the Company implemented an indefinite suspension of company matching contributions for its 401(k) defined contribution plan which covers substantially all U.S. employees, except for certain facilities operating under a collective bargaining agreement.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

(11) ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) consisted of the following (in thousands):

	Thirteen weeks ended September 27, 2009	Thirteen weeks ended September 28, 2008	Thirty-nine weeks ended September 27, 2009	Thirty-nine weeks ended September 28, 2008
Net (loss) income	$(27,878)	$(7,995)	$(31,125)	$692
Foreign currency translation adjustment	1,293	(2,366)	7,854	(2,917)
Pension liability adjustment	487	24	1,569	72
Unrealized investment gain (loss)	9	2	12	(4)
Recognition of realized loss on cash flow hedges	—	(27)	(150)	(81)
Unrealized investment loss on cash flow hedges	(93)	(1,011)	(1,514)	(2,324)
Reclassification of realized loss on cash flow hedges to interest expense	—	1,291	3,512	2,971
Reclassification of unrealized loss on cash flow hedges to interest expense upon termination of hedge accounting	—	—	9,108	—

Comprehensive loss	$(26,182)	$(10,082)	$(10,734)	$(1,591)

Accumulated other comprehensive income (loss) consisted of the following (in thousands):

	September 27, 2009	December 28, 2008
Foreign currency translation adjustments	$8,659	$805
Pension liability adjustments, net of tax of $5,772 and $5,870	(20,724)	(22,293)
Unrealized investment loss, net of tax of $0	—	(12)
Unrealized loss on cash flow hedges, net of tax of $0	—	(11,106)
Unrecognized gain on cash flow hedges, net of tax of $215	—	150

Accumulated other comprehensive loss	$(12,065)	$(32,456)

(12) RELATED PARTY TRANSACTIONS

In 2004, the Company and SCIC entered into a management agreement with SCC Holding providing for, among other items, the payment by SCIC of an annual advisory fee of $2.5 million to SCC Holding (“SCC Holding Agreement”). On June 30, 2009, the Company and SCIC entered into a second amendment to the management agreement with SCC Holding. The amendment provided that the annual advisory fee would be $0.8 million beginning with the 2009 fee, which the Company paid in July 2009. As of September 27, 2009, prepaid advisory fees of $0.2 million were included in prepaid expenses on the Company’s Consolidated Balance Sheet. Pursuant to the SCC Holding Agreement, the Company incurred $0.2 million and $0.6 million of advisory fees during the thirteen weeks and thirty-nine weeks ended September 27, 2009, respectively.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Pursuant to the SCC Holding Agreement, during the thirteen-week and thirty-nine week periods ended September 28, 2008, the Company recorded $0.6 million and $1.9 million of advisory fees, respectively. On December 19, 2008, the Company and SCIC entered into an amendment to the SCC Holding Agreement which provided that SCC Holding would not receive any fees for the fiscal year ended December 28, 2008; therefore, in the fourth quarter of 2008, the previously recognized expense for advisory fees to SCC Holding was reversed, and no expense was incurred by the Company for the 2008 fiscal year related to this agreement.

Also in 2004, the Company and SCIC entered into a management agreement with Vestar pursuant to which SCIC would pay Vestar a $0.8 million annual advisory fee, plus reimbursement of its expenses (“Vestar Agreement”). Pursuant to the Vestar Agreement, the Company recorded $0.2 million of advisory fees during each of the thirteen-week periods ended September 27, 2009 and September 28, 2008, and $0.6 million and $0.7 million during each of the thirty-nine week periods ended September 27, 2009 and September 28, 2008. The Company paid the 2009 annual advisory fee of $0.8 million in July 2009. As of September 27, 2009, prepaid advisory fees of $0.2 million were included in prepaid expenses on the Company’s Consolidated Balance Sheet. As of September 27, 2009 and December 28, 2008, $0.1 million was included in other current liabilities for out-of-pocket expenses.

On December 19, 2008, the Company and Vestar entered into an amendment to the Vestar Agreement which provided that Vestar would not receive any advisory fees for the fiscal year ended December 28, 2008. As a result, in the fourth quarter of 2008, the previously recognized expense for advisory fees to Vestar was reversed, and no expense was incurred by the Company for the 2008 fiscal year related to this agreement.

In July 2008, the Company extended an interest-free loan of $0.2 million to one of its executive officers. The loan is included in other assets (noncurrent) on the Company’s Consolidated Balance Sheet as of December 28, 2008. The loan was fully repaid in July 2009.

In February 2009, SCOC entered into a real estate lease agreement (the “Lease”) with Sun Products Corporation (“Sun”) for a warehouse located in Havre de Grace, Maryland, which the Company closed in December 2008. See Note 3. One or more Vestar entities have an equity interest in Sun. The Lease is for a term of seven years and includes two 5-year renewal options. During September 2009, the Company sold the Havre de Grace property and simultaneously assigned the Lease to the new owner. One of the contractual terms of the purchase agreement requires the Company to lease the property from the new owner for years 8-15 beginning in 2016 in the event the tenant does not renew the lease. The Company recorded a liability equal to the estimated fair value of this guarantee, in accordance with FASB ASC Topic 460, Guarantees, and, due to the continuing involvement in the property, deferred the gain on the sale.

(13) SEGMENTS

The Company manages and evaluates its operations in two reportable segments: North America and Europe. Both segments produce a broad array of disposable foodservice and consumer products, which are available in paper, plastic and foam. The operating segments are managed separately based on the products and requirements of the different markets. North America includes all U.S. entities, Canada, Mexico, Corporate and Puerto Rico; Europe includes all U.K. entities; and Other includes Panama and Australia.

The accounting policies of the operating segments are the same as those described in Note 2 to the consolidated financial statements in the Company’s 2008 Annual Report on Form 10-K. Segment operating results are measured based on operating income (loss). Intersegment net sales are accounted for on an arm’s length pricing basis.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

(in thousands)	North America	Europe	Other	Total Segments	Eliminations	Total
For the thirteen weeks ended September 27, 2009
Net sales	$345,974	$27,886	$3,187	$377,047	$(6,989)	$370,058
Intersegment net sales	6,989	—	—	6,989	(6,989)	—
Operating income (loss) (1)	11,709	(18,830)	287	(6,834)	(165)	(6,999)

For the thirteen weeks ended September 28, 2008
Net sales	$436,587	$29,249	$3,492	$469,328	$(7,170)	$462,158
Intersegment net sales	7,170	—	—	7,170	(7,170)	—
Operating income	9,465	663	92	10,220	(26)	10,194

For the thirty-nine weeks ended September 27, 2009
Net sales	$1,046,787	$77,245	$9,878	$1,133,910	$(18,394)	$1,115,516
Intersegment net sales	18,394	—	—	18,394	(18,394)	—
Operating income (loss) (1)	38,268	(20,990)	1,088	18,366	(186)	18,180

For the thirty-nine weeks ended September 28, 2008
Net sales	$1,366,768	$84,599	$10,102	$1,461,469	$(18,721)	$1,442,748
Intersegment net sales	18,721	—	—	18,721	(18,721)	—
Operating income (loss)	53,222	2,238	(209)	55,251	55	55,306

(in thousands)	Thirteen weeks ended September 27, 2009	Thirteen weeks ended September 28, 2008	Thirty-nine weeks ended September 27, 2009	Thirty-nine weeks ended September 28, 2008
Operating income:
Total segment operating (loss) income	$(6,834)	$10,220	$18,366	$55,251
Elimination of intersegment operating (income) loss	(165)	(26)	(186)	55
Interest expense, net of interest income of $242, $286, $501 and $888	(17,498)	(14,798)	(45,399)	(46,344)
Reclassification of unrealized loss on cash flow hedges to interest expense	—	—	(9,108)	—
Loss on debt extinguishment	(2,520)	—	(2,520)	—
Foreign currency exchange (loss) gain, net	(98)	(4,406)	2,372	(3,160)

(Loss) income from continuing operations before income taxes	$(27,115)	$(9,010)	$(36,475)	$5,802

(1)	For the thirteen weeks and thirty-nine weeks ended September 27, 2009, the operating loss for the Company’s Europe segment includes a goodwill impairment charge of $17.2 million. See note 5.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

(14) GUARANTOR NOTE

On July 2, 2009, the Company (“Solo Delaware”) and its wholly owned subsidiary Solo Cup Operating Corporation (“SCOC”), as co-issuers, issued 10.5% Senior Secured Notes due November 2013 (the “Secured Notes”). The Secured Notes are fully and unconditionally guaranteed, on a joint and several basis, by certain of the Company’s subsidiaries. Each of the subsidiary guarantors are 100% directly or indirectly owned by Solo Delaware, the parent company.

The consolidated guarantors include the following: SF Holdings Group, Inc. (“SF Holdings”), Solo Manufacturing LLC, P.R. Solo Cup, Inc., Lily-Canada Holding Corporation, Solo Cup (UK) Limited, Insulpak Holdings Limited, Solo Cup Europe Limited and Solo Cup Owings Mills Holdings.

On February 27, 2004, with an effective date of February 22, 2004, the Company acquired SF Holdings. The Company partially funded this acquisition through the issuance of 8.5% Senior Subordinated Notes. The 8.5% Senior Subordinated Notes were issued by Solo Delaware and are fully and unconditionally guaranteed, on a joint and several basis, by certain of the Company’s subsidiaries. Each of the subsidiary guarantors are 100% directly or indirectly owned by the parent company issuer. The consolidated guarantors of the Senior Subordinated Notes are the same as the 10.5% Secured Notes, except for SCOC, which is a guarantor of the 8.5% Senior Subordinated Notes, but a co-issuer of the Secured Notes.

The following financial information has been revised to present the guarantors and non-guarantors of both the 8.5% Senior Subordinated Notes and the 10.5% Senior Secured Notes, in accordance with Rule 3-10 of Regulation S-X. Also, certain of this financial information has been revised from the amounts previously presented in order to properly reflect investments in subsidiaries under the equity method. In presenting this financial information, the equity method of accounting has been applied to (i) Solo Delaware’s investment in SF Holdings, (ii) SF Holdings’ investment in SCOC, and (iii) SCOC’s investment in the Other Guarantors and Non-Guarantor subsidiaries. All such subsidiaries meet the requirements to be consolidated under U.S. generally accepted accounting principles. All intercompany balances and transactions have been eliminated.

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

The following financial information presents the guarantors and non-guarantors of the 8.5% Senior Subordinated Notes and the Secured Notes, in accordance with Rule 3-10 of Regulation S-X.

	Condensed Consolidated Balance Sheet September 27, 2009 (In thousands)
	Solo Delaware (1)	SF Holdings (2) (Guarantor)	SCOC (3)	Other Guarantors (4)	Non- Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$6	$4,939	$18,651	$—	$23,596
Cash in escrow	—	—	470	—	—	—	470
Accounts receivable – trade	—	—	72,974	17,572	14,003	—	104,549
Accounts receivable – other	2,022	—	37,814	2,175	414	(37,816)	4,609
Inventories	—	—	213,719	19,417	25,319	(2,613)	255,842
Deferred income taxes	—	—	19,762	142	332	—	20,236
Prepaid expenses and other current assets	—	—	23,492	4,486	3,534	—	31,512

Total current assets	2,022	—	368,237	48,731	62,253	(40,429)	440,814
Property, plant and equipment, net	—	—	452,921	16,439	31,882	—	501,242
Intercompany receivables – non-current	149,706	—	6,088	—		(155,794)	—
Intercompany debt – non-current	444,098	—	39,197	—		(483,295)	—
Investments in subsidiaries	36,992	328,555	53,146	—	—	(418,693)	—
Restricted cash	11,540	—	—	—	—	—	11,540
Other assets	15,937	—	15,521	—	2,477	—	33,935

Total assets	$660,295	$328,555	$935,110	$65,170	$96,612	$(1,098,211)	$987,531

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$343	$—	$68,201	$11,503	$5,763	$—	85,810
Intercompany payable	—	—	4,196	24,772	8,848	(37,816)	—
Accrued expenses and other current liabilities	11,766	—	83,426	1,995	4,731	—	101,918
Current maturities of long-term debt	—	—	—	375	721	—	1,096

Total current liabilities	12,109	—	155,823	38,645	20,063	(37,816)	188,824
Long-term debt, net of current maturities	619,009	—	9,700	1,112	—	—	629,821
Long-term debt, net of current maturities – intercompany	—	135,769	308,330	39,196	—	(483,295)	—
Deferred income taxes	—	—	20,828	153	2,862	—	23,843
Long-term payable – intercompany	—	155,794	—	—	—	(155,794)	—
Other long-term liabilities	8,619	—	111,874	1,744	2,248	—	124,485

Total liabilities	639,737	291,563	606,555	80,850	25,173	(676,905)	966,973

Total shareholder’s equity (accumulated deficit)	20,558	36,992	328,555	(15,680)	71,439	(421,306)	20,558

Total liabilities and shareholder’s equity	$660,295	$328,555	$935,110	$65,170	$96,612	$(1,098,211)	$987,531

(Continued)

(1)	Issuer of 8.5% Senior Subordinated Notes; co-issuer of 10.5% Senior Secured Notes
(2)	Guarantor of 8.5% Senior Subordinated Notes and 10.5% Senior Secured Notes
(3)	Guarantor of 8.5% Senior Subordinated Notes; co-issuer of 10.5% Senior Secured Notes
(4)	Guarantor of 8.5% Senior Subordinated Notes and 10.5% Senior Secured Notes

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

	Condensed Consolidated Balance Sheet December 28, 2008 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$40,310	$—	$8	$1,020	$16,166	$—	$57,504
Cash in escrow	—	—	50	—	—	—	50
Accounts receivable – trade	—	—	87,010	17,866	16,126	—	121,002
Accounts receivable – other	—	—	31,349	1,104	247	(29,661)	3,039
Intercompany debt – current	—	—	—	205	—	(205)	—
Inventories	—	—	248,965	15,412	20,911	(2,027)	283,261
Deferred income taxes	—	—	21,560	87	235	—	21,882
Prepaid expenses and other current assets	—	—	31,432	3,738	3,702	—	38,872

Total current assets	40,310	—	420,374	39,432	57,387	(31,893)	525,610
Property, plant and equipment, net	—	—	463,057	16,640	31,432	—	511,129
Goodwill	—	—	—	15,459	—	—	15,459
Intercompany receivables – non-current	134,237	—	6,088	—	—	(140,325)	—
Intercompany debt – non-current	540,209	—	36,071	820	—	(577,100)	—
Investments in subsidiaries	42,537	318,631	62,457	—	—	(423,625)	—
Other assets	12,210	—	6,582	—	2,805	—	21,597

Total assets	$769,503	$318,631	$994,629	$72,351	$91,624	$(1,172,943)	$1,073,795

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$—	$—	$57,651	$10,216	$6,892	$—	$74,759
Intercompany payable	—	—	1,103	18,282	10,276	(29,661)	—
Accrued expenses and other current liabilities	12,673	—	83,075	3,020	4,257	—	103,025
Current maturities of long-term debt	—	—	—	183	1,185	—	1,368
Current maturities of long-term debt – intercompany	—	—	205	—	—	(205)	—

Total current liabilities	12,673	—	142,034	31,701	22,610	(29,866)	179,152
Long-term debt, net of current maturities	714,954	—	—	1,521	347	—	716,822
Long-term debt, net of current maturities – intercompany	—	135,769	405,260	36,071	—	(577,100)	—
Deferred income taxes	—	—	28,193	366	2,291	—	30,850
Long-term payable – intercompany	—	140,325	—	—	—	(140,325)	—
Other long-term liabilities	10,584	—	100,511	2,291	2,293	—	115,679

Total liabilities	738,211	276,094	675,998	71,950	27,541	(747,291)	1,042,503

Total shareholder’s equity	31,292	42,537	318,631	401	64,083	(425,652)	31,292

Total liabilities and shareholder’s equity	$769,503	$318,631	$994,629	$72,351	$91,624	$(1,172,943)	$1,073,795

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

	Consolidated Statement of Operations Thirteen weeks ended September 27, 2009 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$313,493	$27,904	$43,804	$(15,143)	$370,058
Cost of goods sold	—	—	264,269	27,665	39,476	(15,144)	316,266

Gross profit	—	—	49,224	239	4,328	1	53,792
Selling, general and administrative expenses	—	—	34,091	1,860	2,624	(18)	38,557
Impairment of goodwill	—	—	—	17,210	—	—	17,210
Gain (loss) on asset disposals	—	—	5,025	(1)	—	—	5,024

Operating income (loss)	—	—	10,108	(18,830)	1,704	19	(6,999)
Interest expense, net	3,795	5,277	8,211	189	26	—	17,498
Loss on debt extinguishment	2,520	—	—	—	—	—	2,520
Foreign currency exchange loss (gain), net	—	—	114	284	(300)	—	98
Equity in loss of subsidiaries	21,431	16,154	17,111	—	—	(54,696)	—

(Loss) income before income taxes	(27,746)	(21,431)	(15,328)	(19,303)	1,978	54,715	(27,115)
Income tax provision	133	—	826	(650)	454	—	763

Net (loss) income	$(27,879)	$(21,431)	$(16,154)	$(18,653)	$1,524	$54,715	$(27,878)

	Consolidated Statement of Operations Thirteen weeks ended September 28, 2008 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$399,522	$29,274	$51,404	$(18,042)	$462,158
Cost of goods sold	—	—	347,659	26,414	46,143	(18,067)	402,149

Gross profit	—	—	51,863	2,860	5,261	25	60,009
Selling, general and administrative expenses	—	—	38,848	2,196	2,299	(25)	43,318
Loss (gain) on asset disposals	—	—	6,504	—	(7)	—	6,497

Operating income	—	—	6,511	664	2,969	50	10,194
Interest expense (income), net	192	4,807	9,016	792	(9)	—	14,798
Foreign currency exchange loss (gain), net	—	—	4,250	806	(650)	—	4,406
Equity in loss (earnings) of subsidiaries	7,765	2,958	(1,307)	—	—	(9,416)	—

(Loss) income from continuing operations before income taxes	(7,957)	(7,765)	(5,448)	(934)	3,628	9,466	(9,010)
Income tax provision (benefit)	38	—	(2,671)	(278)	1,715	—	(1,196)

(Loss) income from continuing operations	(7,995)	(7,765)	(2,777)	(656)	1,913	9,466	(7,814)
Loss from discontinued operations, net of income taxes of $0	—	—	(181)	—	—	—	(181)

Net (loss) income	$(7,995)	$(7,765)	$(2,958)	$(656)	$1,913	$9,466	$(7,995)

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

	Consolidated Statement of Operations Thirty-nine weeks ended September 27, 2009 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$980,683	$77,314	$126,557	$(69,038)	$1,115,516
Cost of goods sold	—	—	837,430	75,364	116,203	(68,962)	960,035

Gross profit	—	—	143,253	1,950	10,354	(76)	155,481
Selling, general and administrative expenses	—	—	99,800	5,722	7,192	(70)	112,644
Impairment of goodwill	—	—	—	17,210	—	—	17,210
Loss on asset disposals	—	—	6,986	9	452	—	7,447

Operating income (loss)	—	—	36,467	(20,991)	2,710	(6)	18,180
Interest expense, net	4,303	15,469	24,731	868	28	—	45,399
Reclassification of unrealized loss on cash flow hedges to interest expense	9,108	—	—	—	—	—	9,108
Loss on debt extinguishment	2,520	—	—	—	—	—	2,520
Foreign currency exchange gain, net	—	—	(258)	(1,526)	(588)	—	(2,372)
Equity in loss (earnings) of subsidiaries	14,981	(488)	16,544	—	—	(31,037)	—

(Loss) income from before income taxes	(30,912)	(14,981)	(4,550)	(20,333)	3,270	31,031	(36,475)
Income tax provision (benefit)	213	—	(5,038)	(937)	412	—	(5,350)

Net (loss) income	$(31,125)	$(14,981)	$488	$(19,396)	$2,858	$31,031	$(31,125)

	Consolidated Statement of Operations Thirty-nine weeks ended September 28, 2008 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$1,279,888	$84,663	$159,849	$(81,652)	$1,442,748
Cost of goods sold	—	—	1,103,498	74,937	141,583	(81,479)	1,238,539

Gross profit	—	—	176,390	9,726	18,266	(173)	204,209
Selling, general and administrative expenses	17	—	115,453	7,486	7,477	(65)	130,368
Loss on asset disposals	—	—	18,497	—	38	—	18,535

Operating (loss) income	(17)	—	42,440	2,240	10,751	(108)	55,306
Interest (income) expense, net	(14,759)	14,090	44,641	2,341	31	—	46,344
Foreign currency exchange loss (gain), net	—	—	4,213	293	(1,346)	—	3,160
Equity in loss (earnings) of subsidiaries	13,935	(155)	(7,362)	—	—	(6,418)	—

Income (loss) from continuing operations before income taxes	807	(13,935)	948	(394)	12,066	6,310	5,802
Income tax provision (benefit)	115	—	183	(75)	4,277	—	4,500

Income (loss) from continuing operations	692	(13,935)	765	(319)	7,789	6,310	1,302
Loss from discontinued operations, net of income taxes of $0	—	—	(610)	—	—	—	(610)

Net income (loss)	$692	$(13,935)	$155	$(319)	$7,789	$6,310	$692

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

	Condensed Consolidated Statement of Cash Flows For the thirty-nine week period ended September 27, 2009 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash (used in ) provided by operating activities	$(19,182)	$—	$133,526	$1,513	$2,920	$—	$118,777

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	—	—	(51,373)	(1,388)	(410)	430	(52,741)
Proceeds from sale of property, plant and equipment	—	—	16,990	2	22	(430)	16,584
Increase in restricted cash	(11,540)	—	—	—	—	—	(11,540)
Investment in subsidiary	—	—	(3,000)	—	—	3,000	—
Increase in cash in escrow	—	—	(420)	—	—	—	(420)

Net cash used in investing activities	(11,540)	—	(37,803)	(1,386)	(388)	3,000	(48,117)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (repayments) borrowings under revolving credit facilities	(28,000)	—	9,700	—	—	—	(18,300)
Borrowings under the 10.5% Senior Secured Notes	293,784	—	—	—	—	—	293,784
Repayments of term notes	(361,954)	—	—	—	(907)	—	(362,861)
Proceeds from capital contribution	—	—	—	3,000	—	(3,000)	—
Collection on (repayment of) intercompany debt	96,111	—	(97,136)	1,025	—	—	—
Net repayment of other debt	—	—	—	(275)	—	—	(275)
Debt issuance costs	(9,529)	—	(8,289)	—	—	—	(17,818)

Net cash (used in) provided by financing activities	(9,588)	—	(95,725)	3,750	(907)	(3,000)	(105,470)

Effect of exchange rate changes on cash	—	—	—	42	860	—	902

Net (decrease) increase in cash and cash equivalents	(40,310)	—	(2)	3,919	2,485	—	(33,908)
Cash and cash equivalents, beginning of period	40,310	—	8	1,020	16,166	—	57,504

Cash and cash equivalents, end of period	$—	$—	$6	$4,939	$18,651	$—	$23,596

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

	Condensed Consolidated Statement of Cash Flows For the thirty-nine weeks ended September 28, 2008 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities - continuing operations	$12,152	$—	$62,684	$660	$2,647	$—	$78,143
Net cash used in operating activities - discontinued operations	—	—	(594)	—	—	—	(594)

Net cash provided by operating activities	12,152	—	62,090	660	2,647	—	77,549

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	—	—	(45,603)	(3,923)	(3,507)	1,280	(51,753)
Proceeds from sale of property, plant and equipment	—	—	11,726	—	39	(1,280)	10,485
Increase in cash in escrow	—	—	(50)	—	—	—	(50)

Net cash used in investing activities	—	—	(33,927)	(3,923)	(3,468)	—	(41,318)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments under revolving credit facilities	(24,700)	—	—	—	—	—	(24,700)
Repayments of term notes	(9,243)	—	—	—	(714)	—	(9,957)
Collection on (repayment of) intercompany debt	28,118	—	(28,118)	—	—	—	—
Net repayment of other debt	—	—	(50)	(176)	(358)	—	(584)
Debt issuance costs	—	—	—	—	—	—	—

Net cash used in financing activities	(5,825)	—	(28,168)	(176)	(1,072)	—	(35,241)

Effect of exchange rate changes on cash	—	—	—	28	1,274	—	1,302

Net increase (decrease) increase in cash and cash equivalents	6,327	—	(5)	(3,411)	(619)	—	2,292
Cash and cash equivalents, beginning of period	10,464	—	12	4,869	18,238	—	33,583

Cash and cash equivalents, end of period	$16,791	$—	$7	$1,458	$17,619	$—	$35,875

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Solo Cup Company:

We have audited the accompanying consolidated balance sheets of Solo Cup Company and subsidiaries (the Company) as of December 28, 2008 and December 30, 2007, and the related consolidated statements of operations, shareholder’s equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 28, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Solo Cup Company and subsidiaries as of December 28, 2008 and December 30, 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 28, 2008, in conformity with U.S. generally accepted accounting principles.

As discussed in note 2(u) to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R), during 2007.

/s/ KPMG LLP

Chicago, Illinois

March 16, 2009, except for Note 23, as to which the date is December 4, 2009

SOLO CUP COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 28, 2008	December 30, 2007
Assets
Current assets:
Cash and cash equivalents	$57,504	$33,583
Cash in escrow	50	—
Accounts receivable – trade, less allowance for doubtful accounts of $1,453 and $1,348	121,002	165,137
Accounts receivable – other	3,039	9,823
Inventories	283,261	301,037
Deferred income taxes	21,882	41,622
Prepaid expenses	5,664	13,819
Assets held for sale	9,832	27,611
Other current assets	23,376	20,500

Total current assets	525,610	613,132
Property, plant and equipment, net	511,129	539,849
Goodwill	15,459	20,958
Intangible assets	—	2,204
Other assets	21,597	27,032

Total assets	$1,073,795	$1,203,175

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$74,759	$86,562
Accrued payroll and related costs	31,155	50,023
Accrued customer allowances	26,322	26,493
Other current liabilities	46,916	53,226

Total current liabilities	179,152	216,304
Long-term debt, less current maturities	716,822	756,197
Deferred income taxes	30,850	54,408
Pensions and other postretirement benefits	36,021	12,500
Deferred gain on sale-leaseback	46,178	49,187
Other liabilities	33,480	26,052

Total liabilities	1,042,503	1,114,648
Shareholder’s equity:
Common stock – Par value $0.01 per share; 1,000 shares authorized; 100 shares issued and outstanding at December 28, 2008 and December 30, 2007	—	—
Additional paid-in capital	254,995	254,995
Accumulated deficit	(191,247)	(179,039)
Accumulated other comprehensive (loss) income	(32,456)	12,571

Total shareholder’s equity	31,292	88,527

Total liabilities and shareholder’s equity	$1,073,795	$1,203,175

See accompanying notes to consolidated financial statements.

SOLO CUP COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Year ended December 28, 2008	Year ended December 30, 2007	Year ended December 31, 2006
Net sales	$1,847,034	$2,110,102	$2,123,960
Cost of goods sold	1,599,270	1,859,683	1,921,311

Gross profit	247,764	250,419	202,649
Selling, general and administrative expenses	159,606	203,643	216,420
Impairment of goodwill	—	—	228,537
Loss (gain) on asset disposals	22,560	(8,507)	4,431

Operating income (loss)	65,598	55,283	(246,739)
Interest expense, net of interest income of $1,101, $2,177, and $2,259	61,624	79,794	75,292
Prepayment penalty	—	1,300	—
Loss on debt extinguishment	—	3,962	—
Foreign currency exchange loss (gain), net	14,107	(4,090)	(6,863)
Other (income) expense, net	—	(184)	55

Loss from continuing operations before income taxes	(10,133)	(25,499)	(315,223)
Income tax provision (benefit)	2,067	(19,461)	56,284

Loss from continuing operations	(12,200)	(6,038)	(371,507)
Loss from discontinued operations, net of income tax provision of $0, $3,043 and $235	(628)	(144)	(2,861)
Gain on sale of discontinued operations, net of income tax provision of $0, $17,671 and $0	777	77,263	—

Net (loss) income	$(12,051)	$71,081	$(374,368)

See accompanying notes to consolidated financial statements.

SOLO CUP COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share amounts)

	Common Stock		Additional paid-in capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Total shareholder’s equity	Comprehensive income (loss)
	Shares	Amount
January 1, 2006	100	$—	$258,049	$124,248	$(62)	$382,235
Net loss	—	—	—	(374,368)	—	(374,368)	$(374,368)
Compensation expense on CPUs	—	—	214	—	—	214
Return of capital to parent	—	—	(651)	—	—	(651)
Reduction of minimum pension liability, net of tax of $767	—	—	—	—	3,537	3,537	3,537
Unrealized investment gain, net of tax of $166	—	—	—	—	242	242	242
Recognition of realized gain on cash flow hedges, net of tax of $967	—	—	—	—	(682)	(682)	(682)
Unrealized gain on cash flow hedge, net of tax of $0	—	—	—	—	1,266	1,266	1,266
Reclassification of realized gain on cash flow hedges, net of tax of $0	—	—	—	—	(3,300)	(3,300)	(3,300)
Foreign currency translation adjustment	—	—	—	—	701	701	701

Total comprehensive loss							$(372,604)

December 31, 2006	100	$—	$257,612	$(250,120)	$1,702	$9,194
Net income	—	—	—	71,081	—	71,081	$71,081
Reversal of compensation expense on CPUs	—	—	(610)	—	—	(610)
Return of capital to parent	—	—	(2,007)	—	—	(2,007)
Adjustment from adoption of SFAS No. 158, net of tax of $(759)	—	—	—	—	1,539	1,539
Pension liability adjustments, net of tax of $1,559	—	—	—	—	6,895	6,895	6,895
Unrealized investment loss, net of tax of ($639)	—	—	—	—	(919)	(919)	(919)
Recognition of realized gain on cash flow hedge, net of tax of $944	—	—	—	—	(666)	(666)	(666)
Unrealized loss on cash flow hedge, net of tax of $0	—	—	—	—	(7,023)	(7,023)	(7,023)
Reclassification of realized gain on cash flow hedges, net of tax of $0	—	—	—	—	(47)	(47)	(47)
Foreign currency translation adjustment	—	—	—	—	11,090	11,090	11,090

Total comprehensive income							$80,411

December 30, 2007	100	$—	$254,995	$(179,039)	$12,571	$88,527

See accompanying notes to consolidated financial statements.

SOLO CUP COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY AND COMPREHENSIVE INCOME (LOSS) — (Continued)

(In thousands, except share amounts)

	Common Stock		Additional paid-in capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Total shareholder’s equity	Comprehensive income (loss)
	Shares	Amount
December 30, 2007	100	$—	$254,995	$(179,039)	$12,571	$88,527
Net loss	—	—	—	(12,051)	—	(12,051)	$(12,051)
Adjustment to retained earnings resulting from adoption of SFAS No. 158 measurement date provisions, net of tax of $45	—	—	—	(157)	—	(157)	—
Pension liability adjustments, net of tax of $1,021	—	—	—	—	(25,397)	(25,397)	(25,397)
Unrealized investment loss, net of tax of $0	—	—	—	—	(13)	(13)	(13)
Recognition of realized gain on cash flow hedge, net of tax of $153	—	—	—	—	(108)	(108)	(108)
Unrealized loss on cash flow hedge, net of tax of $0	—	—	—	—	(8,275)	(8,275)	(8,275)
Reclassification of realized loss on cash flow hedges, net of tax of $0	—	—	—	—	4,238	4,238	4,238
Foreign currency translation adjustment	—	—	—	—	(15,472)	(15,472)	(15,472)

Total comprehensive loss							$(57,078)

December 28, 2008	100	$—	$254,995	$(191,247)	$(32,456)	$31,292

See accompanying notes to consolidated financial statements.

SOLO CUP COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended December 28, 2008	Year ended December 30, 2007	Year ended December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(12,051)	$71,081	$(374,368)
Loss from discontinued operations, net of income tax	628	144	2,861
Gain on sale of discontinued operations, net of income tax	(777)	(77,263)	—

Loss from continuing operations	(12,200)	(6,038)	(371,507)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	77,726	90,894	92,910
Deferred finance fee amortization	4,535	5,312	4,289
Loss (gain) on asset disposals	22,560	(8,507)	4,431
Impairment of goodwill	—	—	228,537
Asset impairment	555	5,554	2,596
Loss on debt extinguishment	—	3,962	—
Postretirement plan curtailment gains	—	—	(22,067)
Deferred income taxes	(808)	(24,604)	51,680
Foreign currency loss (gain)	14,107	(4,090)	(6,863)
Changes in operating assets and liabilities:
Accounts receivable, net	43,388	16,780	(5,937)
Inventories	8,265	43,546	(11,089)
Prepaid expenses and other current assets	3,968	(1,892)	12,627
Other assets	1,911	10,914	(862)
Accounts payable	(4,932)	(33,691)	(23,786)
Accrued expenses and other current liabilities	(23,213)	(3,007)	(6,344)
Other liabilities	(2,589)	(11,297)	(1,837)
Other, net	(696)	3,112	213

Net cash provided by (used in) operating activities – continuing operations	132,577	86,948	(53,009)
Net cash (used in) provided by operating activities – discontinued operations	(638)	8,630	1,465

Net cash provided by (used in) operating activities	131,939	95,578	(51,544)

See accompanying notes to consolidated financial statements.

SOLO CUP COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(In thousands)

	Year ended December 28, 2008	Year ended December 30, 2007	Year ended December 31, 2006
Net cash provided by (used in) operating activities	131,939	95,578	(51,544)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from asset disposals	10,503	143,469	2,421
Proceeds from sale of discontinued operations	850	210,043	—
(Increase) decrease in cash in escrow	(50)	—	15,000
Purchases of property, plant and equipment	(79,698)	(47,488)	(54,893)

Net cash (used in) provided by investing activities – continuing operations	(68,395)	306,024	(37,472)
Net cash (used in) provided by investing activities – discontinued operations	—	(385)	3,643

Net cash (used in) provided by investing activities	(68,395)	305,639	(33,829)
CASH FLOWS FROM FINANCING ACTIVITIES
Net (repayments) borrowings under revolving credit facilities	(2,100)	(72,594)	41,950
Borrowings under the term notes	—	50,000	80,000
Repayments of the term notes	(38,082)	(167,864)	(9,303)
Repayments of the term notes from net proceeds from sale of discontinued operations	—	(201,800)	—
Net (repayments) borrowings of other debt	(135)	(228)	1,934
Return of capital to parent	—	(2,007)	(651)
Debt issuance costs	—	(380)	(8,009)

Net cash (used in) provided by financing activities – continuing operations	(40,317)	(394,873)	105,921
Net cash used in financing activities – discontinued operations	—	(72)	(6,163)

Net cash (used in) provided by financing activities	(40,317)	(394,945)	99,758
Effect of exchange rate changes on cash	(694)	920	(81)

NET INCREASE IN CASH AND CASH EQUIVALENTS	23,921	7,192	14,304
CASH AND CASH EQUIVALENTS, beginning of year	33,583	26,391	12,087

CASH AND CASH EQUIVALENTS, end of year	$57,504	$33,583	$26,391
Less: Cash and cash equivalents – Discontinued operations	—	—	5,957

Cash and cash equivalents – Continuing operations	$57,504	$33,583	$20,434

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid, net of capitalized interest (including prepayment penalty)	$57,877	$101,617	$76,378
Income taxes paid (net of income tax refunds)	6,908	7,264	7,839

See accompanying notes to consolidated financial statements.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature, Formation and Organization of Business

Solo Cup Company (“Solo Delaware” or the “Company”) was incorporated in Delaware in January 2004 to be the holding company for Solo Cup Company, an Illinois corporation (“Solo Illinois”) and its subsidiaries, and for SF Holdings Group, Inc., a Delaware corporation, and its subsidiaries (“SF Holdings”) which included 100% of the capital stock of Sweetheart Cup Company Inc. (“Sweetheart”). On February 27, 2004, with an effective date of February 22, 2004, the Company acquired 100% of the outstanding capital stock of SF Holdings. In September 2005, Sweetheart changed its name to Solo Cup Operating Corporation (“SCOC”). In October 2005, Solo Illinois merged with and into SCOC, and SCOC was the surviving entity. As a result, the material assets of Solo Delaware are 100% of the capital stock of SF Holdings.

Solo Delaware is a wholly owned subsidiary of Solo Cup Investment Corporation, a Delaware corporation (“SCIC”). SCC Holding Company LLC, a Delaware limited liability company (“SCC Holding”) and Vestar Capital Partners, together with certain of its affiliates (collectively “Vestar”), own 67.2% and 32.7% of SCIC, respectively. Company management holds the remaining 0.1% of SCIC.

Solo Illinois was established in 1936. SCOC’s operating history dates from the founding of a predecessor company in 1911.

Solo Cup Company is a leading producer and marketer of single-use products used to serve food and beverages. The Company distributes its products globally and has served the industry for over 70 years. The Company manufactures one of the broadest product lines of cups, lids, food containers, plates, bowls, portion cups and cutlery, with products available in plastic, paper and foam. The Company operates manufacturing facilities and distribution centers in North America, the United Kingdom and Panama.

(2) Summary of Significant Accounting Policies

(a) Principles of Consolidation

The consolidated financial statements include the accounts of Solo Cup Company and its subsidiaries. As of December 28, 2008 and December 30, 2007, all of Solo Cup Company’s subsidiaries are directly or indirectly wholly owned. All significant intercompany balances and transactions have been eliminated in consolidation.

Assets and liabilities of foreign subsidiaries are translated at current exchange rates with the related translation adjustments reported in shareholder’s equity as a component of accumulated other comprehensive income. Income and expense accounts and cash flows are translated at the average exchange rate during the period. Components of shareholder’s equity are translated at historical exchange rates. Resulting translation gains and losses are recorded in comprehensive income. Gains or losses resulting from foreign currency transactions are recorded in the Consolidated Statements of Operations.

Certain prior year amounts have been reclassified to conform to the current year presentation.

(b) Correction of Immaterial Errors

In accordance with the guidance of Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”), these consolidated financial statements reflect the correction of immaterial errors in the Company’s prior period financial statements related to the following: government obligations, accounts receivable credits, loss on asset disposals, assets held for sale, interest rate swaps and the guarantor financial statements. A summary and discussion of the adjustments recorded to revise the Company’s previously issued financial statements are contained in Note 21.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(c) Cash and Cash Equivalents

Cash equivalents consist of highly liquid securities with original maturities of thirty days or less.

(d) Accounts Receivable

Accounts receivable are stated net of allowances for doubtful accounts and discounts and deductions and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on a specific analysis of collectibility and historical write-off experience. Account balances are charged against the allowance after all reasonable means of collection have been exhausted and the potential for recovery is considered remote.

Certain customer discounts and allowances are earned and payable to customers if a specified level of sales volume is met. The Company records such customer discounts and allowances based on the estimated and probable allowances for the period. The amounts are recorded as a reduction of net sales based on the actual customers’ sales volume during the period. The most significant allowance reflects the Company’s estimates of discounts that certain foodservice customers are entitled to claim based on their distribution activities. The calculation is based on historical trends of both the discount amounts claimed and length of time between the sale of the product and the customer’s claim. Customer accounts and allowances for which a right of offset exists are presented net within accounts receivable. If no right of offset exists, the amounts are included in accrued customer allowances.

(e) Inventories

Inventories are stated at the lower of cost or market, using the first-in, first-out (FIFO) method.

(f) Vendor Incentives

Certain vendor incentives are earned only if a specified level of annual purchases is achieved. The Company records such incentives based on the actual results achieved on a year-to-date basis compared to targets or specified levels of purchases. The amounts are recorded as a reduction of cost of goods sold and inventory based on the purchase volume during the period.

(g) Property, Plant and Equipment

Property, plant and equipment are stated at cost. Plant and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation on property, plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Amortization of assets held under capital leases is included within depreciation expense. Buildings are depreciated over 30 to 50 years, depending upon the construction of the building. Leasehold improvements are amortized over the lives of the corresponding leases. Machinery and equipment are depreciated over three to 10 years. Capitalized software is depreciated over three to five years.

The estimated useful life for building and improvements and machinery and equipment under capital leases is the lesser of the lease term or estimated asset useful life. Costs for repairs and maintenance are expensed as incurred. Gains and losses on the sales of property, plant and equipment are recorded as a component of operating income.

The Company capitalizes interest costs, when appropriate, as a component of construction in progress.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(h) Spare Parts

The Company capitalizes spare parts purchases and expenses them as the parts are used. The carrying value of capitalized spare parts is stated net of an allowance for excess and obsolete parts, and is included in other current assets and other assets in the Company’s Consolidated Balance Sheets.

During 2006, management revised its methodology for estimating the net realizable value of certain of the Company’s capitalized spare parts. As a result, the Company reduced the carrying value of capitalized spare parts during the second fiscal quarter of 2006. This change in accounting estimate increased cost of goods sold by approximately $7.0 million during the year ended December 31, 2006.

(i) Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over the fair value of net assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized. In accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, the Company tests goodwill and other intangible assets with indefinite lives for impairment at least annually, at the end of October, or sooner if a triggering event occurs suggesting possible impairment of the values of these assets. Impairment testing for these assets involves a two-step process. In the first step, the fair value of the reporting unit holding the assets is compared to its carrying amount. If the carrying amount of the reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of the impairment loss, if any. In the second step, the fair market value of the reporting unit is allocated to all of its assets and liabilities including intangible assets with indefinite lives. The excess, if any, of the fair market value of the reporting unit over the sum of the fair market values allocated to identified assets and liabilities is the calculated value of goodwill to be compared to its carrying value. SFAS No. 142 also requires that intangible assets with limited lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

(j) Deferred Financing Fees

Deferred financing fees include costs incurred to obtain financing from lenders. Debt issuance costs are capitalized as deferred financing fees and are amortized using the effective interest method over the term of the related debt. Amortization of deferred financing fees in 2008, 2007 and 2006 was $4.5 million, $5.3 million and $4.3 million, respectively. In connection with the extinguishment of debt, the Company wrote off $4.0 million of deferred financing fees in 2007.

(k) Preproduction Design and Development Costs

Design and development costs for products to be sold under long-term supply arrangements are expensed as incurred, with the exception of costs for molds, dies, and other tools that the Company will own or have non-cancelable rights to use in producing the products under long-term supply arrangements. These costs are capitalized and depreciated as equipment.

(l) Impairment of Long-lived Assets

Long-lived assets, such as property, plant, and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet or disclosed in the notes to the consolidated financial statements and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated (Note 4).

(m) Deferred Rent

Certain of the Company’s operating leases provide for scheduled changes in base rentals over their terms. For these leases, the Company recognizes the total rental amounts due over the lease terms on a straight-line basis and, accordingly, has established corresponding deferred rent liabilities for the differences between the amounts recognized as expense and the amounts paid. As of December 28, 2008 and December 30, 2007, deferred rent of $13.6 million and $10.0 million, respectively, is included in other liabilities on the Company’s Consolidated Balance Sheets.

(n) Income Taxes

The Company accounts for income taxes in accordance with the asset and liability method under SFAS No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement and income tax bases of assets and liabilities and tax credit and operating loss carryforwards. These items are recorded using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is established whenever management believes that it is more likely than not that deferred tax assets may not be realizable.

(o) Derivative Instruments and Hedging Activities

The Company records all derivative instruments on its Consolidated Balance Sheets at their respective fair values.

The Company uses interest rate derivative contracts (swaps or caps) to manage exposure relating to variability in interest payments on its outstanding debt. At inception of the derivative contract, the Company designates the derivative as part of a cash flow hedge or a fair value hedging relationship, depending on the nature of the risk being hedged and whether or not the derivative contract qualifies as a highly effective hedge of the underlying hedged item. Changes in the fair value of derivative contracts are recorded in earnings or deferred in accumulated other comprehensive income, depending on whether a derivative is effective as a hedge and on the type of hedging transaction.

Derivatives are classified in the Consolidated Balance Sheets in other assets or other liabilities, as applicable, and are classified as current or long-term based on the scheduled maturity of the instrument.

(p) Revenue Recognition

The Company recognizes all of its revenue through the sale of manufactured products and records sales when the sales price is fixed or determinable, products are shipped, title and risk of loss has passed to the customer, and collection is reasonably assured.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company records certain costs that relate to promotional programs and incentive cash rebates as a reduction of sales.

(q) Research and Development Costs

Research and development and advertising costs are expensed as incurred. Research and development costs amounted to $4.4 million, $3.8 million and $4.4 million for the years ended December 28, 2008, December 30, 2007 and December 31, 2006, respectively.

(r) Advertising Costs

Advertising costs amounted to $5.0 million, $5.1 million and $4.8 million for the years ended December 28, 2008, December 30, 2007 and December 31, 2006, respectively.

(s) Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the period. Financial statement elements subject to significant estimation include, but are not limited to, the following: the realizable value of accounts receivable, inventories, spare parts and deferred tax assets; the carrying value of property, plant, and equipment, goodwill, and intangible and other assets; the measurement of assets and obligations related to employee benefit plans and the long term incentive plan; the determination of the fair value of derivative instruments and debt; and provisions for discounts and allowances provided to customers. Actual results may differ from those estimates.

(t) Share-Based Payments

The Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”) in the first quarter of 2006 under the “prospective” method. Under the provisions of SFAS No. 123, the Company calculated its pro forma disclosure using the minimum value method, which excludes any effect of volatility on value; therefore, the prospective method of adopting SFAS 123R is required. Under the prospective method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted, modified, repurchased or cancelled after that date. See Note 15 for further information on stock-based compensation plans.

For stock options that existed prior to adoption of SFAS 123R, the Company accounted for these stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees. Under APB 25, compensation expense is based on the difference, if any, on the measurement date, between the estimated fair value of the underlying stock and the exercise price of options to purchase that stock. The compensation expense is amortized on a straight-line basis over the vesting period of the options. For performance-based options, compensation expense is recognized periodically based on changes in the fair value of the stock relative to the exercise price of the option, the ratable vesting schedule, and management’s estimate regarding the Company’s ability to meet the performance criteria.

(u) Pension and Other Postretirement Benefits

In September 2006, the FASB released SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) (“SFAS 158”), which is effective for fiscal years ending after December 15, 2007, for companies without publicly-traded equity

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

securities. SFAS 158 requires the full recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the consolidated balance sheet. SFAS 158 also requires that subsequent changes in that funded status be recognized during the year of the change through comprehensive income. The Company does not have publicly-traded equity securities and, therefore, recognized the funded status of its benefit plans at December 30, 2007 in accordance with the recognition provisions of SFAS 158. In addition to the recognition provisions, SFAS 158 also requires companies to measure the funded status of the plan as of the date of their fiscal year end, effective for fiscal years ending after December 15, 2008. The Company adopted the measurement provisions of SFAS 158 effective December 28, 2008 for its pension and post retirement plans. As a result, the net periodic benefit cost for the period between the earlier measurement date (September 30, 2007) and the new measurement date (December 28, 2008) was allocated proportionately between amounts recognized as an adjustment of retained earnings and net periodic benefit cost for the 2008 fiscal year. See Note 12 for further information on pension and other postretirement benefits.

(v) Recently Issued Accounting Standards

SFAS No. 161 – In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133. SFAS No. 161 requires enhanced disclosure regarding derivative instruments and hedging activities, enabling better understanding of their effects on an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company will include the disclosures required by this statement beginning with its Form 10-Q for the thirteen weeks ended March 29, 2009.

FSP FAS No. 157-2 – In February 2008, FASB Staff Position (“FSP”) FAS No. 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”) was issued. FSP 157-2 defers the effective date of SFAS No. 157, Fair Value Measurements (“SFAS 157”) to fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Examples of items within the scope of FSP 157-2 are nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods), and long-lived assets, such as property, plant and equipment and intangible assets measured at fair value for an impairment assessment under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

In September 2006, the FASB issued SFAS 157 which clarifies the definition of fair value whenever another standard requires or permits assets or liabilities to be measured at fair value. Specifically, the standard clarifies that fair value should be based on the assumptions market participants would use when pricing the asset or liability, and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 does not expand the use of fair value to any new circumstances, and must be applied on a prospective basis except in certain cases.

The partial adoption of SFAS 157 in the first quarter of 2008 with respect to financial assets and financial liabilities recognized or disclosed at fair value in the financial statements on a recurring basis did not have a material impact on the Company’s consolidated financial statements, but resulted in additional disclosures contained in Note 11 to the accompanying consolidated financial statements. The Company expects that the planned adoption of the remainder of the standard in the first quarter of 2009 will not have a material impact on its consolidated financial statements.

SFAS No. 141R – In December 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS 141R”), a revision of SFAS No. 141, Business Combinations. SFAS 141R establishes requirements for the recognition and measurement of acquired assets, liabilities, goodwill, and non-controlling interests. SFAS 141R also provides

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

disclosure requirements related to business combinations. SFAS 141R is effective for fiscal years beginning after December 15, 2008. SFAS 141R will be applied prospectively to business combinations with an acquisition date on or after the effective date.

SFAS No. 160 – In December 2007, the FASB issued SFAS No. 160, Non-Controlling Interests in Consolidated Financial Statements an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes new standards for the accounting for and reporting of non-controlling interests (formerly minority interests) and for the loss of control of partially owned and consolidated subsidiaries. SFAS 160 does not change the criteria for consolidating a partially owned entity. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS 160 will have a material impact on its consolidated financial statements.

SFAS No. 159 – In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to elect to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected would be recognized in earnings at each subsequent reporting date. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company adopted SFAS 159 in the first quarter of 2008 and elected not to apply the fair value option to any of its financial instruments.

(3) Acquisitions and Divestitures

Acquisitions

On February 27, 2004, with an effective date of February 22, 2004, the Company consummated the purchase of 100% of the issued and outstanding capital stock of SF Holdings. The SF Holdings acquisition resulted in goodwill of $150.0 million that was not tax deductible and $45.0 million of acquired intangible assets with a weighted average useful life of approximately five years. The resulting goodwill was included in the Company’s North America reporting unit. The Company determined that the goodwill for this reporting unit was fully impaired at July 2, 2006 (Note 7).

In May 2006, the Company received a neutral auditor’s final ruling on the SF Holdings acquisition working capital adjustment that awarded $7.7 million (including interest) to the Company. In July 2006, the Company received a neutral arbitrator’s final ruling on the Company’s claims for indemnification arising from the SF Holdings acquisition that awarded $5.5 million (including interest) to the Company. The remaining $1.8 million in escrow was disbursed to the stockholder representative for the seller in the SF Holdings acquisition.

Divestitures

The Company, SF Holdings and SCOC, entered into an Asset Purchase Agreement dated September 7, 2007 with KHOF Acquisitions, Inc. (the “Purchase Agreement”) and subsequently completed the transaction in October 2007. Pursuant to the terms of the Purchase Agreement, the Company sold substantially all of the assets and liabilities of its Hoffmaster business, included in its North American operating segment, for $170 million, including its product portfolio of disposable tableware and special occasions consumer products and associated manufacturing equipment, two manufacturing facilities located in Oshkosh and Appleton, Wisconsin and 100% of the shares of CEGI (Hong Kong) Limited, a Hong Kong entity, that was a subsidiary of SF Holdings. As part of this agreement, the buyer also assumed the lease for a distribution center located in Indianapolis, Indiana. The net proceeds from the sale of $162.7 million were used to reduce the term loan under the Company’s first lien credit facility. During October 2008, the purchase price was increased by approximately $0.9 million based on

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the finalization of the working capital adjustment and such amount is classified as a component of gain on sale of discontinued operations in the accompanying Statement of Operations for the year ended December 28, 2008. The results of the Hoffmaster business are reflected as discontinued operations in the Company’s consolidated financial statements.

In November 2007, the Company sold 100% of the capital stock of its Japanese subsidiaries, Yugen Kaisha Solo Cup Asia-Pacific and Solo Cup Japan Co., Ltd. The subsidiaries were previously included in the Company’s Asia Pacific operating segment. Solo Cup Japan primarily manufactured drinking straws. Under the terms of the sale, the buyer acquired all property, plant and equipment, including Solo Cup Japan’s manufacturing facilities in Fuji and Kumamoto, Japan and corporate office in Tokyo. The net proceeds from the sale of $39.1 million were used to reduce the term loan under the Company’s first lien credit facility.

In December 2006, the Company sold assets and certain related liabilities of its Japanese dairy business, which was previously included in the Company’s Asia Pacific operating segment. Along with the sale of the remaining Japan business in November 2007, the entire Asia Pacific operating segment is now reflected as discontinued operations in the Company’s consolidated financial statements.

Interest expense was allocated to the discontinued operations based on debt that was required to be repaid from the net proceeds. Amounts for the prior periods were reclassified to conform to this presentation.

	Year ended December 28, 2008	Year ended December 30, 2007	Year ended December 31, 2006
Sales from discontinued operations	$—	$247,027	$366,950
(Loss) income from discontinued operations before income taxes	$(628)	$2,899	$(2,626)

(4) Assets Held for Sale

Assets held for sale of $9.8 million and $27.6 million as of December 28, 2008 and December 30, 2007, respectively, are included within the Company’s North America operating segment.

At December 28, 2008, assets held for sale includes the carrying value of a distribution center in Havre de Grace, Maryland which was closed during December 2008 as well as the land and buildings of a manufacturing facility in Leominster, Massachusetts which the Company closed during the first quarter of 2008. The Company intends to sell these assets in 2009. The Company recorded an impairment loss of $0.6 million during the fourth quarter of 2008 to adjust the carrying value of the Leominster, MA property to its estimated fair value less costs to sell. The impairment is reflected in selling, general and administrative expenses.

At December 30, 2007, assets held for sale includes the carrying value of certain property of the Company located in Chicago, Illinois (“Chicago, IL property”), the land and building of a manufacturing facility in Wheeling, Illinois, closed during the fourth quarter of 2007, and equipment from two closed manufacturing facilities. Except for the Chicago, IL property, these assets were all sold during 2008.

In March 2007, the Company entered into a purchase and sale agreement (the “Agreement”) with a third party for the sale of the Chicago, IL property. Previously, the Company had entered into agreements with the State of Illinois and the City of Chicago relating to the acquisition and development of the property (Note 18). The Agreement was terminated in December 2008 and as a result of the termination, the Company was entitled to retain earnest money of approximately $3.1 million. Accordingly, the Company recognized $3.1 million of

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

income which is included as a reduction of selling, general and administrative expenses in the accompanying Statement of Operations for the year ended December 28, 2008. Assets held for sale as of December 30, 2007 included the carrying value of this property. As of December 28, 2008, the property no longer meets the criteria to be classified as held for sale in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets; therefore, the carrying value of this property is included in property, plant and equipment on the Company’s consolidated balance sheet as of December 28, 2008.

In September 2008, the Company announced its decision to cease production operations at its Highland Park, IL manufacturing facility and relocate its corporate offices that are located on the premises. In December 2008, an agreement the Company had entered into in September 2008 to sell the property was terminated. As of December 28, 2008, the property no longer meets the criteria to be classified as held for sale in accordance with SFAS No. 144; therefore, the carrying value of the land and buildings located on the Highland Park, IL property was reclassified to property, plant and equipment on the Company’s consolidated balance sheet.

The Company recognized an impairment loss of $3.0 million during the fourth quarter of 2007 to adjust the carrying value of certain equipment to fair value, as a result of the Company’s intention to close two production facilities. The impairment is reflected in selling, general and administrative expenses.

(5) Inventories

Inventories at December 28, 2008 and December 30, 2007, consist of the following (in thousands):

	December 28, 2008	December 30, 2007
Finished goods	$202,458	$215,752
Work in process	10,269	13,935
Raw materials and supplies	70,534	71,350

Total inventories	$283,261	$301,037

(6) Property, Plant and Equipment

Property, plant and equipment at December 28, 2008 and December 30, 2007, consists of the following (in thousands):

	December 28, 2008	December 30, 2007
Land	$40,673	$20,753
Buildings and improvements	163,859	186,690
Machinery and equipment	907,347	925,667
Construction in progress	56,472	33,433

Total property, plant and equipment	1,168,351	1,166,543
Less – accumulated depreciation	(657,222)	(626,694)

Property, plant and equipment, net	$511,129	$539,849

Depreciation and amortization of property, plant and equipment for the years ended December 28, 2008, December 30, 2007 and January 1, 2006, was $76.2 million, $84.4 million and $84.6 million, respectively. The Company capitalized approximately $2.7 million, $1.7 million and $2.1 million of interest related to construction in progress for the years ended December 28, 2008, December 30, 2007 and December 31, 2006, respectively.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During 2008, the loss on asset disposals of $22.6 million primarily reflects the losses on the disposal of non-core assets, including the March 2008 sale of the Company’s dairy packaging machinery and equipment, as well as outdated production equipment retired as a result of plant closures and consolidation.

(7) Goodwill and Intangible Assets

The changes in the carrying value of goodwill, which is included in the Company’s Europe reporting unit, was as follows (in thousands):

Europe
Balance at December 31, 2006	20,597
Translation adjustment	361

Balance at December 30, 2007	20,958
Translation adjustment	(5,499)

Balance at December 28, 2008	$15,459

The Company performs an impairment test of goodwill on an annual basis, at the end of October, and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. In fiscal years 2008 and 2007, there were no triggering events calling for interim testing for goodwill impairment, and the Company’s annual testing indicated no impairment of goodwill. In 2006, however, the Company performed an interim goodwill impairment test of the carrying value of its North America and Europe reporting units as of July 2, 2006. The triggering events giving rise to the interim testing included the Company’s continuing net losses, significant increases in raw material costs and the impact of such cost increases on working capital and gross margin, and changes in the executive management team. The test concluded that the Company’s goodwill was impaired. As a result, the Company recorded impairment charges of $228.5 million in the second fiscal quarter of 2006.

In addition to performing an impairment test of the carrying value of goodwill, the Company also tested the recoverability of its long-lived assets as of July 2, 2006. There were no impairment charges that resulted from this evaluation.

The following are the carrying values of amortizable intangible assets (in thousands):

	December 28, 2008		December 30, 2007
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Trademarks and trade names	$15,345	$15,345	$15,928	$13,851
Manufacturing technology	15,050	15,050	15,050	15,050
Patents, licenses and other	442	442	528	401

	$30,837	$30,837	$31,506	$29,302

Amortization expense related to amortizable intangible assets was $1.5 million, $6.5 million and $8.3 million during the years ended December 28, 2008, December 30, 2007 and December 31, 2006, respectively. The amortizable intangible assets owned by the Company were fully amortized as of December 28, 2008; therefore, no amortization expense is required in 2009.

In October 2007, the Company reversed $7.5 million of reserves which were created in connection with the SF Holdings acquisition and recorded a corresponding reduction of $4.9 million to its manufacturing technology intangible asset and $2.6 million to its trademarks and trade names intangible asset; goodwill related to the

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition had already been reduced to zero in June 2006. In June 2008, the Company reversed $0.7 million of reserves which were created in connection with the SF Holdings acquisition and recorded a corresponding reduction of $0.6 million to its trademarks and trade names intangible asset and $0.1 million to its patents, licenses and other intangible asset; goodwill related to the acquisition had already been reduced to zero in June 2006.

(8) Income Taxes

Sources of loss from continuing operations before income taxes and the components of income tax provision (benefit) for the years ended December 28, 2008, December 30, 2007 and December 31, 2006 are as follows (in thousands):

	For the year ended December 28, 2008	For the year ended December 30, 2007	For the year ended December 31, 2006
Income (loss) from continuing operations before income taxes:
Domestic	$(16,803)	$(47,421)	$(308,543)
Foreign	6,670	21,922	(6,680)

Total	$(10,133)	$(25,499)	$(315,223)

Income tax provision (benefit):
Current:
U.S. Federal	$—	$—	$117
State	276	—	304
Foreign	2,599	5,143	4,183

Total current	$2,875	$5,143	$4,604
Deferred:
U.S. Federal	$99	$(21,813)	$58,150
State	—	(2,581)	(6,497)
Foreign	(907)	(210)	27

Total deferred	$(808)	$(24,604)	$51,680

Total income tax provision (benefit)	$2,067	$(19,461)	$56,284

The following reconciles the expected federal statutory income tax benefit based on loss from continuing operations before income taxes with the Company’s income tax provision (benefit) (in thousands):

	For the year ended December 28, 2008	For the year ended December 30, 2007	For the year ended December 31, 2006
Income tax benefit at U.S. statutory rate	$(3,494)	$(9,942)	$(111,332)
Foreign rate differential	(176)	(453)	(617)
State taxes, net of federal benefit	(215)	(631)	(6,343)
Impairment of goodwill	—	—	44,489
Change in valuation allowance	14,758	(16,665)	119,638
Other	(8,806)	8,230	10,449

Income tax provision (benefit)	$2,067	$(19,461)	$56,284

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s deferred tax assets and liabilities as of December 28, 2008 and December 30, 2007 are as follows (in thousands):

	December 28, 2008	December 30, 2007
Deferred tax assets attributable to:
Net operating loss and other carryforwards	$88,706	$62,363
Pensions and other postretirement benefits	15,017	3,897
Inventory	18,198	36,515
Employee benefit accruals	8,453	15,210
Accounts receivable	16,266	24,317
Accrued customer allowances	1,151	931
Intangible assets	8,910	12,696
Sale-leaseback	18,550	19,961
Other accruals	7,426	6,775

Gross deferred tax assets	182,677	182,665
Valuation allowance	(102,526)	(87,768)

Net deferred tax assets	80,151	94,897
Deferred tax liabilities attributable to:
Property, plant and equipment	87,418	99,917
Unrealized gains	1,701	7,766

Gross deferred tax liabilities	89,119	107,683

Net deferred tax liabilities	$(8,968)	$(12,786)

As of December 28, 2008, the Company had approximately $227.5 million of U.S. federal tax net operating loss carryforwards that expire between 2024 and 2026, and there are no carryforwards that are subject to the provisions of Internal Revenue Code Section 382. The Company establishes a valuation allowance for deferred tax assets when the amount of expected future taxable income is not likely to support the use of the deduction or credit. During the year ended December 28, 2008, the Company’s valuation allowance increased by $14.8 million, of which all related to activity from continuing operations.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical pre-tax losses and projections for future taxable income over the periods in which the deferred tax assets are deductible, management concluded during 2006 that it was more likely than not that the Company would not fully realize the benefits of its deductible differences. Accordingly, the Company recorded an income tax provision of $119.6 million during 2006 to establish a valuation allowance for its net deferred tax assets, including federal and state net operating loss carryforwards and other deferred tax assets.

It is the Company’s intention to permanently reinvest undistributed earnings in its foreign subsidiaries with the exception of $5.1 million. In 2007, a provision was recorded for future income taxes related to the U.S. tax consequences of the $5.1 million on the undistributed Canadian earnings. As of December 28, 2008, these undistributed Canadian earnings had not been remitted. A provision has not been made for future income taxes for the remaining undistributed earnings of certain foreign subsidiaries, as those earnings are considered indefinitely reinvested in these operations. As of December 28, 2008, such aggregated earnings for which taxes have not been provided were $53.0 million.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109, which changes the threshold for recognizing the benefit of an uncertain tax position, prescribes a method for measuring the tax benefit to be recorded and requires incremental quantitative and qualitative disclosures about uncertain tax positions. Under FIN 48, a tax position that meets a more likely than not recognition threshold, based solely on the technical merits of the position, will be recognized in the consolidated financial statements. A tax position is measured at the largest amount of benefit that is more likely than not to be realized upon ultimate settlement. The Company adopted the provisions of FIN 48 on January 1, 2007. The implementation of FIN 48 did not result in a change in the estimated liability for unrecognized tax benefits at January 1, 2007.

The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense. At December 28, 2008, the Company accrued approximately $0.2 million for interest and penalties.

The Company and its subsidiaries file income tax returns in U.S. and Canadian federal jurisdictions, and various states, provinces and foreign jurisdictions. The Company’s U.S. tax returns remain subject to examination for the year ended September 27, 1998, as well as the year ended March 25, 2002, and all subsequent periods. The Company’s Canadian tax returns remain subject to examination for the fiscal year ended September 27, 1998, and all subsequent periods. The Company’s United Kingdom returns remain subject to examination for the year ended December 31, 2003, and all subsequent periods.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance at December 31, 2007	$8,790
Additions related to tax positions taken in the current year	1,127
Additions related to tax position taken in previous years	552
Reduction in tax position taken in previous years	(2,332)

Balance at December 28, 2008	$8,137

Included in the unrecognized tax benefits of $8.1 million at December 28, 2008 was $0.9 million of tax benefits that, if recognized, would reduce the Company’s annual effective tax rate. Further, the Company is unaware of any positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next twelve months.

(9) Debt

A summary of long-term debt at December 28, 2008 and December 30, 2007 is as follows (in thousands):

	December 28, 2008	December 30, 2007
First Lien – Term Loan	$361,954	$398,650
First Lien – Revolver (1)	28,000	30,100
8.5% Senior Subordinated Notes	325,000	325,000
Canadian Credit Facility – Term Loan	1,532	3,391
Canadian Credit Facility – Revolver (1)	—	—
Capital lease obligations (Note 10)	1,704	1,852

Total long-term debt	718,190	758,993
Less – current maturities of long-term debt (2)	1,368	2,796

Total long-term debt, less current maturities	$716,822	$756,197

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)

As of December 28, 2008, $108.4 million was available under the revolving credit facility under the first lien credit facility and CAD $13.6 million (approximately $11.2 million) was available under the revolving Canadian Credit Facility.

(2)

During the thirty-nine weeks ended September 28, 2008, $15.9 million of long-term debt related to the First Lien Facility term loan was reclassified to current maturities representing the mandatory repayment, calculated according to the terms of the First Lien Facility, resulting from the then pending sale of the Company’s Highland Park, Illinois property. The sale was terminated in December 2008; therefore, the $15.9 million of long-term debt was reclassified back to long-term.

Scheduled maturities of long-term debt at December 28, 2008, excluding capital lease obligations (Note 10), are as follows (in thousands):

2009	$1,185
2010	30,277
2011	360,024
2012	—
2013	—
Thereafter	325,000

$716,486

Second Lien

On March 31, 2006, the Company and SCIC entered into a second lien credit agreement which was subsequently amended by Amendment No. 1 dated October 13, 2006, and Amendment No. 2 dated December 22, 2006 (collectively the “Second Lien”).

The Second Lien provided a secured term loan facility in the amount of $80.0 million (“Second Term Loan”). The proceeds of the Second Term Loan were used to reduce amounts outstanding under the Company’s revolving credit facility under the First Lien. The principal amount was due upon maturity in February 2012.

In January 2007, the Company borrowed an additional $50 million under its Second Lien and used the proceeds to pay down amounts outstanding under the Company’s revolving credit facility under the Company’s First Lien, as described below.

In June 2007, the Company repaid the Second Lien with the proceeds from its sale-leaseback transaction (Note 10). In connection with the prepayment, the Company incurred $1.3 million of prepayment penalties and a loss on debt extinguishment of approximately $4.0 million, representing the write-off of unamortized deferred financing fees.

First Lien

On February 27, 2004, the Company and SCIC entered into credit facilities comprised of a $150.0 million revolving credit facility maturing in 2010 and a $650.0 million term loan facility maturing in 2011. The revolving credit facility is principally used for working capital purposes, and the term loan facility was used to finance the Company’s 2004 acquisition of SF Holdings and related transactions. The first lien credit facility was subsequently amended by Amendment No. 1, dated as of March 31, 2005, by Amendment No. 2, dated as of October 14, 2005, by Amendment No. 3 and waiver dated as of March 27, 2006, by Amendment No. 4 and waiver dated as of October 13, 2006 and by Amendment No. 5, dated as of December 22, 2006 (collectively, the “First Lien”).

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amendment No. 5 to the First Lien permitted an additional $50 million of borrowing under the Second Lien. In January 2007, the Company used the proceeds of the $50 million of additional borrowing to pay down the revolving credit loans under the First Lien. The payment was not a permanent reduction to the revolving credit facility under the First Lien.

Prepayments – The Company may make optional prepayments to either the revolving facility or the term loan in certain minimum increments with certain minimum prepayment amounts depending on the type of loan, as more specifically set forth in the First Lien.

The Company is required to make a mandatory annual prepayment of the term loan facility and the revolving credit facility in an amount equal to 50% of excess cash flow, as defined in the term loan documentation, when the consolidated leverage ratio, as defined in the term loan documentation, is 3.50:1.00 or greater, or 25% of excess cash flow when the Company’s consolidated leverage ratio is less than 3.50:1.00. In addition, the Company is required to make a mandatory prepayment of the term loan facility and the revolving credit facility with, among other items: (i) 100% of the net cash proceeds of any property or asset sale, subject to certain exceptions and reinvestment requirements; (ii) 100% of the net cash proceeds of any extraordinary receipts, as defined in the First Lien, such as tax refunds, pension plan reversions, proceeds of insurance or condemnation awards, subject to certain exceptions and reinvestment requirements; (iii) 100% of the net cash proceeds of certain debt issuances, subject to certain exceptions; and (iv) 50% of the net cash proceeds from the issuance of additional equity interests when the consolidated leverage ratio is 3.50:1.00 or greater, or 25% of such proceeds when the consolidated leverage ratio is less than 3.50:1.00. Mandatory prepayments will be applied first to the term loans on a pro rata basis, and thereafter to the revolving loans.

The Company may dispose of business lines or segments, provided that the disposed assets in aggregate constitute no more than 3% of consolidated total assets during any four fiscal quarters. In addition to the foregoing, the Company was permitted to dispose of an additional 17% in aggregate of business lines or segments through December 31, 2007. The proceeds of dispositions of business lines or segments and the disposition of equipment, real property and intellectual property in excess of $10.0 million in any fiscal year must be used to repay amounts outstanding under the First Lien. The reinvestment of such proceeds in the Company or its subsidiaries is not permitted.

In March and August 2008, the Company made mandatory term loan prepayments under the First Lien of $2.0 million and $1.9 million, respectively, which were made from the net proceeds from the sale of dairy packaging assets. In May 2008, the Company made a $5.3 million mandatory term loan prepayment under the First Lien, which was made from the net proceeds from the sale of a manufacturing plant which was closed during the first quarter of 2008. In December 2008, the Company made a $27.5 million prepayment to the term loan under the First Lien. Of the $27.5 million, $27.0 million was an optional prepayment and $0.5 million was a mandatory prepayment made from the net proceeds of the final working capital adjustment from the October 2007 sale of its Hoffmaster business.

Based on the revised amortization schedule, the two remaining scheduled principal repayments of approximately $1.0 million are due on each of August 27, 2010 and November 27, 2010, with a balloon payment of approximately $360.0 million due on February 27, 2011.

In September 2007, the Company made $25.0 million of prepayments to the term loan under the First Lien, in addition to its scheduled quarterly repayment of $1.625 million. Of the $25.0 million, $7.7 million was a mandatory prepayment made from the net proceeds of the sale of assets related to the Company’s uncoated white paper plate product line. The remaining $17.3 million was an optional prepayment made by the Company. In

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

October and November 2007, the Company made $201.8 million of prepayments to the term loan under the First Lien from the net proceeds from the sale of its Hoffmaster business and Japanese subsidiaries (Note 3) and $1.8 million of prepayments from the additional net proceeds from the sale of its uncoated white paper plate product line.

All mandatory quarterly repayments have been made to date.

Interest and fees – For purposes of calculating interest, loans under the First Lien are designated as Eurodollar Rate Loans or, in certain circumstances, Base Rate Loans. Eurodollar Rate Loans bear interest at the British Bankers Association Interest Settlement Rate for deposits in dollars plus a borrowing margin as described below under Amendment No. 5. Interest on Eurodollar Rate Loans is payable at the end of the applicable interest period of one, two, three or six months, provided that if the applicable interest period is six months, interest must also be paid at three months. Base Rate Loans bear interest at (a) the greater of (i) the rate most recently announced by Bank of America as its “prime rate” or (ii) the Federal Funds Rate plus  1/2 of 1% per annum, plus (b) a borrowing margin, as described below.

The applicable borrowing margin for the borrowings under the First Lien provides for different pricing levels depending upon the Company’s consolidated leverage ratio and the type of loan (including letters of credit). Based upon these pricing levels, the borrowing margin with respect to revolving credit loans and letters of credit varies from 2.75% to 3.50% on Eurodollar Rate Loans and from 1.75% to 2.50% on Base Rate Loans, depending on the Company’s leverage ratio. With respect to the term loan facility, the borrowing margin is 3.50% for Eurodollar Rate Loans and 2.50% for Base Rate Loans.

As of December 28, 2008, the weighted average annual interest rate applicable to Eurodollar Rate Loans was 5.23% and the weighted average annual interest rate applicable to Base Rate Loans was 5.40%. At December 28, 2008, the interest rate on the term loan facility was 5.28% and the interest rate on the revolving credit facility was 5.00%. During the year ended December 28, 2008, the weighted average annual interest rate for the First Lien was 6.74%.

A commitment fee of 0.50% on the unused portion of the credit facilities is payable on a quarterly basis.

Guarantees and security – The Company’s obligations under the credit facilities are guaranteed by its parent, SCIC, and each existing direct and indirect subsidiary of SCIC other than the Company, subject to certain exceptions. In addition, each significant domestic subsidiary of the Company subsequently formed is required to guarantee these obligations.

The First Lien is secured by (i) all present and future property and assets, real and personal, of the Company, its restricted subsidiaries, and each guarantor, subject to certain restrictions; (ii) a pledge of 100% of the stock of each of SCIC’s present and future direct and indirect domestic subsidiaries and a lien on 66.0% of the stock of each controlled foreign corporation subsidiary; (iii) all present and future intercompany debt of the Company, its restricted subsidiaries, and each guarantor; and (iv) all proceeds of the foregoing.

Covenants – The First Lien contains various covenants that limit, or restrict, among other items, indebtedness, liens on property and assets, loans and investments, acquisitions, dispositions of property or assets, debt modifications, dividend declarations, management fees and certain other business activities.

Under the First Lien, the Company is also required to meet certain restrictive financial covenants, including a maximum consolidated leverage ratio, minimum consolidated interest coverage ratio and maximum capital expenditures. The Company was in compliance with all financial covenants under the First Lien during the year ended December 28, 2008.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 28, 2008, the Company has liquidity of approximately $177.0 million including unutilized capacity under its credit facilities and cash on hand. Its continued ability to utilize this liquidity depends upon continuing compliance with the financial covenant ratios, including a maximum consolidated leverage ratio of debt to EBITDA (“leverage ratio”), as both terms are defined in the First Lien. Over the two-year period ended December 28, 2008, the leverage ratio decreased seven times, from 9.75 at December 31, 2006 to 4.50 at December 28, 2008, and the Company met each of these lower ratio requirements. At the end of the third and fourth fiscal quarters of 2009, the leverage ratio decreases to 4.00 and 3.50, respectively.

In order to meet the leverage ratios during 2009, the Company expects to pay down debt using a combination of cash generated from operations, cash on hand and availability under its revolving credit facility under the First Lien to make principal payments on the First Lien term loan. One source of cash flow from operating activities in 2009 is expected to be a significant reduction in inventory. Additional sources of cash would be proceeds generated from any sale of excess properties including facilities currently marketed in Belen, New Mexico; Havre de Grace, Maryland; Leominster, Massachusetts; Highland Park, Illinois and vacant real estate in Chicago, Illinois.

The Company expects to achieve, among other things, improvements in manufacturing efficiency and targeted cost savings from a reduction in controllable costs and as a result remain in compliance with its financial covenants. The Company’s continued compliance with its financial covenants is subject to many factors that are outside the Company’s control, as further described below, including prevailing economic, financial and industry conditions.

The sales of its products are primarily dependent on discretionary income of consumers. If global economic conditions continue to adversely impact consumer discretionary spending, sales could continue to decline and negatively impact the Company’s results of operations and cash flows. The impact of the global recession and credit crisis could adversely impact the ability of the Company’s suppliers to access financing. The insolvency of one or more of the Company’s raw material suppliers could lead to disruptions in their supply chain and adversely impact its sales and financial condition. A number of restaurant chains and consumer product retailers have sought bankruptcy protection. If more than one of the Company’s principal customers were required to file for bankruptcy, the Company’s sales could be adversely impacted and its ability to collect outstanding accounts receivable from any such customer could be limited.

The Company’s future operating performance and ability to meet its financial covenants is dependent upon its ability to access funds available under its revolving credit facility, cash on hand, maintain sales volumes, drive profitable growth, realize cost savings and generate cash from operations. If the financial institutions that fund the Company’s revolving credit facility are impacted by the volatility in the credit markets and one or more of them cannot fulfill the Company’s revolving credit requests then its operations may be adversely impacted. If the revolving credit facility is unavailable due to a lender not being able to fund requested amounts, or because the Company has not maintained quarterly compliance with its financial covenants, or the Company’s does not meet its costs, sales or growth initiatives within the time frame expected, its cash flow could be materially impacted. A material impact to the Company’s cash flow could cause the Company to fail to meet certain financial covenants. A default under the First Lien could restrict or terminate the Company’s access to its borrowing capacity under the revolving credit agreements and materially impair its ability to meet its obligations as they come due. If the Company does not meet its financial covenants and does not obtain a waiver or amendment, its lenders may accelerate payment of all amounts outstanding which would immediately become due and payable, together with accrued interest. Such an acceleration would cause a default under the notes governing the indenture and other agreements that provide us with access to funding. Any one or more defaults, or the failure to generate sufficient cash from operations, may require the Company to seek additional capital or modifications to its credit agreements which may not be available or only available at significant expense or upon terms and conditions that further limit its operating flexibility.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.5% Senior Subordinated Notes

On February 27, 2004, the Company issued $325.0 million of 8.5% Senior Subordinated Notes due February 15, 2014 (the “Notes”) with interest paid semi-annually every February 15 and August 15. The Company has made all scheduled interest payments to date. Under the indenture governing the Notes, subject to exceptions, the Company must meet a minimum fixed charge coverage ratio to incur additional indebtedness.

The Notes were not redeemable until February 15, 2009. Starting on that date, the Company has the option to redeem all or a portion of the Notes at a redemption price equal to a percentage of the principal amount thereof plus accrued interest. If redeemed during the twelve-month period beginning on February 15, 2009, the applicable percentage is 104.25%; from February 15, 2010 the applicable percentage is 102.833%; from February 15, 2011 the applicable percentage is 101.417% and from February 15, 2012 and thereafter, the applicable percentage is 100% of the principal amount. The Notes provide that upon the occurrence of a change of control, as defined, the holders thereof will have an option to require the redemption of the Notes at a redemption price equal to 101.0% of the principal amount thereof plus accrued interest. The indenture governing the Notes contains various covenants which, subject to exception, prohibit, or limit, among other things, asset sales, changes of control, dividend payments, equity repurchases or redemptions, the incurrence of additional indebtedness, the issuance of disqualified stock, certain transactions with affiliates, the creation of additional liens and certain other business activities.

Canadian Credit Facility

On September 24, 2004, Solo Cup Canada Inc. (“Solo Canada”), a Canadian subsidiary of the Company, entered into a Credit Agreement with GE Canada Finance Holding Company (“GE”). The Credit Agreement was subsequently amended by an agreement dated as of October 19, 2006 and by a second amendment dated as of November 16, 2007 (collectively, the “Canadian Credit Facility”). The Canadian Credit Facility expires September 29, 2011. The maximum amount available, subject to borrowing base limitations, is CAD $30.0 million, with a term facility maximum of CAD $17.5 million and a revolving credit facility maximum of CAD $12.5 million that increases to CAD $16.5 million, on a dollar for dollar basis, as the term loan’s outstanding balance is reduced.

Solo Canada may use the proceeds from the facilities or cash on hand to make investments in its affiliates or in businesses that are substantially similar to Solo Canada up to a maximum of CAD $10.0 million. Solo Canada may also make a one time capital expenditure of CAD $6.0 million to provide for increased manufacturing capacity. The minimum fixed charge ratio is 1.25:1 on a rolling twelve-month basis.

The second amendment provided, among other things, that Solo Canada may issue letters of credit, subject to certain conditions, for up to CAD $11.0 million (“LC Limit”) and that up to $10.0 million of the LC Limit may be issued on Solo Canada’s account on behalf of the Company to beneficiaries identified by the Company.

Applicable interest rates under the revolving and term loan facility are the Canadian prime rate plus 0.25%, or the Canadian bankers’ acceptance rate plus 1.35%, at Solo Canada’s option. At December 28, 2008, there was no balance outstanding on the revolving facility, the term loan balance was CAD $1.9 million (approximately $1.5 million) and carried an effective interest rate of 3.81%.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(10) Leases

At December 28, 2008 and December 30, 2007, the gross amount of machinery and equipment and related accumulated amortization related to assets held under capital leases were as follows (in thousands):

	December 28, 2008	December 30, 2007
Machinery and equipment	$1,538	$1,979
Less accumulated amortization	(369)	(222)

	$1,169	$1,757

Capital lease obligations were $1.7 million and $1.9 million as of December 28, 2008 and December 30, 2007, respectively. As of December 28, 2008, capital lease obligations consist of various machines with leases expiring between 2011 and 2014. Amortization expense was $0.2 million, $0.2 million and $0 for the years ended December 28, 2008, December 30, 2007 and December 31, 2006, respectively.

The Company also has several non-cancelable operating leases that expire over the next 19 years and provide for renewal terms. These include property leases with escalation clauses averaging 2% to 5% annually, as well as leases of certain machinery, office equipment and vehicles.

In June 2007, the Company entered into a lease agreement in conjunction with the sale of six of its manufacturing facilities. The sale proceeds of $130.0 million were used to retire the Second Lien (Note 9). Upon the sale of the six properties, the Company immediately leased them back pursuant to a 20-year term lease. The lease contains four five-year renewal term options and is non-cancelable. Rent is payable on a quarterly basis, with an annual 2% escalation. Annual rent expense of $14.2 million will be recognized on a straight-line basis over the 20-year term of the lease. Payments during fiscal years 2008 and 2007 were $11.8 million and $6.0 million, respectively. Net property, plant and equipment was reduced by the carrying values of the properties sold, which amounted to approximately $73.0 million, of which $65.5 million was buildings and improvements and $7.5 million was land. The resulting gain of approximately $53.2 million (net of $3.7 million of closing costs) was recorded as a deferred credit in the Company’s Consolidated Balance Sheet. The remaining deferred credit is being amortized to income on a straight-line basis as an offset to rent expense over the 20-year lease term. As of December 28, 2008, the remaining deferred credit balance is $48.8 million of which $2.6 million is included in other current liabilities. As of December 30, 2007, the deferred credit balance is $51.8 million of which $2.6 million is included in other current liabilities. The lease is classified as an operating lease in accordance with SFAS No. 13, Accounting for Leases.

During 2005, the Company entered into an agreement for the sale and leaseback of three properties, including one plant and two warehouses. Net property, plant and equipment and other current assets were reduced by the carrying values of the properties sold, which amounted to approximately $6.2 million. The net cash proceeds received from the sale were approximately $15.3 million; $6.8 million of the resulting gain was recognized in 2005 and $2.3 million was recorded as a deferred credit and was subsequently amortized to income as an offset to rent expense during 2005 and 2006. The leases were classified as operating leases in accordance with SFAS No. 13.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 28, 2008, future minimum lease payments for capital leases and non-cancelable operating leases having an initial or remaining noncancelable lease term in excess of one year, are as follows (in thousands):

	Capital Leases	Operating Leases
For the fiscal year:
2009	$421	$38,997
2010	342	40,440
2011	331	39,502
2012	316	39,323
2013	316	38,414
Thereafter	239	386,905

Total minimum lease payments	1,965	$583,581

Less amounts representing interest	(261)

Present value of minimum payments on capital leases	$1,704

Future minimum rentals to be received under noncancelable subleases as of December 28, 2008 total approximately $5.8 million.

Total rental expense for operating leases, including rentals on month-to-month leases, was $51.5 million, $45.5 million and $42.8 million for the years ended December 28, 2008, December 30, 2007 and December 31, 2006, respectively.

(11) Fair Value of Financial Instruments

Financial instruments consist primarily of cash equivalents, accounts receivable, accounts payable, derivative financial instruments, and debt, including obligations under capital leases. The carrying values of financial instruments other than fixed rate debt approximate their fair values at December 28, 2008 and December 30, 2007, due to their short-term maturities or market rates of interest. The fair value of the Company’s floating rate debt (Note 9) at December 28, 2008 and December 30, 2007 approximated its carrying value due to the Company’s ability to borrow at comparable terms in the open market. The Company’s fixed rate debt (Note 9) had a carrying value of $325.0 million and an estimated fair value of $219.1 million at December 28, 2008. As of December 30, 2007, the Company’s fixed rate debt had a carrying value of $325.0 million and an estimated fair value of $281.1 million. The fair value of the fixed rate debt was determined based on the price of the last trade of the debt on December 26, 2008, the last business day of the Company’s 2008 fiscal year.

SFAS No. 159

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to elect to measure at fair value eligible financial instruments that are not currently measured at fair value. This election, which may be applied on an instrument by instrument basis, is typically irrevocable once made. The adoption of SFAS No. 159 during the first quarter of 2008 did not have an effect on the Company’s consolidated financial statements because the Company did not elect to measure any additional financial instruments at fair value as a result of this statement.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SFAS No. 157

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements which defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosure about fair value measurements. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-2 Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. In accordance with this interpretation, the Company has adopted the provisions of SFAS No. 157 only with respect to its financial assets and financial liabilities that are measured at fair value within the financial statements as of December 28, 2008. The Company has deferred the application of the provisions of SFAS No. 157 to its non-financial assets and non-financial liabilities in accordance with FSP No. FAS 157-2.

The SFAS No. 157 fair value hierarchy consists of three levels: Level 1 fair values are valuations based on quoted market prices in active markets for identical assets or liabilities that the entity has the ability to access; Level 2 fair values are those valuations based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities; and Level 3 fair values are valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s interest rate swaps are measured at fair value on a recurring basis under the provisions of SFAS No. 157 and are included within Level 2 of the fair value hierarchy. The Company uses an income approach to value the outstanding interest rate swaps, which are further described below. The income approach consists of a discounted cash flow model that takes into account the present value of future cash flows under the terms of the contracts using current market information as of the reporting date such as prevailing interest rates. Both the counterparty credit risk and the Company’s credit risk were considered in the fair value determination. Further, any credit valuation adjustments were considered when assessing the effectiveness and measuring the ineffectiveness of qualified hedging relationships.

The Company’s interest rate swaps are accounted for as cash flow hedges and their fair values are included in other current liabilities or other liabilities (non-current) at December 28, 2008 and December 30, 2007, depending on their stated expiration dates.

	Effective Date	Expiration Date	Fixed Rate Paid	Notional Amount (millions)	Fair Value at December 28, 2008 (millions)	Fair Value at December 30, 2007 (millions)
Receive-variable (Eurodollar), pay-fixed interest rate swap	10/02/07	04/02/09	4.6475%	$50.0	$(0.5)	$(0.4)
Three receive-variable (Eurodollar), pay-fixed interest rate swaps	08/28/07	02/28/11	5.3765%	150.0	(10.6)	(6.6)

				$200.0	$(11.1)	$(7.0)

In March 2004, June 2005 and March 2006, the Company entered into receive-variable, pay-fixed interest rate swaps with a total notional amount of $300.0 million. In September 2006, the Company terminated these agreements prior to their stated expirations. Through the termination date, these interest rate swap agreements were accounted for as cash flow hedges. Included in accumulated other comprehensive income is a deferred gain on the qualified hedged transactions of $0.2 million and $0.3 million as of December 28, 2008 and December 30, 2007, respectively. The deferred gain is being amortized into interest expense over the remaining term of the underlying debt, as the initially hedged forecasted transactions affect earnings.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The reclassification adjustment from accumulated other comprehensive income for gains (losses) realized in net earnings, net of tax, was $(4.2) million, $0.1 million and $4.0 million for the years ended December 28, 2008, December 30, 2007 and December 31, 2006, respectively. The Company expects to transfer approximately $6.4 million of loss from accumulated other comprehensive income (loss) to earnings in 2009.

At December 28, 2008 and December 30, 2007, the Company had no outstanding derivatives designated as part of a fair value hedging relationship and no hedges of the foreign currency exposure of a net investment in a foreign operation.

(12) Pensions and Other Postretirement Benefits

The Company sponsors defined benefit pension plans and a postretirement health care plan for certain domestic employees. These plans provide certain union and non-union employees with retirement and disability income benefits. Pension costs are based upon the actuarially determined normal costs plus interest on and amortization of the unfunded liabilities. These plans are frozen to new participants and the benefits for the majority of the participants in the pension plans are frozen. The Company’s policy has been to fund annually the minimum contributions required by applicable regulations. The postretirement health care plan covers a small group of retirees. The plan, in most cases, pays stated percentages of most medical expenses incurred by retirees after subtracting payments by Medicare or other providers and after a stated deductible has been met. The plan is contributory, with retiree contributions adjusted annually.

The Company also sponsors defined benefit pension plans and a postretirement health care plan that covers all Solo Cup Canada employees who meet certain length of service requirements. These plans provide certain union and non-union employees with retirement and disability income benefits. The Company’s funding policy is to contribute amounts necessary to satisfy the amounts required by local laws and regulations. Plan assets for the Solo Cup Canada pension plans are held in retirement trust funds with investments primarily in common stock, corporate bonds and government securities.

The Company also sponsors a noncontributory defined benefit pension plan that covers all Solo Cup Europe Limited employees who meet certain length of service requirements. Plan benefits are based on participants’ compensation during their final year of service. The Company’s funding policy is to contribute amounts necessary to satisfy the amounts required by local laws and regulations. Plan assets for the Solo Cup Europe pension plan are held in retirement trust funds with investments primarily in common stock, corporate bonds and government securities.

In September 2006, the FASB released SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) (“SFAS 158”), which is effective for fiscal years ending after December 15, 2007, for companies without publicly-traded equity securities. This statement requires the full recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the consolidated balance sheets. This statement also requires that subsequent changes in that funded status be recognized during the year of the change through comprehensive income. The Company does not have publicly-traded equity securities and, therefore, adopted the provisions of SFAS 158 during its 2007 fiscal year. The incremental effect of applying SFAS 158 to the December 30, 2007 Consolidated Balance Sheet was an increase (decrease) of $(2.7) million to other current assets, $0.7 million to other assets, $(2.0) million to accrued payroll and related costs, $1.4 million to pensions and other postretirement benefits, and $(1.5) million to accumulated other comprehensive income.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition to the recognition provisions, SFAS 158 also requires companies to measure the funded status of the plan as of the date of their fiscal year end, effective for fiscal years ending after December 15, 2008. The Company adopted the measurement provisions of SFAS 158 effective December 28, 2008 for its pension and post retirement plans. As a result, the net periodic benefit cost for the period between the earlier measurement date (September 30, 2007) and the new measurement date (December 28, 2008) was allocated proportionately between amounts recognized as an adjustment of retained earnings (accumulated deficit) and net periodic benefit cost for the 2008 fiscal year. Accordingly, the amount recognized as an increase to accumulated deficit was approximately $0.2 million.

The following table sets forth the change in benefit obligation for the Company’s benefit plans (in thousands):

	Pension Benefits		Other Postretirement Benefits
	For the year ended December 28, 2008	For the year ended December 30, 2007	For the year ended December 28, 2008	For the year ended December 30, 2007
Change in benefit obligation:
Benefit obligation at beginning of year	$123,653	$124,085	$12,772	$16,908
Service cost	1,105	1,469	55	55
Interest cost	7,154	6,879	682	911
Impact of measurement date change	225	—	(34)	—
Plan amendments	—	—	—	(2,741)
Curtailment loss	(17)	—	—	—
Actuarial (gains) losses	(10,603)	(6,980)	485	1,033
Foreign currency exchange rate changes	(10,635)	4,643	(263)	238
Plan participant contributions	223	321	660	674
Benefits paid	(7,648)	(6,764)	(2,423)	(4,306)

Benefit obligation at end of year	$103,457	$123,653	$11,934	$12,772

Change in plan assets:
Fair value of plan assets at beginning of year	$119,657	$102,446	$—	$—
Actual return on plan assets	(27,764)	11,647	—	—
Impact of measurement date change	(937)	—	—	—
Foreign currency exchange rate changes	(9,924)	4,264	—	—
Employer contributions	3,704	7,743	1,763	3,632
Plan participant contributions	223	321	660	674
Benefits paid	(7,648)	(6,764)	(2,423)	(4,306)

Fair value of plan assets at end of year	$77,311	$119,657	$—	$—

Funded status	$(26,146)	$(3,996)	$(11,934)	$(12,772)
Employer contributions from measurement date to year-end	—	683	—	844

Net amount recognized	$(26,146)	$(3,313)	$(11,934)	$(11,928)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pension Benefits		Other Postretirement Benefits
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Noncurrent assets	$—	$658	$—	$—
Current liabilities	(451)	(663)	(1,854)	(2,062)
Noncurrent liabilities	(25,695)	(3,308)	(10,080)	(9,866)

Net amount recognized at end of year	$(26,146)	$(3,313)	$(11,934)	$(11,928)

Prior service (cost) credit	$(1,221)	$(1,477)	$5,610	$6,154
Net actuarial loss	(26,630)	(723)	(5,922)	(5,698)

Accumulated other comprehensive (loss) income	$(27,851)	$(2,200)	$(312)	$456

The estimated amount that will be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost in 2009 is as follows (in thousands):

	Pension Benefits	Other Postretirement Benefits
Recognized net actuarial loss	$2,170	$345
Amortization of prior service cost (credit)	205	(434)

Total	$2,375	$(89)

The accumulated benefit obligation for all defined benefit pension plans was approximately $101.7 million and $122.5 million at December 28, 2008 and December 30, 2007, respectively. The following table presents aggregated information for individual pension plans with an accumulated benefit obligation in excess of plan assets as of December 28, 2008 and December 30, 2007 (in thousands):

	December 28, 2008	December 30, 2007
Projected benefit obligation	$85,196	$89,314
Accumulated benefit obligation	85,196	89,314
Fair value of plan assets	59,397	85,256

For the year ended December 31, 2006, $3.5 million of income, net of tax, was recognized in other comprehensive income representing a reduction in the minimum pension liability.

Net periodic benefit cost for the Company’s pension and other postretirement benefit plans consists of the following (in thousands):

	For the year ended December 28, 2008	For the year ended December 30, 2007	For the year ended December 31, 2006
Pension Benefits
Service cost	$1,105	$1,469	$1,360
Interest cost	7,154	6,879	6,195
Expected return on plan assets	(8,756)	(7,849)	(6,719)
Amortization of transition asset	—	—	(238)
Amortization of prior service cost	205	205	—
Amortization of net loss	2	244	421

Net periodic benefit (income) cost	$(290)	$948	$1,019

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the year ended December 28, 2008	For the year ended December 30, 2007	For the year ended December 31, 2006
Other Postretirement Benefits
Service cost	$55	$55	$176
Interest cost	682	911	1,175
Amortization of prior service cost	(435)	(253)	(2,649)
Amortization of net loss	308	284	259

	610	997	(1,039)
Curtailment gains (1)	—	—	(22,067)

Net periodic benefit cost (income)	$610	$997	$(23,106)

(1)

For the year ended December 31, 2006, the curtailment gains were a result of a signification reduction in postretirement benefits for certain active plan participants in the Company’s domestic retiree medical benefit plans.

Key assumptions – The following weighted-average assumptions were used to determine the benefit obligation at fiscal year-end and the net periodic benefit cost for each fiscal year:

	Pension Benefits		Other Postretirement Benefits
	2008	2007	2008	2007
To determine benefit obligation at fiscal year-end:
Discount rate:
North America	7.00%	6.14%	6.94%	5.78%
Europe	6.00%	5.80%	—	—
Expected long-term rate of return on plan assets:
North America	7.60%	7.73%	—	—
Europe	7.40%	7.40%	—	—

To determine net periodic benefit cost for each fiscal year:
Discount rate:
North America	6.14%	5.65%	5.78%	5.75%
Europe	5.80%	5.10%	—	—
Expected long-term rate of return on plan assets:
North America	7.73%	7.77%	—	—
Europe	7.40%	6.30%	—	—

The Company generally estimates the discount rate for its pension and other postretirement benefit obligations based on a hypothetical investment in a portfolio of high-quality bonds that approximate the estimated cash flows of the pension and other postretirement benefit obligations. The Company believes this approach permits a matching of future cash outflows related to benefit payments with future cash inflows associated with bond coupons and maturities.

One of the pension plans for Solo Cup Canada is pay-related. The rate of compensation increase used to determine the benefit obligation at fiscal year-end and the net periodic benefit cost for this plan for both years was 3.50%. The discount rate is based on rates at which the pension benefit obligation could effectively be settled on a present value basis. To determine the weighted average discount rate, the Company reviews long-term, high quality corporate bonds at its measurement date and uses a model that matches the projected benefit payments for its plans to coupons and maturities from high quality bonds.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The expected long-term rate of return on plan assets takes into consideration historical and expected long-term returns based upon the weighted-average allocation of equities, fixed income and other asset components comprising the plans’ assets at their measurement dates.

For measurement purposes, the assumed health care cost trend rates were as follows:

Health care cost trend rate assumed for 2008	8.0% – 9.5%
Rate to which the cost trend rate is assumed to decline	5.0%
Year that the rate reaches the ultimate trend rate	2011 – 2016

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):

	1-Percentage- Point Increase	1-Percentage- Point Decrease
Effect on total of service and interest cost	$24	$(21)
Effect on postretirement benefit obligation	262	(254)

Plan Assets – The Company’s pension plans’ weighted-average asset allocations, by asset category, were as follows:

	Plan Assets at
	December 28, 2008	December 30, 2007
Asset Category
Equity securities	63.4%	64.4%
Debt securities	32.3	32.2
Real estate	0.9	0.9
Other	3.4	2.5

Total	100.0%	100.0%

The Company’s investment policies are designed to provide for growth of capital with a moderate level of volatility. The weighted-average asset target allocations for the majority of the pension plan assets are 60% in equity securities and 40% in debt securities.

Contributions – The Company expects to contribute approximately $3.3 million to its pension plans and approximately $1.9 million to its other postretirement benefit plans in 2009.

Estimated future benefit payments – The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid (in thousands):

	Pension Benefits	Other Postretirement Benefits
2009	$6,723	$1,858
2010	6,864	1,535
2011	6,970	1,510
2012	7,090	1,447
2013	7,169	1,248
Years 2014 – 2018	37,642	3,728

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Defined contribution plans – Effective January 1, 2007, the Company dissolved its former Sweetheart/Fonda Profit Sharing Retirement Plan and merged the plan assets with the existing Solo Cup Company Profit Sharing Plus Plan. This plan covers substantially all U.S. employees of SCOC, and it qualifies under Section 401(k) of the Internal Revenue Code. The plan allows employees to contribute up to 75% of their qualified gross wages as defined in the plan, and the Company provides a matching contribution equal to 75% on the first 2% and 50% on the next 4% of employees’ eligible compensation deferred to the plan. For certain union employees, the Company provides a matching contribution equal to 100% up to the first 2% and 50% of the next 4% of the employees’ compensation deferred to the plan. In addition, the Company can make additional profit-sharing contributions, but is at the sole discretion of the Company’s Board of Directors. Charges for employer contributions to the plans were $5.6 million, $5.7 million and $6.4 million for the years ended December 28, 2008, December 30, 2007 and December 31, 2006, respectively, and are recorded in cost of goods sold and selling, general and administrative expenses in the accompanying Consolidated Statements of Operations.

The Company formerly participated in a multi-employer pension plan sponsored by SF Holdings for certain of its union employees. Contributions to this plan at a defined rate per hour worked were $0.1 million in 2006.

The Company also has defined contribution plans for Solo Cup Canada employees and Solo Cup Europe Limited employees. Charges for employer contributions to these plans were $0.5 million in each of the years ended December 28, 2008, December 30, 2007 and December 31, 2006, and are recorded in cost of goods sold and selling, general and administrative expenses in the accompanying Consolidated Statements of Operations.

(13) Shareholder’s Equity

On February 27, 2004, the Company received net proceeds of $229.6 million from the issuance of 100 shares of Common Stock to SCIC and the retirement of all outstanding shares of Solo Illinois’ Class A and Class B common stock. In order to fund this purchase of stock in the Company, SCIC issued $240.0 million of convertible participating preferred stock (“CPPS”) to Vestar. The CPPS pay cash dividends at a rate of 10.0% per annum on an amount equal to the sum of the original purchase price of the CPPS plus all accrued and unpaid dividends. Dividends will accumulate to the extent not paid, whether or not earned or declared. As of December 28, 2008, accrued and unpaid dividends were approximately $145.2 million.

SCIC is required to redeem the CPPS for an amount in cash equal to its original purchase price plus all accrued and unpaid dividends on the eleventh anniversary of its issuance, and is subject to other accelerated redemption clauses. The Company, at its option and election, may redeem in whole or in part the outstanding shares of CPPS or other securities issued by SCIC on or after the third anniversary through the seventh anniversary of its issuance. The CPPS may be converted into common shares of SCIC at any time, subject to certain limitations, at the option of the holders. Mandatory conversion occurs upon the closing of an initial public offering. The Company provides no guarantees with respect to these obligations of SCIC.

During 2004, $4.1 million of capital was contributed to the Company by SCIC. This includes $0.8 million of proceeds that were received by SCIC from certain Company employees upon the issuance of SCIC’s CPPS. The remaining $3.3 million represents the issuance of 3,283 Convertible Preferred Units (“CPUs”) to certain Company employees in settlement of deferred compensation liabilities (see Note 15).

As a result of the departure of certain employees from the Company, $2.0 million and $0.7 million of this capital contribution was returned to SCIC as a dividend and 1,907 and 109 CPUs were canceled in 2007 and 2006, respectively. The $2.0 million in 2007 and $0.7 million in 2006 also reflected the cancellation of 100 CPPS and 542 CPPS, respectively.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(14) Accumulated Other Comprehensive Income

The components of accumulated other comprehensive income (loss) are as follows (in thousands):

	December 28, 2008	December 30, 2007
Foreign currency translation adjustments (1)	$805	$16,277
Pension liability adjustments, net of tax of $5,870 and $4,848	(22,293)	3,104
Unrealized investment (loss) gain, net of tax of $0	(12)	1
Unrealized loss on cash flow hedge, net of tax of $215 and $368	(10,956)	(6,811)

Accumulated other comprehensive (loss) income	$(32,456)	$12,571

(1)

As a result of the Company’s sale of its Japanese subsidiaries (Note 3), $1.4 million of cumulative translation adjustments were transferred from accumulated other comprehensive income and included in determining net income for 2007.

(15) Share-Based Payments

Long Term Incentive Plan

On October 1, 2007, the Board of Directors (the “Board”) of the Company approved a new Long Term Incentive Plan (the “Plan”). The purpose of the Plan is to provide long term incentives to selected key management employees of the Company and its affiliates. Awards under the Plan represent the opportunity to receive a cash bonus payment upon the occurrence of any sale, redemption, transfer or other disposition by Vestar of all or a portion of its equity interest in SCIC for cash or marketable securities (a “Liquidity Event”). The aggregate award amount under the Plan (the “LTIP Award Pool”) will be determined based on a sliding percentage of the equity value of SCIC (the “Equity Value”), as determined by the Board, in accordance with the existing stockholder agreement of SCIC, upon the occurrence of the earlier of a Liquidity Event or the Plan Termination Date (October 1, 2014), which is the seventh anniversary of the Plan’s effective date. Awards may also be allocated if Vestar sells, redeems, transfers or otherwise disposes of less than 100% of its equity interest in SCIC for cash or marketable securities (a “Partial Liquidity Event”).

If there has not been a Liquidity Event prior to the Plan Termination Date, the Board will determine the Equity Value of SCIC (as defined in the Plan) as of such date and will establish the LTIP Award Pool based on a sliding percentage of such valuation. The entire LTIP Award Pool will be distributed to the participants upon the occurrence of a Liquidity Event or the Plan Termination Date. During the fourth quarter of 2007, 68% of the LTIP Award Pool was granted by the Board to individual participants and 1% of the LTIP Award Pool was forfeited; therefore, as of December 30, 2007, 67% of the LTIP Award Pool was outstanding. During 2008, an additional 3% of the LTIP Award Pool was granted by the Board to individual participants and 5% of the LTIP Award Pool was forfeited; therefore, as of December 28, 2008, 65% of the LTIP Award Pool was outstanding. This percentage determines the allocation of the total LTIP Award Pool amongst the recipients and does not impact the total LTIP Award Pool. Expense is recorded over the participants’ service periods representing the period between a participant’s grant date and the Plan Termination Date. As additional grants are made to existing or new participants, compensation expense is recorded over the respective future service period. Accordingly, the expense recorded in future periods would be affected by future participant grants and forfeitures.

Based on the Company’s valuations of the Plan as of December 28, 2008 and December 30, 2007, the Company recorded compensation expense of approximately $1.3 million in 2008 and $0.9 million in 2007 and compensation expense of $18.2 million is expected to be recognized over the remaining service period of 5.75

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

years. The Company remeasures the LTIP Award Pool’s fair value on a quarterly basis with a corresponding adjustment to compensation expense over the remaining service period.

The estimated fair value of the LTIP Award Pool is derived based on a lattice (binomial) forecast model with the primary input being the estimated business enterprise value (“BEV”) for the Company, which is determined based on the estimated discounted cash flows of the business and through a comparison to market values of peer companies. The LTIP Award is derived from the binomial model forecasts based on the probabilities of obtaining the forecasted future BEVs. SFAS 123(R) requires that the fair value of the LTIP Award Pool be determined assuming a full payout at the Plan Termination Date with no consideration of a Liquidity Event. As the LTIP Award Pool is based on the BEV of the Company; the fair value of the equity was calculated by the lattice model utilizing a Black-Scholes Option Model (“BSOM”).

The key BSOM assumptions include:

i)	the fair value of the underlying asset set equal to the estimated BEV,

ii)	the strike price equal to the face value of the debt plus accrued interest,

iii)	volatility of 53.0% in 2008 and 41.6% in 2007, which was based on historic and implied forward volatilities for selected publicly traded companies and calibrated such that the value derived by the model for the public debt was equivalent to the market trading price for the public debt on the valuation date,

iv)	forward one-year risk free rates ranging from 0.38% to 2.38% in 2008 and 2.76% to 4.45% in 2007, based on the market yields of government bonds with terms corresponding to the remaining term of the Plan at the respective node in the lattice model (ranging from 1 to 6 years for 2008; 1 to 7 years for 2007), and

v)	a dividend yield of 0% for both 2008 and 2007 based on the assumption that dividends would not be paid.

The recorded expense reflects management’s estimate of forfeitures, which is based on management’s turnover expectations related to the Plan participants and historical forfeiture rates. The assumed annual forfeiture rate applied in 2008 and 2007 was approximately 8% and 4%, respectively.

CPUs and Stock Options

SCIC also has a management investment and incentive compensation plan for certain key employees of the Company. Under this plan, SCIC reserved 1,450,000 shares of SCIC common stock, and 5,000 shares of CPPS for issuance (Note 13). The accounting impact of this plan was recorded in the consolidated financial statements of the Company as the plan relates to employees of the Company.

During the second quarter of 2004, SCIC issued 3,283 CPUs to certain Company employees in settlement of $3.3 million of deferred compensation liabilities. The fair value of the CPUs granted by SCIC was linked to the fair market value of one share of CPPS. For CPUs, compensation expense is recognized periodically based on changes in the fair value of the CPU relative to the grant-date fair value of the CPU. During the year ended December 30, 2007, the Company recorded the reversal of compensation expense with a corresponding decrease to additional paid-in capital of $0.6 million, reflecting the reversal of the accrued dividends as a result of the departure of certain employees from the Company. During the year ended December 31, 2006, the Company recorded compensation expense and additional paid-in capital of $0.2 million reflecting dividends declared by SCIC on those instruments.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The issuance of CPUs by SCIC in settlement of deferred compensation liabilities of the Company totaling $3.3 million was recorded as additional paid-in capital in 2004. During 2007 and 2006 and 2005, as a result of employees separating from the Company, 1,907, 109 and 1,267 CPUs were canceled and additional paid-in capital was reduced by $1.9 million, $0.1 million and $1.3 million, respectively. As of December 30, 2007, there were no CPUs outstanding and none were granted in 2008.

There was no stock option activity during the year ended December 28, 2008. The following shows stock option activity for the year ended December 30, 2007:

	Shares under option Time-based	Shares under option Performance-based	Total shares under option
December 31, 2006	293,585	195,723	489,308
Cancelled (1)	(293,585)	(195,723)	(489,308)

December 30, 2007	—	—	—

(1)	During 2007, the Company’s board of directors cancelled all outstanding options. No options had been exercised at the time of cancellation.

The performance-based options were accounted for as variable options. In accordance with APB 25, no compensation expense was recorded related to these awards since the grant dates because the performance goals had not been met and the value of the underlying common stock had not increased.

In December 2004, the FASB issued SFAS 123R. SFAS 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB 25. The Company adopted SFAS 123R on January 2, 2006 under the “prospective” method. Under the provisions of SFAS No. 123, the Company had calculated its pro forma disclosure using the minimum value method, which excludes any effect of volatility on value; therefore, the prospective method of adopting SFAS 123R is required. Under the “prospective” method, compensation cost is recognized in the consolidated financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted, modified, repurchased or cancelled after that date. Since the adoption of SFAS 123R, the Company has not granted, modified or repurchased any options; therefore, no expense had been recognized for stock options in the Company’s Consolidated Statements of Operations during the years ended December 28, 2008, December 30, 2007 or December 31, 2006.

(16) Related-party Transactions

Advisory fees

SCC Holding – In 2004, the Company and SCIC entered into a management agreement with SCC Holding providing for, among other items, the payment by SCIC of an annual advisory fee of $2.5 million to SCC Holding. On December 19, 2008, the Company and SCIC entered into an amendment to this management agreement. The amendment provides that SCC Holdings will not receive any fees under its management agreement for the fiscal year ended December 28, 2008; therefore, no expense was incurred by the Company during the 2008 fiscal year related to this agreement. Pursuant to the agreement, the Company incurred $2.5 million of advisory fees in each of the 2007 and 2006 fiscal years. As of December 30, 2007, amounts accrued on the Company’s Consolidated Balance Sheet were $2.5 million related to the advisory fee for the 2007 fiscal year, which was subsequently paid during the third quarter of 2008 after the Company achieved certain financial covenants contained in its First Lien.

Vestar – In 2004, SCIC also entered into a management agreement with Vestar pursuant to which SCIC will pay Vestar an $800,000 annual advisory fee, plus reimbursement of its expenses. On December 19, 2008, the Company and Vestar entered into an amendment to this management agreement. The amendment provides that

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Vestar will not receive any advisory fees under its management agreement for the fiscal year ended December 28, 2008; therefore, no expense was incurred by the Company during the 2008 fiscal year related to this agreement. Pursuant to the agreement, the Company incurred $0.8 million of advisory fees in each of the 2007 and 2006 fiscal years. Out of pocket expenses incurred in 2008, 2007 and 2006, were approximately $0.2 million, $0.8 million and $0.1 million, respectively. As of December 28, 2008, $0.1 million was accrued for out of pocket expenses. As of December 30, 2007, $1.5 million was accrued for advisory fees and out of pocket expenses on the Company’s Consolidated Balance Sheet, which were subsequently paid by the end of the third quarter of 2008.

In December 2006, the Company’s First Lien was amended to, among other things, provide that beginning in 2007, SCC Holding and Vestar may not receive payment for management services unless the Company meets certain financial covenants contained in the First Lien. All amounts accrued for outstanding management fees were paid during the third quarter of 2008.

Interest-free loans

In July 2008, the Company extended an interest-free loan of $0.2 million to one of its executive officers. The loan is included in other long-term assets on the Company’s Consolidated Balance Sheet as of December 28, 2008. The Company had previously extended an interest-free loan of $0.2 million to one of its executive officers in September 2007, which was fully repaid in January 2008.

(17) Commitments and Contingencies

The Company is involved in various claims and legal actions arising from time to time in the ordinary course of business. Management believes that the ultimate disposition of these matters would not have a material adverse effect on the Company’s business, consolidated financial position, results of operations, or liquidity.

The Company also has certain purchase obligations for raw materials, which are commitments for projected needs to be utilized in the normal course of business. These are contracts that specify all significant terms, including fixed or minimum quantities to be purchased, a pricing structure and appropriate timing of the transaction.

(18) Government Obligations

The Company entered into agreements with the City of Chicago (“City”) and the State of Illinois (“State”) relating to its 2001 acquisition of certain property located in Chicago, Illinois. Pursuant to these agreements, the City paid a portion of the 2001 purchase price on behalf of the Company in the form of cash and the issuance of a note. The State also provided a grant to the Company. Under the agreements, the Company is required to fulfill certain obligations relating to development of the property and retention of a certain number of employees. The Company’s intention is no longer to develop the property, but rather sell the property and it expects that these obligations will either transfer to a new owner or be repaid from the proceeds of a sale. The obligations total approximately $16.2 million and are included in other current liabilities in the accompanying Consolidated Balance Sheets, of which approximately $3.0 million is interest bearing. Accrued interest of $2.3 million and $1.9 million related to the note is included in other current liabilities as of December 28, 2008 and December 30, 2007, respectively.

In the first quarter of 2007, the Company had entered into a purchase and sale agreement to sell the property (Note 4). The purchase and sale agreement provided that, upon the closing of the sale, the obligations of the Company to the City and State would be satisfied or the Company would otherwise be released from such obligations. The purchase and sale agreement was terminated in December 2008.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(19) Segments

The Company reports the results of its segments in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company manages and evaluates its operations in two reportable segments: North America and Europe. Both of these segments produce a broad array of disposable food service products, which are available in paper, plastic and foam. The operating segments are managed separately based on the products and requirements of the different markets. North America includes all U.S. entities, Canada, Mexico, Corporate and Puerto Rico and Europe includes all U.K. entities. Other includes Australia and Panama. The segment information below excludes discontinued operations (Note 3).

The accounting policies of the operating segments are the same as those described in Note 2. Segment operating results are measured based on operating income (loss). Intersegment net sales are accounted for on an arm’s length pricing basis.

No individual customer accounted for greater than 10% of consolidated net sales in fiscal years 2008, 2007 or 2006. It is not practical for the Company to report revenues from external customers for each product and service or each group of similar products.

(In thousands)	North America	Europe	Other	Total Segments	Eliminations	Total
Year ended December 28, 2008
Revenues from external customers	$1,723,444	$109,383	$14,207	$1,847,034	$—	$1,847,034
Intersegment net sales	21,540	—	—	21,540	(21,540)	—
Operating income	64,298	1,002	100	65,400	198	65,598
Depreciation and amortization	77,333	4,500	428	82,261	—	82,261
Capital expenditures	74,557	4,610	531	79,698	—	79,698
Property, plant and equipment, net	491,797	16,640	2,692	511,129	—	511,129
Total assets at year end	1,039,505	70,200	11,081	1,120,786	(46,991)	1,073,795
Year ended December 30, 2007
Revenues from external customers	$1,996,838	$100,456	$12,808	$2,110,102	$—	$2,110,102
Intersegment net sales	19,986	—	47	20,033	(20,033)	—
Operating income	51,098	2,363	1,916	55,377	(94)	55,283
Depreciation and amortization	91,516	4,090	600	96,206	—	96,206
Capital expenditures	41,936	4,638	914	47,488	—	47,488
Property, plant and equipment, net	514,597	22,666	2,586	539,849	—	539,849
Total assets at year end	1,142,102	78,508	11,334	1,231,944	(28,769)	1,203,175
Year ended December 31, 2006
Revenues from external customers	$2,022,582	$88,916	$12,462	$2,123,960	$—	$2,123,960
Intersegment net sales	18,339	—	—	18,339	(18,339)	—
Operating (loss) income	(227,882)	(18,869)	253	(246,498)	(241)	(246,739)
Depreciation and amortization	93,091	3,498	610	97,199	—	97,199
Capital expenditures	51,347	3,113	433	54,893	—	54,893

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net sales by customer group for the years ended December 28, 2008, December 30, 2007 and December 31, 2006 were as follows:

(In thousands)	Year Ended December 28, 2008	Year Ended December 30, 2007	Year Ended December 31, 2006
Foodservice	$1,536,728	$1,732,601	$1,797,840
Consumer	310,306	377,501	326,120

Net sales	$1,847,034	$2,110,102	$2,123,960

Geographic information:

Net sales from external customers by customer location are determined based on where the Company’s products were delivered. Long-lived assets include property, plant and equipment, net; goodwill; intangible assets, net; and certain other non-current assets.

(In thousands)	Year Ended December 28, 2008	Year Ended December 30, 2007	Year Ended December 31, 2006
United States	$1,511,148	$1,773,316	$1,796,269
Other countries	335,886	336,786	327,691

Revenues from external customers	$1,847,034	$2,110,102	$2,123,960

United States	$481,853	$503,809	$677,820
Other countries	65,982	85,712	79,455

Total long-lived assets	$547,835	$589,521	$757,275

Reconciliation:

(In thousands)	Year Ended December 28, 2008	Year Ended December 30, 2007	Year Ended December 31, 2006
Total segment and other operating income (loss)	$65,400	$55,377	$(246,498)
Elimination of intersegment operating income	198	(94)	(241)
Interest expense	(62,725)	(83,271)	(77,551)
Interest income	1,101	2,177	2,259
Loss on debt extinguishment	—	(3,962)	—
Foreign currency exchange (loss) gain, net	(14,107)	4,090	6,863
Other, net	—	184	(55)

Loss from continuing operations before income taxes	$(10,133)	$(25,499)	$(315,223)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(20) Valuation and Qualifying Accounts

The valuation and qualifying account is allowance for doubtful accounts. The changes in this account for the years ended December 28, 2008, December 30, 2007 and December 31, 2006 were as follows (in thousands):

	Beginning balance	Charged to costs and expenses	Charged to other accounts (1)	Deductions	Ending balance
Allowance for doubtful accounts
2008	$1,348	$584	$136	$(615)	$1,453
2007	2,252	39	4	(947)	1,348
2006	3,929	1,174	38	(2,889)	2,252

(1)	Charged to other accounts includes recoveries received, reclassifications and cumulative translation adjustments for translation of foreign accounts.

(21) Correction of Immaterial Errors in Prior Period Financial Statements

The Company has determined that certain of its previously filed financial statements had been misstated. In order to assess materiality with respect to these misstatements, it applied the concepts set forth in Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements and determined that the correction of prior year financial statements was immaterial. Accordingly, the Company’s consolidated balance sheet as of December 30, 2007 and the related consolidated statements of operations, shareholder’s equity and comprehensive income (loss), and cash flows for the years ended December 30, 2007 and December 31, 2006 included in this Form 10-K reflect the correction of these immaterial errors. The accompanying notes have also been revised, as necessary. The accounting issues requiring the correction of immaterial errors are described below.

Governmental Obligations

The Company has obligations to the City of Chicago (“City”) and the State of Illinois (“State”) related to its 2001 acquisition of certain property located in Chicago, Illinois as described in Note 18. The Company has not historically included these obligations as liabilities in its consolidated financial statements; the amounts were recorded net against the property acquired. In the accompanying consolidated financial statements, the Company has corrected this accounting error and increased the carrying value of the property by $16.2 million with an offsetting increase in other current liabilities. In the first quarter of 2007, the Company entered into a purchase and sale agreement to sell the property. Accordingly, the increased carrying value of the property is included in assets held for sale on the consolidated balance sheet for fiscal year 2007. The purchase and sale agreement was terminated in December 2008; therefore, the property was reclassified from assets held for sale to property, plant and equipment, net on the consolidated balance sheet for fiscal year 2008.

The Company also recognized interest on the interest bearing note, described in Note 18, resulting in a decrease to retained earnings as of the end of fiscal year 2005 of $1.2 million and additional interest expense of $0.3 million and $0.4 million for the fiscal years 2006 and 2007, respectively. Accrued interest included in other current liabilities as of December 30, 2007 was increased by $1.9 million. The quarterly financial data presented in Note 22 reflects the additional interest expense in the previously reported quarters of fiscal years 2008 and 2007.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounts Receivable Credits

In the third quarter of fiscal year 2008, the Company completed its review of identified open accounts receivable credits that had not been properly accounted for in prior periods. The correction of these accounting errors resulted in an increase in previously reported net sales and accounts receivable. The impact of this correction resulted in an increase to retained earnings as of the end of fiscal year 2005 of $0.1 million and increases to reported net sales and accounts receivable for the fiscal years 2006 and 2007 of $1.0 million and $3.9 million, respectively, and resulting increases in net income of $1.0 million and $3.9 million, respectively. The cumulative impact of the correction resulted in an increase in the reported balance of accounts receivable of $5.1 million and an increase in other current liabilities of $0.1 million on the Company’s consolidated balance sheet as of December 30, 2007.

The correction of this immaterial error was previously reported in the Company’s Form 10-Q for the thirteen weeks ended September 28, 2008, which noted that sales and accounts receivable had been increased by $0.5 million and $0.3 million over the previously reported first and second quarters in fiscal year 2008. The quarterly financial data presented in Note 22 includes the impact of these corrections.

Loss on Asset Disposals

In the fourth quarter of fiscal year 2008, the Company noted that it had not properly accounted for the disposition of assets on a timely basis. The correction of this error resulted in the recognition of a loss on asset disposals in the fourth quarter of 2007 of $0.6 million offset by a corresponding decrease in property, plant and equipment. The Company’s consolidated balance sheet and consolidated income statement for fiscal year 2007 have been revised accordingly.

In addition, the Company revised its quarterly reporting in fiscal year 2008 to recognize losses on asset disposals of $2.2 million and $3.5 million in the first and third quarters, respectively. The correction included the reversal of depreciation expense which had been recognized during the first three quarters of 2008 totaling $0.2 million. The quarterly financial data presented in Note 22 has been revised to include these changes to the fourth quarter of 2007 and the first three quarters of 2008.

Assets Held for Sale – Impairment Loss

In the fourth quarter of fiscal year 2007, the Company recognized an impairment loss of $3.0 million related to assets held for sale as described in Note 4. In the Company’s Consolidated Balance Sheet included in its Form 10-K for the fiscal year ended December 30, 2007, the impairment loss was reflected as a reduction in property, plant and equipment; however, it should have been reflected as a reduction of assets held for sale. This error was corrected in the Company’s Form 10-Q for the thirteen weeks ended March 30, 2008 and has no effect on its consolidated statement of operations in any reported period.

Classification of Interest Rate Swaps

In the Company’s December 30, 2007 consolidated balance sheet in its 2007 Form 10-K, the fair value of interest rate swaps of $7.1 million was incorrectly included in other current liabilities. Based on their stated expiration dates, these instruments should have been included in non-current liabilities. This error was corrected in the Company’s Form 10-Q for the thirteen weeks ended March 30, 2008 and has no effect on its consolidated statement of operations in any reported period. See Note 11.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Guarantor Financial Statements

The Company’s guarantor disclosures have been revised to correct immaterial errors which had been presented in previously issued financial statements. These errors involve offsetting adjustments among the consolidating subsidiaries and do not affect the Company’s consolidated financial statements for any period. The guarantor disclosures have been revised to correct the errors, as described in Note 23.

Summary of Financial Statement Impacts

The following table sets forth the effects of the correcting adjustments on retained earnings (accumulated deficit) as of the end of fiscal year 2005 (in millions):

January 1, 2006
Retained earnings, as previously reported	$125.3
Government obligations	(1.2)
Accounts receivable credits	0.1

Retained earnings, as corrected	$124.2

The impacts on reported net income to correct these immaterial errors are summarized as follows (in millions):

	2007	2006
Increase (decrease)
Net income (loss), as previously reported	$68.2	$(375.1)
Government obligations	(0.4)	(0.3)
Accounts receivable credits	3.9	1.0
Loss on asset disposals	(0.6)	—

Total correction adjustments	2.9	0.7

Net income (loss), as revised	$71.1	$(374.4)

The impacts on the Company’s consolidated balance sheet to correct these immaterial errors are summarized as follows (in millions):

December 30, 2007
Increase (decrease)
Accounts receivable	$5.1
Assets held for sale	13.2
Property, plant and equipment	2.4
Other current liabilities	11.1
Other liabilities (noncurrent)	7.1
Retained earnings	2.5

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(22) Quarterly Financial Data (Unaudited)

The following table sets forth certain unaudited financial data for quarterly periods during fiscal years 2008 and 2007.

(In millions)	4Q 2008	3Q 2008	2Q 2008	1Q 2008	4Q 2007	3Q 2007	2Q 2007	1Q 2007
Net sales	$404.3	$462.2	$518.7	$461.8	$522.2	$527.2	$577.0	$483.7
Gross profit	43.5	60.1	76.3	67.9	75.1	61.6	78.2	35.5
Net (loss) income	(12.8)	(8.0)	8.4	0.3	98.7	6.4	4.0	(38.0)

The results for the first three fiscal quarters in 2008 and all fiscal quarters in 2007 have been adjusted to reflect the correction of immaterial errors in the Company’s prior period financial statements described in Note 21. The tables below reflect the amounts as previously reported in the Company’s Forms 10-Q for the first three quarters of 2008 and its Form 10-K for the fiscal year ended December 30, 2007.

				3Q 2008			2Q 2008			1Q 2008
(in millions)				As Previously Reported	Corrections	As Corrected	As Previously Reported	Corrections	As Corrected	As Previously Reported	Corrections	As Corrected
Net sales				$462.2	$—	$462.2	$518.5	$0.2	$518.7	$461.3	$0.5	$461.8
Gross profit				60.0	0.1	60.1	75.9	0.4	76.3	67.4	0.5	67.9
Net income (loss)				(4.6)	(3.4)	(8.0)	8.3	0.1	8.4	2.1	(1.8)	0.3

	4Q 2007			3Q 2007			2Q 2007			1Q 2007
(in millions)	As Previously Reported	Corrections	As Corrected	As Previously Reported	Corrections	As Corrected	As Previously Reported	Corrections	As Corrected	As Previously Reported	Corrections	As Corrected
Net sales	$521.6	$0.6	$522.2	$526.1	$1.1	$527.2	$575.9	$1.1	$577.0	$482.7	$1.0	$483.7
Gross profit	74.5	0.6	75.1	60.5	1.1	61.6	77.1	1.1	78.2	34.5	1.0	35.5
Net income (loss)	98.5	0.2	98.7	5.4	1.0	6.4	3.1	0.9	4.0	(38.8)	0.8	(38.0)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(23) Guarantors

On July 2, 2009, the Company (“Solo Delaware” in the following financial information) and its wholly owned subsidiary Solo Cup Operating Corporation (“SCOC”), as co-Issuers, issued $300.0 million of 10.5% Senior Secured Notes due 2013 (the “Secured Notes”) and entered into a new asset-based revolving credit facility providing for borrowings of up to $200.0 million subject to borrowing base limitations (“ABL Facility”). Initial borrowings under the ABL Facility were $28.3 million. These funds together with the $293.8 million in net proceeds the Company received from the issuance of the Secured Notes were used to repay the $300.9 million of borrowings outstanding and accrued interest on the Company’s first lien credit facility, to pay $17.3 million of debt issuance costs relating to the Secured Notes and the ABL Facility, and to provide $3.9 million for operating needs.

The Secured Notes are fully and unconditionally guaranteed, on a joint and several basis by certain of the Company’s subsidiaries. The consolidated guarantors include the following: SF Holdings Group, Inc. (“SF Holdings”), Solo Manufacturing LLC, P.R. Solo Cup, Inc., Lily-Canada Holding Corporation, Solo Cup (UK) Limited, Insulpak Holdings Limited, Solo Cup Europe Limited and Solo Cup Owings Mills Holdings.

On February 27, 2004, with an effective date of February 22, 2004, the Company acquired SF Holdings. The Company partially funded this acquisition through the issuance of the 8.5% Senior Subordinated Notes. The consolidated guarantors of the Senior Subordinated Notes are the same as the 10.5% Secured Notes, except for SCOC, which is a guarantor of the 8.5% Senior Subordinated Notes, but a co-issuer of the Secured Notes.

The following financial information has been revised to present the guarantors and non-guarantors of both the 8.5% Senior Subordinated Notes and the 10.5% Senior Secured Notes, in accordance with Rule 3-10 of Regulation S-X. Also, certain of this financial information has been revised from the amounts previously presented in order to properly reflect investments in subsidiaries under the equity method. In presenting this financial information, the equity method of accounting has been applied to (i) Solo Delaware’s investment in SF Holdings, (ii) SF Holdings’ investment in SCOC, and (iii) SCOC’s investment in the Other Guarantors and Non-Guarantor subsidiaries. All such subsidiaries meet the requirements to be consolidated under U.S. generally accepted accounting principles. All intercompany balances and transactions have been eliminated.

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following financial information presents the guarantors and non-guarantors of the 8.5% Senior Subordinated Notes and the Secured Notes, in accordance with Rule 3-10 of Regulation S-X.

	Condensed Consolidated Balance Sheet December 28, 2008 (In thousands)
	Solo Delaware (1)	SF Holdings (2) (Guarantor)	SCOC (3)	Other Guarantors (4)	Non- Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$40,310	$—	$8	$1,020	$16,166	$—	$57,504
Cash in escrow	—	—	50	—	—	—	50
Accounts receivable – trade	—	—	87,010	17,866	16,126	—	121,002
Accounts receivable – other	—	—	31,349	1,104	247	(29,661)	3,039
Intercompany debt – current	—	—	—	205	—	(205)	—
Inventories	—	—	248,965	15,412	20,911	(2,027)	283,261
Deferred income taxes	—	—	21,560	87	235	—	21,882
Prepaid expenses and other current assets	—	—	31,432	3,738	3,702	—	38,872

Total current assets	40,310	—	420,374	39,432	57,387	(31,893)	525,610
Property, plant and equipment, net	—	—	463,057	16,640	31,432	—	511,129
Goodwill	—	—	—	15,459	—	—	15,459
Intercompany receivables – non-current	134,237	—	6,088	—	—	(140,325)	—
Intercompany debt – non-current	540,209	—	36,071	820	—	(577,100)	—
Investments in subsidiaries	42,537	318,631	62,457	—	—	(423,625)	—
Other assets	12,210	—	6,582	—	2,805	—	21,597

Total assets	$769,503	$318,631	$994,629	$72,351	$91,624	$(1,172,943)	$1,073,795

Liabilities and Shareholder’s Equity

Current liabilities:
Accounts payable	$—	$—	$57,651	$10,216	$6,892	$—	$74,759
Intercompany payable	—	—	1,103	18,282	10,276	(29,661)	—
Accrued expenses and other current liabilities	12,673	—	83,075	3,020	4,257	—	103,025
Current maturities of long-term debt	—	—	—	183	1,185	—	1,368
Current maturities of long-term debt – intercompany	—	—	205	—	—	(205)	—

Total current liabilities	12,673	—	142,034	31,701	22,610	(29,866)	179,152
Long-term debt, net of current maturities	714,954	—	—	1,521	347	—	716,822
Long-term debt, net of current maturities – intercompany	—	135,769	405,260	36,071	—	(577,100)	—
Deferred income taxes	—	—	28,193	366	2,291	—	30,850
Long-term payable – intercompany	—	140,325	—	—	—	(140,325)	—
Other long-term liabilities	10,584	—	100,511	2,291	2,293	—	115,679

Total liabilities	738,211	276,094	675,998	71,950	27,541	(747,291)	1,042,503

Total shareholder’s equity	31,292	42,537	318,631	401	64,083	(425,652)	31,292

Total liabilities and shareholder’s equity	$769,503	$318,631	$994,629	$72,351	$91,624	$(1,172,943)	$1,073,795

(Continued)

(1)	Issuer of 8.5% Senior Subordinated Notes; co-issuer of 10.5% Senior Secured Notes
(2)	Guarantor of 8.5% Senior Subordinated Notes and 10.5% Senior Secured Notes
(3)	Guarantor of 8.5% Senior Subordinated Notes; co-issuer of 10.5% Senior Secured Notes
(4)	Guarantor of 8.5% Senior Subordinated Notes and 10.5% Senior Secured Notes

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Condensed Consolidated Balance Sheet December 30, 2007 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$10,464	$—	$12	$4,868	$18,239	$—	$33,583
Cash in escrow	—	—	—	—	—	—	—
Accounts receivable – trade	—	—	126,283	21,407	17,447	—	165,137
Accounts receivable – other	—	—	264,027	1,033	504	(255,741)	9,823
Intercompany debt – current	—	—	—	205	—	(205)	—
Inventories	—	—	267,000	13,735	22,435	(2,133)	301,037
Deferred income taxes	—	—	40,401	69	1,152	—	41,622
Prepaid expenses and other current assets	17	—	55,094	3,242	3,577	—	61,930

Total current assets	10,481	—	752,817	44,559	63,354	(258,079)	613,132
Property, plant and equipment, net	—	—	477,850	22,666	39,333	—	539,849
Goodwill	—	—	2,204	20,958	—	—	23,162
Intercompany receivables – non-current	115,227	—	6,088	—	—	(121,315)	—
Intercompany debt – non-current	842,674	—	48,902	820	—	(892,396)	—
Investments in subsidiaries	109,158	366,242	75,755	—	—	(551,155)	—
Other assets	16,658	—	7,096	654	2,624	—	27,032

Total assets	$1,094,198	$366,242	$1,370,712	$89,657	$105,311	$(1,822,945)	$1,203,175

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$—	$—	$69,693	$9,854	$7,015	$—	$86,562
Intercompany payable	232,382	—	1,034	12,255	10,070	(255,741)	—
Accrued expenses and other current liabilities	12,469	—	99,853	5,794	8,830	—	126,946
Current maturities of long-term debt	1,044	—	—	274	1,478	—	2,796
Current maturities of long-term debt – intercompany	—	—	205	—	—	(205)	—

Total current liabilities	245,895	—	170,785	28,177	27,393	(255,946)	216,304
Long-term debt, net of current maturities	752,706	—	—	1,579	1,912	—	756,197
Long-term debt, net of current maturities – intercompany	—	135,769	707,725	48,902	—	(892,396)	—
Deferred income taxes	—	—	47,700	3,011	3,697	—	54,408
Long-term payable – intercompany	—	121,315	—	—	—	(121,315)	—
Other long-term liabilities	7,070	—	78,260	—	2,409	—	87,739

Total liabilities	1,005,671	257,084	1,004,470	81,669	35,411	(1,269,657)	1,114,648

Total shareholder’s equity	88,527	109,158	366,242	7,988	69,900	(553,288)	88,527

Total liabilities and shareholder’s equity	$1,094,198	$366,242	$1,370,712	$89,657	$105,311	$(1,822,945)	$1,203,175

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Consolidated Statement of Operations For the year ended December 28, 2008 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$1,643,413	$109,476	$203,298	$(109,153)	$1,847,034
Cost of goods sold	—	—	1,426,353	99,357	182,577	(109,017)	1,599,270

Gross profit	—	—	217,060	10,119	20,721	(136)	247,764
Selling, general and administrative expenses	17	—	139,724	9,112	10,848	(95)	159,606
Loss on asset disposals	—	—	22,514	—	46	—	22,560

Operating (loss) income	(17)	—	54,822	1,007	9,827	(41)	65,598
Interest (income) expense, net	(13,700)	19,010	53,309	3,000	5	—	61,624
Foreign currency exchange loss (gain), net	—	—	13,041	2,868	(1,802)	—	14,107
Equity in loss (earnings) of subsidiaries	25,581	6,571	(4,592)	—	—	(27,560)	—

(Loss) income from continuing operations before income taxes	(11,898)	(25,581)	(6,936)	(4,861)	11,624	27,519	(10,133)
Income tax provision (benefit)	153	—	(216)	(1,251)	3,381	—	2,067

(Loss) income from continuing operations	(12,051)	(25,581)	(6,720)	(3,610)	8,243	27,519	(12,200)
Loss from discontinued operations, net of income taxes of $0	—	—	(628)	—	—	—	(628)
Gain on sale of discontinued operations, net of income taxes of $0	—	—	777	—	—	—	777

Net (loss) income	$(12,051)	$(25,581)	$(6,571)	$(3,610)	$8,243	$27,519	$(12,051)

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Consolidated Statement of Operations For the year ended December 30, 2007 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$1,898,653	$100,547	$214,170	$(103,268)	$2,110,102
Cost of goods sold	—	—	1,685,743	88,602	188,428	(103,090)	1,859,683

Gross profit	—	—	212,910	11,945	25,742	(178)	250,419
Selling, general and administrative expenses	(452)	—	183,437	9,580	11,256	(178)	203,643
Loss on asset disposals	—	—	(7,235)	—	(1,272)	—	(8,507)

Operating income	452	—	36,708	2,365	15,758	—	55,283
Interest expense, net	233	17,315	60,060	3,080	406	—	81,094
Loss on debt extinguishment	3,962	—	—	—	—	—	3,962
Foreign currency exchange gain, net	—	—	(1,776)	(382)	(1,932)	—	(4,090)
Other income, net	—	—	(184)	—	—	—	(184)
Equity in earnings of subsidiaries	(75,768)	(112,586)	(9,207)	—	—	197,561	—

Income (loss) from continuing operations before income taxes	72,025	95,271	(12,185)	(333)	17,284	(197,561)	(25,499)
Income tax provision (benefit)	944	19,503	(44,401)	(250)	4,743	—	(19,461)

Income (loss) from continuing operations	71,081	75,768	32,216	(83)	12,541	(197,561)	(6,038)
Income (loss) from discontinued operations, net of income tax provision of $3,043	—	—	3,107	—	(3,251)	—	(144)
Gain on sale of discontinued operations, net of income tax provision of $17,671	—	—	77,263	—	—	—	77,263

Net income (loss)	$71,081	$75,768	$112,586	$(83)	$9,290	$(197,561)	$71,081

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Consolidated Statement of Operations For the year ended December 31, 2006 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
Net sales	$—	$—	$1,933,290	$89,056	$191,145	$(89,531)	$2,123,960
Cost of goods sold	—	—	1,764,173	79,277	167,129	(89,268)	1,921,311

Gross profit	—	—	169,117	9,779	24,016	(263)	202,649
Selling, general and administrative expenses	903	(1,386)	177,840	28,641	10,685	(263)	216,420
Impairment of goodwill	18,988	72,949	136,482	—	118	—	228,537
Loss on asset disposals	—	—	4,362	1	68	—	4,431

Operating (loss) income	(19,891)	(71,563)	(149,567)	(18,863)	13,145	—	(246,739)
Interest (income) expense, net	(279)	15,771	56,551	2,299	950	—	75,292
Foreign currency exchange gain, net	—	—	(6,179)	(174)	(510)	—	(6,863)
Other expense (income), net	—	—	63	—	(8)	—	55
Equity in loss of subsidiaries	359,395	277,192	16,829	—	—	(653,416)	—

(Loss) income from continuing operations before income taxes	(379,007)	(364,526)	(216,831)	(20,988)	12,713	653,416	(315,223)
Income tax (benefit) provision	(4,639)	(5,131)	61,613	(204)	4,645	—	56,284

(Loss) income from continuing operations	(374,368)	(359,395)	(278,444)	(20,784)	8,068	653,416	(371,507)
Income (loss) from discontinued operations, net of income tax provision of $235	—	—	1,252	—	(4,113)	—	(2,861)

Net (loss) income	$(374,368)	$(359,395)	$(277,192)	$(20,784)	$3,955	$653,416	$(374,368)

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Condensed Consolidated Statement of Cash Flows For the year ended December 28, 2008 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities – continuing operations	$14,315	$—	$114,899	$949	$2,414	$—	$132,577
Net cash used in operating activities – discontinued operations	—	—	(638)	—	—	—	(638)

Net cash provided by operating activities	14,315	—	114,261	949	2,414	—	131,939
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	—	—	(72,431)	(4,610)	(3,947)	1,290	(79,698)
Proceeds from asset disposals	—	—	11,743	—	50	(1,290)	10,503
Proceeds from sale of discontinued operations	—	—	850	—	—	—	850
Increase in cash in escrow	—	—	(50)	—	—	—	(50)

Net cash used in investing activities	—	—	(59,888)	(4,610)	(3,897)	—	(68,395)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments under revolving credit facilities	(2,100)	—	—	—	—	—	(2,100)
Repayments of term notes	(36,696)	—	—	—	(1,386)	—	(38,082)
Collection on (repayment of) intercompany debt	54,327	—	(54,327)	—	—	—	—
Net repayment of other debt	—	—	(50)	(85)	—	—	(135)

Net cash provided by (used in) financing activities	15,531	—	(54,377)	(85)	(1,386)	—	(40,317)

Effect of exchange rate changes on cash	—	—	—	(102)	796	—	694

Net increase (decrease) in cash and cash equivalents	29,846	—	(4)	(3,848)	(2,073)	—	23,921
Cash and cash equivalents, beginning of period	10,464	—	12	4,868	18,239	—	33,583

Cash and cash equivalents, end of period	$40,310	$—	$8	$1,020	$16,166	$—	$57,504

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Condensed Consolidated Statement of Cash Flows For the year ended December 30, 2007 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) operating activities – continuing operations	$397,595	$—	$(330,022)	$8,284	$11,091	$—	$86,948
Net cash used in operating activities – discontinued operations	—	—	8,868	—	(238)	—	8,630

Net cash provided by (used in) operating activities	397,595	—	(321,154)	8,284	10,853	—	95,578
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	—	—	(40,120)	(4,638)	(3,753)	1,023	(47,488)
Proceeds from asset disposals	—	—	141,875	1	2,616	(1,023)	143,469
Proceeds from sale of discontinued operations	—	—	210,043	—	—	—	210,043

Net cash provided by (used in) investing activities – continuing operations	—	—	311,798	(4,637)	(1,137)	—	306,024
Net cash provided by (used in) investing activities – discontinued operations	—	—	148	—	(533)	—	(385)

Net cash provided by (used in) investing activities	—	—	311,946	(4,637)	(1,670)	—	305,639
CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments under revolving credit facilities	(72,500)	—	—	—	(94)	—	(72,594)
(Repayments) borrowings of term notes and other debt, net	(313,475)	—	50	(278)	(6,189)	—	(319,892)
Return of capital to parent	(2,007)	—	—	—	—	—	(2,007)
Debt issuance costs	(380)	—	—	—	—	—	(380)

Net cash (used in) provided by financing activities – continuing operations	(388,362)	—	50	(278)	(6,283)	—	(394,873)
Net cash used in financing activities – discontinued operations	—	—	—	—	(72)	—	(72)

Net cash (used in) provided by financing activities	(388,362)	—	50	(278)	(6,355)	—	(394,945)

Effect of exchange rate changes on cash	—	—	—	(146)	1,066	—	920

Net increase (decrease) in cash and cash equivalents	9,233	—	(9,158)	3,223	3,894	—	7,192
Cash and cash equivalents, beginning of period	1,231	—	9,170	1,645	14,345	—	26,391

Cash and cash equivalents, end of period	$10,464	$—	$12	$4,868	$18,239	$—	$33,583

(Continued)

SOLO CUP COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Condensed Consolidated Statement of Cash Flows For the year ended December 31, 2006 (In thousands)
	Solo Delaware	SF Holdings (Guarantor)	SCOC	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash (used in) provided by operating activities – continuing operations	$(120,136)	$—	$51,765	$1,939	$13,423	$—	$(53,009)
Net cash used in operating activities – discontinued operations	—	—	831		634	—	1,465

Net cash (used in) provided by operating activities	(120,136)	—	52,596	1,939	14,057	—	(51,544)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	—	—	(49,217)	(3,113)	(2,563)	—	(54,893)
Proceeds from asset disposals	—	—	2,410	2	9	—	2,421
Decrease in cash in escrow	15,000	—	—	—	—	—	15,000

Net cash provided by (used in) investing activities – continuing operations	15,000	—	(46,807)	(3,111)	(2,554)	—	(37,472)
Net cash provided by (used in) investing activities – discontinued operations	—	—	(2,506)	—	6,149	—	3,643

Net cash provided by (used in) investing activities	15,000	—	(49,313)	(3,111)	3,595	—	(33,829)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under revolving credit facilities	42,525	—	—	—	(575)	—	41,950
Borrowings under the term notes and other debt	80,000	—	—	1,934	—	—	81,934
Repayments of term notes and other debt	(8,125)	—	—	—	(1,178)	—	(9,303)
Contribution of capital from parent	(651)	—	—	—	—	—	(651)
Debt issuance costs	(7,805)	—	—	—	(204)	—	(8,009)

Net cash provided by (used in) financing activities – continuing operations	105,944	—	—	1,934	(1,957)	—	105,921
Net cash used in financing activities – discontinued operations	—	—	—	—	(6,163)	—	(6,163)

Net cash provided by (used in) financing activities	105,944	—	—	1,934	(8,120)	—	99,758

Effect of exchange rate changes on cash	—	—	—	155	(236)	—	(81)

Net increase in cash and cash equivalents	808	—	3,283	917	9,296	—	14,304
Cash and cash equivalents, beginning of period	423	—	5,887	728	5,049	—	12,087

Cash and cash equivalents, end of period	1,231	—	9,170	1,645	14,345	—	26,391
Less: Cash and cash equivalents – discontinued operations	—	—	2,823	—	3,134	—	5,957

Cash and cash equivalents – continuing operations	$1,231	—	$6,347	$1,645	$11,211	$—	$20,434

$300,000,000

Solo Cup Company

Solo Cup Operating Corporation

OFFER TO EXCHANGE

10.5% Senior Secured Notes due 2013

for

10.5% Senior Secured Notes due 2013

PROSPECTUS

                    , 2009

Until                     , 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware Corporate Registrants

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificates of incorporation and the bylaws of Solo Cup Company, a Delaware corporation (“Solo”), Solo Cup Operating Corporation, a Delaware corporation (“SCOC”), SF Holdings Group, Inc., a Delaware corporation (“SF Holdings”), and Lily-Canada Holding Corporation, a Delaware corporation (“Lily-Canada”).

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Solo Cup Company

Solo’s amended and restated certificate of incorporation provides that Solo shall indemnify its directors and officers, including former officers and directors, to the fullest extent authorized or permitted by law. The amended and restated certificate of incorporation and the second amended and restated by-laws state that Solo is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of Solo. The amended and restated certificate of incorporation confers to the people entitled to indemnification the right to be paid the expenses incurred in defending or participating in any proceeding in advance of its final disposition. The amended and restated certificate of incorporation and the second amended and restated by-laws also state that Solo shall not provide indemnification in respect of claims, expenses or other liabilities or costs relating to, arising out of or resulting from (1) certain acts of the Senior Executive (as defined in the Stockholders’ Agreement) to Solo Family Members (as defined in the Stockholders’ Agreement) that are not directly related to the performance of his duties as an officer or director of Solo or (2) any claim by a Solo Family Member relating to, arising out of or resulting from any transaction referred to in or contemplated by the Offering Memorandum (as defined in the Stockholders’ Agreement) and which relates to certain acts or omissions of Senior Executive.

The second amended and restated by-laws of Solo provide that Solo shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Solo, or is or was a director or officer of Solo serving at the request of Solo as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Solo, and in a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of the corporation, Solo shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director or officer of Solo, or is or was a director or officer of Solo serving at the request of Solo as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Solo; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Solo unless and only to the extent that a court shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification provided for under the second amended and restated by-laws shall be made by Solo only as authorized upon a determination that the present or former director or officer met the applicable standard of conduct set forth in the by-laws, as determined by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. However, if such present or former director or officer of Solo is successful on the merits or in his or her defense of any action, suit or proceeding, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, without the necessity of authorization.

The indemnification provided for in Solo’s amended and restated certificate of incorporation and the second amended and restated by-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under the certificate of incorporation, by-laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Solo’s second amended and restated by-laws also provide that Solo may purchase and maintain insurance on behalf of any person who is or was a director or officer of Solo or is or was a director or officer serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not Solo would have the power or the obligation to indemnify such persons against such liability under the provisions of the second amended and restated by-laws.

The amended and restated certificate of incorporation of Solo Cup Company expressly eliminates the personal liability of directors for monetary damages arising from any breach of fiduciary duty as directors except for liability (i) for any breach of the director’s duty of loyalty to Solo Cup Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

Solo Cup Investment Corporation, the parent corporation of Solo (“SCIC”) maintains an insurance policy on behalf of itself and its subsidiaries, including Solo, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Solo Cup Operating Corporation

The amended and restated by-laws of SCOC provide that SCOC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of SCOC, or is or was a director or officer of SCOC serving at the request of SCOC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of SCOC, and in a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of the corporation, SCOC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director or officer of SCOC, or is or was a director or officer of SCOC serving at the request of SCOC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of SCOC; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to SCOC unless and only to the extent that a court shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The amended and restated bylaws confers to the people entitled to indemnification the right to be paid the expenses incurred in defending or participating in any proceeding in advance of its final disposition.

Any indemnification provided for under the amended and restated by-laws shall be made by SCOC only as authorized upon a determination that the present or former director or officer met the applicable standard of conduct set forth in the by-laws, as determined by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. However, if such present or former director or officer of SCOC is successful on the merits or in his or her defense of any action, suit or proceeding, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, without the necessity of authorization.

The indemnification provided for in SCOC’s amended and restated by-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

SCOC’s amended and restated by-laws also provide that SCOC may purchase and maintain insurance on behalf of any person who is or was a director or officer of SCOC or is or was a director or officer serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not SCOC would have the power or the obligation to indemnify such persons against such liability under the provisions of the amended and restated by-laws.

To the fullest extent permitted by the DGCL, the amended and restated certificate of incorporation of SCOC expressly eliminates the personal liability of directors for monetary damages arising from any breach of fiduciary duty as a director.

The amended and restated by-laws provide that SCOC is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of SCOC.

SCIC, the parent corporation of SCOC, maintains an insurance policy on behalf of itself and its subsidiaries, including SCOC, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

SF Holdings Group

The amended and restated by-laws of SF Holdings provide that SF Holdings shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of SF Holdings, or is or was a director or officer of SF Holdings serving at the request of SF Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of SF Holdings, and in a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of the corporation, SF Holdings shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director or officer of SF Holdings, or is or was a director or officer of SF Holdings serving at the request of SF Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of SF Holdings; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to SF Holdings unless and only to the extent that a court shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The amended and restated by-laws state that SF Holdings is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of SF Holdings.

Any indemnification provided for under the amended and restated by-laws shall be made by SF Holdings only as authorized upon a determination that the present or former director or officer met the applicable standard of conduct set forth in the by-laws, as determined by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. However, if such present or former director or officer of SF Holdings is successful on the merits or in his or her defense of any action, suit or proceeding, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, without the necessity of authorization.

The indemnification provided for in SF Holdings’s amended and restated by-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

SF Holdings’s amended and restated by-laws also provide that SF Holdings may purchase and maintain insurance on behalf of any person who is or was a director or officer of SF Holdings or is or was a director or officer serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not SF Holdings would have the power or the obligation to indemnify such persons against such liability under the provisions of the amended and restated by-laws.

The amended and restated certificate of incorporation of SF Holdings expressly eliminates the personal liability of directors for monetary damages arising from any breach of fiduciary duty as directors except for liability (i) for any breach of the director’s duty of loyalty to Solo or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

SCIC maintains an insurance policy on behalf of itself and its subsidiaries, including SF Holdings, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Lily-Canada Holding Corporation

The certificate of incorporation of Lily-Canada provides for indemnification of any director from and against any and all of the expenses, liabilities or other losses to the fullest extent permitted by the DGCL. The amended and restated by-laws of Lily-Canada provide that Lily-Canada shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Lily-Canada, or is or was a director or officer of Lily-Canada serving at the request of Lily-Canada as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Lily-Canada, and in a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of the corporation, Lily-Canada shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director or officer of Lily-Canada, or is or was a director or officer of Lily-Canada serving at the request of Lily-Canada as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Lily-Canada; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Lily-Canada unless and only to the extent that a court shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The amended and restated by-laws state that Lily-Canada is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of Lily-Canada.

Any indemnification provided for under the amended and restated by-laws shall be made by Lily-Canada only as authorized upon a determination that the present or former director or officer met the applicable standard of conduct set forth in the by-laws, as determined by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. However, if such present or former director or officer of Lily-Canada is successful on the merits or in his or her defense of any action, suit or proceeding, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, without the necessity of authorization.

The indemnification provided for in Lily-Canada’s amended and restated by-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

To the fullest extent permitted by the DGCL, the amended and restated certificate of incorporation of Lily-Canada expressly eliminates the personal liability of directors for monetary damages arising from any breach of fiduciary duty as a director and indemnifies any promoter or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. This indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a promoter or director.

Lily-Canada’s amended and restated by-laws also provide that Lily-Canada may purchase and maintain insurance on behalf of any person who is or was a director or officer of Lily-Canada or is or was a director or officer serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not Lily-Canada would have the power or the obligation to indemnify such persons against such liability under the provisions of the amended and restated by-laws.

SCIC maintains an insurance policy on behalf of itself and its subsidiaries, including Lily-Canada, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Solo Manufacturing LLC

Solo Manufacturing LLC (“Solo Manufacturing”) is a limited liability company organized under the laws of the state of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of Solo Manufacturing provide that Solo Manufacturing shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Solo Manufacturing), by reason of the fact that he, she or it is or was a Member, Manager, officer, employee, representative or agent of another corporation, limited liability company, general partnership, limited partnership, joint venture, trust, business trust or other enterprise or entity, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with such action, suit or proceeding if he, she or it acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of Solo Manufacturing, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful.

The indemnification provided for Solo Manufacturing’s limited liability company agreement is expressly not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of the Member(s) or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

The limited liability company agreement of Solo Manufacturing expressly provides that Solo Manufacturing shall have the right but not have the obligation to indemnify any person with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense.

SCIC maintains an insurance policy on behalf of itself and its subsidiaries, including Solo Manufacturing, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Solo Cup Owings Mills Holdings

Solo Cup Owings Mills Holdings (“Solo Trust”) is a statutory trust organized under the laws of the state of Delaware, established pursuant to a Certificate of Trust filed in the office of the Secretary of State of the State of Delaware on June 24, 2009 and a Trust Agreement, dated as of June 24, 2009, between SCOC, as beneficial owner, and Wilmington Trust Company, as trustee (the “Trust Agreement”).

Section 3817 of the Delaware Statutory Trust Act provides that a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever and that the absence of a provision for indemnity in the governing instrument of a statutory trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of Delaware.

The Trust Agreement provides that SCOC agrees to indemnify, defend and hold harmless the trustee and any of the officers, directors, employees and agents of the trustee from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including, without limitation, with respect to natural resource damages and any mitigative action required by or under environmental laws) of any kind and nature whatsoever, to the extent that such expenses arise out of or are imposed upon or asserted at any time against such indemnified persons with respect to the performance of the trust agreement, the creation, operation or termination of the trust or the transactions contemplated hereby; provided, however, that SCOC is not required to indemnify any indemnified person for any expenses which are a result of the willful misconduct, bad faith or gross negligence.

The Trust Agreement also provides that SCOC will advance expenses to indemnified persons prior to the final disposition of any matter.

SCIC maintains an insurance policy on behalf of itself and its subsidiaries, including Solo Trust. Solo Trust does not have directors or officers.

P. R. SOLO CUP, INC.

Section 8.75 of the Illinois Business Corporation Act of 1983 (the “IBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than in an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

In the case of an action or suit by or in the right of the corporation, Section 8.75 of the IBCA provides that no indemnification shall be made with respect to any claim, issue or matter as to which this person shall have been adjudged to be liable to the corporation, unless, and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 8.75 of the IBCA also permits the purchase and maintenance of insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCA.

SCIC maintains an insurance policy on behalf of itself and its subsidiaries, including P. R. Solo, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Nothing in the articles of incorporation or the by-laws of P. R. Solo provides for indemnification of its officers and directors.

Under Section 2.10 of the IBCA, a corporation may relieve a director from personal liability to such corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except in circumstances involving: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability arising under Section 8.65 of the IBCA; or (iv) any transaction from which the director derived an improper personal benefit.

The articles of incorporation and by-laws of P. R. Solo do not expressly eliminate or limit the personal liability of directors for monetary damages arising from any breach of duty as directors.

United Kingdom Registrants

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the articles of association of Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited (collectively, the “UK Guarantors”), each organized under the laws of England and Wales.

Section 232(1) of the Companies Act of 2006 (the “Act”) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Section 232(3) provides that Section 232 applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

Section 232(2) of the Act clarifies that any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by (a) section 233 (provision of insurance), (b) section 234 (qualifying third party indemnity provision), or (c) section 235 (qualifying pension scheme indemnity provision).

Section 233 of the Act confirms that Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

Section 234(1) of the Act provides that Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision and Section 234(2) that third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. However Section 234(3) provides that the provision must not provide any indemnity against (a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director (i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief in which the court refuses to grant him relief. Section 334(6) provides that the reference in subsection (3)(b)(iii) of Section 343 to an application for relief means an application for relief under Section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) and under Section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235(1) of the Act provides that Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision where a pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme (Section 235(2). However Section 235(3) states that the provision must not provide any indemnity against (a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

Section 1157(1) of the Act provides that if in proceedings for negligence, default, breach of duty or breach of trust against (a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

Section 1157(2) of the Act provides that if any such officer or person as mentioned in Section 1157(1) has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust (a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

Section 1157(3) of the Act stipulates that where a case to which Section 1157(1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of Section 1157(1) to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

Article 12 of the articles of association of Solo Cup (UK) Limited, Solo Cup Europe Limited and Insulpak Holdings Limited provide that, subject to statutory provisions and without prejudice to any protection from liability (where liability means any liability incurred by a person in connection with any negligence, default breach of duty or breach of trust by him in relation to the company or otherwise in connection with his duties, powers or office) which may otherwise apply, the directors shall have power to purchase and maintain for any director of the company, any director of an associated company, any auditor of the company and any officer of the company (not being a director or auditor of the company), insurance against any liability and every director or auditor of the company and every officer of the company (not being a director or auditor of the company) shall be indemnified out of the assets of the company against ay loss or liability incurred by him in defending any proceedings in which judgment is given in his favor or which he is acquitted or in connection with any application in which relief is granted to him by the court from any liability.

Each of the UK Guarantors maintains its own insurance policy on behalf of itself, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers. This coverage is supplemented by a Difference in Conditions policy maintained by SCIC as a result of which the directors and officers of the UK Guarantors are afforded the same coverage in the aggregate as the directors and officers of the Issuers and their U.S. subsidiaries.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

Each of the registrants acknowledges that, notwithstanding the inclusion of the foregoing general disclaimer, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Solo Cup Company (incorporated by reference to Exhibit 3.1 to the Form S-4 filed on June 24, 2004)

3.2	Second Amended and Restated By-laws of Solo Cup Company (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on June 24, 2005)

3.3	Certificate of Restated Certificate of Incorporation of Solo Cup Operating Corporation –(f/k/a Sweetheart Cup Company, Inc.) (incorporated by reference to Exhibit 3.12 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.4	Amended and Restated By-laws of Solo Cup Operating Corporation (f/k/a Sweetheart Cup Company, Inc.) (incorporated by reference to Exhibit 3.4 to the Form S-4 filed on December 4, 2009)

3.5	Amended and Restated Certificate of Incorporation of SF Holdings Group, Inc. (incorporated by reference to Exhibit 3.10 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

Exhibit Number	Exhibit Description
3.6	Amended and Restated By-laws of SF Holdings Group, Inc. (incorporated by reference to Exhibit 3.6 to the Form S-4 filed on December 4, 2009)

3.7	Certificate of Incorporation of Lily-Canada Holding Corporation (incorporated by reference to Exhibit 3.14 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.8	Amended and Restated By-laws of Lily-Canada Holding Corporation (incorporated by reference to Exhibit 3.8 to the Form S-4 filed on December 4, 2009)

3.9	Certificate of Formation of Solo Manufacturing LLC (incorporated by reference to Exhibit 3.9 to the Form S-4 filed on December 4, 2009)

3.10	Limited Liability Company Agreement of Solo Manufacturing LLC (incorporated by reference to Exhibit 3.10 to the Form S-4 filed on December 4, 2009)

3.11	Certificate of Trust of Solo Cup Owings Mills Holdings (incorporated by reference to Exhibit 3.11 to the Form S-4 filed on December 4, 2009)

3.12	Trust Agreement, dated as of June 24, 2009 between Solo Cup Operating Corporation and Wilmington Trust Company (incorporated by reference to Exhibit 3.12 to the Form S-4 filed on December 4, 2009)

3.13	Certificate of Incorporation of P. R. SOLO CUP, INC. (incorporated by reference to Exhibit 3.7 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.14	By-laws of P. R. SOLO CUP, INC. (incorporated by reference to Exhibit 3.1 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.15	First Amendment to By-laws of P. R. SOLO CUP, INC. (incorporated by reference to Exhibit 3.15 to the Form S-4 filed on December 4, 2009)

3.16	Certificate of Incorporation of Solo Cup (UK) Limited (incorporated by reference to Exhibit 3.22 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.17	Memorandum of Association and Articles of Association of Solo Cup (UK) Limited (incorporated by reference to Exhibit 3.17 to the Form S-4 filed on December 4, 2009)

3.18	Certificate of Incorporation of Insulpak Holdings Limited (incorporated by reference to Exhibit 3.24 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.19	Articles of Association and Memorandum of Association of Insulpak Holdings Limited (incorporated by reference to Exhibit 3.19 to the Form S-4 filed on December 4, 2009)

3.20	Certificate of Incorporation of Solo Cup Europe Limited (incorporated by reference to Exhibit 3.26 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.21	Memorandum of Association and Articles of Association of Solo Cup Europe Limited (incorporated by reference to Exhibit 3.21 to the Form S-4 filed on December 4, 2009)

4.1	Indenture, dated as of February 27, 2004, by and among Solo Cup Company, a Delaware corporation, certain guarantors of Solo Cup Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Form S-4 filed on June 24, 2004)

4.2	Form of 8 1/2% Senior Subordinated Notes (incorporated by reference to Exhibit 4.2 to the Form S-4 filed on June 24, 2004)

4.3	First Supplemental Indenture dated as of June 18, 2004, by and among Solo Cup Company, a Delaware corporation, certain guarantors of Solo Cup Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.4 to the Form S-4 filed on June 24, 2004)

Exhibit Number	Exhibit Description
4.4	Certificate of Designations of Convertible Participating Preferred Stock of Solo Cup Investment Corporation (incorporated by reference to Exhibit 4.5 to the Form S-4 filed on June 24, 2004

4.5	Certificate of Designations of Redeemable Preferred Stock of Solo Cup Investment Corporation (incorporated by reference to Exhibit 4.6 to the Form S-4 filed on June 24, 2004)

4.6	Indenture, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, the guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to the Form 8-K filed on July 9, 2009)

4.7	Registration Rights Agreement, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, the guarantors listed on the signature pages thereto and the initial purchasers of Solo Cup Company’s and Solo Cup Operating Corporation’s 10.5% Senior Secured Notes due 2013 (incorporated by reference to Exhibit 4.7 to the Form 8-K filed on July 9, 2009)

4.8	Security Agreement dated as of July 2, 2009 by and among Solo Cup Company, Solo Cup Operating Corporation, the other subsidiaries of Solo Cup Company listed on the signature pages thereof and U.S. Bank National Association, as collateral trustee (incorporated by reference to Exhibit 4.8 to the Form 8-K filed on July 9, 2009)

4.9	Notes Debenture dated July 2, 2009 between U.S. Bank National Association, as collateral trustee, and Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited (incorporated by reference to Exhibit 4.9 to the Form 8-K filed on July 9, 2009)

4.10	Collateral Trust Agreement, dated as of July 2, 2009, by and among Solo Cup Company, Solo Cup Operating Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as trustee, the other secured debt representatives from time to time party thereto, and U.S. Bank National Association, as collateral trustee (incorporated by reference to Exhibit 4.10 to the Form 8-K filed on July 9, 2009)

4.11	Lien Subordination and Intercreditor Agreement, dated as of July 2, 2009, among Bank of America, N.A., as agent for the ABL Secured Parties referred to therein, U.S. Bank National Association, as collateral trustee for the Priority Lien Secured Parties and the Subordinated Lien Secured Parties referred to therein, Solo Cup Company, Solo Cup Operating Corporation and the subsidiaries of Solo Cup Company named therein (incorporated by reference to Exhibit 4.11 to the Form 8-K filed on July 9, 2009)

4.12	Form of 10.5 % Senior Secured Notes due 2013 (included in Exhibit 4.6)

4.13	Second Supplemental Indenture dated as of June 30, 2005, by and among Solo Cup Company, certain guarantors of Solo Cup Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.14 to the Form 10-Q filed on August 11, 2009)

4.14	Third Supplemental Indenture dated as of July 2, 2009, by and among Solo Cup Company, certain guarantors of Solo Cup Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.15 to the Form 10-Q filed on August 11, 2009)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP

10.1	Solo Cup Investment Corporation 2004 Management Investment and Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Form S-4 filed on June 24, 2004)

10.2	Form of Convertible Preferred Unit Award Agreement (incorporated by reference to Exhibit 10.3 to the Form S-4 filed on June 24, 2004)

10.3	The Solo Cup Company Management Incentive Plan (incorporated by reference to Exhibit 10.35 to the Form 10-Q filed on May 15, 2007)

Exhibit Number	Exhibit Description
10.4	Solo Cup Company Management Long Term Incentive Plan dated October 1, 2007 (incorporated by reference to Exhibit 10.38 to the Form 8-K filed October 2, 2007)

10.5	Employment Agreement, dated as of April 14, 2004, among Solo Cup Investment Corporation, Solo Cup Operating Corporation and Robert M. Korzenski (incorporated by reference to Exhibit 10.11 to the Form S-4 filed on June 24, 2004)

10.6	Amendment No. 1, dated as of July 26, 2006, to Employment Agreement dated as of April 14, 2004, by and between Solo Cup Investment Corporation, Solo Cup Operating Corporation and Robert M. Korzenski (incorporated by reference to Exhibit 10.5 to the Form 10-Q filed on October 16, 2006)

10.7	Amendment No. 2, dated as of October 11, 2006, to Employment Agreement dated as of April 14, 2004, by and between Solo Cup Investment Corporation, Solo Cup Operating Corporation and Robert M. Korzenski (incorporated by reference to Exhibit 10.8 to the Form 10-Q filed on October 16, 2006)

10.8	Amendment No. 3, dated as of December 19, 2008, to Employment Agreement dated as of April 14, 2004, by and between Solo Cup Investment Corporation, Solo Cup Operating Corporation (incorporated by reference to Exhibit 99.3 to the Form 8-K filed on December 23, 2008)

10.9	Employment Agreement, dated as of April 14, 2004, among Solo Cup Investment Corporation, Solo Cup Operating Corporation and Tom Pasqualini (incorporated by reference to Exhibit 10.12 to the Form S-4 filed on June 24, 2004)

10.10	Amendment No. 1, dated as of July 26, 2006 to Employment Agreement dated as of April 14, 2004, by and between Solo Cup Investment Corporation, Solo Cup Operating Corporation and Tom Pasqualini (incorporated by reference to Exhibit 10.6 to the Form 10-Q filed on October 16, 2006)

10.11	Amendment No. 2, dated as of December 19, 2008, to Employment Agreement dated as of April 14, 2004, by and between Solo Cup Investment Corporation, a Delaware corporation, Solo Cup Operating Corporation, a Delaware corporation (successor by merger to Solo Cup Company, an Illinois corporation) and Tom Pasqualini (incorporated by reference to Exhibit 99.4 to the Form 8-K filed on December 23, 2008)

10.12	Employment Agreement, dated as of November 30, 2004, among Solo Cup Investment Corporation, Solo Cup Operating Corporation and Jan Stern Reed (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on December 3, 2004)

10.13	Amendment No. 1, dated as of July 26, 2006 to Employment Agreement dated as of November 30, 2004, by and between Solo Cup Investment Corporation, Solo Cup Operating Corporation and Jan Stern Reed (incorporated by reference to Exhibit 10.4 to the Form 10-Q filed on October 16, 2006)

10.14	Amendment No. 2, dated as of October 11, 2006 to Employment Agreement dated as of November 30, 2004, by and between Solo Cup Investment Corporation, a Delaware corporation, Solo Cup Operating Corporation, a Delaware corporation (successor by merger to Solo Cup Company, an Illinois corporation) and Jan Stern Reed (incorporated by reference to Exhibit 10.7 to the Form 10-Q filed on October 16, 2006)

10.15	Amendment No. 3, dated as of December 19, 2008, to Employment Agreement dated as of November 30, 2004, by and between Solo Cup Investment Corporation, a Delaware corporation, Solo Cup Operating Corporation, a Delaware corporation (successor by merger to Solo Cup Company, an Illinois corporation) and Jan Stern Reed (incorporated by reference to Exhibit 99.5 to the Form 8-K filed on December 23, 2008)

10.16	Management Agreement, dated as of February 27, 2004, among Solo Cup Investment Corporation, Solo Cup Company and Vestar Capital Partners (incorporated by reference to Exhibit 10.16 to the Form S-4 filed on June 24, 2004)

Exhibit Number	Exhibit Description
10.17	Amendment No. 1, dated as of December 19, 2008, to Management Agreement, dated as of February 27, 2004, among Solo Cup Investment Corporation, Solo Cup Company and Vestar Capital Partners (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on December 23, 2008)

10.18	Management Agreement, dated as of February 27, 2004, among Solo Cup Investment Corporation, Solo Cup Company and SCC Holding Company LLC (incorporated by reference to Exhibit 10.17 to the Form S-4 filed on June 24, 2004)

10.19	Amendment No. 1, dated as of December 19, 2008, to Management Agreement, dated as of February 27, 2004, among Solo Cup Investment Corporation, Solo Cup Company, a Delaware corporation, and SCC Holding Company LLC (incorporated by reference to Exhibit 99.2 to the Form 8-K filed on December 23, 2008)

10.20	Amendment No. 2, dated as of June 30, 2009, to Management Agreement, dated as of February 27, 2004, among Solo Cup Investment Corporation, Solo Cup Company, a Delaware corporation, and SCC Holding Company LLC (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on July 7, 2009)

10.21	Stockholders’ Agreement, dated as of February 27, 2004, among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC, Solo Cup Investment Corporation and Solo Cup Company (Robert M. Korzenski, and Thomas Pasqualini became parties to the Stockholders’ Agreement effective April 14, 2004 and Jan Stern Reed effective November 30, 2004, by executing a joinder agreement in the form of Exhibit 10.19) (incorporated by reference to Exhibit 10.18 to the Form S-4 filed on June 24, 2004)

10.22	Amendment No. 1, dated as of June 26, 2008, to Stockholders’ Agreement, dated as of February 27, 2004, among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC, Solo Cup Company, Solo Cup Investment Corporation and the parties identified on the signature pages thereto as Management Investors (incorporated by reference to Exhibit 10.32 to the Form 8-K filed on July 2, 2008)

10.23	Transition Agreement, dated December 14, 2006, among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC, Solo Cup Investment Corporation and Solo Cup Company (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 15, 2006)

10.24	Form of Joinder to Stockholders’ Agreement (incorporated by reference to Exhibit 10.19 to the Form S-4 filed on June 24, 2004)

10.25	Registration Rights Agreement, dated as of February 27, 2004, between Solo Cup Investment Corporation, SCC Holding Company LLC, Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, and Vestar Cup Investment II, LLC (Robert M. Korzenski and Thomas Pasqualini became parties to the Stockholders’ Agreement effective April 14, 2004 and Jan Stern Reed effective November 30, 2004, by executing a joinder agreement in the form of Exhibit 10.21) (incorporated by reference to Exhibit 10.20 to the Form S-4 filed on June 24, 2004)

10.26	Form of Joinder to Registration Rights Agreement (incorporated by reference to Exhibit 10.21 to the Form S-4 filed on June 24, 2004)

10.27	Credit Agreement dated as of September 24, 2004 between Lily Cups Inc. as Borrower and GE Canada Finance Holding Company as Agent and Lender (incorporated by reference to Exhibit 4.7 to the Form 10-Q filed on November 5, 2004)

10.28	Amendment Agreement dated as of October 19, 2006 to Credit Agreement dated as of September 24, 2004 between Lily Cups Inc. as Borrower and GE Canada Finance Holding Company as Agent and Lender (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on October 25, 2006)

10.29	Amendment Agreement, dated November 16, 2007, between Solo Cup Canada Inc. and GE Canada Finance Holding Company (incorporated by reference to Exhibit 10.40 to the Form 8-K filed November 21, 2007)

Exhibit Number	Exhibit Description
10.30	Amendment Agreement, dated March 2, 2009, between Solo Cup Canada Inc. and GE Canada Finance Holding Company (incorporated by reference to Exhibit 99.1 to the Form 8-K filed March 5, 2009)

10.31	Lease Agreement between iSTAR SCC Distribution Centers LLC, as Landlord and Solo Cup Operating Corporation and SF Holdings Group, Inc. and Solo Cup Company, jointly and severally as Tenant, dated as of June 27, 2007 (incorporated by reference to Exhibit 10.31 to the Form S-4 filed on December 4, 2009)

10.32	Loan Agreement, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, certain subsidiaries of Solo Cup Company from time to time party thereto as guarantors, the financial institutions from time to time party thereto as lenders, Bank of America, N.A., as a co-collateral agent and as administrative agent for the lenders, and General Electric Capital Corporation, as a co-collateral agent for the lenders (incorporated by reference to Exhibit 10.37 to the Form 8-K filed on July 9, 2009)

10.33	Security Agreement dated July 2, 2009 made by Solo Cup Company, Solo Cup Operating Corporation and the other subsidiaries of Solo Cup Company listed on the signature pages thereof to Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.38 to the Form 8-K filed on July 9, 2009)

10.34	ABL Debenture dated July 2, 2009 between Bank of America, N.A., as agent, and Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited (incorporated by reference to Exhibit 10.39 to the Form 8-K filed on July 9, 2009)

12	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Form S-4 filed on December 4, 2009)

21	List of Subsidiaries of Solo Cup Company, a Delaware corporation (incorporated by reference to Exhibit 21 to the Form S-4 filed on December 4, 2009)

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.2)

24.1	Powers of Attorney of the Directors of Solo Cup Company (incorporated by reference to Exhibit 24.1 to the Form S-4 filed on December 4, 2009)

24.2	Powers of Attorney (incorporated by reference to Exhibit 24.2 to the Form S-4 filed on December 4, 2009)

25	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee under the Indenture relating to the 10.5% Senior Secured Notes due 2013 (incorporated by reference to Exhibit 25 to the Form S-4 filed on December 4, 2009)

99.1	Form of Letter of Transmittal

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (incorporated by reference to Exhibit 99.2 to the Form S-4 filed on December 4, 2009)

99.3	Form of Letter to Clients (incorporated by reference to Exhibit 99.3 to the Form S-4 filed on December 4, 2009)

(b)	Financial Statement Schedules.

None.

(c)	Reports, Opinions and Appraisals.

None.

Item 22.	Undertakings.

The following undertakings are made by each of the undersigned registrants.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§239.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2009.

SOLO CUP COMPANY

By:	*
Robert M. Korzenski
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2009.

Signature	Title

* Robert L. Hulseman	Director and Chairman Emeritus

* Kevin A. Mundt	Director and Chairman of the Board

* Robert M. Korzenski	Chief Executive Officer, President and Director (Principal Executive Officer)

* Robert D. Koney, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Brian P. O’Connor	Director

* Neil Harrison	Director

* James R. Hulseman	Director

* Sheila M. Hulseman	Director

* Jeffrey W. Long	Director

* Daniel S. O’ Connell	Director

* John D. Hulseman	Director

*By:	/S/ JAN STERN REED
Jan Stern Reed
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2009.

SOLO CUP OPERATING CORPORATION

By:	*
Robert M. Korzenski
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2009.

Signature	Title

* Robert M. Korzenski	Chief Executive Officer, President and Director (Principal Executive Officer)

* Robert D. Koney, Jr.	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ JAN STERN REED Jan Stern Reed	Director

*By:	/S/ JAN STERN REED
Jan Stern Reed
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2009.

SF HOLDINGS GROUP, INC.

By:	*
Robert M. Korzenski
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2009.

Signature	Title

* Robert M. Korzenski	Chief Executive Officer, President and Director (Principal Executive Officer)

* Robert D. Koney, Jr.	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ JAN STERN REED Jan Stern Reed	Director

*By:	/S/ JAN STERN REED
Jan Stern Reed
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2009.

LILY-CANADA HOLDING CORPORATION

By:	*
Robert M. Korzenski
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2009.

Signature	Title

* Robert M. Korzenski	President and Director (Principal Executive Officer)

* Robert D. Koney, Jr.	Vice President and Director (Principal Financial and Accounting Officer)

/S/ JAN STERN REED Jan Stern Reed	Director

*By:	/S/ JAN STERN REED
Jan Stern Reed
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2009.

SOLO MANUFACTURING LLC

By:	*
Robert M. Korzenski
Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2009.

Signature	Title

* Robert M. Korzenski	President and Sole Manager (Principal Executive Officer)

* Robert D. Koney, Jr.	Vice President (Principal Financial and Accounting Officer)

*By:	/S/ JAN STERN REED
Jan Stern Reed
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2009.

SOLO CUP OWINGS MILLS HOLDINGS

By:	Solo Cup Operating Corporation, as sole beneficial owner

By:	*
Robert M. Korzenski
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2009.

Signature	Title

* Robert M. Korzenski	Chief Executive Officer, President and Director of Solo Cup Operating Corporation (Principal Executive Officer)

* Robert D. Koney, Jr.	Executive Vice President, Chief Financial Officer and Director of Solo Cup Operating Corporation (Principal Financial and Accounting Officer)

/S/ JAN STERN REED Jan Stern Reed	Director of Solo Cup Operating Corporation

*By:	/S/ JAN STERN REED
Jan Stern Reed
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2009.

P. R. SOLO CUP, INC.

By:	*
Robert M. Korzenski
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2009.

Signature	Title

* Robert M. Korzenski	President and Director (Principal Executive Officer)

* Robert D. Koney, Jr.	Vice President and Director (Principal Financial and Accounting Officer)

/S/ JAN STERN REED Jan Stern Reed	Director

*By:	/S/ JAN STERN REED
Jan Stern Reed
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2009.

SOLO CUP (UK) LIMITED

By:	*
Robert M. Korzenski
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity indicated on December 18, 2009.

	Signature	Title

SOLO CUP COMPANY		Authorized Representative in the United States

By:	*
Name:	Robert M. Korzenski
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2009.

Signature	Title

* Robert M. Korzenski	Director (Principal Executive Officer)

* Richard R. Hernke	Director (Principal Financial and Accounting Officer)

* Anthony Waters	Director

*By:	/S/ JAN STERN REED
Jan Stern Reed
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2009.

SOLO CUP EUROPE LIMITED

By:	*
Robert M. Korzenski
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity indicated on December 18, 2009.

	Signature	Title

SOLO CUP COMPANY		Authorized Representative in the United States

By:	*
Name:	Robert M. Korzenski
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2009.

Signature	Title

* Robert M. Korzenski	Director (Principal Executive Officer)

* Richard R. Hernke	Director (Principal Financial and Accounting Officer)

* Anthony Waters	Director

*By:	/S/ JAN STERN REED
Jan Stern Reed
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on December 18, 2009.

INSULPAK HOLDINGS LIMITED

By:	*
Robert M. Korzenski
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity indicated on December 18, 2009.

Signature		Title

SOLO CUP COMPANY		Authorized Representative in the United States

By:	*
Name:	Robert M. Korzenski
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2009.

Signature	Title

* Robert M. Korzenski	Director (Principal Executive Officer)

* Richard R. Hernke	Director (Principal Financial and Accounting Officer)

* Anthony Waters	Director

*By:	/S/ JAN STERN REED
Jan Stern Reed
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Solo Cup Company (incorporated by reference to Exhibit 3.1 to the Form S-4 filed on June 24, 2004)

3.2	Second Amended and Restated By-laws of Solo Cup Company (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on June 24, 2005)

3.3	Certificate of Restated Certificate of Incorporation of Solo Cup Operating Corporation –(f/k/a Sweetheart Cup Company, Inc.) (incorporated by reference to Exhibit 3.12 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.4	Amended and Restated By-laws of Solo Cup Operating Corporation (f/k/a Sweetheart Cup Company, Inc.) (incorporated by reference to Exhibit 3.4 to the Form S-4 filed on December 4, 2009)

3.5	Amended and Restated Certificate of Incorporation of SF Holdings Group, Inc. (incorporated by reference to Exhibit 3.10 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.6	Amended and Restated By-laws of SF Holdings Group, Inc. (incorporated by reference to Exhibit 3.6 to the Form S-4 filed on December 4, 2009)

3.7	Certificate of Incorporation of Lily-Canada Holding Corporation (incorporated by reference to Exhibit 3.14 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.8	Amended and Restated By-laws of Lily-Canada Holding Corporation (incorporated by reference to Exhibit 3.8 to the Form S-4 filed on December 4, 2009)

3.9	Certificate of Formation of Solo Manufacturing LLC (incorporated by reference to Exhibit 3.9 to the Form S-4 filed on December 4, 2009)

3.10	Limited Liability Company Agreement of Solo Manufacturing LLC (incorporated by reference to Exhibit 3.10 to the Form S-4 filed on December 4, 2009)

3.11	Certificate of Trust of Solo Cup Owings Mills Holdings (incorporated by reference to Exhibit 3.11 to the Form S-4 filed on December 4, 2009)

3.12	Trust Agreement, dated as of June 24, 2009 between Solo Cup Operating Corporation and Wilmington Trust Company (incorporated by reference to Exhibit 3.12 to the Form S-4 filed on December 4, 2009)

3.13	Certificate of Incorporation of P. R. SOLO CUP, INC. (incorporated by reference to Exhibit 3.7 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.14	By-laws of P. R. SOLO CUP, INC. (incorporated by reference to Exhibit 3.1 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.15	First Amendment to By-laws of P. R. SOLO CUP, INC. (incorporated by reference to Exhibit 3.15 to the Form S-4 filed on December 4, 2009)

3.16	Certificate of Incorporation of Solo Cup (UK) Limited (incorporated by reference to Exhibit 3.22 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.17	Memorandum of Association and Articles of Association of Solo Cup (UK) Limited (incorporated by reference to Exhibit 3.17 to the Form S-4 filed on December 4, 2009)

3.18	Certificate of Incorporation of Insulpak Holdings Limited (incorporated by reference to Exhibit 3.24 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

3.19	Articles of Association and Memorandum of Association of Insulpak Holdings Limited (incorporated by reference to Exhibit 3.19 to the Form S-4 filed on December 4, 2009)

3.20	Certificate of Incorporation of Solo Cup Europe Limited (incorporated by reference to Exhibit 3.26 to the Form S-4 filed by Solo Cup Company on June 24, 2004)

Exhibit Number	Exhibit Description
3.21	Memorandum of Association and Articles of Association of Solo Cup Europe Limited (incorporated by reference to Exhibit 3.21 to the Form S-4 filed on December 4, 2009)

4.1	Indenture, dated as of February 27, 2004, by and among Solo Cup Company, a Delaware corporation, certain guarantors of Solo Cup Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Form S-4 filed on June 24, 2004)

4.2	Form of 8 1/2% Senior Subordinated Notes (incorporated by reference to Exhibit 4.2 to the Form S-4 filed on June 24, 2004)

4.3	First Supplemental Indenture dated as of June 18, 2004, by and among Solo Cup Company, a Delaware corporation, certain guarantors of Solo Cup Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.4 to the Form S-4 filed on June 24, 2004)

4.4	Certificate of Designations of Convertible Participating Preferred Stock of Solo Cup Investment Corporation (incorporated by reference to Exhibit 4.5 to the Form S-4 filed on June 24, 2004

4.5	Certificate of Designations of Redeemable Preferred Stock of Solo Cup Investment Corporation (incorporated by reference to Exhibit 4.6 to the Form S-4 filed on June 24, 2004)

4.6	Indenture, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, the guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to the Form 8-K filed on July 9, 2009)

4.7	Registration Rights Agreement, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, the guarantors listed on the signature pages thereto and the initial purchasers of Solo Cup Company’s and Solo Cup Operating Corporation’s 10.5% Senior Secured Notes due 2013 (incorporated by reference to Exhibit 4.7 to the Form 8-K filed on July 9, 2009)

4.8	Security Agreement dated as of July 2, 2009 by and among Solo Cup Company, Solo Cup Operating Corporation, the other subsidiaries of Solo Cup Company listed on the signature pages thereof and U.S. Bank National Association, as collateral trustee (incorporated by reference to Exhibit 4.8 to the Form 8-K filed on July 9, 2009)

4.9	Notes Debenture dated July 2, 2009 between U.S. Bank National Association, as collateral trustee, and Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited (incorporated by reference to Exhibit 4.9 to the Form 8-K filed on July 9, 2009)

4.10	Collateral Trust Agreement, dated as of July 2, 2009, by and among Solo Cup Company, Solo Cup Operating Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as trustee, the other secured debt representatives from time to time party thereto, and U.S. Bank National Association, as collateral trustee (incorporated by reference to Exhibit 4.10 to the Form 8-K filed on July 9, 2009)

4.11	Lien Subordination and Intercreditor Agreement, dated as of July 2, 2009, among Bank of America, N.A., as agent for the ABL Secured Parties referred to therein, U.S. Bank National Association, as collateral trustee for the Priority Lien Secured Parties and the Subordinated Lien Secured Parties referred to therein, Solo Cup Company, Solo Cup Operating Corporation and the subsidiaries of Solo Cup Company named therein (incorporated by reference to Exhibit 4.11 to the Form 8-K filed on July 9, 2009)

4.12	Form of 10.5 % Senior Secured Notes due 2013 (included in Exhibit 4.6)

4.13	Second Supplemental Indenture dated as of June 30, 2005, by and among Solo Cup Company, certain guarantors of Solo Cup Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.14 to the Form 10-Q filed on August 11, 2009)

4.14	Third Supplemental Indenture dated as of July 2, 2009, by and among Solo Cup Company, certain guarantors of Solo Cup Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.15 to the Form 10-Q filed on August 11, 2009)

Exhibit Number	Exhibit Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP

10.1	Solo Cup Investment Corporation 2004 Management Investment and Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Form S-4 filed on June 24, 2004)

10.2	Form of Convertible Preferred Unit Award Agreement (incorporated by reference to Exhibit 10.3 to the Form S-4 filed on June 24, 2004)

10.3	The Solo Cup Company Management Incentive Plan (incorporated by reference to Exhibit 10.35 to the Form 10-Q filed on May 15, 2007)

10.4	Solo Cup Company Management Long Term Incentive Plan dated October 1, 2007 (incorporated by reference to Exhibit 10.38 to the Form 8-K filed October 2, 2007)

10.5	Employment Agreement, dated as of April 14, 2004, among Solo Cup Investment Corporation, Solo Cup Operating Corporation and Robert M. Korzenski (incorporated by reference to Exhibit 10.11 to the Form S-4 filed on June 24, 2004)

10.6	Amendment No. 1, dated as of July 26, 2006, to Employment Agreement dated as of April 14, 2004, by and between Solo Cup Investment Corporation, Solo Cup Operating Corporation and Robert M. Korzenski (incorporated by reference to Exhibit 10.5 to the Form 10-Q filed on October 16, 2006)

10.7	Amendment No. 2, dated as of October 11, 2006, to Employment Agreement dated as of April 14, 2004, by and between Solo Cup Investment Corporation, Solo Cup Operating Corporation and Robert M. Korzenski (incorporated by reference to Exhibit 10.8 to the Form 10-Q filed on October 16, 2006)

10.8	Amendment No. 3, dated as of December 19, 2008, to Employment Agreement dated as of April 14, 2004, by and between Solo Cup Investment Corporation, Solo Cup Operating Corporation (incorporated by reference to Exhibit 99.3 to the Form 8-K filed on December 23, 2008)

10.9	Employment Agreement, dated as of April 14, 2004, among Solo Cup Investment Corporation, Solo Cup Operating Corporation and Tom Pasqualini (incorporated by reference to Exhibit 10.12 to the Form S-4 filed on June 24, 2004)

10.10	Amendment No. 1, dated as of July 26, 2006 to Employment Agreement dated as of April 14, 2004, by and between Solo Cup Investment Corporation, Solo Cup Operating Corporation and Tom Pasqualini (incorporated by reference to Exhibit 10.6 to the Form 10-Q filed on October 16, 2006)

10.11	Amendment No. 2, dated as of December 19, 2008, to Employment Agreement dated as of April 14, 2004, by and between Solo Cup Investment Corporation, a Delaware corporation, Solo Cup Operating Corporation, a Delaware corporation (successor by merger to Solo Cup Company, an Illinois corporation) and Tom Pasqualini (incorporated by reference to Exhibit 99.4 to the Form 8-K filed on December 23, 2008)

10.12	Employment Agreement, dated as of November 30, 2004, among Solo Cup Investment Corporation, Solo Cup Operating Corporation and Jan Stern Reed (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on December 3, 2004)

10.13	Amendment No. 1, dated as of July 26, 2006 to Employment Agreement dated as of November 30, 2004, by and between Solo Cup Investment Corporation, Solo Cup Operating Corporation and Jan Stern Reed (incorporated by reference to Exhibit 10.4 to the Form 10-Q filed on October 16, 2006)

10.14	Amendment No. 2, dated as of October 11, 2006 to Employment Agreement dated as of November 30, 2004, by and between Solo Cup Investment Corporation, a Delaware corporation, Solo Cup Operating Corporation, a Delaware corporation (successor by merger to Solo Cup Company, an Illinois corporation) and Jan Stern Reed (incorporated by reference to Exhibit 10.7 to the Form 10-Q filed on October 16, 2006)

Exhibit Number	Exhibit Description
10.15	Amendment No. 3, dated as of December 19, 2008, to Employment Agreement dated as of November 30, 2004, by and between Solo Cup Investment Corporation, a Delaware corporation, Solo Cup Operating Corporation, a Delaware corporation (successor by merger to Solo Cup Company, an Illinois corporation) and Jan Stern Reed (incorporated by reference to Exhibit 99.5 to the Form 8-K filed on December 23, 2008)

10.16	Management Agreement, dated as of February 27, 2004, among Solo Cup Investment Corporation, Solo Cup Company and Vestar Capital Partners (incorporated by reference to Exhibit 10.16 to the Form S-4 filed on June 24, 2004)

10.17	Amendment No. 1, dated as of December 19, 2008, to Management Agreement, dated as of February 27, 2004, among Solo Cup Investment Corporation, Solo Cup Company and Vestar Capital Partners (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on December 23, 2008)

10.18	Management Agreement, dated as of February 27, 2004, among Solo Cup Investment Corporation, Solo Cup Company and SCC Holding Company LLC (incorporated by reference to Exhibit 10.17 to the Form S-4 filed on June 24, 2004)

10.19	Amendment No. 1, dated as of December 19, 2008, to Management Agreement, dated as of February 27, 2004, among Solo Cup Investment Corporation, Solo Cup Company, a Delaware corporation, and SCC Holding Company LLC (incorporated by reference to Exhibit 99.2 to the Form 8-K filed on December 23, 2008)

10.20	Amendment No. 2, dated as of June 30, 2009, to Management Agreement, dated as of February 27, 2004, among Solo Cup Investment Corporation, Solo Cup Company, a Delaware corporation, and SCC Holding Company LLC (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on July 7, 2009)

10.21	Stockholders’ Agreement, dated as of February 27, 2004, among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC, Solo Cup Investment Corporation and Solo Cup Company (Robert M. Korzenski, and Thomas Pasqualini became parties to the Stockholders’ Agreement effective April 14, 2004 and Jan Stern Reed effective November 30, 2004, by executing a joinder agreement in the form of Exhibit 10.19) (incorporated by reference to Exhibit 10.18 to the Form S-4 filed on June 24, 2004)

10.22	Amendment No. 1, dated as of June 26, 2008, to Stockholders’ Agreement, dated as of February 27, 2004, among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC, Solo Cup Company, Solo Cup Investment Corporation and the parties identified on the signature pages thereto as Management Investors (incorporated by reference to Exhibit 10.32 to the Form 8-K filed on July 2, 2008)

10.23	Transition Agreement, dated December 14, 2006, among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC, Solo Cup Investment Corporation and Solo Cup Company (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 15, 2006)

10.24	Form of Joinder to Stockholders’ Agreement (incorporated by reference to Exhibit 10.19 to the Form S-4 filed on June 24, 2004)

10.25	Registration Rights Agreement, dated as of February 27, 2004, between Solo Cup Investment Corporation, SCC Holding Company LLC, Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, and Vestar Cup Investment II, LLC (Robert M. Korzenski and Thomas Pasqualini became parties to the Stockholders’ Agreement effective April 14, 2004 and Jan Stern Reed effective November 30, 2004, by executing a joinder agreement in the form of Exhibit 10.21) (incorporated by reference to Exhibit 10.20 to the Form S-4 filed on June 24, 2004)

10.26	Form of Joinder to Registration Rights Agreement (incorporated by reference to Exhibit 10.21 to the Form S-4 filed on June 24, 2004)

Exhibit Number	Exhibit Description
10.27	Credit Agreement dated as of September 24, 2004 between Lily Cups Inc. as Borrower and GE Canada Finance Holding Company as Agent and Lender (incorporated by reference to Exhibit 4.7 to the Form 10-Q filed on November 5, 2004)

10.28	Amendment Agreement dated as of October 19, 2006 to Credit Agreement dated as of September 24, 2004 between Lily Cups Inc. as Borrower and GE Canada Finance Holding Company as Agent and Lender (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on October 25, 2006)

10.29	Amendment Agreement, dated November 16, 2007, between Solo Cup Canada Inc. and GE Canada Finance Holding Company (incorporated by reference to Exhibit 10.40 to the Form 8-K filed November 21, 2007)

10.30	Amendment Agreement, dated March 2, 2009, between Solo Cup Canada Inc. and GE Canada Finance Holding Company (incorporated by reference to Exhibit 99.1 to the Form 8-K filed March 5, 2009)

10.31	Lease Agreement between iSTAR SCC Distribution Centers LLC, as Landlord and Solo Cup Operating Corporation and SF Holdings Group, Inc. and Solo Cup Company, jointly and severally as Tenant, dated as of June 27, 2007 (incorporated by reference to Exhibit 10.31 to the Form S-4 filed on December 4, 2009)

10.32	Loan Agreement, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, certain subsidiaries of Solo Cup Company from time to time party thereto as guarantors, the financial institutions from time to time party thereto as lenders, Bank of America, N.A., as a co-collateral agent and as administrative agent for the lenders, and General Electric Capital Corporation, as a co-collateral agent for the lenders (incorporated by reference to Exhibit 10.37 to the Form 8-K filed on July 9, 2009)

10.33	Security Agreement dated July 2, 2009 made by Solo Cup Company, Solo Cup Operating Corporation and the other subsidiaries of Solo Cup Company listed on the signature pages thereof to Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.38 to the Form 8-K filed on July 9, 2009)

10.34	ABL Debenture dated July 2, 2009 between Bank of America, N.A., as agent, and Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited (incorporated by reference to Exhibit 10.39 to the Form 8-K filed on July 9, 2009)

12	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Form S-4 filed on December 4, 2009)

21	List of Subsidiaries of Solo Cup Company, a Delaware corporation (incorporated by reference to Exhibit 21 to the Form S-4 filed on December 4, 2009)

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.2)

24.1	Powers of Attorney of the Directors of Solo Cup Company (incorporated by reference to Exhibit 24.1 to the Form S-4 filed on December 4, 2009)

24.2	Powers of Attorney (incorporated by reference to Exhibit 24.2 to the Form S-4 filed on December 4, 2009)

25	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee under the Indenture relating to the 10.5% Senior Secured Notes due 2013 (incorporated by reference to Exhibit 25 to the Form S-4 filed on December 4, 2009)

99.1	Form of Letter of Transmittal

Exhibit Number	Exhibit Description
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (incorporated by reference to Exhibit 99.2 to the Form S-4 filed on December 4, 2009)

99.3	Form of Letter to Clients (incorporated by reference to Exhibit 99.3 to the Form S-4 filed on December 4, 2009)